Exhibit 10.3

Execution Copy

ASSET PURCHASE AGREEMENT

APPLEBEE’S NEIGHBORHOOD GRILL & BAR RESTAURANTS

LOCATED IN THE MINNEAPOLIS AND DULUTH MARKETS

July 23, 2010

Exhibit A	Applebee’s Development Agreement Provisions
Exhibit B	Applebee’s Franchise Agreement Provisions
Exhibit C	Applebee’s Lease
Exhibit D	Assignment of Intangible Property
Exhibit E	Assignment and Assumption of Assumed Contracts
Exhibit F	Bill of Sale
Exhibit G	Lease Assignment and Assumption
Exhibit H	Escrow Agreement
Exhibit I	Estoppel Certificate
Exhibit J	Interim Management Agreements

Schedules to Asset Purchase Agreement

Schedule 1	Restaurants
Schedule 2A	Assumed Contracts
Schedule 2B	Assumed Contracts – System Agreements
Schedule 2C	Excluded Assets - Other
Schedule 2D	Landlords and Real Property Leases
Schedule 2E	Assumed Liabilities – Distribution Centers
Schedule 3.4	Purchase Price Allocation
Schedule 3.8	Sale Leaseback Restaurants
Schedule 4.1(c)	In-Line Leases

Schedule 4.1(d)	Real Property Leases Requiring Consent
Schedule 4.1(f)	Buyer’s Lender’s Underwriting Requirements
Schedule 4.1(k)	Assumed Contracts – Required Consents
Schedule 4.1(r)	Personal Rights
Schedule 4.1(v)	Facility Repairs
Schedule 4.1(w)	Server Replacement Status
Schedule 7.1(q)	Apache Mall Letter of Intent Parameters
Schedule 7.2(b)	Real Property Lease Assignment Requirements
Schedule 7.4	Release of Guarantee Requirements
Schedule 7.8	Liquor Licenses

Disclosure Schedule

ASSET PURCHASE AGREEMENT

APPLEBEE’S NEIGHBORHOOD GRILL & BAR RESTAURANTS

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 23, 2010, is made by and among Seller and Buyer identified below.  The Franchisor identified below has executed this Agreement for the sole purpose of acknowledging the transactions contemplated herein.  Applebee’s Services, Inc., a Kansas corporation (“ASI”), has executed this Agreement for certain limited purposes stated herein.

INTRODUCTION

A.            The entities collectively described in this Agreement as the “Seller” are the owners and operators of the Applebee’s Neighborhood Grill & Bar restaurants identified on Schedule 1 to this Agreement (collectively, the “Restaurants”).

B.            Buyer desires to acquire certain assets used in the operation of the Restaurants from Seller and to operate the Restaurants pursuant to the Applebee’s Neighborhood Grill & Bar Franchise Agreements with Franchisor.

C.            To accomplish the foregoing, Seller desires to sell, and Buyer desires to purchase, the Assets, including the Restaurants, on the terms, conditions, exclusions and limitations set forth in this Agreement.

AGREEMENT

ARTICLE I
BASIC INFORMATION

The following Basic Information identifies the parties to this Agreement and defines certain terms used in this Agreement.

“Effective Date”        July 23, 2010

“Seller”                  Collectively, the following entities that own and operate the Restaurants:

1. Applebee’s Restaurants, Inc., a Kansas corporation (“ARI”); and
2. Applebee’s Restaurants North LLC, a Delaware limited liability company (“ARN”)

To the extent Seller is making any representations, warranties or covenants in this Agreement related to a particular Restaurant or Asset, only the entity that owns the applicable Restaurant or Asset will be deemed to make the applicable representation, warranty or covenant relating to such Restaurant or Asset.

Seller’s address for notices	Applebee’s Restaurants North LLC
Applebee’s Restaurants, Inc.
c/o Applebee’s Services, Inc.
11201 Renner Blvd
Lenexa, Kansas 66219
Tel: (913) 890-0100

Fax: (913) 890-9100
E-mail: Rebecca.Tilden@applebees.com
Attn: Vice President, Brand Counsel

With a copy to:
Seigfreid, Bingham, Levy, Selzer & Gee, P.C.
911 Main Street
Suite 2800
Kansas City, Missouri 64105
Tel: (816) 421-4460
Fax: (816) 474-3447
E-mail: lancef@sblsg.com
Attn: Lance Formwalt

“Buyer”	Apple American Group LLC, a Delaware limited liability company

Buyer’s address for notices	Apple American Group LLC
225 Bush Street, Suite 1470
San Francisco, California 94104
Tel: (415) 835-0227
Fax: (415) 835-0223
E-mail: gflynn@flynnholdings.com
Attn: Gregory G. Flynn

With a copy to:
Davis Wright Tremaine LLP
Suite 2200
1201 Third Avenue
Seattle, Washington 98101-3045
Tel: (206) 622-3150
Fax: (206) 757-7100
E-mail: SarahTune@dwt.com
Attn: Sarah Tune

“Franchisor”	Applebee’s Franchising LLC, a Delaware limited liability company

Franchisor’s address for notices	Applebee’s Franchising LLC
c/o Applebee’s Services, Inc.
11201 Renner Blvd.
Lenexa, Kansas 66219
Tel: (913) 890-0100
Fax: (913) 890-9100
E-mail: Rebecca.Tilden@applebees.com
Attn: Vice President, Brand Counsel

“Purchase Price”

The Purchase Price is the aggregate consideration to be paid by Buyer for the Assets, which shall be the amount paid pursuant to Section 3.2(a) and (b), subject to adjustment pursuant to Section 3.3. The Purchase Price reflects the sum of the Escrowed Funds, the fair market value of the consideration paid by Buyer to purchase the Notes (as defined below)

delivered to Seller at Closing, if any, plus amounts paid by Buyer in cash or via wire transfer of immediately available funds in addition to the Escrowed Funds. The Purchase Price does not include the Franchise Fees payable under each Applebee’s Franchise Agreement.

“Escrowed Funds”	The “Deposit Escrow Amount” of $350,000.

“Debt Reduction Amount”	$28,295,000

“Closing Date”

Within ten (10) business days following the satisfaction or waiver of the conditions precedent set forth in Article IV of this Agreement, but in no event later than the Outside Date (as defined below).

ARTICLE II
ADDITIONAL DEFINITIONS

“Affiliates” means with respect to a specified person or entity, a person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person or entity specified.

“Applebee’s Development Agreement” means the Applebee’s Neighborhood Grill & Bar Development Agreement to be entered into between Franchisor and Buyer as of the Closing Date in substantially the form entered into between Franchisor and Buyer in connection with the acquisition of 15 Applebee’s Neighborhood Grill & Bar restaurants located in California and Nevada by Apple Nevada, LLC from Franchisor’s Affiliates on October 9, 2008 (the “Nevada Restaurants”), subject to the changes identified in Exhibit A and such other changes as may be mutually agreed upon by Franchisor and Buyer.

“Applebee’s Franchise Agreements” means the Applebee’s Neighborhood Grill & Bar Franchise Agreements to be entered into between Franchisor and Buyer as of the Closing Date in substantially the form entered into between Franchisor and Buyer in connection with Buyer’s acquisition of the Nevada Restaurants, subject to the changes identified in Exhibit B and such other changes as may be mutually agreed upon by Franchisor and Buyer.

“Applebee’s Lease” or “Applebee’s Leases” means the lease(s) between Buyer and Seller for each of the Fee Properties (defined below) in substantially the form set forth on Exhibit C.

“Assets” means all assets (except the Excluded Assets) used in the operation of the Restaurants, including the Improvements, Real Property Leases, FF&E, Intangible Property, Food and Beverage Inventory, deposits and prepaid expenses and books and records (including complete lease files for the Real Property Leases except for attorney-client privileged communications) solely related to the Restaurants, and Miscellaneous Personal Property.

“Assignment of Intangible Property” means an assignment of Seller’s interest in the Intangible Property in the form of Exhibit D.

“Assignment and Assumption of Assumed Contracts” means an assignment of Seller’s interest in the Assumed Contracts (other than the Real Property Leases) in the form of Exhibit E.

“Assumed Contracts” means (a) the Real Property Leases, (b) the contracts, whether written or oral, listed on Schedule 2A of this Agreement and (c) the agreements or other arrangements described on Schedule 2B of this Agreement relating to the System Agreements.

“Assumed Liabilities” means the following liabilities arising on or after the Closing Date:  (a) liabilities and obligations under the Assumed Contracts only to the extent such liabilities or obligations arise as a result of acts or omissions occurring on or after the Closing Date, (b) trade payables relating to (i) Miscellaneous Personal Property and (ii) Food and Beverage Inventory ordered for the Restaurants in the ordinary course of business that are not delivered until on or after the Closing Date (excluding any Food and Beverage Inventory accounted for in the physical count as of the Closing Date), (c) upon the consent of Buyer and only to the extent set forth on Schedule 2E, obligations of Seller to purchase inventory at the distribution center(s) serving the Restaurants in such amounts as customarily maintained by Seller for such Restaurants; and (d) any obligations relating to the “Hometown Hero” or similar artifacts in the Restaurants on loan from third parties, including the obligation to maintain such artifacts in good condition and to return such artifacts to the third party owner promptly upon request by the third party owner.

“Bill of Sale” means a bill of sale conveying title to the FF&E, the Miscellaneous Personal Property and the Food and Beverage Inventory to Buyer, free and clear of any and all liens and encumbrances, substantially in the form of Exhibit F.

“Carved-Out Claims” means any and all causes of action, claims, losses, liabilities, liens, damages, costs, expenses, demands and obligations (including reasonable attorneys’ fees) asserted against, suffered or incurred by (a) a Buyer Indemnitee arising or resulting from or relating to (i) the Excluded Liabilities, Excluded Assets, fraud or Taxes, (ii) the Seller representations and warranties contained in Sections 5.1(m) (taxes), 5.1(n) (employee benefits) and 5.1(o) (environmental or, (iii) the breach of Seller’s covenant in Section 9.3; or (b) by a Seller Indemnitee arising or resulting from or relating to (i) the Assumed Liabilities or (ii) the Buyer covenants contained in Sections 3.6, 6.4(d) and 9.3.

“Conveyance Documents” means this Agreement, the Bill of Sale, the Assignment of Intangible Property, the Lease Assignment and Assumption, the Applebee’s Lease(s), the New Master SLB Lease (to the extent applicable) and the Assignment and Assumption of Assumed Contracts.

“Contract Period” means the period from the Effective Date of this Agreement through the Closing Date or earlier termination of this Agreement in accordance with Section 9.2 below or as otherwise permitted by this Agreement.

“Covered Products and Services” means lift stations, pest elimination, scheduled landscape services, snow removal services, small wares (other than paper, equipment, food and small appliances), beer systems services, office supplies, yellow grease, hygiene products, cleaning services and window cleaning.

“Disclosure Schedule” means the schedule of information attached hereto that is provided by Seller in connection with the representations and warranties set forth in Section 5.1 of this Agreement.  The Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement. Information included in the Disclosure Schedule will be deemed exceptions to the representations and warranties set forth in Section 5.1 of this Agreement without regard to whether the applicable representation or warranty references the Disclosure Schedule.  Inclusion of information in the Disclosure Schedule shall not be construed as an admission that such information is material to the business, assets, financial condition or operations of the Restaurants, or otherwise be construed to broaden the scope of any representation or warranty of Seller or ASI set forth in this Agreement.  Any information disclosed in one section or subsection of the Disclosure Schedule shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other Section or subsection.

“Excluded Assets” means (a) existing franchise agreements between Seller and Applebee’s Enterprises LLC, successor-in-interest to Applebee’s International, Inc.; (b) the System Agreements; (c) the Fee Properties (defined below), including any improvements located thereon, (d) any tangible real or personal property, including business records, used in support of the Restaurants that is not located at the Restaurants, including computers, printers, cell phones, Blackberrys or similar wireless handheld devices or personal digital assistants (PDAs) for off-site employees, whether or not Restaurant Employees (except computers, printers, cell phones, Blackberrys or similar wireless handheld devices or PDAs (to the extent transferable) used by Restaurant Employees hired by Buyer at the Closing and any and all office or restaurant fixtures, furniture and equipment located in storage within the development territories subject to the Applebee’s Development Agreement, all of which are included in the Assets); (e) insurance policies and proceeds therefrom; (f) all claims against third parties relating to periods prior to the Closing Date, including rebates, refunds or other payment obligations, whether due through direct payment, offset, or other method and whether or not included in the terms of an Assumed Contract, including any refund due in connection with liquor licenses for the time period, if any, under which Buyer is operating under Seller’s license pursuant to an Interim Management Agreement; (g) the certificate of incorporation, minute books, tax returns, books of account or other records having to do with the organization of any Seller; (h) the rights which will accrue to any Seller under this Agreement; (i) any bank accounts or lock boxes of any Seller; (j) any cash or cash equivalents held by any Seller (other than cash on hand in the Restaurants on the Closing Date of up to $2,000 per Restaurant and deposits); (k) any contracts that are not Assumed Contracts; (l) any intellectual property rights of Seller, Franchisor, Applebee’s IP LLC or any other Affiliates of Seller, including trade names and trademarks of Seller or Franchisor, proprietary marks, logos, recipes, operating methods or manuals relating thereto or information stored on the hard drives of laptop computers used by Restaurant Employees that are not located at the Restaurants; (m) any personnel files or similar information for Restaurant Employees; provided, however, Buyer will be entitled to receive copies of Management Personnel Data for Restaurant Employees to the extent Buyer has hired such persons; (n) incident logs or other similar records relating to the operations of the Restaurants; (o) the Beer Distributor Advances for which Seller is not compensated pursuant to Section 3.3(a)(5) herein; and (p) any other assets on which the parties mutually agree and are set forth on Schedule 2C of this Agreement.

“Excluded Liabilities” means any and all liabilities of Seller other than the Assumed Liabilities, including, but not limited to, (a) liabilities related to the Excluded Assets, (b) liabilities for unredeemed gift cards or gift certificates; (c) any liabilities arising out of or resulting from events or circumstances occurring prior to Closing, including claims or demands by employees or former employees of Seller for actions and circumstances occurring prior to Closing, including the termination by Seller of any such employees and including any claims set forth on Section 5.1(j) of the Disclosure Schedule; and (d) the Employee Pay Out Obligations.

“Existing Agreements” means any and all Applebee’s Neighborhood Grill & Bar Development Agreements and Applebee’s Neighborhood Grill & Bar Franchise Agreements to which any of Franchisor and its predecessors and Affiliates, on the one hand, and any of Buyer and its predecessors and Affiliates, on the other hand, are a party as of the Effective Date or entered into after the Effective Date to the extent such agreements are related to Other Territories or Applebee’s Neighborhood Grill & Bar restaurants located in any Other Territory or Applebee’s Neighborhood Grill & Bar restaurants opened after the Effective Date in Other Territories or in any location outside of the territories to be described in the Applebee’s Development Agreement.

“Fee Properties” means the real property owned by Seller on which the following Restaurants are located: Diamond Lake Road (#061059), Cloquet (#061066) and Baxter (#061048).

“FF&E” means all of Seller’s interest in appliances; apparatus; machinery; fixtures; furnishings; equipment; signs; POS systems; computer hardware; computers; printers; cell phones, Blackberrys or similar wireless handheld devices or PDAs used by Restaurant Employees hired by Buyer at the Closing (to the extent transferable); and other tangible personal property (excluding Food and Beverage Inventory and Miscellaneous Personal Property), in each case, located at the Restaurants.

“Food and Beverage Inventory” means Seller’s interest as of the Closing Date in the inventory of foodstuffs and beverages, including the Liquor Inventory, for use in the operation of the Restaurants and which are useable for the Applebee’s menu (as of the Closing Date), not expired and not spoiled.

“Governmental Authority” means any nation or government, foreign or domestic, any state or other political subdivision thereof, and any agency or other entity exercising executive, legislative, regulatory or administrative functions of government, including all taxing authorities.

“Improvements” means all of Seller’s interest in the improvements owned by Seller constructed on the real property subject to the Real Property Leases, including the applicable Restaurant’s facility, parking lot and landscaping.

“Intangible Property” means Seller’s interest in the property (other than the FF&E, Miscellaneous Personal Property, Food and Beverage Inventory and the Improvements), which is used solely in connection with the Restaurants, or the business conducted solely in connection with the Restaurants, including the Assumed Contracts, all goodwill related to the location of the Restaurants, any and all governmental licenses, Permits, and approvals held by Seller relating to the occupancy or use of the Restaurants which are transferable to Buyer, any and all existing warranties held by Seller and given by third parties with respect to the Restaurants which are assignable to Buyer and existing telephone numbers, fax numbers, keys and security system codes.  Intangible Property will not include any intellectual property rights of Seller, Franchisor, Applebee’s IP LLC or any of Seller’s Affiliates, including trade names and trademarks, proprietary marks, logos, recipes, operating methods or manuals relating thereto.  Buyer will have rights to use such intellectual property to the extent granted by Franchisor pursuant to the Applebee’s Franchise Agreements.

“Knowledge” means (i) with respect to Seller, the actual knowledge of the Director of Operations (currently Katy Sienko and Randy Carmody) and Regional Vice President (currently, Mark Killeen) for the Restaurants and the President (currently, Mike Archer), Senior Vice President, Finance (currently, Bev Elving) or Brand Counsel (currently, Rebecca Tilden) of ASI and (ii) with respect to Buyer, the actual knowledge of its chief executive officer and chief financial officer.

“Landlords” means the lessors under the Real Property Leases, as identified in Schedule 2D.

“Lease Assignment and Assumption” means the lease assignment and assumption substantially in the form of Exhibit G or as otherwise required by the applicable Real Property Lease.

“Liquor Inventory” means Seller’s interest in the inventory of beer, wine and liquor at all of the Restaurants, as determined on the applicable date.

“Liquor License Agency Approval” means (a) approval by all applicable state, local or other governmental authorities of permanent or temporary licenses for Buyer (or its Affiliates), the transfer of existing licenses for the Restaurants to Buyer (or its Affiliates) or other alternative arrangements that in each case permit Buyer to serve alcohol at each of the Restaurants on and after the Closing Date consistent with the current service hours and days permitted by such existing licenses or (b) except as provided in Section 7.8(e) with respect to Mandatory Licensed Restaurants, the execution of Interim

Management Agreements in substantially the form attached as Exhibit J between Seller and Buyer that will be in effect on and after the Closing Date pending an approval described in provision (a) of this definition.

“Management Personnel Data” means the following information regarding the employment of the Restaurant Employees, in each case, to the extent maintained: (i) employment history (dates worked and positions); (ii) compensation history (salary and bonus); (iii) vacation accruals; and (iv) benefits utilization/participation (i.e., enrollment in medical plans or other benefit plans).  The Management Personnel Data in provisions (i)-(iii) of the preceding sentence will be identifiable by Restaurant Employee, but the information identified in provision (iv) of the preceding sentence will not be presented in a format that could result in its identification with a Restaurant Employee, as determined in Seller’s discretion.

“Mandatory Licensed Restaurant(s)” means the following Restaurants:  New Ulm, MN (#61056), Eden Prairie, MN (#61009), Minnetonka, MN (Ridgedale, #61003) and Minneapolis, MN (Block E, #61052; U of M, #61053).

“Material Adverse Change” means any change that is materially adverse to the business, financial condition or results of operations of the Restaurants, taken as a whole.

“Miscellaneous Personal Property” means Seller’s interest as of the Closing Date in the miscellaneous personal property used in the operation of the Restaurants, including the supplies of paper products, disposable and non-disposable tableware, flatware, and cups, kitchenware, smallwares, uniforms, cleaning supplies, advertising and promotional materials, office and maintenance supplies, construction plans and surveys, and in-store petty cash (up to $2,000 per Restaurant).

“Other Territories” means the geographic areas in which Franchisor or its predecessor-in-interest has granted Buyer or its Affiliates the right to develop Applebee’s Neighborhood Grill & Bar restaurants, excluding the territories to be described in the Applebee’s Development Agreement.

“Outside Date” means November 15, 2010.

“Principal Shareholders” has the meaning set forth in the Existing Agreements.

“Real Property Leases” means the leases identified on Schedule 2D.

“Required Underlying Consents” means receipt of consents required to be provided as a closing condition in Section 4.1(s) below to the extent required from (a) underlying fee owners and/or (b) the underlying lender(s) with respect to the SLB Landlord.

“Restaurant Employees” means the employees of Seller or its Affiliates that are (a) assigned to work at the Restaurants or (b) an Area Director or Director of Operations with supervisory responsibility over the Restaurants.

“System Agreements” means certain contracts, the scope of which includes the Restaurants and other Applebee’s Neighborhood Grill & Bar restaurants owned by Seller or its Affiliates or franchisees of Franchisor or Applebee’s Enterprises LLC.  Buyer and Seller agree to cooperate in good faith to determine alternative arrangements for System Agreements identified on Schedule 2B that permit the benefits and obligations associated with the System Agreements to continue to apply to the Restaurants after the Closing.

“Tax” or “Taxes” means any income, gross receipts, excise, business and occupation, franchise, real and personal property, ad valorem, transfer, sales and use, value added, alternative or add-on minimum, withholding, social security, unemployment, disability, and other taxes or governmental fees or charges or other assessments (whether imposed directly or through withholding), including any interest or penalties that may become payable in respect thereof, imposed by any Governmental Authority, including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other person.

In addition to the foregoing, the following defined terms shall have the meaning set forth in the relevant section of the Agreement:

Defined Term	Section of Agreement

1060 Regulations	3.4

ABC	7.8(a)

Agreement	Introduction

Apache Mall Extension	7.1(q)(i)

Apache Mall License Agreement	7.1(p)

Apache Mall Loss	7.1(q)(iii)

Apache Mall Restaurant	7.1(q)(i)

ARI	Article I

ARN	Article I

ASI	Introduction

ASI Cap	6.3

ASI Excluded Liabilities	6.3

Basket	6.1

Beer Distributor Advances	3.3(a)(5)

Benefit Plans	5.1(n)

Buyer Indemnitee	6.2

Cap	6.1

Casualty	9.1(a)

Claim	6.6(a)

Closing	8.1

Condemnation	9.1(a)

CTI	3.2(a)

Employee Pay Out Obligations	3.5(b)

Environmental Claims	5.1(o)

Environmental Deficiency Notice	7.6

Environmental Laws	5.1(o)

Environmental Notice Period	7.6

ERISA	5.1(n)

Escrow Agreement	3.2(a)

Excluded Liabilities	7.4

Existing Sign	7.1(r)

Expiration Date	3.7(b)

Fee Property Buyer	3.9

Financial Statements	5.1(h)

Financing Plan	7.3

Former SLB Leases	3.8

Franchisor Consent Letter	7.3

Hazardous Materials	5.1(o)

“in-line” leases	4.1(c)

Independent Accounting Firm	3.3(c)

Interim Management Agreement	7.8(e)

Licensor	7.1(p)

Limitation Period	6.1

Liquor Licenses	7.8(a)

Master SLB Lease	3.8

Material Damage	9.1(c)(1)

Nevada Restaurants	Definition of Applebee’s Development Agreement

New Master SLB Lease	3.8

Notes	3.2(b)

Other Requirements	7.8(f)

Permits	5.1(g)

Related Party	5.1(n)

Release	5.1(o)

Restaurants	Introduction

Returns	5.1(m)

Ridgedale Mall Termination Notice	3.10

Ridgedale Mall Termination Right	3.10

SLB Guaranty	3.8

Seller Indemnitee	6.4

Sign Relocation	7.1(r)

SLB Landlord	3.8

SLB Restaurant	3.8

Termination Threshold	9.1(c)(2)

Title Deficiency Notice	7.7

Title Notice Period	7.7

True-up Period	3.3(c)

WARN Act	3.5(a)

ARTICLE III
PURCHASE AND SALE

Section 3.1             Purchase and Sale.  Seller agrees to grant, sell, convey, assign, transfer and deliver its right, title and interest in the Assets at the Closing to Buyer, free and clear of all liens upon the terms, covenants, and conditions set forth in this Agreement.  In addition, Buyer shall assume at the Closing and agree to pay, discharge or perform, as appropriate, the Assumed Liabilities upon the terms, covenants, and conditions set forth in this Agreement.  Notwithstanding anything to the contrary contained herein, the Liquor Inventory as of the Closing Date will not be transferred to Buyer except for the Liquor Inventory located at Restaurants which are not subject to an Interim Management Agreement at Closing.  Liquor Inventory not transferred to Buyer at Closing will be transferred to Buyer pursuant to the terms of Section 7.8 herein.

Section 3.2             Purchase Price and Escrowed Funds.

(a)           Upon the signing of this Agreement, Buyer shall remit the Escrowed Funds to Chicago Title Insurance Company (“CTI”) pursuant to the terms of an Escrow Agreement in the form attached as Exhibit H to this Agreement (the “Escrow Agreement”).  At Closing, CTI shall disburse the Escrowed Funds to Seller according to the written instructions provided by Seller.

(b)           At Closing, the Purchase Price (excluding any consideration due in addition to the amounts provided for in Sections 3.2(a)-(b)) less an amount equal to the Escrowed Funds is payable by Buyer to Seller by any combination of (i) delivery to, or at the direction of, Seller of interests in the Series 2007-1 Class A-2-II Fixed Rate Term Senior Notes (the “Notes”) issued by Applebee’s Enterprises LLC and the other Co-Issuers identified in the Base Indenture referred to below and/or (ii) cash or wire transfer of immediately available funds; provided, however, the aggregate principal amount outstanding on the Notes delivered to Seller plus the amount of funds paid by cash or wire transfer, including the Escrowed Funds, must equal the Debt Reduction Amount.  Buyer will transfer (or cause a third party to transfer) the Notes and/or execute (or cause a third party to execute) such instruments and other documents as Seller may reasonably require to reflect the assignment of the Notes contemplated in this Agreement and as are required by the Base Indenture dated November 29, 2007, among Applebee’s Enterprises, LLC, Applebee’s IP, LLC and the other Co-Issuers (including Sellers) identified therein, and Wells Fargo Bank, National Association, as Trustee, as amended and supplemented.  The Purchase Price is not contingent on Buyer receiving any discount from par value of the Notes in connection with its acquisition costs relating to any Notes delivered at the Closing and Buyer’s inability to obtain or deliver the Notes, whether due to lack of availability, restrictions of Buyer’s financing sources or other reason, will not relieve Buyer of its obligations to deliver the Purchase Price at the Closing.

(c)           Any amounts due to Seller from Buyer at Closing in excess of the consideration to be delivered pursuant to Sections 3.2(a) and (b), including any adjustments made pursuant to Sections 3.3(a) — (b), will be paid to Seller at Closing by any combination of (i) delivery to, or at the direction of, Seller of Notes (with an aggregate principal amount outstanding equal to the dollar value of the amount due pursuant to this Section 3.2(c) intended to be paid by delivery of the Notes) together with the instruments and other documents required in connection with the delivery of the Notes described in Section 3.2(b) and/or (ii) cash or wire transfer of immediately available funds to an account or accounts designated by Seller.

Section 3.3             Closing Prorations, Deposits And Post-Closing Adjustments.

(a)           Adjustments to Amount Due From Buyer to Seller.  The following items will be adjustments to the amount due from Buyer to Seller at the Closing and will be reflected as of 12:01 a.m. on the Closing Date:

(1)           the amount due will be increased by the net present value (using a ten percent (10%) annual discount rate) of any refundable deposits or bonds held by any utility, governmental agency, Landlord or service contractor (excluding the Beer Distributor Advances covered in subsection (5) below) with respect to the Restaurants and transferred or credited to Buyer.

(2)           the amount due will be increased by the amount of petty cash on hand at the Restaurants as of the Closing Date in an amount not to exceed $2,000 per Restaurant or $126,000 in the aggregate.

(3)           the amount due will be increased by the dollar value of the Food and Beverage Inventory, pursuant to this subsection (3).  Representatives of Buyer and Seller will perform a physical count of the inventory as of 12:01 a.m. on the Closing Date to determine the Food and Beverage Inventory and the cash on hand at the Restaurants as of such time, consistent with the past practices of Seller.  The Food and Beverage Inventory shall be valued at actual landed “first in, first out” cost basis (i.e., actual purchase cost, including all third-party shipping and handling charges, but adjusted for all discounts and rebates actually received or receivable), as determined by records of the Restaurants; provided, however, that in no event shall the value of the Food and Beverage Inventory exceed an amount equal to $1,260,000.00 in the aggregate.

(4)           the amount due will be decreased by the value of any Assumed Liabilities incurred prior to the Closing Date not otherwise accounted for in this Section 3.3 and that Buyer expressly agrees to assume; provided, that there will be no adjustment to Purchase Price for the liabilities described in provisions (b)(ii) — (d) of the definition of “Assumed Liabilities” set forth herein.

(5)           the amount due will be increased by an amount equal to the amount of funds paid by Seller or its Affiliates in advance to vendors that sell beer for re-sale in the Restaurants (collectively, the “Beer Distributor Advances”) to the extent (A) such funds have not been applied by the applicable vendor toward the purchase price for beer delivered to one or more of the Restaurants before the Closing and (B) either (i) Buyer has elected to take assignment of, and the applicable vendor has acknowledged the assignment of, Seller’s rights in and to such funds with respect to the applicable Restaurant to Buyer as of the Closing or (ii) the purchase and sale of alcoholic beverages immediately after the Closing at the applicable Restaurant will be subject to an Interim Management Agreement.  For purposes of clarification, Seller will not be obligated to maintain any Beer Distributor Advances (and may cause the termination of any arrangements relating thereto) during the Contract Period.

(b)           Additional Adjustments and Prorations.  At Closing, Buyer and Seller shall reimburse each other, as appropriate, for the following expenses allocable to the operation of the Business, all of which shall be prorated such that all such items attributable to the period prior to the Closing Date will be allocable to Seller and all such items attributable to the period on and after the Closing Date will be allocable to Buyer:

(1)           all prepaid items (excluding (A) prepaid items under contracts that are not Assumed Contracts unless otherwise approved by Buyer and (B) amounts paid pursuant to Section 3.3(a)(5) above), including without limitation any Liquor License application or renewal fees or similar costs for the current (or future) term or period of such Liquor License(s);

(2)           all real estate taxes and assessments, including taxes for the calendar year of Closing that are not due and payable until the following calendar year;

(3)           all personal property and other taxes;

(4)           utility expenses, using the most recent utility bills applicable to the Restaurants for purposes of determining such proration;

(5)           rent payments and any common area charges or other similarly pro-rated charges due under the Real Property Leases (including percentage rent on an annualized basis, as may be adjusted for recaptured landlord allowances), using, with respect to prorating common area charges or other similarly pro-rated charges due under the Real Property Leases, the amount of estimated payments for such charges then in effect under the Real Property Leases for purposes of determining such proration; and

(6)           any other ordinary and customary items of income and expenses related to the operation of the Restaurants customarily prorated, as mutually agreed upon by the parties.

(c)           Process. The adjustments to the amounts due to Seller pursuant to Section 3.3(a) and the additional adjustments and prorations pursuant to Section 3.3(b) will be calculated pursuant to the provisions set forth above, and based upon a fair and reasonable estimated accounting performed and agreed to by representatives of Seller and Buyer at the Closing.  As soon as practicable after the Closing Date, and in any event within one hundred twenty (120) days after the Closing Date, Buyer and Seller shall agree upon any final adjustments and prorations using the same methodology used for the estimates at Closing (the “True-up Period”).  If the parties are unable to agree upon the final adjustments and prorations within the True-up Period, then either party upon notice to the other party may submit the specific matters in dispute to KPMG International (the “Independent Accounting Firm”).  If for any reason the Independent Accounting Firm is unavailable to resolve such dispute between Buyer and Seller and if Buyer and Seller are unable to mutually agree upon the designation of a replacement nationally recognized public accounting firm within five (5) days after the Independent Accounting Firm has notified Buyer and Seller that it is unavailable to resolve such dispute, any party hereto may thereafter request that the American Arbitration Association make such designation. The Independent Accounting Firm will determine the resolution of the specific matters in dispute, which determination shall be final and binding on the parties.  Any payments required to be made pursuant to this Section 3.3(c) shall be paid in cash within five (5) days of the date of mutual agreement by the parties or determination by the Independent Accounting Firm (or American Arbitration Association).  The non-prevailing party will pay 100% of the fees and expenses associated with the services performed by the Independent Accounting Firm and the American Arbitration Association pursuant to this paragraph.  Notwithstanding the foregoing, with respect to any prorations for taxes, if the amount of a tax due for the current tax year is not determinable (A) it will be prorated on the basis of the tax for the immediately preceding tax year and (B) after the amount of tax for the current tax year becomes determinable, (i) either party, at its option, may give the other party written notice of the correct amount of tax (accompanied by documentation substantiating such amount) and any necessary adjustment to the prorations and (ii) the party from whom additional payment is required will pay the applicable amount within ten (10) days after such notice.

Section 3.4             Allocation of Purchase Price.  Buyer and Seller acknowledge and agree that the Purchase Price shall be allocated to the Assets in accordance with Schedule 3.4, which schedule will be completed as mutually agreed to by the parties on or before the Closing Date.  Such allocation shall be binding on Buyer and Seller for all purposes relating to tax matters, including the reporting of gain or loss and determination of basis for income tax purposes, and each of the parties hereto agrees that it or they will file a statement setting forth such allocation with its or their federal income tax returns and will also file such further information or take such further actions as may be necessary to comply with the Treasury Regulations that have been promulgated pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the “1060 Regulations”).  Neither Buyer nor Seller shall take any position for tax purposes (whether in audits, on tax returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.  If any state or federal taxing authority challenges such allocation, Buyer and Seller shall cooperate in good faith in responding to such challenge.  Each party shall give prompt written notice to the other party of any such challenge.  If Buyer pays all or part of the Purchase Price to Seller by delivery of the Notes in the manner required by Sections 3.2(b) and (c), Seller acknowledges that, upon cancellation of the Notes following the Closing it will be solely responsible for any income taxes imposed upon Seller under applicable law that is attributable to the excess of the principal amount outstanding under the Notes and the fair market value of the consideration paid by Buyer for the Notes delivered to Seller at Closing.

Section 3.5             Employees at Restaurants.

(a)           At Closing, Seller or their Affiliates will terminate the employment of the Restaurant Employees, including any Restaurant Employee who is on any type of leave of absence, including medical, disability, workers’ compensation, FMLA or the applicable state or federal leave laws or personal leave.  Buyer will have the right, but not the obligation, to hire such Restaurant Employees on Buyer’s terms; provided, however, Buyer shall make offers to hire a sufficient number of such Restaurant Employees to avoid triggering any liabilities or obligations of Seller or its Affiliates under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local laws with respect to mass layoffs, plant closures or similar events (the “WARN Act”).  Buyer agrees that if the Closing does not occur, neither Buyer nor its Affiliates will directly or indirectly, solicit or hire any of the Restaurant Employees with titles of manager, assistant general manager, general manager or above for a period of two (2) years after the termination of this Agreement.  To the extent there is any conflict between the immediately preceding sentence and the terms of any Existing Agreement, the terms of the applicable Existing Agreement will prevail.

(b)           Payment of Vacation Pay.  On or before Closing, in connection with the termination of the Restaurant Employees, Seller or its Affiliates will pay Restaurant Employees for the value of such Restaurant Employee’s accrued but unused vacation hours and accrued but unused sick days to be converted to pay upon termination, if any, pursuant to the policy of Seller and its Affiliates in effect and as made available to Buyer via Seller’s electronic data site as of June 11, 2010 (except as otherwise required by law, as determined by Seller, in which case Seller’s payment will be made in accordance with applicable law) (the “Employee Pay Out Obligations”).  Buyer acknowledges that the policies of Seller and its Affiliates may not require any payments to Restaurant Employees with respect to accrued but unused sick days.

(c)           Buyer acknowledges that Seller may provide a notice to some or all of the Restaurant Employees designed to comply with the WARN Act, and Seller will provide copies of all such notices to Buyer at the same time provided to the Restaurant Employees.

Section 3.6             Buyer’s Access Rights.

(a)           During normal business hours throughout the Contract Period, Buyer will be permitted commercially reasonable access to (1) the Restaurants for inspections, surveys, investigations, including but not limited to the right to conduct Phase I environmental site assessments; (2) Seller’s and its Affiliates’ Director of Operations, Regional Vice President, Area Directors and General Managers with supervisory responsibility for the Restaurants; and (3) all documents and information related to the Assets in Seller’s possession which Buyer reasonably deems material to the purchase of the Assets, are reasonably available to Seller and, as determined by Seller, may be disclosed without liability, including the Management Personnel Data for the Restaurant Employees and updates of the same reasonably requested by Buyer.  Seller will cooperate with Buyer in connection with all rights of access but is not obligated to incur any related expense.  In all cases, Buyer shall schedule the time and scope of each exercise of such rights of access with Seller and such exercise shall be under such supervision as Seller may require in its reasonable discretion; and in a manner that does not disrupt or interfere with the operation of the Restaurants.  The timing and scope of any meetings between Buyer and the supervisory employees described in this Section must be approved in advance by an authorized representative of Seller, which approval shall not be unreasonably withheld or delayed.  Any requests for documents and information by Buyer pursuant to this Section 3.6 shall be made via telephone or e-mail to Phil Crimmins (913-890-0263; phil.crimmins@applebees.com); Ronniann Silver (913-890-0222); ronniann.silver@applebees.com); Dan Rieger (913-890-0145; daniel.rieger@applebees.com); Mindy Jack (913-890-0181; mindy.jack@applebees.com); Neil Sprague (913-890-0673; neil.sprague@applebees.com); or Lance Formwalt at (816-265-4106; lancef@sblsg.com).  Except as provided in the two immediately preceding sentences, neither Buyer, nor anyone on behalf of Buyer, may contact, communicate with, or request information from, any employees of Seller or its Affiliates without the prior written consent of Seller, which written consent shall not be unreasonably withheld or delayed.  Buyer will use reasonable efforts to conduct physical inspections and on-site activities at the Restaurants in a manner which will not unreasonably interfere with the business being conducted at the Restaurants or with any other business being conducted in a shopping center within which a Restaurant is located.  Buyer will repair all damage arising out of or due to its entry onto the Restaurant properties and conducting Buyer’s on-site inspections and on-site activities.  Buyer will indemnify and defend Seller against, and hold Seller harmless from, any and all loss, cost, liability, and expense (including reasonable attorneys’ fees) arising out of Buyer’s inspections or on-site activities at the Restaurants from June 11, 2010 through the Closing.

(b)           Buyer shall not conduct any physically intrusive testing or other destructive or invasive sampling, testing or other inspections, such as a Phase II environmental inspection, unless (i) such testing, sampling or inspection is recommended in writing by a third party consultant, engineer or similar professional with applicable expertise, such as a recommendation for a Phase II that appears in a Phase I environmental site assessment report or similar report, and (ii) Buyer requests prior approval from Seller by submitting a written request, together with a copy of the foregoing recommendation, within a reasonable period (not less than forty-eight (48) hours) prior to such testing, sampling or inspection and Seller provides its written consent.  Seller reserves the right to require Buyer to enter into a mutually acceptable access agreement prior to granting its approval.  Upon Seller’s request, Buyer will (i) provide Seller copies of the results of any environmental investigation or other inspection conducted with respect to the Restaurants within five (5) business days of Buyer’s receipt thereof and (ii) with respect to environmental investigations, obtain reliance letters from the environmental engineering firm or other investigator permitting Seller to rely on the applicable results of the environmental investigation.

Section 3.7             Updating Seller’s Representations.

(a)           If Seller becomes aware during the Contract Period of any matters which make any of the representations and warranties of Seller set forth in Section 5.1 below untrue, Seller will promptly disclose such matters to Buyer and if Buyer otherwise becomes aware during the Contract Period of any matters which make any of the representations and warranties of Seller untrue, then Buyer will immediately notify Seller of such matters.  In either event, Seller will update the Disclosure Schedule to reflect any such matters.  For purposes of this Section 3.7, Schedule 2D will be deemed to be included in the Disclosure Schedule.

(b)           Subject to Section 3.7(c), to the extent an updated disclosure is made after the Effective Date and relates to a matter occurring or arising prior to the Effective Date, such updated disclosure shall be disregarded for purposes of determining satisfaction of the condition precedent set forth in Section 4.1(l) (solely for purposes of giving Buyer time to exercise its rights as provided in this paragraph) and Buyer shall be entitled to propose a reduction in the Purchase Price based on the net present value of the reasonably anticipated damages arising due to the additional disclosure by delivery of a written notice to Seller within five (5) business days of the applicable disclosure, which notice must include an explanation of the basis for Buyer’s proposed reduction.  If the parties are unable to agree upon an adjustment amount within five (5) business days following Seller’s receipt of Buyer’s written notice of proposed adjustment to the Purchase Price (the “Expiration Date”), Buyer will have the right to either (i) terminate this Agreement by written notice to Seller within two (2) business days after the Expiration Date or (ii) proceed with the Closing with the right to seek indemnification only for (a) claims asserted by a third party or (b) out-of-pocket costs incurred by Buyer to comply with applicable Law and, in the case of either provision (a) or (b) of this Section 3.7(b), only to the extent arising or resulting from the applicable additional disclosure.

(c)           To the extent that an updated disclosure to the Disclosure Schedule made after the Effective Date constitutes a Material Adverse Change, Buyer will have the option of terminating this Agreement by written notice of such election to Seller on or before the Closing Date.

(d)           Notwithstanding (a-c) above, (i) if any updated disclosure, whenever made, relates to exceptions disclosed in either a title commitment or a Title Deficiency Notice, the procedures outlined in Section 7.7 shall govern, (ii) if any updated disclosure, whenever made, relates to exceptions or conditions disclosed in an Environmental Deficiency Notice or as a result of Buyer’s environmental site assessment, the procedures outlined in Section 7.6 shall govern and (iii) with respect to an updated disclosure made after the Effective Date, Buyer shall not have any rights to terminate or seek a purchase price adjustment or indemnification for a breach of a representation and warranty in Section 5.1 (c)(iii), Section 5.1(e) or Section 5.1(f) to the extent the updated disclosure relates to a contract that is not an Assumed Contract unless the updated disclosure relating to such contract constitutes a Material Adverse Change or otherwise imposes a liability on Buyer following the Closing.  If Buyer elects to terminate this Agreement pursuant to this Section 3.7, the Parties will execute joint written instructions to instruct the Escrow Agent to deliver the Escrowed Funds to Buyer.  Notwithstanding the foregoing, if Buyer elects to proceed with Closing despite any such disclosures, Buyer shall be deemed to have waived any right to indemnification due to the breach of the applicable representation or warranty except to the extent that a claim is asserted by a third party or for out-of-pocket costs incurred by Buyer to comply with applicable Law.

Section 3.8             Sale and Leaseback Lease.  As of June 13, 2008, the land and Improvements located thereon with respect to the Restaurants listed on Schedule 3.8 (individually, an “SLB Restaurant” and collectively, the “SLB Restaurants”) were sold to DBAPPLEF LLC (“SLB Landlord”) pursuant to a sale and leaseback transaction in which SLB Landlord, Seller and certain of Seller’s affiliates entered into a Master Land and Building Lease, dated June 13, 2008 and pursuant to which the SLB Restaurants were leased to Seller (the “Master SLB Lease”).  Buyer agrees that it will obtain its leasehold interest in and to the SLB Restaurants (to the extent subject to the Master SLB Lease at Closing) as required by the terms of the Master SLB Lease, which Buyer acknowledges may include the execution of a new master lease with the SLB Landlord in a form provided in the Master SLB Lease (the “New Master SLB Lease”).

Notwithstanding the foregoing, the New Master SLB Lease shall be signed by Apple Minnesota LLC and Buyer shall not be required to guaranty the New Master SLB Lease or any individual site lease when a site is sold by the SLB Landlord.

Seller shall use commercially reasonable efforts to cause the New Master SLB Lease and the form of the individual site lease to be signed when a site is sold by the SLB Landlord not to include Section 16.01(h) of the Master SLB Lease.

If any guaranty by Seller or its Affiliates (the “SLB Guaranty”) may remain in effect following Closing with respect to the New Master SLB Lease or any of the Real Property Leases for the Restaurants previously covered by the Master SLB Lease (the “Former SLB Leases”), at Closing, Seller shall deliver to Buyer a stand alone indemnification (without the inclusion of the limitations in Section 6.1) from a Seller Affiliate permitted under Seller’s Base Indenture and reasonably satisfactory to Buyer, with respect to (A) any default under any of the Former SLB Leases caused by a default under the SLB Guaranty, and (B) if Section 16.01(h) is included in the New Master SLB Lease, any default under the New Master SLB Lease caused by a default under the SLB Guaranty.

Section 3.9             Sale of Fee Properties.  Seller may sell or otherwise transfer one or more of the Fee Properties to third party(ies) (each, a “Fee Property Buyer”) on or before the Closing; provided, that, concurrently with the closing of any such transfer (a) Seller, as tenant, will enter into the Applebee’s Lease for such Fee Property with the Fee Property Buyer, as landlord, and such lease will be deemed to be a Real Property Lease for all purposes herein; (b) Seller will obtain any documents or consents from the Fee Property Buyer that will be required to be delivered to Buyer at Closing pursuant to the terms of this Agreement; and (c) in no event shall such transfer delay the Closing of the transactions contemplated by this Agreement.

Section 3.10           Ridgedale Mall (# 61003).  Prior to Closing, Seller may, at its sole option, terminate this Agreement with respect to Ridgedale Mall (# 61003) (the “Ridgedale Mall Termination Right”) by providing Buyer with five (5) days written notice of Seller’s election to exercise the Ridgedale Mall Termination Right (the “Ridgedale Mall Termination Notice”).  If Seller exercises the Ridgedale Mall Termination Right, Seller shall retain title to the Ridgedale Mall Restaurant and to any Asset that is an Asset solely because it is used in connection with the operation of the Ridgedale Mall Restaurant.  If Seller exercises the Ridgedale Mall Termination Right, the parties agree that any reference to the Ridgedale Mall (# 61003) appearing elsewhere in this Agreement or on any Exhibit or Schedule to this Agreement will be deemed to have been deleted from such Exhibit and/or Schedule, as applicable, as of the date of the Ridgedale Mall Termination Notice and that the Applebee’s Franchise Agreements and/or Applebee’s Development Agreement, as applicable, will be amended to permit Seller to continue to operate Ridgedale Mall (#61003) at such location without causing Franchisor to be in breach of its obligations under the Applebee’s Franchise Agreements and/or Applebee’s Development Agreement.  For purposes of clarification, if Seller exercises the Ridgedale Mall Termination Right, there will not be any adjustment to the Purchase Price.

ARTICLE IV
CONDITIONS PRECEDENT

Section 4.1             Buyer’s Conditions.  Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase the Assets will be subject to the satisfaction or waiver of the following conditions:

(a)           “Intentionally Omitted”;

(b)           execution and delivery by Seller of the Conveyance Documents;

(c)           receipt of extended coverage leasehold title policies on each Restaurant (excluding the Restaurants subject to “in-line” leases, which Restaurants will be identified on Schedule

4.1(c) to this Agreement), all with owner’s comprehensive endorsements and with insurance coverage amounts of $500,000  per Restaurant;

(d)           receipt of consent to the Lease Assignment and Assumption from the Landlord for each of the Real Property Leases listed on Schedule 4.1(d);

(e)           an estoppel certificate from the Landlord for each of the Real Property Leases in substantially the form attached hereto as Exhibit I or in such other form as Buyer may accept;

(f)            to the extent the Assets will be pledged as collateral, satisfaction of Buyer’s lenders’ underwriting requirements for the pledge of new collateral, each of which is identified on Schedule 4.1(f), pursuant to that certain Third Amended and Restated Credit Agreement, dated January 29, 2010, by and among Buyer’s Affiliates, Bank of America, N.A. and certain other parties;

(g)           Buyer having obtained, at its cost, Liquor License Agency Approval;

(h)           no Material Adverse Change during the Contract Period;

(i)            Buyer and Seller and its Affiliates must have agreed to Schedule 2A, Schedule 2B and Schedule 4.1(k) provided, however, Buyer and Seller will be deemed to have agreed to such schedules to the extent such schedules are partially complete as of the Effective Date, in which case, Buyer and Seller and its Affiliates must have agreed to any additions thereto proposed by either Buyer or Seller for contracts not disclosed to Buyer prior to the Effective Date;

(j)            subject to the conditions to Franchisor’s consent set forth in Section 7.3 and/or the Franchisor Consent Letter being satisfied, the execution and delivery of the Applebee’s Development Agreement and Applebee’s Franchise Agreements by Franchisor;

(k)           receipt of consent of each third party required for the assignment of the Assumed Contracts set forth on Schedule 4.1(k), in each case, as required by the terms of such Assumed Contract; provided, however, this closing condition will not apply to Real Property Leases;

(l)            Seller shall have delivered to Buyer certificates of an officer of each of the Seller entities dated as of the Closing Date certifying that Seller has (i) performed and complied in all material respects with all of Seller’s covenants and obligations under this Agreement which are to be performed or complied with by Seller prior to or on the Closing Date; and (ii) all representations and warranties of Seller in this Agreement shall be true on and as of the Closing Date in all material respects;

(m)          no applicable law or injunction enacted, entered or issued by any governmental body or other legal restraint preventing the consummation of the transactions contemplated hereby shall be in effect;

(n)           receipt of copies of the resolutions of the board of managers and members of the Seller entities that are limited liability companies authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein or other proof of such authorization by such Seller reasonably acceptable to Buyer, certified, in either case, as of the Closing Date by an authorized officer of that certain Seller entity;

(o)            receipt of copies of the resolutions of the board of directors or stockholders of the Seller entities that are corporations authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein or other proof of such authorization by such Seller reasonably acceptable to Buyer, certified, in either case, as of the Closing Date by an authorized officer of that certain Seller entity;

(p)            receipt of an affidavit from each of the Seller entities stating such Seller entity’s U.S. taxpayer identification number and that such Seller entity is a “United States person”, as defined by the Internal Revenue Code Section 1445(f)(3) and Section 7701(b) in form reasonably satisfactory to Buyer;

(q)           Buyer and Seller and its Affiliates must have agreed to any additions to Schedule 2C after the Effective Date; provided, that, the parties hereby agree that an item located at a Restaurant(s) will be added to Schedule 2C without further approval by Buyer if it is owned by a vendor and the item would be permitted to remain in the Restaurant(s) after the Closing if Buyer continued the applicable relationship with such vendor after the Closing (whether or not Buyer actually continues such vendor relationship);

(r)            receipt in writing of confirmation from the applicable Landlord that the personal rights described on Schedule 4.1(r) with respect to the Real Property Leases described on such schedule will be to the benefit of Buyer, in form and substance reasonably satisfactory to Buyer;

(s)           receipt of consents from underlying fee owners and/or the underlying lenders for each of the Real Property Leases and the Applebee’s Leases, in each case, solely to the extent such agreement is necessary for Seller to assign its interest in each of the Real Property Leases or execute the Applebee’s Leases, as applicable, without breaching any direct contractual obligations of Seller to Landlords or other third parties;

(t)            the execution by Franchisor and delivery to Buyer of an amendment to that certain Principal Agreement dated as of February 3, 2005, as amended by that certain 2008 Amendment to the Principal Agreement, dated as of June 30, 2008, and that certain Second Amendment to the Principal Agreement, dated as of November 7, 2008, which amendment will effectively delete Section 2.2 of the Principal Agreement in its entirety;

(u)           Buyer and Seller and its Affiliates must have agreed to Schedule 2E;

(v)            Seller must have repaired, at Seller’s sole cost, the deferred maintenance items identified under the columns on Schedule 4.1(v) of this Agreement titled “A.S.I. Operations to address” and “A.S.I. Facilities to address”; provided, however, for purposes of clarification, Seller shall have no responsibility to repair any other deferred maintenance items appearing on Schedule 4.1(v), including, without limitation, those items appearing under the column titled “Items that will not be addressed”, which items will be accepted by Buyer “as is”; and

(w)           Seller, at Seller’s sole cost, must have replaced as part of the server replacement process that was started with respect to the Restaurants on or about June 10, 2010, the Gx260 or Gx270 server, as applicable, located at each of the Restaurants identified on Schedule 4.1(w) with a Gx960 or comparable server.

Section 4.2             Failure or Waiver of Buyer’s Conditions.  Buyer may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of its conditions set forth in Section 4.1 above.  Failure to notify Seller in writing of the failure of any of the conditions set forth above by the date for satisfaction of such condition will constitute a waiver of such condition.  In any event, Buyer’s consent to the close on the sale and purchase of the Assets pursuant to this Agreement will waive any remaining unfulfilled conditions.

Section 4.3             Seller’s Conditions.  Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Assets will be subject to the satisfaction or waiver of the following conditions:

(a)           receipt of a consent to the Lease Assignment and Assumption from the Landlord for each of the Real Property Leases identified on Schedule 4.1(d) of this Agreement;

(b)           execution and delivery of the Applebee’s Development Agreement and Applebee’s Franchise Agreements by Buyer and Franchisor and Franchisor’s confirmation of receipt of all payments due from Buyer thereunder, including $2,205,000 in franchise fees; provided, however, Franchisor’s execution of the Applebee’s Development Agreement and Applebee’s Franchise Agreements will only be a condition of Seller if the conditions to Franchisor’s consent set forth in Section 7.3 of this Agreement or the Franchisor Consent Letter have not been satisfied;

(c)           execution and delivery of the Conveyance Documents by Buyer;

(d)           receipt of the Purchase Price in accordance with Section 3.2 and Section 3.3 and the prorations pursuant to Section 3.3 of this Agreement on the Closing Date;

(e)           the aggregate amount past due from Buyer and its Affiliates to Franchisor must not exceed $10,000;

(f)            Buyer and Seller and its Affiliates must have agreed to Schedule 2A, Schedule 2B and Schedule 4.1(k), provided, however, Buyer and Seller will be deemed to have agreed to such schedules to the extent such schedules are partially complete as of the Effective Date, in which case, Buyer and Seller and its Affiliates must have agreed to any additions thereto proposed by either Buyer or Seller for contracts not disclosed to Buyer prior to the Effective Date;

(g)           receipt of consent of each third party required for the assignment of the Assumed Contracts set forth on Schedule 4.1(k), in each case, as required by the terms of such Assumed Contract; provided, however, this closing condition will not apply to the Real Property Leases;

(h)           Buyer shall have delivered to Seller a certificate of an officer of Buyer dated as of the Closing Date certifying that Buyer has (i) performed and complied in all material respects with all of Buyer’s covenants and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date; and (ii) all representations and warranties of Buyer in this Agreement shall be true on and as of the Closing Date in all material respects;

(i)            no applicable law or injunction enacted, entered or issued by any governmental body or other legal restraint preventing the consummation of the transactions contemplated hereby shall be in effect;

(j)            Buyer and Seller and its Affiliates must have agreed to any additions to Schedule 2C after the Effective Date; provided, that, the parties hereby agree that an item located at a Restaurant(s) will be added to Schedule 2C without further approval by Buyer if it is owned by a vendor and the item would be permitted to remain in the Restaurant(s) after the Closing if Buyer continued the applicable relationship with such vendor after the Closing (whether or not Buyer actually continues such vendor relationship);

(k)           receipt of copies of the resolutions of the board of managers and members of Buyer authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein or other proof of such authorization by Buyer reasonably acceptable to Seller, certified, in either case as of the Closing Date by an authorized officer of Buyer;

(l)            Buyer and Seller and its Affiliates must have agreed to Schedule 2E; and

(m)          receipt of consents from underlying fee owners and/or the underlying lenders for each of the Real Property Leases and the Applebee’s Leases, in each case, solely to the extent such agreement is necessary for Seller to assign its interest in each of the Real Property Leases or execute the Applebee’s Leases, as applicable, without breaching any direct contractual obligations of Seller to Landlords or other third parties.

Section 4.4             Failure or Waiver of Seller’s Conditions.  Seller may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of its conditions set forth in Section 4.3 above.  Failure to notify Buyer in writing of the failure of any of the conditions set forth above by the date for satisfaction of such condition will constitute a waiver of such condition. In any event, Seller’s consent to the close on the sale and purchase of the Assets pursuant to this Agreement will waive any remaining unfulfilled conditions.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1             Seller’s Representations and Warranties.  Subject to any exceptions in the Disclosure Schedule, ASI, jointly and severally with the applicable Seller, hereby makes the representations and warranties set forth in Section 5.1(l) and Section 5.1(n) below.  Subject to the exceptions in the Disclosure Schedule and the immediately preceding sentence, Seller, severally only with respect to itself and the Restaurants owned or operated by it, and not jointly, represents and warrants to Buyer as follows:

(a)           Seller is duly organized, validly existing, and in good standing under the laws of its state of formation and has all requisite authority to own, lease and operate its properties and assets and to conduct its business (including without limitation business related to the Restaurants) as it is now being conducted.  Seller is duly qualified to do business as a foreign entity and is in good standing in all jurisdictions where its activities make such qualification necessary.

(b)           Seller has corporate power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement and all actions of Seller necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Seller have been taken.  This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer and ASI, constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or similar laws of general application in effect relating to or affecting the rights of creditors, generally and to general rules of equity.

(c)           The execution, delivery and performance of this Agreement will not (i) violate or result in a breach of any term of Seller’s organizational documents, (ii) result in a breach of or constitute a default under any term in any Assumed Contracts, (iii) result in a material breach of or constitute a material default under any term in any agreement, instrument, note, bond, mortgage, indenture, lease, permit, concession or license to which Seller is a party or by which the Restaurants or the Assets are bound and which, in each case, is not an Assumed Contract, (iv) violate any law, order, rule or regulation, in each case applicable to Seller or the Restaurants, of any court or of any governmental authority having jurisdiction over Seller or its properties or the Restaurants, or (v) result in the creation or imposition of any lien or encumbrance upon any of the Assets.  Except for Liquor License Agency Approval, no filing or registration with, or authorization, consent or approval of, any governmental authority is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by the Seller, or is necessary for the consummation of any of the transactions contemplated by this Agreement.

(d)           Except for any encumbrances which will be released upon payment of the Purchase Price, Seller has good title to or the right to use pursuant to written agreements all of the Assets.  Each Restaurant contains the FF&E, Miscellaneous Personal Property and Food and Beverage Inventory generally necessary to operate the Restaurant in accordance with Seller’s historical practices.  Schedule 2D includes a complete and accurate list of all the Restaurants and a complete and accurate list of all the Landlords and Real Property Leases for the Restaurants.  Each Real Property Lease is in full force and effect and the terms contained in the Real Property Leases have not been modified or amended in any respect except as disclosed in Schedule 2D.  Each Real Property Lease is legal, valid and binding, in full force and effect, and free from default by Seller and, to Seller’s Knowledge, any other parties thereto.  To Seller’s Knowledge, there does not exist any event or condition that, with or without lapse of time or the giving of notice, would become such a breach or default or would cause the acceleration of any obligation thereunder.  Seller has not waived any of its rights under any Real Property Lease.  No party to any Real Property Lease has given written notice to Seller of its intention to cancel, terminate or fail to renew such Real Property Lease.

(e)           A complete and accurate list of all loan agreements, indentures, mortgages, pledges, security agreements, guarantees, leases other than Real Property Leases or lease purchase agreements to which Seller is a party and to which any of the Restaurants are subject as of the Effective Date is set forth in Section 5.1(e) of the Disclosure Schedule.

(f)            Except for the Real Property Leases, the contracts set forth in Section 5.1(f) of the Disclosure Schedule and those contracts relating to the Restaurants which are in the normal course of business and are terminable by Seller without liability within thirty (30) days’ or less prior written notice, there are no oral or written leases, contracts, commitments or agreements, including System Agreements, which are necessary to operate the Restaurants in accordance with Seller’s historical practices to which Seller is a party or by which Seller is bound.  No Assumed Contracts require prior written notice or consent of a third party for the execution of this Agreement or the consummation of the transactions contemplated herein, except as set forth on Section 5.1(f) of the Disclosure Schedule and excluding the Real Property Leases.  Except for the Real Property Leases (which are the subject of Section 5.1(d)), (i) each Assumed Contract is legal, valid and binding, in full force and effect, and free from material default by Seller and to Seller’s Knowledge after inquiry of the Area Directors, any other parties thereto; (ii) to Seller’s Knowledge after inquiry of the Area Directors, there does not exist any event or condition that, with or without lapse of time or the giving of notice, would become such a breach or default or would cause the acceleration of any obligation thereunder; (iii) Seller has not waived any of its rights under any Assumed Contract; and (iv) no party to any Assumed Contract has given written notice to Seller of its intention to cancel, terminate or fail to renew such Assumed Contract.

(g)           Except as set forth in Section 5.1(g) of the Disclosure Schedule, Seller has all material approvals, authorizations, consents, licenses, franchises, orders, certifications and other permits issued by any Government Authority which are necessary for the ownership of the Assets or operation of the Restaurants (the “Permits”) and is in material compliance with all requirements and limitations set forth in such Permits.  Within forty-five (45) days following the Effective Date, Seller will update Section 5.1(g) of the Disclosure Schedule to list all Permits held by Seller for the Restaurants as of the date such disclosure is provided.

(h)           Seller has provided to Buyer the following financial information: the unaudited statement of operations for each Restaurant for each of the three (3) fiscal years ending December 30, 2007, December 28, 2008 and January 3, 2010 (collectively, the “Financial Statements”).  The Financial Statements were prepared by each Seller from its books and records on a basis consistent with such Seller’s internal accounting practices and generally in accordance with GAAP.  During the time period covered by the Financial Statements, no Seller has made any material changes to its accounting policies. The Financial Statements are consolidated with the audited financial statements of each Seller’s parent without any material adjustments.  The data set forth in such Financial Statements presents fairly in all material respects the financial condition and the results of operations of the Restaurants and Seller for the periods to which each relates.  Except as set forth on Section 5.1(h) of the Disclosure Schedule, with respect to the Restaurants, no Seller has any material liability of any nature (mature or unmatured, fixed or contingent) which was not (i) provided for or disclosed in the Financial Statements, if required or (ii) incurred in the ordinary course of business, consistent with past practice.  The comparable sales reports provided by any Seller to Buyer are the same comparable sales reports that such Seller uses in the ordinary course of business to manage the operations of the Restaurants operated by it.  No Seller has any outstanding gift certificates or gift cards it has issued.  Since December 31, 2002, no gift certificates have been issued for use at the Restaurants by any Seller or its Affiliates.  The only gift cards issued for use at the Restaurants are issued by ACM Cards, Inc. (f/k/a ACMC, Inc.) or third party franchisees of either Applebee’s Enterprises or Franchisor.

(i)            Seller has neither received written notice from any Governmental Authority that, nor has Knowledge of, eminent domain proceedings for the condemnation of the Restaurant facilities, or that would materially and adversely impact any of the Restaurants, are pending or threatened as of the Effective Date.

(j)            Except as set forth on Section 5.1(j) of the Disclosure Schedule, there is no claim, suit, arbitration, action or proceeding now pending, or, to Seller’s Knowledge, threatened in writing, at law or in equity, or before any court, arbitrator, administrative or regulatory body, quasi-judicial agency or any governmental agency, relating to the Restaurants to which Seller or an Affiliate of Seller is (or would be in the case of threatened actions) a party.

(k)           Seller has received no written notice from any Governmental Authority that, and has no Knowledge after inquiry of the Area Directors, that, it is in violation of any applicable building codes, or that Seller’s use of the Restaurants is presently in violation of any applicable zoning, land use, or other law, order, ordinance, rule, or regulation affecting the operation of the Restaurants (including, but not limited to, Americans with Disabilities Act requirements), except for any violations cited on the most recent health inspection report disclosed to Buyer.  Seller shall promptly provide Buyer with copies of any such written notices received by any Seller entity during the Contract Period.

(l)            Seller is not a party to any written employment contracts or collective bargaining agreements with respect to the Restaurants for which Buyer will be liable.  No employees of the Restaurants are on strike, nor are any such employees threatening to strike, and there is no strike in progress in any collective bargaining unit of any union to which Seller’s employees belong.  Seller is not aware of any union organizing activity occurring with regard to any of the Restaurants during the past five (5) years. Section 5.1(l) of the Disclosure Schedule sets forth a true and complete list as of July 1, 2010, of each person employed in connection with the operation of the Restaurants, including the full name, job title or duty, date of hire, pay rate, year-to-date hours worked, wages, salary or bonus paid, vacation awarded, used and year to date accrual, and estimated bonus for each such person.  Seller has received no written notice from a Governmental Authority that it is in violation of any applicable law relating to the hiring, employment or discharge of any of the Restaurant Employees, and, to Seller’s Knowledge after inquiry of the Area Directors, no such violation exists.  There are no employment or workplace-related claims, complaints or investigations pending or, to Seller’s Knowledge after inquiry of the Area Directors, threatened by any current or former Restaurant Employee or independent contractor (if retained to perform services at one or more of the Restaurants) or by any Governmental Authority (to the extent related to the Restaurants or the Restaurant Employees).  Seller is not subject to any consent agreements or settlement agreements in any employment-related matter relating to the employees and/or employment practices at the Restaurants that impose any continuing obligations on Seller.  Except as set forth on Schedule 5.1(l) of the Disclosure Schedule, Seller is and has been throughout the past four (4) years, in material compliance with all applicable employment and workplace laws including applicable wage and hour and anti-discrimination laws, in each case relating to the employees and/or employment practices at the Restaurants.  Schedule 5.1(l) of the Disclosure Schedule sets forth a list of all concluded or settled litigation, claims, arbitrations or proceedings of Seller relating to the employees and employment practices at the Restaurants occurring within the four (4) years prior to the Effective Date.

(m)          Seller has timely filed (or will timely file after giving effect to any applicable extensions) all federal, state, local and other tax returns, reports, declarations and applications related to Taxes (“Returns”) required to be filed by Seller for all periods up to and including the Closing Date.  All Returns are, or if not yet filed will be, true, accurate, and complete in all material respects and reflect all Taxes payable by Seller.  Seller’s Returns have not been audited by any Governmental Authority within the six (6) years prior to the Effective Date. Seller has paid (or will timely pay) all Taxes which are due and payable (or which relate to any period prior to the Closing Date) or for which assessments have been received prior to the Closing Date.  There are no audits, suits, actions, claims, investigations, inquiries, or proceedings pending or to Seller’s knowledge, threatened, against Seller with respect to Taxes, nor has any deficiency or claim for any Taxes been imposed or assessed.  There are no outstanding notices of deficiencies, adjustments, or changes in assessments with respect to any Taxes.  Seller has not waived any statute of limitations with respect to any taxable year.  There is no agreement, waiver, or consent providing for an extension of time with respect to the assessment of any Taxes against Seller.  All amounts required to be withheld or collected by Seller for Taxes with respect to any other person have been so withheld or collected and paid to the appropriate Governmental Authority and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(n)           The Disclosure Schedule contains a true and complete list of each pension, profit sharing, other deferred compensation, bonus, incentive compensation, stock purchase, stock option, supplemental retirement, severance or termination pay, medical, hospitalization, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits plan, program, arrangement or contract, and each other employee benefit plan, program, arrangement or contract, currently maintained, contributed to, or required to be contributed to, by Seller or any Related Party (hereinafter defined) for the benefit of any Restaurant Employee, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and whether legally binding or not (collectively, the “Benefit Plans”).  Seller has delivered to Buyer, with respect to each applicable Benefit Plan (1) true and complete copies of all documents embodying or relating to each Benefit Plan including, without limitation, the plan and trust or other funding arrangement relating thereto, summary plan descriptions, employee handbooks or personnel manuals and all amendments and supplements thereto; (2) the most recent annual report (Series 5500 and all schedules thereto), if any, required by ERISA; and (3) the most recent determination letter received from the Internal Revenue Service, if any.  “Related Party” means any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, of Seller.  With respect to each of the Benefit Plans:  (a) the Benefit Plan is, and at all times since its inception, has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in material compliance with all applicable requirements of all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code; (b) all reports, tax returns, information returns and other information regarding the Benefit Plan that are required by law to be filed have been accurately, timely and properly filed; (c) no transaction or event has occurred or, to Seller’s Knowledge, is threatened or about to occur (including, without limitation, any of the transaction contemplated by this Agreement) that constitutes or could constitute a nonexempt prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code.  With respect to any Restaurant Employee, neither the Seller nor any Related Party has ever maintained or contributed to (or been obligated to contribute to) any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or any multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(o)           Except as disclosed in Section 5.1(o) of the Disclosure Schedule, (1) Seller is in compliance with all applicable Environmental Laws in connection with the Restaurants and has not received any written communication alleging that Seller or any Affiliate of Seller is in violation of, or has any liability under, any Environmental Laws in connection with the Restaurants, (2) Seller validly possesses and has been in compliance with all Permits required under Environmental Laws to conduct its business at the Restaurants as currently conducted, and all such Permits are valid and in good standing, (3) there are no Environmental Claims relating to the Restaurants pending or, to the Knowledge of Seller, threatened against Seller or any Affiliate of Seller,  (4) Neither Seller nor any Affiliate of Seller has Released, nor to Seller’s Knowledge has any other Person released, any Hazardous Materials at, on, under or from any of the Restaurants in a manner that would reasonably be expected to result in an Environmental Claim against the Seller or any Affiliate of Seller and (5) except as otherwise disclosed in any environmental site assessments or other reports related to the Restaurants provided by Seller to Buyer or obtained by Buyer prior to Closing, to Seller’s Knowledge, there are no, and there never have been any, underground storage tanks located on any of the real properties governed by the Real Property Leases or on the Fee Properties.  Seller has provided Buyer with copies of all existing environmental investigations, studies, audits, tests, reviews or other analyses pertaining to the Restaurants in Seller’s possession or control.  The term “Environmental Claims” means any administrative or judicial actions, suits, orders, claims, proceedings or written or oral notices of noncompliance by or from any person alleging liability arising out of the Release of or exposure to any Hazardous Material or the failure to comply with any Environmental Law.  For the purpose of this Agreement, the term “Hazardous Materials” means any substance defined as “hazardous substances,” “hazardous air pollutant,” “pollutants,” “contaminants,” “hazardous materials,” “hazardous wastes,” “toxic chemicals,” “petroleum or petroleum products,” “toxics,” “hazardous chemicals,” “extremely hazardous substances,” “pesticides” or related materials, including but not limited to radon and asbestos, as now, in the past, or hereafter defined in any applicable federal, state or local law, regulation, ordinance, policy or directive, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et. seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 1101 et. seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et. seq.; the Hazardous Materials Transportation Act of 1974, 49 U.S.C. § 1801 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et. seq.; the Clean Air Act, 42 U.S.C. § 4701 et. seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et. seq.; the Safe Drinking Water Act, 42 U.S.C. § 3001 et. seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et. seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et. seq.; and any laws regulating the use of biological agents or substances including medical or infectious wastes and the corresponding State laws, regulations and local ordinances, etc. which may be applicable, (“Environmental Laws”) as any such acts may be amended, provided that in all cases Environmental Laws shall not include general health code requirements and related health and safety laws, rules and regulations referenced in Section 5.1(k) above.  The term “Release” means any release, spill, emission, leaking, pumping, emitting, discharging, injecting, escaping, leaching, dumping, disposing or passive migration into or through the environment.

(p)           Except as set forth in Section 5.1(p) of the Disclosure Schedule, since January 3, 2010, there has not been:

(i)            any material increase in the rate of compensation or any material increase in the benefits payable or to become payable to any of the Restaurant Employees, or any other material change in the terms of employment of the Restaurant Employees, other than compensation or benefits increases in the ordinary course of business consistent with past practice; or

(ii)           any material change in any accounting policies, procedures or practices with respect to the Restaurants.

Section 5.2             Buyer’s Representations and Warranties.  Buyer represents and warrants to Seller that:

(a)           Buyer is duly organized, validly existing, and in good standing under the laws of its state of formation and is qualified to do business and in good standing in all jurisdictions where its activities so require.

(b)           Buyer has corporate power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement and all actions of Buyer necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Buyer have been taken.  This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller and ASI, constitutes a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or similar laws of general application in effect relating to or affecting the rights of creditors, generally and to general rules of equity.

(c)            The execution, delivery and performance of this Agreement will not (i) violate or result in a breach of any term of Buyer’s organizational documents, (ii) result in a breach of or constitute a default under any term in any agreement or other instrument to which Buyer is a party, such default having not been previously waived by the other party to such agreements, (iii) violate any law or any order rule or regulation applicable to Buyer, of any court or of any governmental authority having jurisdiction over Buyer or its properties, or (iv) result in the creation or imposition of any lien or encumbrance upon any of the Assets.

Section 5.3             ASI’s Representations and Warranties.  ASI represents to Buyer:

(a)           ASI is duly organized, validly existing, and in good standing under the laws of its state of formation and has all requisite authority to own, lease and operate its properties and assets and to conduct its business (including without limitation business related to the Restaurants) as it is now being conducted.  ASI is duly qualified to do business as a foreign entity and is in good standing in all jurisdictions where its activities make such qualification necessary.

(b)           ASI has corporate power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement and all actions of ASI necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of ASI have been taken.  This Agreement has been duly and validly executed and delivered by ASI and, assuming the due authorization, execution and delivery by Buyer and Seller, constitutes a legal, valid and binding obligation of ASI enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or similar laws of general application in effect relating to or affecting the rights of creditors, generally and to general rules of equity.

Section 5.4             No Implied Representations or Warranties.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 5.1 OF THIS AGREEMENT OR IN ANY CONVEYANCE DOCUMENTS EXECUTED AND DELIVERED BY SELLER, SELLER, ON BEHALF OF IT AND ITS AFFILIATES, DISCLAIMS THE MAKING OF ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ASSETS OR MATTERS AFFECTING THE ASSETS, INCLUDING THE BOUNDARIES OF THE LAND, THE FINANCIAL OR OTHER PERFORMANCE AT THE RESTAURANTS AFTER THE CLOSING, THE PHYSICAL CONDITION OF THE ASSETS OR THE RESTAURANTS (INCLUDING THE CONDITION OF THE BUILDING STRUCTURE, THE ROOF, THE ELECTRICAL, PLUMBING, AND HVAC SYSTEMS, OR THE FURNISHINGS, FIXTURES AND EQUIPMENT), PEST CONTROL MATTERS, SOIL CONDITION, HAZARDOUS WASTE, TOXIC SUBSTANCE, OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE, AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, ECONOMIC PROJECTIONS, FINANCIAL DATA, EMPLOYMENT PRACTICES, AND ALL OTHER INFORMATION PERTAINING TO THE ASSETS. BUYER, MOREOVER, ACKNOWLEDGES (1) THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC, AND LEGAL CONDITION OF THE ASSETS AND (2) THAT BUYER IS NOT RELYING UPON ANY STATEMENTS, INFORMATION, REPORTS, REPRESENTATIONS, OR WARRANTIES (OTHER THAN THOSE SPECIFICALLY SET FORTH IN SECTION 5.1 OF THIS AGREEMENT OR IN ANY CONVEYANCE DOCUMENTS EXECUTED AND DELIVERED BY SELLER) MADE BY SELLER, FRANCHISOR, ASI OR ANYONE ACTING OR CLAIMING TO ACT ON BEHALF OF SELLER, FRANCHISOR OR ASI CONCERNING THE ASSETS, INCLUDING THE RESTAURANT EMPLOYEES OR CONTAINED IN ANY COPIES OF MANAGEMENT PERSONNEL DATA PROVIDED TO BUYER WITH RESPECT TO THE RESTAURANT EMPLOYEES.  BUYER FURTHER ACKNOWLEDGES THAT IT HAS NOT RECEIVED FROM SELLER OR ITS AFFILIATES ANY ACCOUNTING, TAX, LEGAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT, OR OTHER ADVICE WITH RESPECT TO THIS TRANSACTION AND IS RELYING SOLELY UPON THE ADVICE OF ITS OWN ACCOUNTING, TAX, LEGAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT, AND OTHER ADVISORS. SUBJECT TO THE PROVISIONS OF SECTIONS 5.1 AND 8.1 OF THIS AGREEMENT AND ANY CONVEYANCE DOCUMENT EXECUTED AND DELIVERED BY SELLER, BUYER WILL PURCHASE THE ASSETS IN THEIR “AS IS”, “WHERE-IS” AND “WITH-ALL FAULTS” CONDITION ON THE CLOSING DATE WITHOUT ANY WARRANTIES, WHETHER EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) AND ASSUMES THE RISK THAT ADVERSE PHYSICAL, ENVIRONMENTAL, ECONOMIC, OR LEGAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

ARTICLE VI
INDEMNIFICATION

Section 6.1             Limitations on Representations, Warranties and Covenants.  No claim based on a breach of representation, warranty or covenant contained in this Agreement or in any document executed by the parties pursuant to this Agreement may be made against the other party on or after the fifteenth (15th) month anniversary of the Closing Date, except for the Carved-Out Claims, which may not be made on or after the applicable statute of limitations period (as applicable, the “Limitation Period”).  The liability of each of Buyer and Seller (including ASI) under this Agreement shall be limited to 5% of the sum of the Purchase Price paid pursuant to this Agreement (the “Cap”) and will not accrue unless or until the aggregate amount of liability under this Agreement exceeds $250,000 and then, only to the extent such claims exceed $250,000 (the “Basket”), with the exception of the Carved-Out Claims which shall not be subject to the Cap or the Basket.  The Limitation Period will apply to known as well as unknown breaches of representations, warranties and covenants.

Section 6.2             Indemnification by Seller.  Subject to the Closing having occurred and Section 6.1 above, which limitations, including the Limitation Period, the Basket and the Cap will apply to any indemnification claim under this Section 6.2 (with the exception of Carved-Out Claims as to the Basket and the Cap), Seller, severally, only with respect to itself and the Restaurants owned or operated by it (whether as of the Effective Date or hereafter acquired) and not jointly, agrees to protect, defend, indemnify, and hold Buyer, its successors and assigns and their respective officers, directors, shareholders, members, managers and employees (each, a “Buyer Indemnitee”), harmless from and against any and all causes of action, claims, losses, liabilities, liens, damages, costs, expenses, demands and obligations (including reasonable attorneys’ fees) asserted against, suffered or incurred by a Buyer Indemnitee arising or resulting from:

(a)           Any misrepresentation, breach of representation or warranty or nonfulfillment of any covenant made by Seller in connection with this Agreement;

(b)           Ownership and operation of the Assets, including the Restaurants, prior to the Closing Date, but excluding any Assumed Liabilities; and

(c)           The Excluded Liabilities.

Section 6.3             Indemnification by ASI.  Subject to the Closing having occurred and Section 6.1 above, which limitations, including the Limitation Period, the Basket and the Cap will apply to any indemnification claim under this Section 6.3 (with the exception of Carved-Out Claims as to the Basket and the Cap), ASI, jointly and severally with the applicable Seller, agrees to protect, defend, indemnify, and hold Buyer Indemnitees harmless from and against any and all causes of action, claims, losses, liabilities, liens, damages, costs, expenses, demands and obligations (including reasonable attorneys’ fees) asserted against, suffered or incurred by a Buyer Indemnitee arising or resulting from:  (a) claims or demands by Restaurant Employees or former employees (if such former employees would have been considered Restaurant Employees at anytime during the course of their employment by ASI) resulting from employment by Seller, ASI or their respective Affiliates prior to the Closing Date (the “ASI Excluded Liabilities”), (b) any misrepresentation, breach of representation or warranty or nonfulfillment of the representations and warranties set forth in Section 5.1(l), Section 5.1(n) and Section 5.3 above.  Notwithstanding anything to the contrary contained in this Agreement (and without removing from ASI the benefit of the Basket or the Cap in the case of non-Carved-Out Claims), ASI’s maximum aggregate liability to Buyer Indemnitees under this Agreement for ASI Excluded Liabilities is $5,000,000 (the “ASI Cap” for the ASI Excluded Liabilities) and notwithstanding Section 6.1 of this Agreement, solely with respect to ASI, the Limitation Period for the ASI Excluded Liabilities will be four and one-half (4 ½) years from the Closing.

In no case shall any Seller or ASI have any indemnification obligations to a Buyer Indemnitee who is a Restaurant Employee to the extent that such employee would not otherwise have been entitled to indemnification from Seller as a matter of law, or to the extent that such employee engaged in conduct in violation of the policies of Seller or its Affiliates that resulted in the occurrence of the action, claim, loss, liability, lien, damage, cost , expense, demand or obligation.  For purposes of clarification, the foregoing limitation will not affect any indemnification obligations of Seller or ASI to other Buyer Indemnitees.

Section 6.4             Indemnification by Buyer.  Buyer agrees to protect, defend, indemnify, and hold Seller, its successors and assigns, and their respective officers, directors, shareholders, members, managers and employees (each, a “Seller Indemnitee”), harmless from and against any and all causes of action, claims, losses, liabilities, liens, damages, costs, expenses, demands and obligations (including reasonable attorneys’ fees) asserted against, suffered or incurred by a Seller Indemnitee arising or resulting from:

(a)           Any misrepresentation, breach of representation or warranty or nonfulfillment of any covenant made by Buyer in connection with this Agreement;

(b)           Ownership and operation of the Assets, including the Restaurants, from and after the Closing;

(c)                                  Failure to pay or otherwise satisfy the Assumed Liabilities; and

(d)           Use of any software that remains loaded on the computers in the Restaurants after the Closing to the extent such software is an Excluded Asset.

Section 6.5             Exclusive Remedy.  From and after the Closing, none of the parties hereto shall be liable or responsible in any manner whatsoever to the other parties hereto, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article VI, which provides the exclusive remedy and cause of action of the parties hereto with respect to any matter arising out of or in connection with the purchase, sale, ownership or operation of the Assets, including the ownership and operation of the Restaurants; provided however, a party shall be entitled to seek specific performance or injunctive relief with respect to post-closing obligations of the Parties.  Except as provided herein, each of the parties hereby waives, to the fullest extent permitted under applicable law, any and all rights it may have to seek punitive or consequential damages from the other parties hereto (except in the case where a third party has been awarded such damages), and waives, releases and agrees not to make any claim or bring any contribution, cost recovery or other action against the other parties or any of their respective successors or assigns or any controlling person or other affiliate of the other parties, under common law or any federal, state or local law or regulation now existing or hereafter enacted which seeks to allocate liabilities between Buyer and Seller in a different manner than as expressly set forth in this Agreement.  Notwithstanding the foregoing, nothing contained in this Article VI shall effect the relationship between (a) Franchisor or Applebee’s Enterprises LLC, as applicable, and Buyer under the Existing Agreements, Applebee’s Development Agreement and/or the Applebee’s Franchise Agreements and (b) Buyer and Seller under the Applebee’s Leases, including, in each case, any indemnification obligations contained therein.

Section 6.6             Indemnification Procedures.

(a)           In the event that any claim shall be asserted by any person in respect of which payment may be sought under Section 6.2, Section 6.3 or Section 6.4 hereof (each, a “Claim”), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party.  In the case of third party actions, the indemnifying party shall have the right, to have sole control at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any damages indemnified against hereunder; provided, however, that (i) the indemnifying party shall obtain the prior written approval of the indemnified party, which approval shall not be unreasonably withheld, conditioned or delayed, before entering into any settlement, adjustment or compromise of such Claim, or ceasing to defend against such Claim if pursuant thereto or as a result thereof, injunctive or other relief would be imposed upon the indemnified party and (ii) the indemnified party shall cooperate with the reasonable requests of the indemnifying party in connection with such Claim.  If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim asserted by a third party which relates to any damages indemnified against hereunder, it shall within ten (10) business days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so.  If the indemnifying party elects not to defend against any Claim which relates to any Damages indemnified against hereunder, fails to notify the indemnified party of its election as herein provided, the indemnified party may defend against such Claim.  If the indemnified party defends any Claim asserted by a third party and is entitled to indemnity under this Agreement, then the indemnifying party shall reimburse the indemnified party for the expenses and reasonable attorneys fees of defending such Claim upon submission of periodic bills (no less than monthly).  If the indemnifying party shall assume the defense of any Claim asserted by a third party, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the reasonable expense of the indemnifying party (i) if so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim and provided further, that to the extent the Claim relates to events or circumstances that existed for periods of time pre-Closing and post-Closing no conflict shall be deemed to exist solely for purposes of this Section 6.6(a).  The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation, or settlement of any such Claim.  The indemnifying party shall not be liable under this Article VI for any settlement, adjustment or compromise of any third party Claim effected by the indemnified party without the indemnifying party’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)           After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

(c)           The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

(d)           The failure of the indemnifying party to timely give notice of its intent to defend a Claim under subsection (a) shall not release, waive or otherwise affect the indemnifying party’s rights with respect thereto except to the extent that the indemnified party can demonstrate actual loss and prejudice as a result of such failure.

ARTICLE VII
COVENANTS, DEVELOPMENT AGREEMENT AND FRANCHISE AGREEMENTS

Section 7.1             Seller’s Covenants.  Without the prior written consent of Buyer, during the Contract Period, Seller covenants only with respect to itself and the Restaurants owned or operated by it, as follows:

(a)           Seller will operate and maintain the Restaurants in the ordinary and usual manner, consistent with past practices of Seller or its Affiliates.

(b)           Seller will not solicit or negotiate any other offers involving the sale of all or any of the Restaurants.

(c)           Seller will, at no cost to Seller or its Affiliates, use reasonable best efforts and cooperate in assisting Buyer with the assumption, transfer or reissuance of any Permits required for the operation of the Restaurants.

(d)           Seller will cooperate with Buyer’s lenders’ request for information and execute and deliver commercially reasonable documents as may be requested by Buyer’s lenders for the Closing; provided, that such documents are not inconsistent with and do not change Seller’s rights, obligations or remedies set forth in this Agreement or any other document executed in connection with the transactions contemplated herein.

(e)           Seller will cooperate in obtaining commercially reasonable documents from the Landlords, as may be requested by Buyer’s lenders; provided, that, subject to Section 4.1(f), receipt of such documents from the Landlords will not be a condition to Buyer’s obligation to close the transactions contemplated herein.

(f)            Seller will continue its current local store market advertising program in the development territories for the Applebee’s Development Agreement prior to the Closing Date in accordance with the marketing plan and budget that has been provided to Buyer, subject only to (i) changes or adjustments that are made to such plan and budget by Applebee’s Services, Inc. consistent with past practices and not due to the fact that the Restaurants are subject to sale pursuant to this Agreement or (ii) expenditures in excess of the marketing plan and budget.

(g)           Seller will not sell, lease, license, surrender, relinquish, dispose of, or transfer any of the Assets material to the operation of the Restaurants, except for the sale of Food and Beverage Inventory, use of the Miscellaneous Personal Property (including disposable Miscellaneous Personal Property), repair and replacement of FF&E and borrowing under Seller’s existing credit facilities, all in the ordinary course of business and consistent with past practices; provided, however, Seller may pledge, mortgage, grant a security interest in, or otherwise encumber any or all of the Assets as security for any indebtedness or other obligation (direct, contingent or otherwise) of Seller or its Affiliates, whether now or hereafter arising.

(h)           Seller will not amend, cancel, waive, compromise or surrender any material rights under or with respect to any of the Assets (excluding Assumed Contracts) material to the operation of the Restaurants, other than in the ordinary course of business;

(i)            Except as provided in Section 3.10 and Section 7.1(q), Seller will not amend, terminate, waive any rights under, or surrender any of the Assumed Contracts; provided that such restriction does not apply to (i) the System Agreements or (ii) Assumed Contracts relating to any of the Covered Products and Services, to the extent that such action, in the case of each of provisions (i) and (ii) of this sentence, does not materially and adversely affect Buyer’s rights or obligations as of the Closing Date, including any material increase in either the costs of the products or services subject to such Assumed Contracts or the length of notice required to terminate such Assumed Contracts;

(j)            Seller will not hire (except to fill existing vacancies) or terminate without cause, any Restaurant Employees that are general managers, area directors or the director of operations or increase or promise to increase, in writing or otherwise, the existing compensation level of Restaurant Employees, except for customary wage increases and bonuses given in the ordinary course of business;

(k)           Seller will use its best efforts to preserve and protect the goodwill and advantageous relationships of the Restaurants with its customers, suppliers and all other persons having business dealings with the Seller relating to the Restaurants;

(l)            Seller will not remodel or make any material alteration to any of the Restaurants;

(m)          Subject to Buyer’s compliance with the requirements of Section 7.2(b), Seller will satisfy all of the terms and conditions necessary to assign the Real Property Leases (excluding Real Property Leases listed on Schedule 4.1(d)) to Buyer without the consent of the respective Landlords;

(n)           At least three (3) days prior to Closing, Seller will deliver to Buyer an updated list of Restaurant Employees referenced in Section 5.1(l), updated as of a date within 5 days of the delivery date to Buyer;

(o)           Seller will give Buyer written notice at least ten (10) business days prior to giving notice of termination of any written contract meeting the following criteria: (i) Seller is a party to or bound by such contract, (ii) the contract is necessary to operate the Restaurants in accordance with Seller’s historical practices and (iii) the contract is not an Assumed Contract;

(p)           At no cost to Seller, Seller will use its commercially reasonable efforts to obtain the consent of Apache Mall, LLC (“Licensor”) to transfer to Buyer that certain License Agreement between Licensor and ARN, executed October 6, 2009, for 3 (three) “TO GO” parking stalls at the Apache Mall Restaurant (#61013) (the “Apache Mall License Agreement”) or, in the alternative, to assist Buyer in obtaining a replacement license agreement with Licensor on substantially similar terms as the terms of the Apache Mall License Agreement; and

(q)

(i)           Seller will use its commercially reasonable efforts to obtain on or before the Closing, either a letter of intent (which may be non-binding) or an amendment to the Real Property Lease to be executed by Buyer at Closing, or such other indication of Landlord’s intent to sign an amendment as reasonably acceptable to Buyer, in each case, relating to the Apache Mall Restaurant (#61013) (the “Apache Mall Restaurant”), signed by the Landlord thereof and providing for an extension of the Real Property Lease on terms within the parameters set forth on Schedule 7.1(q) (the

“Apache Mall Extension”).  Seller shall obtain Buyer’s approval of all written offers and counteroffers made to the Landlord to the extent the terms of such offers/counteroffers exceed any parameter set forth on Schedule 7.1(q).  Buyer agrees that Seller will be deemed to be using its commercially reasonable efforts so long as it negotiates the Apache Mall Extension within the parameters in Schedule 7.1(q) even if it does not obtain the maximum term of twenty (20) years in order to decrease its potential liability to Buyer under Paragraphs 3 and 4 of Schedule 7.1(q).  Without Buyer’s prior written approval, which may be withheld in its sole discretion, Seller shall not sign the Apache Mall Extension prior to Closing.  If Buyer is provided the Apache Mall Extension and fails to execute the same or Buyer refuses to give consent to Seller to execute the Apache Mall Extension, Seller will have no liability to Buyer with respect to an Apache Mall Loss (as defined below).

(ii)          To the extent that the base rent increase negotiated by Seller prior to Closing in the Apache Mall Extension falls within the Pre-Closing Parameter set forth in Schedule 7.1(q) but exceeds the Post-Closing Parameter set forth therein, Seller shall pay to Buyer the present value of such excess amount (utilizing an 8% discount rate) at the time of Closing.  To the extent that the percentage rent formula negotiated by Seller prior to Closing in the Apache Mall Extension falls within the Pre-Closing Parameter set forth in Schedule 7.1(q) but exceeds the formula set out in the existing lease, Seller shall pay to Buyer the amount of excess percentage rent required to be paid by Buyer to the Landlord within thirty (30) days following Buyer’s annual calculation of same.

(iii)         If Seller does not obtain the Apache Mall Extension as described above and Buyer suffers an Apache Mall Loss, Seller will pay Buyer, within 30 days of the occurrence of the Apache Mall Loss, an amount equal to $41,666.67 multiplied by the difference between sixty (60) and the number of complete calendar months that have passed between the Closing Date and the date of the Apache Mall Loss.  An “Apache Mall Loss” will occur as of the date that Buyer does not have the right to operate the Apache Mall Restaurant between the Closing and fifth (5th) anniversary of the Closing.  Notwithstanding anything to the contrary contained herein, an Apache Mall Loss will not be deemed to occur (and no payment will be due from Seller) if (a) either the Real Property Lease or the Franchise Agreement for the Apache Mall Restaurant has been terminated prior to June 30, 2012 due to Buyer’s default thereof, (b) as of June 30, 2012 Buyer has the right, pursuant to an amendment/extension to the Real Property Lease or a replacement lease, to operate the Apache Mall Restaurant through the fifth (5th) anniversary of the Closing, or (c) if Buyer does not have the right to operate the Apache Mall Restaurant at any time after June 30, 2012 and any of the following facts, events or circumstances shall exist or have occurred: (i)  Buyer does not or has not used commercially reasonable efforts to obtain an amendment/extension of the Real Property Lease through the fifth (5th) anniversary of the Closing (provided, that, the standard for commercially reasonable efforts for the Buyer shall be those efforts substantially similar to those undertaken by Seller prior to Closing); (ii) Buyer refuses or refused to sign an amendment to extend the Real Property Lease that contains terms within the parameters set forth on Schedule 7.1(q) or Buyer determines that it no longer wants to operate the Apache Mall Restaurant; (iii) an uncured breach or default by Buyer or its Affiliate(s) of the Real Property Lease; (iv) Buyer or its Affiliate(s) are operating a business other than an Applebee’s Neighborhood Grill & Bar at such location; (v) an uncured breach or default by Buyer under the Applebee’s Franchise Agreement for the Apache Mall Restaurant; (vi) Buyer has terminated the Real Property Lease (or any replacement lease); or (vii) Buyer’s inability to operate the Restaurant is due to a factor outside of the reasonable control of Buyer or the Landlord (e.g., casualty or condemnation; provided in the event of casualty, only to the extent that Buyer has received the casualty proceeds from the Landlord equal to the payment required to be made by Seller pursuant to this Section 7.1(q)).

(r)            Prior to Closing, the “Existing Sign” at the Apple Valley Restaurant, in each case as identified on the attachments to that certain letter dated March 2, 2010, from WSB & Associates, Inc. to DBAPPLEF, LLC, will be relocated to an area outside the real property that is subject to condemnation in connection with the Dakota County Transportation Department Cedar Avenue Transitway project and in compliance with the City of Apple Valley’s current sign ordinance (the “Sign Relocation”); provided, however, the Sign Relocation will not be a condition to Closing. If the Sign Relocation does not occur before the Closing and Buyer subsequently incurs cost to effect the Sign Relocation, Seller will reimburse Buyer for Buyer’s actual and reasonable out-of-pocket costs incurred to effect the Sign Relocation to the extent such costs are not reimbursed by Dakota County, the City of Apple Valley, or their respective third party representatives.  To be eligible for reimbursement, Buyer must submit an itemized statement of such costs and written evidence that Dakota County, the City of Apple Valley, or their respective third party representatives refused to reimburse all or a portion of such costs.  If Seller reimburses Buyer for any costs pursuant to this paragraph, Buyer will be deemed to have assigned to Seller any claims for reimbursement against third parties for such costs.

(s)           On or prior to the Closing, Seller will purchase and deliver ten ice cream coolers, similar to the coolers currently used in some or all of the Restaurants, to those Restaurants as designated by Buyer; provided that Buyer agrees to designate the ten Restaurant locations within thirty days of the Effective Date.

Section 7.2             Buyer’s Covenants.  Buyer covenants as follows:

(a)           At no cost to Buyer, Buyer will cooperate with Seller and use its commercially reasonable efforts to assist Seller in obtaining the landlord consents set forth on Schedule 4.1(d), estoppel certificates, the Apache Mall Extension and the third party consents set forth in Section 5.1(f) of the Disclosure Schedule.

(b)           At or prior to Closing, as applicable, Buyer or its Affiliates will satisfy the requirements set forth on Schedule 7.2(b) of this Agreement.

(c)           If Seller, (or any Affiliate of Seller that has guaranteed Seller’s obligations) has any continuing material financial or other obligation, whether contingent or otherwise, under any Real Property Lease after the Closing Date, neither Buyer nor any of its Affiliates shall renew such Real Property Lease, without the express prior written consent of Seller (or the applicable Affiliate), which consent shall be at Seller’s (or the applicable Affiliate’s) sole and absolute discretion; provided, however, that no such consent shall be required in connection with a renewal of such Real Property Lease (i) where, by the express terms of such renewal, Seller (and any such Affiliate) is not liable with respect to matters arising on or after the commencement date of such renewal period and Buyer provides a copy of such renewal or amendment of the Real Property Lease to Seller, which renewal or amendment shall include a confirmation by Landlord that there are no outstanding defaults under the Real Property Lease or (ii) pursuant to existing options or renewal terms that, in each case, contain either (A) the same terms and conditions as existed in, or contemplated by, such Real Property Lease immediately prior to the Closing or (B) terms and conditions that, neither individually nor in the aggregate, create additional monetary or non-monetary obligations, contingent or otherwise, on Seller or the applicable affiliate. If Buyer so requests Seller’s consent, the request shall be in writing specifying the terms of the renewal; the duration of said desired renewal; the date same is to occur; the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder.  Such request for Seller’s consent shall be submitted to Seller at least thirty (30) days in advance of the date on which Buyer desires to make such renewal and the failure of Seller to notify Buyer in writing of Seller’s disapproval of such request within such thirty (30) day period shall be deemed to constitute Seller’s consent thereto; provided, that, Buyer’s request must include the following language in bold-face type:  “Please note that failure to respond to this request within 30 days of the date of this notice will result in automatic approval of our request to renew this lease and may result in your continuing liability for our obligations under this lease as a guarantor.”

(d)           Buyer and its Affiliates will continue to use the point of sale systems in the Restaurants for a minimum of two weeks after the Closing in substantially the same manner as used prior to the Closing.

(e)           From and after the Closing, Buyer will make commercially reasonable efforts to promptly forward all correspondence or other legal notices addressed to Seller that relate to events prior to the Closing and which do not constitute Assumed Liabilities; provided, that, Buyer shall not be liable to Seller for any damages caused in whole or part by failure of Buyer to promptly forward any correspondence or legal notices addressed to Seller.  For purposes of clarification, the foregoing limitation of liability shall not limit or affect the provisions set forth in Section 6.6(c) and (d) of this Agreement.

Section 7.3             Franchisor’s Approval.  The parties acknowledge and agree that on or before the Effective Date, Franchisor has approved Buyer’s acquisition of the Restaurants pursuant to the terms hereof based upon its review of the Financing Plan and post-closing pro forma financial statements and debt covenant compliance and the condition that the equity or ownership structure of Buyer and its Affiliates will be substantially the same as set forth in the consent letter issued by Franchisor as of the Effective Date (“Franchisor Consent Letter”), subject to such changes as permitted in the Franchisor Consent Letter.  “Financing Plan” means the information attached to the Franchisor Consent Letter regarding the debt and equity, as applicable, to be used to fund the Purchase Price.

Section 7.4             Release of Guarantees.  If as a condition to a consent for assignment, a Landlord with respect to a Real Property Lease listed on Schedule 4.1(d) requires Buyer to assume any or all obligations of Seller under such Real Property Lease arising as a result of acts or omissions occurring before the Closing as between Buyer and Landlord, Buyer will assume such obligations; which obligations are by definition “Excluded Liabilities” and, for which, Seller shall be solely responsible for these liabilities as between Seller and Buyer.  In addition, at or prior to Closing, Buyer agrees to satisfy the requirements set forth on Schedule 7.4 to release Seller or its Affiliates from obligations under the Real Property Leases after the Closing Date.

Section 7.5             Insurance.  Seller’s existing insurance policies, as it affects the Restaurants, will be canceled as of the Closing Date, and Seller will receive any premium refund due.

Section 7.6             Environmental Assessment. On or before the thirtieth (30th) day following the Effective Date, Buyer shall notify Seller, in writing, of any material conditions or exceptions that do not reasonably satisfy Buyer or its lenders as a result of Buyer’s environmental site assessment of the Restaurants (“Environmental Deficiency Notice”).  After receipt of an Environmental Deficiency Notice from Buyer, Seller may then elect, by written notice given within ten (10) days following such notice (“Environmental Notice Period”) that Seller agrees to repair or otherwise cure such conditions prior to the Closing Date.  If Seller does not elect to repair or cure the conditions by written notification within the Environmental Notice Period, Buyer shall have the right to terminate this Agreement pursuant to Section 9.2(e) by notifying Seller, in writing, within ten (10) days following the Environmental Notice Period.  If Buyer does not terminate this Agreement, Buyer shall be deemed to waive the condition or exception.  If Seller elects to repair or otherwise cure such conditions identified in the Environmental Deficiency Notice, any such repair or cure shall be conducted pursuant to a plan approved by Buyer and which approval shall not be unreasonably withheld or delayed.  If Seller elects to repair or otherwise cure such conditions identified in the Environmental Deficiency Notice and does not repair or otherwise cure within a commercially reasonable period, Buyer shall have the right to terminate this Agreement pursuant to Section 9.2(e) by notifying Seller in writing.

Section 7.7             Title Review and Survey.  Within thirty (30) days following the Effective Date, Seller will deliver to Buyer commitments for the title policies required to be delivered pursuant to Section 4.1(c)

of this Agreement; provided, however, Seller will not be deemed to have breached or failed to perform this obligation so long as Seller has ordered commitments for such title policies from CTI on or before the Effective Date.  On or before the 30th day following such delivery, Buyer shall notify Seller, in writing, of any material conditions or exceptions that do not reasonably satisfy Buyer or its lenders following review of the title commitments and surveys for the Restaurants (to the extent that Buyer elects or is required to obtain surveys) (“Title Deficiency Notice”).  After receipt of a Title Deficiency Notice from Buyer, Seller may then elect, by written notice given within twenty (20) days (“Title Notice Period”) following such notice that Seller agrees to cure such exception(s) prior to the Closing Date.  If Seller does not elect to cure such or any exception by written notification within the Title Notice Period, Buyer shall have the right to terminate this Agreement pursuant to Section 9.2(e) by notifying Seller, in writing, within ten (10) days following the Title Notice Period.  If Buyer does not terminate this Agreement, Buyer shall be deemed to waive the condition or exception.  If Seller elects to cure such exceptions identified in the Title Deficiency Notice and does not cure within a commercially reasonable period, Buyer shall have the right to terminate this Agreement pursuant to Section 9.2(e) by notifying Seller in writing.

Section 7.8             Liquor License Consent Process.  Buyer agrees to use its commercially reasonable efforts to obtain Liquor License Agency Approval in an expeditious manner.  Specifically, Buyer agrees to the following:

(a)           In accordance with the requirements of applicable law and practice, Buyer agrees to either: (1) apply for new liquor licenses in its name or that of its subsidiary(ies) or affiliate(s) or (2) transfer Seller’s existing liquor licenses identified on Schedule 7.8 (the “Liquor Licenses”) currently issued by various state and local liquor licensing authorities (collectively, the “ABC” and each individually an “ABC”) to Buyer.  Buyer, at its sole cost and expense, shall be responsible for preparing and filing any and all liquor license applications.  Seller shall cooperate with Buyer in the transfer of the Liquor Licenses and the acquisition of new liquor licenses, as applicable.  Seller’s out-of-pocket expenses associated with such cooperation of Seller shall be reimbursed by the Buyer at Closing or promptly following termination of this Agreement, as applicable. Schedule 7.8 shall also include those existing liquor licenses which must remain in effect so that Buyer may obtain temporary liquor licenses and/or continue to operate the liquor operations until such time as Buyer’s liquor licenses are issued.

(b)           Within forty-five (45) days after the Effective Date, but in no event later than sixty (60) days prior to the Closing Date, Buyer will have completed and filed all initial applications required to transfer the Liquor Licenses from Seller to Buyer or to acquire new liquor licenses for the Restaurants, as applicable, which applications are substantially complete in all material respects.  Buyer will promptly provide copies of the applications to Seller upon Seller’s request.  Buyer may redact sensitive personal information of officers, directors and principals from the applications before they are provided to Seller.  Seller shall reasonably cooperate in a timely manner with Buyer regarding the exchange of information relating to Seller’s premises and its operations as is necessary to facilitate the completion of Buyer’s applications for the liquor licenses.  Seller and Buyer acknowledge that the alcoholic beverage control authorities having jurisdiction over the Restaurants, as part of the routine processing of applications, may request additional information and amendments after accepting initial applications, and such requests shall not be construed to mean that the initial applications were not substantially complete prior to the expiration of the time periods set forth above.

(c)           During the Contract Period, Seller shall notify Buyer within five (5) business days of (i) the receipt from the ABC or any applicable enforcement agency of any complaint or notification of violation or (ii) any event of suspended operations occurring at any of the Restaurants, which in the case of either provision (i) or (ii), are related to the liquor license.  Seller’s notice obligations under the immediately preceding sentence will continue after the Closing with respect to a Restaurant to the extent an Interim Management Agreement is in effect at Closing and has not been terminated;

provided, that such notice obligation will only continue with respect to the events specified in provision (i) of the immediately preceding sentence.

(d)           Buyer shall use its commercially reasonably efforts to pursue approval of the transfer of the Liquor Licenses or the acquisition of new liquor licenses in the name of Buyer, as applicable.  Upon request by Seller, Buyer will forward copies of any notices of approval of any temporary or permanent license or transfer of a Liquor License.

(e)           If the Liquor Licenses cannot be transferred to Buyer by Seller or new liquor licenses cannot be obtained by Buyer upon the Closing Date, Seller and Buyer will execute interim management agreements at the Closing in substantially the form attached hereto as Exhibit J (each, an “Interim Management Agreement”); provided, that, Buyer will not be required to enter into an Interim Management Agreement with respect to any Restaurant for which, in the reasonable opinion of Madigan, Dahl & Harlan P.A. (which opinion will be in writing and explain the basis for such determination in reasonable detail), there is sufficient evidence to conclude that it is more likely than not that a liquor license (with the same terms and conditions as the existing liquor licenses) will not be awarded to Buyer.  Notwithstanding the foregoing, unless a change in law or practice permits the use of Interim Management Agreements in the applicable jurisdiction, Buyer and Seller will not be required to execute Interim Management Agreements for the Mandatory Licensed Restaurants.

(f)            In jurisdictions where non-liquor permits and/or licenses, hearings, tax clearances, inspections, notice advertising and/or other prerequisites are required prior to (i) filing applications for the transfer or acquisition of the liquor licenses, (ii) the approval of such applications or (iii) the operation of the Restaurants after the Closing Date (collectively, “Other Requirements”), Buyer will file any and all applications or requests in a timely manner and shall diligently pursue and use commercially reasonable efforts to satisfy the Other Requirements and Seller will use commercially reasonable efforts to cooperate in assisting Buyer with Other Requirements as needed, subject to reimbursement of Seller’s out-of-pocket expenses as provided above.

(g)           If the parties execute one or more Interim Management Agreements at the Closing, the Liquor Inventory located within the Restaurants subject to such Interim Management Agreement(s) will not be transferred to Buyer at the Closing and will be transferred to Buyer only in accordance with the terms of the applicable Interim Management Agreement.  Upon the termination of the Interim Management Agreement with respect to a Restaurant, Seller will either, at the option of Buyer, (i) assign its interest in any applicable Beer Distributor Advance with respect to such Restaurant to Buyer and obtain an acknowledgement of such assignment from the applicable beer vendor(s) or (ii) terminate the applicable Beer Distributor Advance(s) with respect to such Restaurant and, subject to such beer vendor withholding any amounts due to such vendor for Liquor Inventory delivered after the Closing to the Restaurants, direct the applicable beer vendor to pay any remaining balance of the Beer Distributor Advance to Buyer.

Section 7.9             Liquor License Refunds and Credits.  Buyer and Seller shall cooperate in good faith to seek the maximum refunds or credits on Seller-paid liquor license fees with respect to the Restaurants, including renewal fees paid by Seller.  To the extent any such refunds or credits are received by Buyer, such amounts will be allocated to the benefit of Seller in the true-up process as set forth in Section 3.3(b) and (c).

ARTICLE VIII
CLOSING

Section 8.1             Closing Procedure.  The closing of the transactions contemplated by this Agreement (“Closing”) will take place at the offices of Seller at 11201 Renner Blvd., Lenexa, Kansas 66219 or at another location mutually agreeable to Buyer and Seller following the satisfaction or waiver of the conditions precedent set forth in Article IV of this Agreement, provided that the Closing will take place no later than the Outside Date.

Section 8.2             Costs and Expenses.  Whether or not the Closing takes place, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expense.  Seller will pay any and all governmental, documentary, transfer, sales, use, or transaction taxes or filing fees due on the transfer of the Restaurants from Seller to Buyer, and any recording costs for this transaction, except those taxes, filing fees or recording costs incurred in connection with, or as a result of, Buyer’s financing, which taxes, filing fees or recording costs will be paid by Buyer.  Buyer waives compliance by Seller with the provision of any applicable bulk sales laws.  Buyer will be responsible for obtaining any Permits required to operate the Restaurants and will bear the costs associated with obtaining such Permits (including costs of transfer relating to liquor licenses, if applicable, or otherwise obtaining Liquor License Agency Approval) and its due diligence activities relating to the contemplated transaction (including any costs relating to the conduct of inspections and investigations). Notwithstanding, Seller will provide to Buyer copies of all existing surveys and Phase I environmental assessments for the Restaurants and Buyer will use its commercially reasonable efforts to ensure that such surveys and assessments are acceptable to its lender. To the extent Seller does not provide to Buyer a Phase I environmental assessment that has been completed since January 1, 2008 with respect to a Restaurant(s),  Seller and Buyer shall share equally in the cost of any Phase I environmental assessment conducted by Buyer for such Restaurant(s); provided, that Seller will not share in the cost of any Phase I environmental assessment conducted with respect to a Restaurant listed on Schedule 4.1(c).  Buyer will bear the cost of any surveys.  Buyer and Seller will share equally the costs associated with engaging CTI for the escrow arrangement contemplated in Section 3.2 above. Seller shall bear all costs related to obtaining estoppel certificates from the Landlords and Landlord consents to the assignment of the Real Property Leases to Buyer. Subject to the terms of this paragraph, Seller shall pay for standard coverage leasehold title policies on each leasehold Restaurant (other than any “in-line” leases) and Buyer shall pay for extended coverage, if desired, and any lender policies.

ARTICLE IX
MISCELLANEOUS

Section 9.1             Casualty or Condemnation.  During the Contract Period:

(a)           Seller shall provide Buyer with prompt written notice of any fire or other casualty (“Casualty”) that causes Material Damage or the commencement of condemnation or eminent domain proceedings (“Condemnation”) which are reasonably expected to cause Material Damage with respect to any Restaurant.  If one or more Casualties or Condemnations shall occur with respect to any Restaurant or Restaurants which meet the Termination Threshold, then Buyer may, at its election exercised by written notice to Seller within ten (10) days after Buyer’s receipt of notice of any Material Damage that causes the Termination Threshold to be satisfied, either: (i) terminate this Agreement (in which event, the Escrowed Funds shall be refunded to Buyer as provided in this Article IX) and neither party shall thereafter have any further obligations to the other hereunder; or (ii) proceed with the Closing.

(b)           In the event any Casualty shall occur or Condemnation proceedings shall commence for which Buyer is not entitled to elect, or fails to timely so elect, to terminate this Agreement as provided in subsection (a) above, Buyer shall proceed with the Closing.

(c)           For purposes hereof:

(1)           “Material Damage” shall mean: (i) in case of a Casualty, any damage, as reasonably estimated by Buyer, that would cost for each affected Restaurant more than Three Hundred Thousand Dollars ($300,000) or take longer than ninety (90) days to fully repair; and (ii) in the case of a Condemnation proceeding, is reasonably likely to result in an award to the Seller in an amount in excess of Three Hundred Thousand Dollars ($300,000).

(2)           “Termination Threshold” shall mean that Material Damage has occurred for Restaurants that, in the aggregate, represent twenty-five percent (25%) or more of the total sales volume of all of the Restaurants (based on the twelve (12) month period immediately preceding the Effective Date); provided, however, if repair or reconstruction of a Restaurant is materially underway in accordance with subsection (d) below, then the Material Damage from such Restaurant will not be included for purposes of determining if the Termination Threshold has been reached.

(d) In the event of a Casualty which prevents a Restaurant from operating in the ordinary course of business as of the Closing Date, this Agreement will terminate with respect to such Restaurant, Seller will retain the title thereto, and the portion of the Purchase Price allocable to such Restaurant will be deducted from the Purchase Price at Closing.

(e) In the event of a Condemnation proceeding which prevents a Restaurant from operating in the ordinary course of business generally consistent with historical levels or from opening for Business as anticipated as of the Closing Date, this Agreement shall terminate with respect to such Restaurant, Seller shall retain title thereto, and the portion of the Purchase Price allocable to such Restaurant shall be deducted from the Purchase Price at Closing.

(f)  In no event will either party have the right to extend the Closing beyond the Outside Date as a result of the provisions of this Section 9.1.

Section 9.2             Termination.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

(a)           by mutual written consent of Buyer and Seller;

(b)           by Buyer or Seller if the Closing shall not have occurred by the Outside Date; provided, however, that the right to terminate this Agreement under this Section 9.2 shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)           by Buyer or Seller, if any court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the payment of the Purchase Price and such order, decree, ruling or other action shall have become final and non-appealable;

(d)           by either Buyer or Seller if the other party is in material breach of this Agreement and such breach is not cured by the breaching party within thirty (30) days after receiving written notice thereof from the non-breaching party, or, if such breach cannot be reasonably cured within such thirty (30) day period, then an additional reasonable time period, but in no event longer than ninety (90) days, so long as such cure has been commenced within such thirty (30) day period and is being diligently pursued; or;

(e)           by Buyer, pursuant to Sections 3.7, 7.6, 7.7 and 9.1 above.

In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 9.2, the parties acknowledge and agree that neither party shall have any liability nor further obligation to any other party, except as provided in Section 3.6 (relating to indemnification arising from Buyer’s exercise of its access rights) and this Section 9.2.  If this Agreement is terminated due to Seller’s failure to obtain and deliver to Buyer on the Closing Date all Landlord consents required to assign the Real Property Leases listed on Schedule 4.1(d), Seller will pay Buyer $250,000 as liquidated damages and such payment will represent Buyer’s sole remedy against Seller.  If this Agreement is terminated due to Seller’s failure to obtain and deliver to Buyer on the Closing Date the Required Underlying Consents and Seller is not otherwise obligated to pay liquidated damages to Buyer pursuant to the immediately preceding sentence, Seller will pay Buyer $50,000 as liquidated damages and such payment will represent Buyer’s sole remedy against Seller.  Except as set forth in the next sentence, upon termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 9.2, the Escrowed Funds shall be returned to the Buyer.  The Escrowed Funds will be paid to Seller upon Seller’s termination of this Agreement due to (i) Buyer’s material breach pursuant to Section 9.2(d) or (ii) Buyer’s failure to close on the Closing Date even though all of Buyer’s conditions set forth in Section 4.1 have been satisfied.

Section 9.3             Broker’s and Finder’s Fees.  Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a broker’s or finder’s fee, based upon the acts of that party with respect to the transaction contemplated by this Agreement.  Each party will indemnify and defend the other against and hold the other harmless from any and all loss, cost, liability, or expense (including reasonable attorneys’ fees and returned commissions) resulting from any such claim by any person or entity based upon such acts.

Section 9.4             Successors and Assigns.  Except as provided below, Buyer may not assign any of Buyer’s rights or duties under this Agreement without the prior, written consent of Seller. Buyer may assign its rights or duties under this Agreement to Apple Minnesota LLC, a wholly-owned subsidiary of Buyer, or subject to Sections 7.2(b) and 7.4 of this Agreement, to one or more other direct or indirect wholly-owned subsidiaries or other affiliate controlled by Buyer as permitted pursuant to the terms of the Franchisor Consent Letter; provided, that Buyer and the Principal Shareholders will remain the parties directly liable under the Applebee’s Development Agreement and Applebee’s Franchise Agreements and any permitted assignment will not relieve Buyer of its obligations under this Agreement.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and permitted successors and assigns.

Section 9.5             Notices.  All notices required or permitted under this Agreement will be in writing and will be (i) personally delivered, (ii) sent by certified mail with return-receipt requested, (iii) sent by facsimile, (iv) sent by email or (v) sent by other means which affords the sender evidence of delivery, attempted delivery, or rejected delivery, to the respective parties at the street addresses set forth in the Basic Information or evidence of delivery at the facsimile numbers or email addresses set forth in the Basic Information, unless and until a different street address, fax number or email address is designated by notice to the other party.  Any notice by means which affords the sender evidence of delivery, attempted delivery, or rejected delivery will be deemed to have been given and received at the date and time of receipt, attempted delivery, or rejected delivery; provided, however, any notice by fax or email must have evidence of delivery.  A “read-receipt” received for an e-mail delivery and a fax confirmation page from the sender’s fax machine will be deemed evidence of delivery for notices sent by e-mail or fax, as applicable.

Section 9.6             Possession; Records Retention.  Possession of the Restaurants will be delivered to Buyer on the Closing Date.  Seller may retain copies of any records included in the Assets.

Section 9.7             Incorporation by Reference; Entire Agreement.  All of the exhibits and schedules referred in this Agreement are incorporated in and made a part of this Agreement.  This Agreement contains the entire understanding of the parties and supersedes all other written or oral understandings.  For purposes of clarification, executed versions of any exhibits to this Agreement will be considered “exhibits” for purposes of this paragraph.

Section 9.8             Attorneys’ Fees.  In the event any dispute between Buyer and Seller should result in litigation, the prevailing party will be reimbursed for all reasonable costs incurred in connection with such litigation, including reasonable attorneys’ fees and costs on appeal.

Section 9.9             Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.  Captions or titles contained in this Agreement are inserted only as a matter of convenience and for reference only, and in no way limit, define, or extend the provisions of this Agreement.

Section 9.10           Governing Law; Dispute Resolution.  This Agreement will be construed and interpreted in accordance with, and will be governed and enforced in all respects according to, the law of the State of Kansas.  THE PARTIES AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF WHICH CANNOT BE AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN WILL BE RESOLVED BY A PROCEEDING IN A COURT IN JOHNSON COUNTY, KANSAS, AND SELLER, BUYER, FRANCHISOR AND ASI EACH IRREVOCABLY ACCEPT THE JURISDICTION OF THE COURTS OF THE STATE OF KANSAS AND THE FEDERAL COURTS SERVING JOHNSON COUNTY, KANSAS FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES.  EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG THE PARTIES UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT, WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE.

Section 9.11           Confidentiality.  Each party agrees that the terms of the Confidentiality Agreement, dated October 5, 2007, between Applebee’s International, Inc. and Buyer remains in full force and effect and Buyer expressly acknowledges that it is bound by the terms of such agreement regardless of whether it was the entity that executed such agreement and its terms shall be incorporated herein by reference.

Section 9.12           Public Announcements.  Buyer and Seller will jointly approve the timing of release and the content of all public disclosures regarding this Agreement and related transaction.  Notwithstanding the foregoing, Seller and its Affiliates may (a) make any disclosure that it or they deem necessary, in their sole discretion, to comply with any applicable law or regulation, including securities and franchise laws or (b) disclose the execution of this Agreement or the closing of the transactions contemplated herein and, in each case, such disclosure may include the name of the Buyer, the Restaurants, the Purchase Price and the Closing Date or anticipated Closing Date.

Section 9.13           Plain Meaning.  Unless defined otherwise, the words used in this Agreement will be construed according to their plain meaning in the English language.  The word “will” is used as a command.  The word “including” is used in a nonexclusive sense.

Section 9.14           No Other Beneficiaries.  Buyer and Seller acknowledge that this Agreement is solely for their own benefit, and, subject to the rights afforded Franchisor herein and that of their successors and assigns in Section 9.4.

Section 9.15           No Waiver; Amendments.  No waiver by any party of any provisions of this Agreement (i) shall be effective unless waived in writing by the party against which enforcement of such waiver is sought, (ii) shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar) or (iii) shall constitute a continuing waiver unless otherwise expressly provided.  This Agreement may be amended, modified and supplemented only by written agreement of all parties hereto.

Section 9.16           Counterparts.  This Agreement may be executed in one or more counterparts and each counterpart with a hand-written signature, whether an original or an electronic data text (including facsimile, electronic data interchange and electronic mail) is considered an original and all counterparts constitute one and the same instrument.

Section 9.17           Severability.  Nothing in this Agreement will be construed as requiring the commission of any act contrary to law.  If there is any conflict between any provision of this Agreement and any present or future law, such provision will be limited only to the extent necessary to bring it within the requirement of the law.  If any part of this Agreement is held to be indefinite, invalid, or otherwise unenforceable, the balance of this Agreement will continue in full force and effect.

Section 9.18           Further Assurances.  The parties hereto agree to execute and deliver such documents, and to take such other actions, as may be necessary to carry out the intent and purposes of this Agreement.

[COMPLETED AND EXECUTED ON THE FOLLOWING PAGE]

SELLER:	BUYER:

Applebee’s Restaurants North LLC,	Apple American Group LLC,
A Delaware limited liability company	A Delaware limited liability company

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Applebee’s Restaurants, Inc.,
A Kansas corporation

By: Applebee’s Services, Inc., as Servicer and attorney-in-fact

By:
Name:
Title:
Date:

Applebee’s Services, Inc., a Kansas Corporation

By:
Name:
Title:
Date:

Acknowledged:

FRANCHISOR:

Applebee’s Franchising, LLC,
A Delaware limited liability company

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:
Name:
Title:
Date:

Signature Page to Asset Purchase Agreement

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of this 4th day of September, 2010, by and among Applebee’s Restaurants North LLC, a Delaware limited liability company (“ARN”), Applebee’s Restaurants, Inc., a Kansas corporation (“ARI” and together with ARN, “Seller”), Apple American Group LLC, a Delaware limited liability company (“Buyer”), and Applebee’s Services, Inc., a Kansas corporation (“ASI”).

WHEREAS, Seller, Buyer and ASI entered into that certain Asset Purchase Agreement, dated July 23, 2010, pursuant to which Seller agreed to sell to Buyer 63 Applebee’s Neighborhood Grill & Bar restaurants located in Minneapolis and Wisconsin (the “Purchase Agreement”); and

WHEREAS, the parties desire to amend certain terms of the Purchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.               Capitalized Terms.  Capitalized terms used herein that are not defined herein will be ascribed the meaning given to such terms in the Purchase Agreement.

2.               Title Deficiency Notice Extension.  The parties acknowledge that the Title Deficiency Notice was due on or before September 4, 2010 and was timely delivered by Buyer except with respect to the Delayed Restaurants.  Notwithstanding the foregoing, and solely with respect to the Delayed Restaurants (defined below), Seller agrees that a Title Deficiency Notice limited to the Delayed Restaurants will be deemed to be timely delivered by Buyer if it is delivered on or before September 14, 2010 and accompanied by any landlord agreement required by Buyer’s lender and any SNDA required by Buyer (the “Delayed Restaurant Title Deficiency Notice”).  The parties agree that the Title Notice Period will be deemed to end on the 20th day following Seller’s receipt of the Delayed Restaurant Title Deficiency Notice.  “Delayed Restaurants” mean the following Restaurants:  St. Cloud (#61018), Brookdale (#61036), S-Pokegama (#61051), Red Wing (#61054), S-New Ulm (#61056) and Woodbury II (#61065).

3.               Amendment to Applebee’s Lease.  Seller desires to add certain tenant financial reporting requirements to the Applebee’s Lease(s).  Accordingly, the parties agree that Exhibit C of the Purchase Agreement is hereby replaced in its entirety with the Lease in the form attached hereto as Exhibit A.

4.               Assumed Contracts.  The parties agree that Schedules 2A and 2B of the Purchase Agreement are hereby replaced by Schedules 2A and 2B attached to this Amendment.  Without limiting any rights to make future updates to the Disclosure Schedule as provided in Section 3.7 of the Purchase Agreement, Section 5.1(f) of the Disclosure Schedule is updated as of the date hereof to reflect the items blacklined in Section 5.1(f) of the Disclosure Schedule attached hereto.

5.               Amendment to Schedule 4.1(c).  The parties agree that Schedule 4.1(c) of the Purchase Agreement is hereby replaced by Schedule 4.1(c) attached to this Amendment.

6.               Miscellaneous.  Each of the terms and provisions of this Amendment is deemed incorporated by reference into the Purchase Agreement. When a conflict exists between this Amendment and the Purchase Agreement, this Amendment will control. Except for the provisions of this Amendment, no amendment of the Purchase Agreement will be binding unless it is in writing and signed by all of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

SELLER:	BUYER:

Applebee’s Restaurants North LLC,	Apple American Group LLC,
A Delaware limited liability company	A Delaware limited liability company

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:	By:
Name: Philip R. Crimmins, Sr.	Name:
Title: Senior Vice President, International	Title:
Date:	Date:

Applebee’s Restaurants, Inc.,
A Kansas corporation

By: Applebee’s Services, Inc., as Servicer and attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Title: Senior Vice President, International
Date:

Applebee’s Services, Inc., a Kansas Corporation

By:
Name: Philip R. Crimmins, Sr.
Title: Senior Vice President, International
Date:

Exhibit A

Applebee’s Lease

See Attached.

Schedule 2A

See Attached.

Schedule 2B

See Attached.

Section 5.1(f) of Disclosure Schedule

See Attached.

Schedule 4.1(c)

See Attached.

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of this 21st day of October, 2010, by and among Applebee’s Restaurants North LLC, a Delaware limited liability company (“ARN”), Applebee’s Restaurants, Inc., a Kansas corporation (“ARI” and together with ARN, “Seller”), Apple American Group LLC, a Delaware limited liability company, and Applebee’s Services, Inc., a Kansas corporation (“ASI”).

WHEREAS, Seller, Buyer and ASI entered into that certain Asset Purchase Agreement, dated July 23, 2010, as amended by that certain Amendment to Asset Purchase Agreement, dated September 4, 2010 (the “Purchase Agreement”), pursuant to which Seller agreed to sell to Buyer 63 Applebee’s Neighborhood Grill & Bar restaurants located in Minneapolis and Wisconsin (the “Transaction”); and

WHEREAS, the parties desire to amend certain terms of the Purchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.               Capitalized Terms.  Capitalized terms used herein that are not defined herein will be ascribed the meaning given to such terms in the Purchase Agreement.

2.               Multiple Closings.  The parties agree that the Closing Date will be October 21, 2010 with respect to the Assets associated with all of the Restaurants except for the Carved Out Restaurants.  “Carved Out Restaurants” means the following Restaurants:  Duluth (#61015) (the “Duluth Restaurant”) and the Apache Mall Restaurant.  The Closing Date for each of the Carved Out Restaurants will occur within five (5) business days of satisfaction of the closing conditions set forth below for such Carved Out Restaurant (each such date, a “Delayed Closing Date” and each such closing, the “Delayed Closing”); provided, that in no event will a Delayed Closing Date occur after the Outside Date.  Notwithstanding the foregoing, to the extent the closing conditions for the Duluth Restaurant are not satisfied before the Outside Date, either Buyer or Seller will be entitled to extend the Outside Date until December 31, 2010 by giving written notice to the other party prior to November 15, 2010.

3.               Closing Conditions for Carved Out Restaurants.  The following Buyer closing conditions in the specified sections of the Purchase Agreement must be satisfied or waived on or prior to the applicable Delayed Closing Date for each of the Carved Out Restaurants:  (a)  Section 4.1(b), subject to modification of the Conveyance Documents to apply to the applicable Carved Out Restaurant; (b) Section 4.1(d) (solely with respect to the Duluth Restaurant); (c) Section 4.1(e) (it being understood that this closing condition is satisfied for the Apache Mall Restaurant except to the extent the Apache Mall Landlord revokes the previously provided estoppel certificate); (d) Section 4.1(f); (e) Section 4.1(g); (f) Section 4.1(j) (execution of the Applebee’s Franchise Agreement for such Carved Out Restaurant); (g) Section 4.1(l) (to the extent covenants and representations and warranties apply to such Carved Out Restaurant); and (h) Section 4.1(m).  The following Seller closing conditions in the specified sections of the Purchase Agreement must be satisfied or waived for each of the Carved Out Restaurants:  (a) Section 4.3(a) (solely with respect to the Duluth Restaurant); (b) Section 4.3(b)

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(execution of the Applebee’s Franchise Agreement for such Carved Out Restaurant plus payment of the applicable $35,000 franchise fee); (c) Section 4.3(c), subject to modification of the Conveyance Documents to apply to the applicable Carved Out Restaurant; (d) Section 4.3(d), receipt of the Purchase Price allocable to such Carved Out Restaurant; (e) Section 4.3(e); (f) Section 4.3(h) (to the extent covenants and representations and warranties apply to such Carved Out Restaurant); (g) Section 4.3(i); and (h) solely with respect to the Apache Mall Restaurant, issuance and/or approval of the Apache Mall LOI (defined below) by the Apache Mall Landlord (defined below); provided, however, if the Apache Mall LOI is not issued or approved by the Apache Mall Landlord on or before the Outside Date, this closing condition will be deemed waived.

4.               Purchase Price; Franchise Fees — Carved Out Restaurants.  The Purchase Price allocable to each Carved Out Restaurant will be the amount set forth below plus the amounts due pursuant to Section 3.3 of the Purchase Agreement with respect to such Carved Out Restaurants:

a.               Duluth Restaurant - $1,716,783

b.              Apache Mall Restaurant - $1,668,020

The Purchase Price due on the Closing Date will be reduced by the amounts due with respect to the Carved Out Restaurants.  The Franchise Fees due on the Closing Date will be reduced by $35,000 for each Carved Out Restaurant.  Buyer will pay the applicable franchise fee on the applicable Delayed Closing Date for such Carved Out Restaurant.

5.               Closing Procedures — Carved Out Restaurants.  The parties agree that the following will apply in connection with each Delayed Closing:  (a) to the extent the contracts with the following vendors identified on Schedule 2A apply to the Carved Out Restaurant, such contract will be partially assigned on the Closing Date for all Restaurants but the Carved Out Restaurants and such contract will be partially assigned on the applicable Delayed Closing Date with respect to the applicable Carved Out Restaurant:  Northland Fire & Security, Gartner Refrigeration and Lamar Outdoor (contract dated September 25, 2009); (b) Seller will have the right to update the Disclosure Schedules in accordance with Section 3.7 of the Purchase Agreement to the extent applicable to such Carved Out Restaurant; (c) application of the Seller covenant in Section 7.1(f) of the Purchase Agreement will be waived between the Closing Date and the Delayed Closing Date; (d) Buyer will not have the right to make the election described in the second sentence of Section 9.1(a) of the Purchase Agreement; and (e) Buyer will not disclose to the Landlord for the Duluth Restaurant the terms of the last paragraph of Section 9.2 with respect to liquidated damages or otherwise suggest to such Landlord that a demand or request for payment be made to Seller in consideration for Landlord’s consent to assignment of the Real Property Lease for the Duluth Restaurant.

6.               Development Territory.  As of the Closing Date, the parties agree that the following paragraph shall be deemed to be inserted as the third to last paragraph of Appendix A to the Applebee’s Development Agreement until the Delayed Closing Date has occurred for both of the Carved Out Restaurants, at which time such paragraph will be deemed to be deleted from Appendix A:

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“Except that Developer understands and agrees that Applebee’s Restaurants North LLC, a Delaware limited liability company ( “ARN”) currently holds Franchise Agreements for the operation of Restaurants at the locations indicated below (including any replacement or successor franchise agreements for such Restaurants, whether issued to ARN or other parties, the “ARN Franchise Agreements”), and that (a) this Development Agreement is subject to the rights of the franchisee and obligations of the franchisor under the ARN Franchise Agreements and (b) nothing in this Development Agreement shall grant Developer rights to develop Restaurants in the Territory which would otherwise cause Franchisor, its affiliates or their respective successors or assigns to breach its or their respective obligations under the ARN Franchise Agreements.

Store
Number	Store Name	Address

61013	Apache Mall	320 Apache Mall, Rochester MN
61015	Duluth	1600 Miller Trunk Highway, Duluth MN

The parties agree that if a Carved Out Restaurant(s) is not sold to Buyer, the parties will enter into a formal amendment to the Applebee’s Development Agreement to add the provision set forth in this paragraph 6.

7.               Apache Mall.  Buyer acknowledges and agrees that Seller has complied with Seller’s covenant contained in Section 7.1(q)(i) by submitting the Letter of Intent attached as Exhibit A (the “Apache Mall LOI”) to the Landlord for the Apache Mall Restaurant (the “Apache Mall Landlord”).  If the Apache Mall LOI (including any document substantially similar thereto) is issued and/or approved by the Apache Mall Landlord, whether or not occurring after the Delayed Closing Date for the Apache Mall Restaurant, Buyer agrees that it will either (a) accept the Apache Mall LOI, in which case Seller will have no financial obligation to Buyer pursuant to Section 7.1(q) or Schedule 7.1(q) of the Purchase Agreement (collectively, the “Apache Mall Loss Obligations”) and Seller’s only financial obligation will be as set forth in the next sentence, or (b) reject the Apache Mall LOI (or request revisions thereto), in which case Seller will not be required to pay Buyer the Apache Mall Loss Obligations.  If Buyer accepts the Apache Mall LOI and subsequently enters into either an amendment to the existing Real Property Lease or a new lease, in each case, for the Apache Mall Restaurant (the “Lease Extension”) on terms that do not conflict with the Apache Mall LOI and a copy of which is provided to Seller, then Seller will pay Buyer the following amounts:  (a) $11,000, due within five business days of the execution of the Lease Extension, and (b) within thirty (30) days after the later of (i) each calendar year (starting with the year 2011 and ending as of December 31, 2015) or (ii) proof of payment of all rent for the Apache Mall Restaurant due for the applicable year, an amount equal to 5% of the Sales Gap (defined below) for such year.  The “Sales Gap” shall be calculated as follows: (a) if Buyer’s Gross Sales (as defined in the Real Property Lease) are less than the breakpoint for the applicable year, which breakpoint will equal $3,300,000 in 2011 with 2% increases each year thereafter (the “Breakpoint”) but Buyer’s Gross Sales are more than the Original Breakpoint Proposal (defined below),  the Sales Gap shall be the difference between

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Buyer’s Gross Sales and the Breakpoint and (b) if Buyer’s Gross Sales are (i) greater than the Breakpoint or (ii) less than the Original Breakpoint Proposal, in either case, the Sales Gap shall be zero ($0).  The “Original Breakpoint Proposal” is $2,850,000 for 2011 and shall be increased by 2% each year thereafter.  Notwithstanding anything in the Purchase Agreement or Second Amendment to the contrary, Seller’s obligation to pay the Sales Gap shall only apply if, at the time such obligations are due Buyer: (i) Buyer is operating the Apache Mall Restaurant, (ii) Buyer has not entered into an amendment to the Lease Extension or a replacement lease that, in either case, contains terms conflicting with the Apache Mall LOI unless Seller has consented to the same, (iii) Buyer is not in breach or default of its payment obligations due under the Applebee’s Franchise Agreement for the Apache Mall Restaurant and (iv) Buyer has timely completed the remodel of the Apache Mall Restaurant due pursuant to the terms of the Apache Mall LOI.  Buyer agrees that prior to the issuance of a letter of intent by the Apache Mall Landlord, it will not request or agree to terms from the Apache Mall Landlord that conflict with the terms of the Apache Mall LOI without the consent of Seller.  If the Apache Mall LOI is rejected by the Apache Mall Landlord or substantively modified by the Apache Mall Landlord, then Section 7.1(q) of the Agreement, and not this Section 7 of the Second Amendment, shall control the Parties’ rights and obligations.

8.               Satisfaction and Waiver of Certain Covenants of Seller.  Subject to the receipt on, and in reliance on, the certificate referred to in Section 4.1(l) of the Agreement, Buyer acknowledges and agrees that as of the date hereof, Seller has satisfied all of Seller’s obligations set forth in Sections 7.1(p), 7.1(r) and 7.1(s) of the Purchase Agreement.

9.               Purchase Price Allocation.  The parties agree Schedule 3.4 to the Purchase Agreement will be the document attached as Exhibit B.

10.         Brookdale Mall.  Buyer hereby waives the closing condition contained in Section 4.1(e) of the Agreement with respect to the Real Property Lease for Brookdale (#61036) (“Brookdale Restaurant”).  Buyer and Seller agree that the definition of “Excluded Liabilities” is amended by adding the following to the end of the paragraph: “; and (e) any liabilities arising out of or resulting from Seller’s exercise of its right to abate rent under the Real Property Lease for the Brookdale Restaurant prior to the Closing or an uncured default under such Real Property Lease for the Brookdale Restaurant by Seller prior to the Closing.”

11.         Utility Costs.  Seller acknowledges that certain utilities at the Restaurants were transferred to Buyer’s accounts effective as of October 13, 2010 (the “Converted Utilities”).  Accordingly, Seller agrees to reimburse Buyer for charges (excluding deposits, set-up fees or similar one-time charges) incurred for use of the Converted Utilities at the Restaurants until the applicable Closing Date.

12.         Pre-Closing MegaPath Upgrades.  Buyer agrees to pay for (a) all costs associated with the conversion (including installation costs) of certain services provided by MegaPath Inc. as more specifically described, and at the Restaurants, set forth on the order attached hereto as Exhibit C (the “MegaPath Upgrade”), including reimbursement of Seller for any out of pocket costs incurred by Seller in connection with the MegaPath Upgrade and (b) the

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increased costs incurred as a result of the MegaPath Upgrade, from the date of the MegaPath Upgrade (or each upgrade to the extent the various upgrades take effect at different times) through the earlier of (i) the applicable Closing or (ii) the date of termination of the Purchase Agreement.  For purposes of clarification, the “increased costs” shall be the difference in the cost for the upgraded services minus the cost of the services at each respective Restaurant prior to the date of the MegaPath Upgrade.

13.         Transition of Energy Service Agreement.  The following shall be added as Subsection 4.3(n) of the Purchase Agreement:

“Buyer (or an Affiliate of Buyer) must have entered into a new Energy Service Agreement with CenterPoint Energy Services, Inc. (“CenterPoint”) at Closing with respect to all Restaurants currently receiving services under the Energy Service Agreement, dated July 19, 2002, between CenterPoint f/k/a Reliant Energy Services Retail, Inc. and Applebee’s International, Inc.”

Notwithstanding anything in the Purchase Agreement to the contrary (including Schedule 2A), Seller shall have no obligations under the Purchase Agreement to assign the Energy Service Agreement, dated July 19, 2002, to Buyer at Closing.

14.         Employee Leasing Arrangement.

(a)           As of the Closing Date and until the earlier of (X) the applicable Delayed Closing Date for each Carved Out Restaurant, (Y) the termination of the Agreement with respect to the applicable Carved Out Restaurant or (Z) Seller’s written notice of termination of Consultant’s services due to the failure of Consultant to comply with the policies and procedures of Seller, which notice will identify the breach(es) of Seller’s policies and procedures, Seller hereby leases from Buyer and Buyer leases to Seller the applicable Area Director for such Carved Out Restaurant (each a “Consultant”) to perform the Services (defined herein) as an independent contractor.  For purposes of this Second Amendment, “Services” means the performance of services as an Area Director for the Applicable Carved Out Restaurant substantially similar to those performed by Consultant for the Restaurants prior to Closing as an employee of Seller (or its Affiliate), subject to any limitations that may be imposed by Seller from time to time and at all times in accordance with the then current policies and procedures of Seller.  Notwithstanding the foregoing, “Services” will not include any responsibilities previously performed by Consultant as an employee for Seller (or an Affiliate of Seller) that are not directly related to oversight of the Restaurants.  Consultant will have the authority to supervise the operations of the Carved Out Restaurants in a manner similar to his duties with respect thereof prior to the Closing Date except Consultant may not take any of the following actions:  (i) sign contracts or authorize others to sign contracts; (ii) authorize expenses; (iii) knowingly take, authorize or permit any action that would violate the covenants of the Seller under the Purchase Agreement; (iv) hire employees; (v) give performance reviews; (vi) violate any other restriction communicated to Buyer or Consultant in writing by a Regional Vice President with supervisory authority over the Carved Out Restaurant or other person designated by Seller, with such restriction effective upon receipt of such written notice.  Buyer will maintain, and shall cause Consultant to maintain, at all

5

times, during the term of this Agreement and thereafter, the confidentiality of information of Seller and its Affiliates obtained while performing the Services and will use such information only in connection with the Services.

(b)           Consultant will perform services to Seller under this Agreement solely as an independent contractor and not as an employee or agent of Seller or any Affiliate of Seller. Except for the Leasing Fee (as defined herein), Buyer will be solely responsible for all costs and expenses Consultant incurs in connection with the performance of the Services, all taxes or other payments owed to any governmental authority in connection with its employment of Consultant, and all insurance coverage or other benefits for Consultant.  For purpose of this Agreement, the “Leasing Fee” means the per day pro rata portion of such Consultant’s annual salary and cost of benefits paid by Buyer to Consultant with the pro rata portion being determined by the ratio of the number of Carved Out Restaurants managed by such Consultant to the total number of Restaurants managed by such Consultant; provided, however, for purposes of determining the pro rata portion, the total number of Restaurants managed by such Consultant will not be less than five (5).  Buyer agrees to provide Seller with documentation reasonably requested by Seller to verify the calculation of the Leasing Fee.  Seller shall pay the Leasing Fee concurrently with the post-closing true-up pursuant to Section 3.3(c) of the Agreement.

15.         Miscellaneous.  Each of the terms and provisions of this Amendment is deemed incorporated by reference into the Purchase Agreement.  When a conflict exists between this Amendment and the Purchase Agreement, this Amendment will control.  Except for the provisions of this Amendment, no amendment of the Purchase Agreement will be binding unless it is in writing and signed by all of the parties hereto.  This Amendment may be signed in counterparts and each counterpart with a hand-written signature, whether an original or an electronic data text (including telegram, telex, facsimile, electronic data interchange and electronic mail) is considered an original and all counterparts constitute one and the same instrument.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

SELLER:

Applebee’s Restaurants North LLC,
A Delaware limited liability company

By: Applebee’s Services, Inc., as Servicer and attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Title: Senior Vice President

Applebee’s Restaurants, Inc.,
A Kansas corporation

By: Applebee’s Services, Inc., as Servicer and attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Title: Senior Vice President

Applebee’s Services, Inc., a Kansas Corporation

By:
Name: Philip R. Crimmins, Sr.
Title: Senior Vice President

7

BUYER:

Apple American Group LLC,
A Delaware limited liability company

By:
Name: Ron Igarashi
Title: Secretary

8

EXHIBIT A

Apache Mall LOI

See Attached.

EXHIBIT B

Purchase Price Allocation

See Attached.

EXHIBIT C

MegaPath Order

See Attached.

ASSET PURCHASE AGREEMENT EXHIBITS

APPLEBEE’S NEIGHBORHOOD GRILL & BAR RESTAURANTS

Dated: July 23, 2010

1

EXHIBIT A

APPLEBEE’S DEVELOPMENT AGREEMENT PROVISIONS

1.     Paragraph 3 of the Second Addendum to Development Agreement entered into by and among Buyer, Franchisor and certain other parties signatory thereto in connection with the acquisition of the Nevada Restaurants will be modified in the form of Second Addendum to Development Agreement to be executed in connection with the Closing of this transaction (the “Form Second Addendum to DA”) as follows:  (a) “5” will be inserted in place of “2” in the first sentence and the date in the first sentence will be changed to November 15, 2013; (b) provision (B) of the first sentence will be deleted; and (c) the last sentence will be deleted.  In addition, Exhibit A to the Form Second Addendum to DA will be the document attached as Exhibit F to the Franchisor Consent Letter.

2.     There will be no franchise fee deposit due from Buyer in connection with Section 4.1 of the Development Agreement.

3.     Buyer shall sign state-specific amendment(s) to the extent required by law in connection with the issuance of the Applebee’s Development Agreement.

2

EXHIBIT B

APPLEBEE’S FRANCHISE AGREEMENT PROVISIONS

1.     Buyer will execute a Weight Watchers Rider in substantially the form provided in the then current Applebee’s Neighborhood Grill & Bar Franchise Disclosure Document as of the Closing Date.

2.     The franchise fee due for each Restaurant will be $35,000.

3.     The terms of the franchise agreements will be 20 years; provided, however, with respect to any Restaurant subject to a real property lease that will expire prior to such 20 year period (including all options to extend such lease) Buyer shall have the right to terminate a franchise agreement at the end of such lease term if a lease extension has not been obtained.

4.     Buyer shall sign state-specific amendment(s) to the extent required by law in connection with the issuance of the Applebee’s Franchise Agreement.

3

EXHIBIT C

APPLEBEE’S LEASE

See Attached Agreement.

4

EXHIBIT D

ASSIGNMENT OF INTANGIBLE PROPERTY

Applebee’s Restaurants North LLC, a Delaware limited liability company (“ARN”) and Applebee’s Restaurants, Inc., a Kansas corporation (“ARI” and together with ARN, “Assignor”), for good and valuable consideration, receipt of which is hereby acknowledged, hereby assign, transfer, and convey to                                             , a                                            (“Assignee”), WITHOUT WARRANTY, EXPRESS OR IMPLIED, all of Assignor’s right, title, and interest in and to the Intangible Property (as defined in the Asset Purchase Agreement) except as set forth in that certain Asset Purchase Agreement of Applebee’s Neighborhood Grill & Bar Restaurants by and among Applebee’s Services, Inc., a Kansas corporation, Apple American Group LLC, a Delaware limited liability company and predecessor-in-interest to Assignee, and Assignor, dated                                         , 2010 (the “Asset Purchase Agreement”).

Assignee hereby assumes the Assumed Liabilities as defined in the Asset Purchase Agreement.

For purposes of clarification, ARN and ARI shall be deemed Assignor only with respect to Assets, as defined in the Asset Purchase Agreement, used in the operation of the Restaurants owned by each respective entity as identified on Schedule 1 hereto.

Effective as of                                   , 2010.

5

ASSIGNOR:

APPLEBEE’S RESTAURANTS NORTH LLC, a
Delaware limited liability company

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Its: Senior Vice President, Development

APPLEBEE’S RESTAURANTS, INC., a
Kansas corporation

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Its: Senior Vice President, Development

ASSIGNEE:

, a

By:
Name:
Its:

6

Schedule 1

Restaurant Ownership

Applebee’s Restaurants North LLC:

Restaurant #	Name
061002	Bloomington
061003	Ridgedale
061004	Burnsville
061005	New Hope
061009	Eden Prairie
061012	Woodbury
061013	Apache Mall
061014	Eagan
061015	Duluth
061016	Mankato
061017	Whitebear
061018	St. Cloud
061019	Coon Rapids
061020	Oak Park Heights
061021	Maple Grove
061022	Owatonna
061023	St. Louis Park
061024	Hastings
061025	Chanhassen
061026	Rosedale
061027	Elk River
061028	Inver Grove
061029	Lyndale

7

061031	Plymouth
061032	Austin
061033	S-Hutchinson
061034	Apple Valley
061035	S-Marshall
061036	Brookdale
061037	S-Willmar
061038	S-Buffalo
061039	Shakopee
061043	Marketplace
061044	Forest Lake
061045	S-Albert Lea
061046	Blaine
061047	S-Bemidji
061048	Baxter
061049	S-Northfield
061050	Cottage Grove
061051	S-Pokegama
061052	Block E
061053	U of M
061054	Red Wing
061055	Lakeville
061056	S-New Ulm
061057	Savage
061058	S-Cambridge
061059	Diamond Lake Rd.
061061	Rosemount

8

061062	Fridley
061063	W. St. Paul
061064	Silver Lake
061065	Woodbury II
061066	Cloquet
061067	S-Delano
061068	Monticello
061069	Northtown
063001	Superior
063002	S-Menomonie
063003	Carmichael
071001	S-Rice Lake

Applebee’s Restaurants, Inc.:

Restaurant #	Name
061011	Brooklyn Park

9

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF ASSUMED CONTRACTS

(Excluding Real Property Leases)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption”) is entered into as of                                     , 2010, by and between                                         , a                                            (“Assignee”), Applebee’s Restaurants North LLC, a Delaware limited liability company (“ARN”) and Applebee’s Restaurants, Inc., a Kansas corporation (“ARI” and together with ARN, “Assignor”), pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”) dated as of                                   , 2010, by and among Applebee’s Services, Inc., a Kansas corporation, Apple American Group LLC, a Delaware limited liability company and predecessor-in-interest to Assignee, and Assignor, pursuant to which Assignor agreed to assign certain Assumed Contracts, as defined in the Purchase Agreement, to Assignee.

Subject to closing under the Purchase Agreement (“Closing”), Assignor and Assignee hereby agree as follows:

Section 1.  Assignment.  Assignor does hereby assign, grant, transfer and set over unto the Assignee all of Assignor’s rights, benefits, privileges, causes of action and remedies arising from and after the Closing with respect to those certain agreements listed in Exhibit A hereto (the “Agreements”), with such other rights, causes of action and remedies as may arise by operation of law, in law or equity, in connection with the Agreements following the Closing.  For purposes of clarification, the assignment contemplated herein does not include rights to claims included in the definition of Excluded Assets, as defined in the Purchase Agreement, and any causes of action or remedies related thereto.  Additionally, ARN and ARI shall be deemed Assignor only with respect to Assets, as that term is defined in the Purchase Agreement, used in the operation of the Restaurants owned by each respective entity as identified on Exhibit B hereto.

Section 2.  Assumption.  Assignee hereby accepts the assignment in Section 1 hereof and, from and after the date hereof, will assume, perform, and discharge all liabilities and obligations of Assignor under the Agreements that accrue after the Closing.

Section 3.  No Amendment.  This Assignment and Assumption shall not alter, modify or amend the terms of the Agreements in any respect, nor shall it subject Assignee to any greater liabilities, obligations or duties in connection therewith than would have been enforceable against Assignor.

Section 4.  Binding Effect.  This Assignment and Assumption shall be binding upon and shall inure to the benefit of the parties thereto and their respective successors and assigns.

Section 5.  Governing Law.  This Assignment and Assumption shall be governed by and interpreted in accordance with the laws of the State of Kansas.

10

The parties hereto have executed this Assignment and Assumption as of the date first written above.

ASSIGNOR:

APPLEBEE’S RESTAURANTS NORTH LLC, a
Delaware limited liability company

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Its: Senior Vice President, Development

APPLEBEE’S RESTAURANTS, INC., a
Kansas corporation

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Its: Senior Vice President, Development

ASSIGNEE:

, a

By:
Name:
Its:

11

Exhibit A to Assignment and Assumption Agreement

List of Agreements

[Insert Schedules 2A and 2B]

12

Exhibit B to Assignment and Assumption Agreement

Restaurant Ownership

Applebee’s Restaurants North LLC:

Restaurant #	Name
061002	Bloomington
061003	Ridgedale
061004	Burnsville
061005	New Hope
061009	Eden Prairie
061012	Woodbury
061013	Apache Mall
061014	Eagan
061015	Duluth
061016	Mankato
061017	Whitebear
061018	St. Cloud
061019	Coon Rapids
061020	Oak Park Heights
061021	Maple Grove
061022	Owatonna
061023	St. Louis Park
061024	Hastings
061025	Chanhassen
061026	Rosedale
061027	Elk River
061028	Inver Grove
061029	Lyndale

13

061031	Plymouth
061032	Austin
061033	S-Hutchinson
061034	Apple Valley
061035	S-Marshall
061036	Brookdale
061037	S-Willmar
061038	S-Buffalo
061039	Shakopee
061043	Marketplace
061044	Forest Lake
061045	S-Albert Lea
061046	Blaine
061047	S-Bemidji
061048	Baxter
061049	S-Northfield
061050	Cottage Grove
061051	S-Pokegama
061052	Block E
061053	U of M
061054	Red Wing
061055	Lakeville
061056	S-New Ulm
061057	Savage
061058	S-Cambridge
061059	Diamond Lake Rd.
061061	Rosemount

14

061062	Fridley
061063	W. St. Paul
061064	Silver Lake
061065	Woodbury II
061066	Cloquet
061067	S-Delano
061068	Monticello
061069	Northtown
063001	Superior
063002	S-Menomonie
063003	Carmichael
071001	S-Rice Lake

Applebee’s Restaurants, Inc.:

Restaurant #	Name
061011	Brooklyn Park

15

EXHIBIT F

BILL OF SALE

Applebee’s Restaurants North LLC, a Delaware limited liability company (“ARN”), and Applebee’s Restaurants, Inc., a Kansas corporation (“ARI” and together with ARN, “Seller”), for good and valuable consideration, receipt of which is hereby acknowledged, hereby sell, transfer, assign, convey, and deliver to                                         , a                                          (“Buyer”), all of Seller’s right, title, and interest in and to the FF&E, the Food and Beverage Inventory, and the Miscellaneous Personal Property (collectively, the “Personal Property”), as such terms are defined in that certain Asset Purchase Agreement of Applebee’s Neighborhood Grill & Bar Restaurants by and among Applebee’s Services, Inc., a Kansas corporation, Apple American Group LLC, a Delaware limited liability company and predecessor-in-interest to Buyer, and Seller, dated as of                                           , 2010 (the “Asset Purchase Agreement”).  Notwithstanding the foregoing, for purposes of this Bill of Sale, the term Food and Beverage Inventory will not include Liquor Inventory except for the Liquor Inventory located in the Restaurants listed on Schedule 1 attached hereto. [Note — any Restaurant that will be operating under a liquor license in Buyer’s name at closing will be listed.]

Subject to the representations and warranties of Seller set forth in the Asset Purchase Agreement, the Personal Property is being sold in “AS-IS, WHERE-IS” condition.

This Bill of Sale will inure to the benefit of the successors and assigns of Buyer and be binding upon the successors and assigns of Seller.

To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement will govern.

For purposes of clarification, ARN and ARI shall be deemed Seller only with respect to Assets, as defined in the Asset Purchase Agreement, used in the operation of the Restaurants owned by each respective entity as identified on Schedule 2 hereto.

Effective as of                                       , 2010.

APPLEBEE’S RESTAURANTS NORTH LLC, a
Delaware limited liability company

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Its: Senior Vice President, Development

APPLEBEE’S RESTAURANTS, INC., a
Kansas corporation

By: Applebee’s Services, Inc., as Servicer and
attorney-in-fact

By:
Name: Philip R. Crimmins, Sr.
Its: Senior Vice President, Development

Schedule 1

Restaurants Operating Under a Liquor License in Buyer’s Name

[To be completed immediately prior to Closing.]

Schedule 2

Restaurant Ownership

Applebee’s Restaurants North LLC:

Restaurant #	Name
061002	Bloomington
061003	Ridgedale
061004	Burnsville
061005	New Hope
061009	Eden Prairie
061012	Woodbury
061013	Apache Mall
061014	Eagan
061015	Duluth
061016	Mankato
061017	Whitebear
061018	St. Cloud
061019	Coon Rapids
061020	Oak Park Heights
061021	Maple Grove
061022	Owatonna
061023	St. Louis Park
061024	Hastings
061025	Chanhassen
061026	Rosedale
061027	Elk River
061028	Inver Grove
061029	Lyndale

061031	Plymouth
061032	Austin
061033	S-Hutchinson
061034	Apple Valley
061035	S-Marshall
061036	Brookdale
061037	S-Willmar
061038	S-Buffalo
061039	Shakopee
061043	Marketplace
061044	Forest Lake
061045	S-Albert Lea
061046	Blaine
061047	S-Bemidji
061048	Baxter
061049	S-Northfield
061050	Cottage Grove
061051	S-Pokegama
061052	Block E
061053	U of M
061054	Red Wing
061055	Lakeville
061056	S-New Ulm
061057	Savage
061058	S-Cambridge
061059	Diamond Lake Rd.
061061	Rosemount
061062	Fridley

061063	W. St. Paul
061064	Silver Lake
061065	Woodbury II
061066	Cloquet
061067	S-Delano
061068	Monticello
061069	Northtown
063001	Superior
063002	S-Menomonie
063003	Carmichael
071001	S-Rice Lake

Applebee’s Restaurants, Inc.:

Restaurant #	Name
061011	Brooklyn Park

EXHIBIT G

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made by and among [APPLEBEE’S RESTAURANTS NORTH LLC, a Delaware limited liability company] [APPLEBEE’S RESTAURANTS INC., a Kansas corporation] (“Assignor”), and APPLE                     , LLC, a Delaware limited liability company (“Assignee”) as of this              day of                       , 2010, with an “Effective Date” as set forth below.

W I T N E S S E T H:

WHEREAS, Assignor is the tenant under those certain lease agreements described on Schedule I attached hereto and incorporated by reference herein (collectively, as amended, modified and/or assigned from time to time, the “Leases”) regarding the premises identified on Schedule I (the “Premises”); and

WHEREAS, Assignor desires to assign its interest in the Leases to Assignee, and Assignee desires to accept such assignment and to assume and agree to perform and fulfill all of the terms, obligations and conditions imposed on Assignor by the Leases, subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.             Assignment and Term.  Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, title, and interest in and to the Leases and the Premises as of the Effective Date (defined below), for the balance of the respective term (including any extensions and renewals thereof) of the Leases, including but not limited to all rights related to options to purchase and options to terminate, renew or extend the term.

2.             Possession and Effective Date.  Assignee shall take possession of the Premises and this Agreement shall be and become effective as of                                  , 2010 (the “Effective Date”).

3.             Assumption.  Assignee hereby accepts said assignment, transfer and conveyance and assumes all obligations of Assignor under the Leases arising on or after the Effective Date of this Agreement, including but not limited to payment of all rent and other sums due by Assignor under the Leases and performance of all obligations, duties and responsibilities of Assignor under the Leases.  Assignee hereby covenants and agrees for the benefit of Assignor and each landlord under the Leases that Assignee will keep, perform and be bound by all of the terms, covenants and conditions required to be performed by Assignor under the Leases from and after the Effective Date.

4.             Notices.  Assignee covenants and agrees to notify each landlord that the tenant’s notice address under the lease shall include a duplicate copy to Assignor unless and until the Assignor has been released from liability under such Lease.  All notices to either party shall be deemed given when sent by hand delivery, certified mail (return receipt requested), or overnight delivery service, confirmed, to the appropriate party at the addresses set forth below, or to such other address as may be designated in writing, from time to time, by the party.

5.             Governing Law.  As to each Lease set forth on Schedule I, this Agreement shall be governed by and construed in accordance with the laws of the State which is the applicable governing law pursuant to the terms of such Lease, without giving any effect to choice of law rules thereof.

6.             Binding on Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto, subject to all restrictions contained in the Leases with respect to assignment, subletting or other transfer.

7.             Entire Agreement; No Amendments.  The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof.  No amendment or modification of this Agreement will be effective unless in writing, executed by all of the parties hereto.

8.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, effective as of the Effective Date.

ASSIGNOR:

[WITNESS OR ATTEST:	APPLEBEE’S RESTAURANTS, INC.

By:	By:
Name:	Name:
Title:	Title: ]

[CORPORATE SEAL]

[APPLEBEE’S RESTAURANTS NORTH LLC

By:
Name:
Title: ]

Address for Notices to Assignor:

c/o Applebee’s Services, Inc.

11201 Renner Boulevard

Lenexa, Kansas 66219

Attention:

Address for Notices to Assignee:	ASSIGNEE:

APPLE , LLC

By:
Attention:	Name:
Title:

SCHEDULE I

Leases and Premises

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

                      ,        (#            )

THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made by and among APPLEBEE’S RESTAURANTS TEXAS LLC, a Texas limited liability company, APPLEBEE’S RESTAURANTS KANSAS LLC, a Kansas limited liability company, APPLEBEE’S RESTAURANTS MID-ATLANTIC LLC, a Delaware limited liability company, APPLEBEE’S RESTAURANTS NORTH LLC, a Delaware limited liability company, and APPLEBEE’S RESTAURANTS WEST LLC, a Delaware limited liability company,  (collectively, “Assignor”), and APPLE                     , LLC, a Delaware limited liability company (“Assignee”) as of this              day of                       , 2010, with an “Effective Date” as set forth below.

W I T N E S S E T H:

WHEREAS, Assignor is the tenant under that certain lease agreement described on Schedule I attached hereto and incorporated by reference herein (as amended, modified and/or assigned from time to time, the “Lease”) regarding the premises identified on Schedule I (the “Premises”); and

WHEREAS, Assignor desires to assign its interest in the Lease to Assignee, and Assignee desires to accept such assignment and to assume and agree to perform and fulfill all of the terms, obligations and conditions imposed on Assignor by the Lease, subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.             Assignment and Term.  Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, title, and interest in and to the Lease and the Premises as of the Effective Date (defined below), for the balance of the term (including any extensions and renewals thereof) of the Lease, including but not limited to all rights related to options to purchase and options to terminate, renew or extend the term.

2.             Possession and Effective Date.  Assignee shall take possession of the Premises and this Agreement shall be and become effective as of                                  , 2010 (the “Effective Date”).

3.             Assumption; Use of the Premises.  Assignee hereby accepts said assignment, transfer and conveyance and assumes all obligations of Assignor under the Lease arising on or after the Effective Date of this Agreement, including but not limited to payment of all rent and other sums due by Assignor under the Lease and performance of all obligations, duties and responsibilities of Assignor under the Lease.  Assignee hereby covenants and agrees for the benefit of Assignor and landlord under the Lease that Assignee will keep, perform and be bound by all of the terms, covenants and conditions required to be performed by Assignor under the Lease from and after the Effective Date.  Assignee agrees that it will use the Premises for a “Permitted Use” under the terms of the Lease.

4.             Notices.  Assignee covenants and agrees to notify landlord that the tenant’s notice address under the lease shall include a duplicate copy to Assignor unless and until the Assignor has been released from liability under such lease.  All notices to either party shall be deemed given when sent by hand delivery, certified mail (return receipt requested), or overnight delivery service, confirmed, to the appropriate party at the addresses set forth below, or to such other address as may be designated in writing, from time to time, by the party.

5.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State which is the governing law pursuant to the terms of the Lease, without giving any effect to choice of law rules thereof.

6.             Binding on Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto, subject to all restrictions contained in the Lease with respect to assignment, subletting or other transfer.

7.             Entire Agreement; No Amendments.  The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof.  No amendment or modification of this Agreement will be effective unless in writing, executed by all of the parties hereto.

8.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, effective as of the Effective Date.

ASSIGNOR:

APPLEBEE’S RESTAURANTS TEXAS LLC
Address for Notices to Assignor:

c/o Applebee’s Services, Inc.
11201 Renner Boulevard	By:
Lenexa, Kansas 66219	Name:
Attention:	Title:

APPLEBEE’S RESTAURANTS NORTH LLC

By:
Name:
Title:

APPLEBEE’S RESTAURANTS WEST LLC

	By:	APPLEBEE’S ENTERPRISES LLC,
Its sole member

By:
Name:
Title:

APPLEBEE’S RESTAURANTS MID-ATLANTIC LLC

By:
Name:
Title:

APPLEBEE’S RESTAURANTS KANSAS LLC

By:
Name:
Title:

ASSIGNEE:

Address for Notices to Assignee:	APPLE , LLC

By:
Name:
Title:
Attention:

SCHEDULE I

Lease and Premises

EXHIBIT H

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of July 23, 2010, is made by and among Applebee’s Restaurants North LLC, a Delaware limited liability company (“ARN”), Applebee’s Restaurants, Inc., a Kansas corporation (“ARI” and together with ARN, “Seller”), Apple American Group LLC, a Delaware limited liability company (“Buyer”) and Chicago Title Insurance Company (“Escrow Agent”).

A.                                    Seller and Buyer have entered into that certain Asset Purchase Agreement dated July 23, 2010 (the “Underlying Agreement”).  Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Underlying Agreement.

B.                                    The parties wish to enter into this Escrow Agreement pursuant to Section 3.2(a) of the Underlying Agreement to provide for the holding, safeguarding and disbursement of the Escrowed Funds.

NOW, THEREFORE, for good and valuable consideration the receipt of which is mutually acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.                                      ESTABLISHMENT OF ESCROW FUND

(a)         Concurrently with the execution and delivery of the Underlying Agreement by Seller and Buyer, Buyer shall deposit with Escrow Agent an amount equal to three hundred fifty thousand dollars ($350,000) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 5(j) herein, or losses on investments, the “Escrow Fund”).

(b)         Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions of this Agreement.

2.                                      INVESTMENT OF FUNDS

Except as Buyer and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested in an interest bearing money market deposit account with Escrow Agent until disbursement of the entire Escrow Fund.  Interest shall be added to the Escrow Fund.  Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments necessary to provide for payments required to be made under this Agreement.

3.                                      CLAIMS/DISBURSEMENTS OF FUNDS

(a)                                 Escrow Agent shall disburse the Escrow Fund only in accordance with (i) joint written instructions from Seller (or its counsel) and Buyer (or its counsel); or (ii) a non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by an opinion of counsel for the presenting party to the effect that the order is final and non-

appealable.

(b)                                 Upon Escrow Agent’s receipt of joint, written instructions from Buyer and Seller, Escrow Agent will take one of the following actions as specified in the instructions:

(i)                                     disburse the Escrow Fund to Seller as partial payment of the Purchase Price;

(ii)                                  disburse the escrow Fund to Seller upon termination of the Underlying Agreement; or

(iiii)                            disburse the Escrow Fund to Buyer upon termination of the Underlying Agreement.

4.                                      TERMINATION OF ESCROW

This Agreement will terminate upon disbursement of the Escrow Fund in accordance with Section 3 above.

5.                                      DUTIES OF ESCROW AGENT

(a)                                 Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.  Uninvested funds held hereunder shall not earn or accrue interest.

(b)                                 Escrow Agent will disburse the Escrow Fund to the applicable party within two (2) business days (or such later date as specified by Buyer and/or Seller, as applicable) after its obligation to pay the Escrow Fund has been established pursuant to Section 3 herein; provided, however, that if the instructions for disbursement are received by the Escrow Agent after 12:00 pm Central time, Escrow Agent will disburse the Escrow Fund to the applicable party within three (3) business days (or such later date as specified by Buyer and/or Seller, as applicable) after receipt of such instructions.  Payment will be made by wire transfer pursuant to instructions set forth in the joint written instructions or provided to the Escrow Agent pursuant to Section 3 or as otherwise directed by the Seller and/or Buyer.

(c)                                  Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement.  Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

(d)                                 Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof.  Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(e)                                  Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(f)                                   Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and has only possession thereof.  Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes.  The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or nonresident alien certifications.  This Section 5(f) and Section 5(c) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(g)                                  Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(h)                                 Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i)                                     Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.  The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto.  If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of (i) a designation of successor Escrow Agent, (ii) joint written instructions by the other parties hereto, or (iii) a final, nonappealable order of a court of competent jurisdiction.

(j)                                    Buyer and Seller agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).  Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne fifty percent

(50%) by Buyer and fifty percent (50%) by Seller.  Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k)                                 No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l)                                     The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

6.                                      LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall be read into this Agreement against Escrow Agent.  Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.                                      OWNERSHIP FOR TAX PURPOSES

Buyer agrees that, for purposes of federal and other taxes based on income, Buyer will be treated as the owner of the Escrow Fund and that Buyer will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.  However, if Seller is the recipient of the Escrow Fund, to the extent any income is earned on, or derived from, the Escrow Fund, Seller shall be treated as the owner of such income.

8.                                      NOTICES

All notices, consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail (with confirmation by the transmitting equipment); or (c) received by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

Seller:

Applebee’s Restaurants North LLC

Applebee’s Restaurants, Inc.

c/o Applebee’s Services, Inc.

Attention: Vice President, Brand Counsel

Facsimile No.: (913) 890-9100

E-Mail address: Rebecca.Tilden@applebees.com

with a mandatory copy to: Seigfreid, Bingham, Levy, Selzer & Gee, P.C.

Attention: Lance Formwalt

Facsimile No.: (816) 474-3447

E-Mail address: lancef@sblsg.com

Buyer:

Apple American Group LLC

Attention: Gregory G. Flynn

Facsimile No.: (415) 835-0223

E-Mail address: gflynn@flynnholdings.com

with a mandatory copy to: Davis Wright Tremaine LLP

Attention: Sarah Tune

Facsimile No.: (206) 757-7100

E-Mail address: SarahTune@dwt.com

Escrow Agent:

Chicago Title Insurance Company

Attention: Tammy Hartmann

Facsimile No.: (612) 339-6743

Address:                 222 S. 9th Street, #3060

Minneapolis, MN 55402

with a mandatory copy to: Chicago Title Insurance Company

Attention: Fran Iverson

Facsimile No.: (952) 826-3050

Address:                 7701 France Ave, #120

Edina, MN 55435

9.                                      JURISDICTION; SERVICE OF PROCESS

Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Kansas, County of Johnson, or, if it has or can acquire jurisdiction, in the United States District Court serving such Johnson County, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.  Process in any proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.                               EXECUTION OF AGREEMENT

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for any purposes whatsoever.

11.                               SECTION HEADINGS, CONSTRUCTION

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.                               WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.                               ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by written agreement executed by Buyer, Seller and Escrow Agent.

14.                               SUCCESSORS AND ASSIGNS

This Agreement will be binding on the successors and permitted assigns of Buyer and Seller as permitted under the Underlying Agreement.

15.                               GOVERNING LAW

This Agreement shall be governed by the laws of the State of Kansas without regard to conflicts of law principles that would require the application of any other Law.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SELLER:	BUYER:

Applebee’s Restaurants North LLC,	Apple American Group LLC,
A Delaware limited liability company	A Delaware limited liability company

By: Applebee’s Services, Inc.,
as Servicer and attorney-in-fact

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Applebee’s Restaurants, Inc.,
A Kansas corporation

By: Applebee’s Services, Inc.,
as Servicer and attorney-in-fact

By:
Name:
Title:
Date:

ESCROW AGENT:

Chicago Title Insurance Company

By:
Name:
Title:
Date:

EXHIBIT I

ESTOPPEL CERTIFICATE

To:                             [Name of Assignee]

Apple American Group LLC and its affiliates (collectively, the “Companies”)

Bank of America, N.A., as Agent

Re:                             Applebee’s Restaurant at                                            [insert address] (the “Premises”) and that certain Lease dated                            between                                  (“Tenant”) and                        [insert description of chain of title if Landlord’s interest has been assigned since the Lease was signed] (as amended and assigned from time to time by the documents listed on Schedule A attached hereto, the “Lease”)

We understand that Tenant has entered into an agreement with [Name of Assignee] (“Assignee”) to sell the location described above and to assign its interest in the Lease to Assignee (the “Transfer”) and that Bank of America, N.A. or another lender (as agent for itself and certain lenders, “Lender”) has or will make a loan to the Assignee and certain of its affiliates which will in part be secured by an assignment of Assignee’s rights under the Lease.  The undersigned (“Landlord”) in its capacity as landlord under the Lease hereby certifies to the Companies and to Lender and each of their affiliates, successors and assigns, the following:

1.                                      The Lease is in full force and effect and has not been modified, amended or assigned except as described on Schedule A and if modifications are listed, the Lease, as so modified, is in full force and effect; and all conditions to the commencement of the term of the Lease have been satisfied except:                                                                                                  (Note: If this space is left blank, the word “None” shall be deemed to have been inserted.).  The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and there are no oral or other agreements between Tenant and Landlord affecting or related to the Lease or the Premises.

2.                                      The initial term of the Lease commenced on                                and will expire on                                  and following the Transfer, Assignee will have the right to exercise the remaining              (      ) options to extend the term of the Lease for              (    ) years each;

3.                                      Rent has been paid through                         , 2010, and the following schedule correctly sets forth the amount of Rent and the dates of any future rental increases:

[Insert schedule with amounts of rent and dates of rent increases]

4.                                      SELECT APPLICABLE ALTERNATE:  Landlord does not hold a security deposit under the Lease.  [OR] Landlord holds a security deposit in the amount of                                  ($            ) and no portion of the deposit has been applied prior to the date hereof.

5.                                      Landlord has received no notice from any insurance company or any other party of any defects or inadequacies of the Premises nor any written notice that the Premises is in violation of any applicable law or encumbrance.

6.                                      No default has occurred under the Lease, nor are there any events or conditions (including the Transfer), which, by the passage of time or giving of notice or both, would constitute a default thereunder by Tenant, except:

(Note: If this space is left blank, the word “None” shall be deemed to have been inserted) and Landlord does not assert, and is not aware of, any claim against Tenant or any defense to the enforcement of the Lease by Tenant.

7.                                      Landlord has not received any written notice of any pending eminent domain proceedings or other governmental or judicial actions that could adversely affect the Premises.

8.                                      The undersigned Landlord is the current record owner of the Premises and has not sold, assigned or conveyed any interest in the Premises (other than the granting of a mortgage lien to the lender of record, if any) or in the Lease to any other person or party and Landlord’s address for notices under the Lease is as set forth below its signature.

The representations and agreements herein contained shall be binding upon Landlord and its affiliates, successors and assigns and shall inure to the benefit of the Companies, Lender and each of their successors and assigns.  Landlord executes this certificate knowing that the truth of this certificate will be relied by the Companies and Lender.

Dated:        , 2010.

[INSERT LANDLORD NAME]

By:
Title:

Address for Notices to Landlord:

Schedule A to Estoppel Certificate

List of Lease Documents

EXHIBIT J

INTERIM MANAGEMENT AGREEMENT

INTERIM BEVERAGE MANAGEMENT AGREEMENT

THIS INTERIM BEVERAGE MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of the          day of                       , 2010, by and between                             , a                          [Insert name of applicable Seller] (“Licensee”), and                               , a                                Corporation [Insert name of Buyer] (“Management Company”).

WITNESSETH:

WHEREAS, Licensee is the holder of various state and/or local liquor licenses (collectively, the “Licenses”) necessary to sell alcoholic beverages at the Applebee’s Neighborhood Grill & Bar restaurants described in Exhibit A attached hereto (each referred to herein as a “Restaurant”); and

WHEREAS, Management Company shall provide management services to Licensee during the term of this Agreement; and

WHEREAS, Licensee desires that Management Company provide, to Licensee and on its behalf, certain services with respect to operating the Restaurants, including alcoholic beverage sales and service within the Restaurants under the Licenses (“Beverage Operations”); and

WHEREAS, the parties to this Agreement desire to cooperate in making certain that the management of the Restaurants continues in a professional and orderly fashion during the transition and acquisition of state and/or local liquor licenses necessary to conduct the Beverage Operations at the Restaurants by Management Company and/or its designee in its own name, such licenses to be acquired by Management Company and/or its designee shall hereinafter be referred to as the “New Licenses”;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, Licensee and Management Company agree as follows:

ARTICLE I

ROLE OF MANAGEMENT COMPANY

1.1                                Appointment.  Licensee hereby appoints Management Company, and Management Company hereby accepts the appointment, as the sole and exclusive interim manager of the Beverage Operations at the Restaurants.

1.2                               Inventory and Supplies.  Management Company, at its expense, shall provide or arrange for during the Term (as defined below) hereof all operating equipment and supplies (including glassware and other supplies, “Operating Supplies”) and an inventory of beer, wine and liquor (the “Liquor Inventory”) necessary for Management Company to manage the Beverage Operations at each Restaurant in a manner consistent with its obligations under the applicable franchise agreement between Management Company and Applebee’s Franchising LLC (the “Franchise Agreement”).  Management Company shall have the right to use the Operating Supplies and Liquor Inventory in the conduct of providing its services under this Agreement, in its discretion. Management Company shall bear all risk of loss with respect to Operating Supplies and the Liquor Inventory.  Management Company will purchase the Liquor Inventory with its own funds, but is authorized to use Licensee’s account number in connection with the ordering and purchase of the Liquor Inventory.  Licensee will retain title to the Liquor Inventory during the Term.  At the end of the Term with respect to a Restaurant, Licensee will execute a Bill of Sale in the form attached as Exhibit A to convey the Liquor Inventory to Management Company for nominal consideration.

1.3                               Fixtures and Equipment; Maintenance; Surrender.  Management Company shall own all fixtures, equipment, furnishings, furniture and any other asset necessary for managing the Restaurants.

1.4                               Pursuit of New Licenses.  Management Company agrees to use its commercially reasonable efforts to obtain the New Licenses in an expeditious manner.

1.5                               Term. Unless terminated sooner under another provision of this Agreement, the term of this Agreement (the “Term”) shall commence on the date hereof and terminate immediately upon the earlier of (a) the date on which the applicable licensing authority approves the issuance of the New Licenses for all of the Restaurants to Management Company and/or its designee, or (b) three-hundred sixty-five (365) days after the date hereof. The Term may be extended for additional periods of thirty (30) days each upon written consent of Licensee, which consent shall not be unreasonably withheld provided that Management Company and/or its designee has filed and is diligently pursuing its/their license applications for the New Licenses.  Management Company agrees to notify Licensee of the name, address, telephone number and appropriate contact person of any such designee.  Notwithstanding anything to the contrary herein, the Term of this Agreement will be deemed to terminate with respect to a Restaurant upon the issuance of the New Licenses to Management Company or its designee necessary to conduct the Beverage Operations in the name of Management Company or its designee at the Restaurant.

ARTICLE 2

REVENUE AND EXPENSES

2.1                                 Revenues and Expenses.  All gross revenue and receipts derived from the conduct of the Beverage Operations at the Restaurant(s) (the “Gross Revenues and Receipts”) are the exclusive property of Licensee, however during the Term hereof, Management Company shall collect and retain the Gross Revenues and Receipts to pay expenses under Section 2.2 and Management Company’s management fee, which shall be equal to the Gross Revenues and Receipts minus the expenses under Section 2.2.

2.2                               Licensee Expenses.  Licensee shall not be responsible for any expenses arising from or relating to the operation of the Restaurants from and after the date hereof.  Management Company shall, as a part of its services, timely pay all expenses incurred in operating the Restaurants and may apply the Gross Revenues and Receipts to pay all such expenses.  Notwithstanding anything to the contrary contained herein, Management Company will only be entitled to a management fee to the extent any Gross Revenues and Receipts are left over after payment of the expenses described in this Section 2.2 and Management Company agrees that it will have no recourse against Licensee or any of the funds of Licensee to pay a management fee.

ARTICLE 3

OPERATIONS

3. 1                             Authority and Duties.

(a)                                    Management Company will, on behalf of Licensee, perform or cause to be performed, all duties required or desirable in the management and conduct of the Beverage Operations at the Restaurants to maintain the Restaurants in compliance with all applicable laws and regulations, which duties shall include, but not be limited to, the employment, at Management Company’s expense, of a sufficient number of adequately trained staff.  Licensee grants Management Company the authority, subject to the terms herein, to make all purchases necessary for the operation of the Restaurants, except that all liquor, wine and beer purchases must and shall be made under Licensee’s Licenses.

(b)                                    During the Term of this Agreement, Management Company agrees that Licensee shall have the right to supervise all activities of Management Company with respect to the conduct of the Beverage Operations at the Restaurants.

(c)                                     Management Company agrees that the operation of the Restaurants shall be in a lawful manner in compliance with all applicable laws and regulations.

3.2                                Employees.  Management Company shall arrange for the employment, direction, control and discharge, as the case may be and in each case, in its own name, of all personnel employed in the operation of the Restaurants. Management Company will not knowingly employ or arrange for the employment of any person who is disqualified from being employed on an alcoholic beverage licensed premises.

3.3                                Records.   During the Term, Management Company shall arrange for the keeping of full and adequate books of account and other records reflecting the Beverage Operations, which it shall make available to Licensee for inspection at the request of Licensee.

3.4                               Licenses.  Management Company shall exercise all commercially reasonable efforts to keep the Licenses in full force and effect throughout the Term of this Agreement, and Licensee shall cooperate with Management Company and exercise all commercially reasonable efforts in that regard.  Licensee shall also exercise commercially reasonable efforts to cooperate with Management Company in its efforts to obtain the New Licenses for the Restaurants.  Licensee shall cooperate in, but shall not be responsible for, filing all required renewal forms and the obtaining of any required tax clearances needed to ensure that there is no cessation of operation pending issuance of the New Licenses to Management Company and/or its designee.  Subject to Licensee promptly forwarding any notices of renewals and signing any required documentation for renewal filings, Management Company, at its expense, will be responsible for timely filing all documents and paying all fees necessary to retain or renew the Licenses during the Term, including all applicable renewal filings.  Management Company, at its expense, will be responsible for the collection and payment of all sales or other taxes due in connection with the conduct of the Beverage Operations.  Licensee will not be obligated to incur any expense in connection with its cooperation or other obligations set forth in this paragraph.

3.5                                Notices of Enforced Actions.  Management Company will notify Licensee within five (5) business days of (i) receipt from any applicable enforcement agency of any complaint or notification of violation or (ii) any event of suspended operations occurring at any of the Restaurants, which in the case of either provision (i) or (ii), are related to the Licenses.

ARTICLE 4

INSURANCE

4.1                                Maintenance of Insurance.  During the Term of this Agreement, Management Company, at its cost and expense, shall maintain, commercially reasonable insurance, including a policy of general liability that includes liquor liability coverage, on an occurrence basis, that names the Licensee (including its affiliates, officers, and employees) as additional insureds, including coverage for damages arising out of the acts or negligence of Licensee (including its affiliates, officers, members and employees), and that provides that such policy is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Licensee.  Certificates evidencing the coverages described herein shall be delivered to Licensee prior to the commencement of the Term.  During the Term, the policies of insurance maintained by Management Company shall only be cancelable following at least thirty (30) days written notice to Licensee and Applebee’s Franchising LLC. The parties agree that commercially reasonable insurance is no greater than the levels required under the applicable Franchise Agreements.

4.2                                Waiver of Subrogation.  Management Company shall cause all policies of insurance maintained pursuant to the terms hereof to provide that the insurance company will have no right to subrogation against Licensee or any of Licensee’s agents or employees or affiliates.

4.3                                Indemnity. Management Company shall indemnify, defend, and hold Licensee and its agents, officers, directors, shareholders, Members, employees, subsidiaries, parents and affiliates harmless from any and all liabilities, damages, or claims, costs, penalties, citations, enforcement actions, losses, or expenses (including reasonable attorneys’ fees) incurred by Licensee as a result of or arising from (a) the operation of the Restaurants by Management Company during the Term or (b) any breach by Management Company of the terms of this Agreement.

ARTICLE 5

EVENTS OF DEFAULT, TERMINATION

5.1                                Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:

(a)                                    The failure of Management Company to pay when due any amount payable to Licensee by it under this Agreement; or

(b)                                    Management Company or Licensee fails to remedy any other breach of its obligations under this Agreement within fifteen (15) days after receipt of written notice from the other party specifying such breach; or

(c)                                     Any franchise agreement or lease with respect to a Restaurant is terminated.

In the event that this Agreement is terminated prior to issuance of New Licenses to Management Company or its designee, Licensee shall have the right to surrender or cancel any permits and take any other such further actions to shield Licensee from liability arising from operations at the Restaurants.

5.2                                Remedies.  Upon the occurrence and during the continuation of an Event of Default, in addition to and cumulative of any and all rights and remedies available to the non-defaulting party under this Agreement, at law or in equity, the non-defaulting party may terminate this Agreement upon written notice to the other party and except as to liabilities or claims which shall have accrued or arisen prior to or on account of such termination, and except as otherwise provided in Section 6.2 hereof, all obligations hereunder shall cease. In any judicial proceeding in which the validity of termination is at issue, neither party will be limited to the reasons for default set forth in any notice sent pursuant to this Agreement.

ARTICLE 6

MISCELLANEOUS

6.1                               Notices.  All notices required or permitted under this Agreement will be in writing and will be (i) personally delivered, (ii) sent by certified mail with return-receipt requested, (iii) sent by facsimile, (iv) sent by email or (v) sent by other means which affords the sender evidence of delivery, attempted delivery, or rejected delivery, to the respective parties at the street addresses set forth below or evidence of delivery at the facsimile numbers or email addresses set forth below, unless and until a different street address, fax number or email address is designated by notice to the other party.  Any notice by means which affords the sender evidence of delivery, attempted delivery, or rejected delivery will be deemed to have been given and received at the date and time of receipt, attempted delivery, or rejected delivery; provided, however, any notice by fax or email must have evidence of delivery.  A “read-receipt” received for an e-mail delivery and a fax confirmation page from the sender’s fax machine will be deemed evidence of delivery for notices sent by e-mail or fax, as applicable.

Licensee’s address for notices:	[Insert name of applicable Seller]
c/o Applebee’s Services, Inc.
11201 Renner Blvd
Lenexa, Kansas 66219
	Tel:	(913) 890-0100
	Fax:	(913) 890-9100
	E-mail:	Rebecca.Tilden@applebees.com
	Attn:	Vice President, Brand Counsel

With a copy to:	Seigfreid, Bingham, Levy, Selzer & Gee, P.C.
911 Main Street
Suite 2800
Kansas City, Missouri 64105
	Tel:	(816) 421-4460
	Fax:	(816) 474-3447
	E-mail:	lancef@sblsg.com
	Attn:	Lance Formwalt

Management Company’s
address for notices:	Apple American Group LLC

225 Bush Street, Suite 1470
San Francisco, California 94104
Tel: (415) 835-0227
Fax: (415) 835-0223
E-mail: gflynn@flynnholdings.com
Attn: Gregory G. Flynn

With a copy to:
Davis Wright Tremaine LLP
Suite 2200
1201 Third Avenue
Seattle, Washington 98101-3045
Tel: (206) 622-3150
Fax: (206) 757-7100
E-mail: SarahTune@dwt.com
Attn: Sarah Tune

6.2                                Survival.  Unless expressly stated to the contrary, all obligations for any payment or reimbursement by one party to the other shall survive the end of the Term. The provisions of Article 2 and Sections 4.2 and 4.3 of this Agreement shall survive the end of the Term.

6.3                                Severability.  Nothing in this Agreement will be construed as requiring the commission of any act contrary to law.  If there is any conflict between any provision of this Agreement and any present or future law, such provision will be limited only to the extent necessary to bring it within the requirement of the law.  If any part of this Agreement is held to be indefinite, invalid, or otherwise unenforceable, the balance of this Agreement will continue in full force and effect.

6.4                                No Waiver; Amendments.  No waiver by any party of any provisions of this Agreement (i) shall be effective unless waived in writing by the party against which enforcement of such waiver is sought, (ii) shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar) or (iii) shall constitute a continuing waiver unless otherwise expressly provided.  This Agreement may be amended, modified and supplemented only by written agreement of all parties hereto.

6.5                                Governing Law. This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of Minnesota and the courts of the State of Minnesota shall have jurisdiction over any matters arising hereunder. Management Company agrees to comply with all Laws and regulations of the State of Minnesota.

6.6                                 Assignment.  Except as otherwise provided in this Agreement, no party hereto may assign or transfer any of its rights or delegate any of its obligations under this Agreement to any other person, firm or company without the written consent of the others. Any such consent may be withheld in a party’s sole and absolute discretion.

6.7                                No Joint Venture. Nothing in this Agreement creates a joint venture or partnership and, except as may be expressly set forth herein, no party is given the authority to bind or obligate any other party.

6.8                                Counterparts.  This Agreement may be executed in one or more counterparts and each counterpart with a hand-written signature, whether an original or an electronic data text (including facsimile, electronic data interchange and electronic mail) is considered an original and all counterparts constitute one and the same instrument.

6.9                                Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any discussions, offers, proposals, agreements or promises with respect thereto.

IN WITNESS WHEREOF, Licensee and Management Company have duly executed this Agreement as of the day and year first written above.

LICENSEE:

By:
Name:
Title:

MANAGEMENT COMPANY:

By:
Name:
Title:

Exhibit A

LEASE

BETWEEN

APPLEBEE’S RESTAURANTS NORTH LLC

as Landlord,

and APPLE                        LLC, a Delaware limited liability company

as Tenant

Dated as of                        , 2010

i

LEASE

THIS LEASE (“Lease”) dated                        , 2010, is made and entered into by and between APPLEBEE’S RESTAURANTS NORTH LLC (Landlord”), and APPLE                     LLC, a Delaware limited liability company (“Tenant”).

1.                                      BASIC PROVISIONS

1.1.	Premises Address:

1.2.	Landlord Name and Address:	Applebee’s Restaurants North LLC c/o Applebee’s Services, Inc. 11201 Renner Blvd Lenexa, Kansas 66219

1.3.	Tenant Name and Address:	Apple LLC 6200 Oak Tree Boulevard, Suite 250 Independence, OH 44131 Attn: Chief Financial Officer

1.4.	Lease Date:	, 2010

1.5.	Term:	Twenty (20) Lease Years

1.6.	Options to Extend:	Two (2) periods of five (5) Lease Years each and one (1) period of four (4) Lease Years and eleven (11) months

1.7.	Exhibits:

Exhibit A - Land Legal Description

Exhibit A-1 – Site Plan

Exhibit B - Landlord Agreement

Exhibit C - Memorandum of Lease

Exhibit D – Subordination, Non-disturbance and Attornment Agreement

Exhibit E - Franchisee Lease Rider

2.                                      LEASING AGREEMENT; TERM

2.1.                            Leasing Agreement.  Landlord leases to Tenant and Tenant leases from Landlord upon and subject to the terms and conditions set forth in this Lease a restaurant containing approximately                          square feet and other related improvements (“Improvements”) now or hereafter located on certain real estate consisting of approximately                            square feet of land, as legally described in attached Exhibit  A, together with all easements, rights and appurtenances thereto (including, but not limited to all of Landlord’s rights, if any, to use any common areas, parking, access drives and sidewalks in any center of which the Improvements may be a part) commonly known as                                   ,                          (“City”),                County,                            (the “Premises”).  The Premises are shown on the site plan attached hereto as Exhibit A-1.  The Premises are leased subject to all restrictions, covenants, encumbrances and other matters of record on the date of this Lease. [Include specific reference to easements if Premises does not have direct access to public roadway]

2.2.                            Term.  The term of this Lease (“Term”) shall commence (“Commencement Date”) on the later of the dates set forth opposite the signatures of the parties on the signature page of this Lease and, unless extended or earlier terminated as provided herein, shall expire (“Expiration Date”) at midnight on the last day of the twentieth (20th) “Lease Year” thereafter.  “Lease Year” shall mean and refer to that period of twelve (12) full consecutive calendar months beginning with the first full calendar month of the Term and each subsequent period of twelve (12) consecutive calendar months during the Term, provided that if the Term commences on other than the first day of a calendar month, then the initial fractional month of the Term plus the next succeeding twelve (12) full calendar months shall constitute the first Lease Year of the Term and provided, further, that if this Lease is terminated prior to the Expiration Date, the last Lease Year may contain less than twelve (12) full calendar months.

2.3.                            Extension of the Term.  Provided that this Lease is in full force and effect and no Event of Default has occurred and is continuing, Tenant shall have the option to extend the Term for up to two (2) successive periods of five (5) Lease Years each and one (1) period of four (4) Lease Years and eleven (11) months upon all of the provisions of this Lease, which extension options shall automatically be deemed exercised one hundred eighty (180) days prior to the then current Expiration Date without the requirement for any further notice; provided, however, that Tenant shall have the right to terminate this Lease (and void any such automatic extension and all remaining extension options) effective as of any then current Expiration Date by giving written notice thereof to Landlord not less than one hundred eighty (180) days before such then current Expiration Date; and provided, further, that this Lease shall not be automatically extended (and Tenant shall be deemed to have given written notice of non-renewal) if on the date which is one hundred eighty (180) days prior to the then current Expiration Date an Event of Default has occurred and is continuing, and in such event this Lease shall terminate on the then current Expiration Date.  If and each time this Lease is so extended, the word “Term” shall be deemed to include each extension period with respect to which the option has been exercised and the term “Expiration Date” shall mean the last day of such extension period.

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3.                                      RENT

3.1.                            Base Rent.  Tenant shall pay to Landlord as annual base rent (“Base Rent”) the amount set forth in column (b) below for the corresponding Lease Years set forth in column (a) below:

[For Diamond Lake Road, Minnesota (#61059)

(a) Lease Year	(b) Annual Base Rent	(c) Monthly Base Rent
1-5	$109,239	$9,103
6-10	$117,432	$9,786
11-15	$126,239	$10,520
16-20	$135,707	$11,309
21-25*	$145,885	$12,157
26-30**	$156,827	$13,069
31-35***	$168,589	$14,049	]

[For Baxter, Minnesota (#61048)

(a) Lease Year	(b) Annual Base Rent	(c) Monthly Base Rent
1-5	$196,555	$16,380
6-10	$211,297	$17,608
11-15	$227,144	$18,929
16-20	$244,180	$20,348
21-25*	$262,493	$21,874
26-30**	$282,180	$23,515
31-35***	$303,344	$25,279	]

[For Cloquet, Minnesota (#61066)

(a) Lease Year	(b) Annual Base Rent	(c) Monthly Base Rent
1-5	$143,260	$11,938
6-10	$154,004	$12,834
11-15	$165,555	$13,796
16-20	$177,971	$14,831
21-25*	$191,319	$15,943
26-30**	$205,668	$17,139
31-35***	$221,093	$18,424	]

[an asterisk (*) indicates an extension period; the number of asterisks corresponds to the respective extension period.]

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Base Rent shall be paid to Landlord in monthly installments (“Monthly Base Rent”) in the respective amounts set forth in column (c) above in advance on the first day of each month for which the same is due during the Term.  Rent for any partial month shall be prorated on a per diem basis with the daily rent calculated based upon the actual number of days in such month.

3.2.                            Payment.  All charges and costs payable by Tenant to Landlord or any other third party pursuant to this Lease in addition to Base Rent shall be considered “Additional Rent”.  Base Rent and Additional Rent are sometimes referred to collectively as “Rent.”  Except as otherwise specifically provided in this Lease, all Rent shall be paid by Tenant to Landlord without notice, demand, offset, abatement, reduction or deduction by check payable to Landlord and sent to Landlord at the address indicated in Section 1.2 or to such other person, entity or place as Landlord may from time to time designate by not less than ten (10) business days prior notice to Tenant.  Monthly Base Rent for the period from and including the Commencement Date through and including the last day of the first full calendar month of the Term shall be paid in advance on the Commencement Date.

3.3.                            Late Payments.  If Tenant shall fail to make payment of any installment of Base Rent or Additional Rent payable to Landlord (rather than a third party) within ten (10) days after the date when such payment is due, Tenant shall pay a late charge (“Late Charge”) equal to five percent (5%) of such overdue installment of Base Rent or Additional Rent.  If any installment of Rent is not paid within fifteen (15) days after the date when due, Tenant also shall pay interest at the “Default Rate” (defined in Section 23.6) on the amount unpaid computed from the date such payment of Base Rent or Additional Rent was due to and including the date of payment thereof (but only with respect to amounts payable directly to Landlord or that are not otherwise subject to an interest or similar charge that will be treated as Base Rent or Additional Rent hereunder).

3.4.                            Net Lease.  It is understood and agreed by Tenant that this Lease is a triple net Lease and that Base Rent, Additional Rent and, except as otherwise expressly set forth herein, all other sums payable hereunder by Tenant shall be absolutely net to Landlord and paid without defense (other than defense of prior payment), notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction or reduction.  During the Term of this Lease, Tenant shall be obligated to pay and shall be liable for all costs and expenses associated with or arising from the use, operation, maintenance, repair or improvements of the Premises (regardless of whether such costs and expenses are charged or imposed against Landlord or Tenant), including without limitation, Premises Taxes (as defined below), utility charges, liens, insurance, maintenance, repair and replacement costs.

4.                                      TAXES

4.1.                            As used in this Lease, the term “Premises Taxes” shall mean all real estate taxes and assessments, general and special, and all other governmental charges levied, assessed or imposed on or with respect to the Premises.  Premises Taxes shall not include (i) any taxes or assessments imposed on or with respect to Tenant’s trade fixtures, inventory, or other items of Tenant’s Property (as defined in Section 9.1), or (ii) any income, gift, estate, franchise or other

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taxes imposed on Landlord or measured by Rent or Landlord’s income or profit from the Premises (including business and occupation tax if it is hereafter applied to rental income), except as provided below.  If at any time during the Term, the method of taxation shall be changed such that a new tax, assessment, levy, or other governmental charge shall be imposed (y) in full or partial substitution of any Premises Tax, or (z) on or measured by the Rent payable to Landlord by Tenant (other than an income or franchise tax), then such tax, assessment, levy or charge shall be included as part of Premises Tax.

4.2.                            Payment.

(a)                                  Tenant shall pay all taxes and assessments on Tenant’s Property before delinquency.

(b)                                 Tenant shall pay Premises Taxes to the appropriate governmental authority before delinquency and before any interest, penalties or fines may be charged with respect thereto and shall deliver a copy of all paid tax bills to Landlord promptly upon request.

(c)                                  If any Premises Taxes relate to a fiscal period which is partly within and partly outside of the period for which Tenant is responsible, the amount thereof shall be prorated so that Tenant will be responsible for that portion which relates to the period after the Commencement Date and through the Expiration Date and Landlord will be responsible for the portion which relates to the period prior to the Commencement Date and after the Expiration Date.

(d)                                 Any refunds (including any accrued interest) of Premises Taxes applicable to the Term shall be the property of Tenant and to the extent received by Landlord shall be paid over to Tenant promptly after receipt thereof.  Any such refund of Premises Taxes shall be deemed a reduction of Additional Rent hereunder.  Any refunds (including any accrued interest) of Premises Taxes applicable to the period of time prior to the Commencement Date or following the Expiration Date shall be the property of Landlord and to the extent received by Tenant shall be paid over to Landlord promptly after receipt thereof.

4.3.                            Contest.  Subject to the provisions hereof, Tenant, at its own expense, may contest Premises Taxes in any manner permitted by law, in Tenant’s name, and, whenever necessary, in Landlord’s name and Landlord will cooperate at Tenant’s sole cost and expense with Tenant and execute any documents reasonably required for such purpose.  Any such contest shall be conducted by Tenant in good faith and at its sole cost and expense, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Premises Taxes so contested, (ii) the sale, forfeiture or loss of the Premises, any Base Rent or any Additional Rent to satisfy the same, (iii) any interference with

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the use or occupancy of any of the Premises, and (iv) any interference with the payment of any Base Rent or the portion of any Additional Rent that does not represent the Premises Taxes being contested under this Section 4.3.  In no event shall Tenant pursue any contest with respect to any Premises Taxes in any manner that exposes Landlord to (a) criminal liability, penalty or sanction, (b) any civil liability, penalty or sanction for which Tenant has not made provisions acceptable to Landlord, or (c) defeasance of its interest in the Premises.  Tenant agrees that each such contest shall be diligently prosecuted to a final conclusion.  Tenant shall pay, indemnify and save Landlord harmless from and against any and all losses, judgments, decrees and costs (including, without limitation, attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and Tenant’s obligation under this sentence shall survive the expiration or termination of this Lease.

5.                                      ENVIRONMENTAL MATTERS

5.1.                            Definitions.  For purposes of this Lease the following terms shall have the following meanings:

(a)                                  “Environmental Laws” - all present and future laws, statutes, rules, regulations, orders and other requirements of any federal, state, local or other governmental authority relating to the environment, environmental protection or regulation, the emission, disposal or discharge or the actual or threatened release into the environment of pollutants or contaminants or to any Hazardous Substance or HS Activity.  Without limitation of the foregoing, Environmental Laws include each of the following, as enacted as of the date hereof or as hereafter amended:  the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq.; the Resource Conversation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601, et seq.; the Water Pollution Control Act (also knows as the Clean Water Act), 33 U.S.C. § 1251, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. § 5101, et seq., and any similar state laws.

(b)                                 “Hazardous Substance” - any substance defined or classified in any Environmental Laws as a toxic or hazardous chemical, waste, material or substance, or as a pollutant or contaminant (including, without limitation, petroleum or any by-product or fractions thereof, lead, asbestos and asbestos containing materials, polychlorinated biphenals and radioactive or explosive materials); and any substance which if present requires investigation or remediation under any Environmental Law or results in liability thereunder for exposure thereto or discharge thereof.

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(c)                                  “HS Activity” - the generation, manufacture, handling, transportation, usage, treatment, release, discharge, removal, storage, disposal or presence of any Hazardous Substance.

5.2.                            Tenant Obligations.

(a)                                  On or after the Commencement Date, Tenant (i) shall not conduct or knowingly permit any HS Activity in, on or from the Premises or knowingly allow any Hazardous Substances on the Premises, in each case, in violation of any Environmental Laws, and (ii) shall comply or cause compliance with all Environmental Laws applicable to Tenant’s use or occupancy of the Premises, and shall cause the Premises to comply with all Environmental Laws; in each case except to the extent that a violation results from, or compliance is required as a result of, any act or omission of any “Landlord Indemnitees” (defined below) or any person or entity other than Tenant and its members, managers, affiliates, officers, directors, employees, contractors, representatives, agents or subtenants (collectively, “Tenant Parties”) or relates to any condition existing as of the Commencement Date (the obligations of Tenant under the preceding clauses (i) and (ii) are called “Tenant’s Compliance Obligation”).  Tenant shall promptly give notice to Landlord if Tenant becomes aware of any action, claim, suit or proceeding relating to a violation or alleged violation of any Environmental Laws filed or threatened against the Premises or Tenant with respect to Tenant’s use or occupancy of the Premises.  If, at any time during the Term, Hazardous Substances shall exist in or on the Premises to which Tenant’s Compliance Obligation applies, then Tenant shall, or shall cause responsible third parties to, promptly commence and diligently implement all investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, “Remedial Work”) to the extent required by Environmental Laws, and in compliance with all Environmental Laws, all at Tenant’s sole cost and expense.

(b)                                 Tenant agrees to indemnify, defend and hold harmless Landlord, any Landlord Lender and their respective managers, partners, members, officers, directors, shareholders, employees and agents (“Landlord Indemnitees”) from and against any and all claims, demands, actions, liabilities, damages, assessments, losses, fines, penalties, costs and expenses, including remediation, clean-up and detoxification costs and reasonable attorneys’ fees, arising from or related to any breach or violation by Tenant of its obligations set forth in Section 5.2(a).  The provisions of Section 5.2 shall survive the expiration or termination of this Lease.

(c)                                  Upon Landlord’s request, at any time after the occurrence and during the continuance of an Event of Default or at such other time as Landlord has reasonable grounds to believe that Tenant is in violation of Tenant’s Compliance Obligation, Tenant shall cause an inspection or audit of the Premises by an environmental engineer or other appropriate consultant reasonably approved by Landlord to determine the presence or absence of Hazardous Substances on the Premises.  If Tenant fails to effectuate the

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commencement of such inspection or audit within thirty (30) days after such request or fails to deliver a written report of such inspection or audit to Landlord within sixty (60) days after such request, Landlord may order the same, and Tenant hereby grants to Landlord and its respective employees, contractors and agents access to the Premises upon prior reasonable notice to undertake such inspection or audit, provided that such inspection or audit does not interfere with the conduct of Tenant’s business on the Premises, Landlord provides Tenant certificates of insurance naming Tenant as an additional insured and containing such types of insurance and limits as Tenant reasonably requires, Landlord promptly repairs any damage caused by such testing and restores the Premises to the condition in which it existed immediately prior to such damage at Landlord’s sole cost and expense, and Landlord shall indemnify Tenant if and to the extent required under Section 14.2 hereof for all loss, cost, damage, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements, but excluding the cost of Remedial Work) incurred by Tenant arising from or by reason of such inspection or audit.  The cost of such inspection or audit shall be paid (i) by Tenant if such inspection or audit shall confirm a violation of Tenant’s Compliance Obligation or (ii) by Landlord if such inspection or audit does not confirm a violation of Tenant’s Compliance Obligation.

(d)                                 Landlord and Tenant expressly agree that, notwithstanding anything to the contrary set forth in this Lease (including, but not limited to, the provisions of Section 14.1 hereof), except in the case of Tenant’s obligations expressly set forth under Sections 5.2(a), (b) and (c) hereof, Tenant shall have no obligation under this Lease (i) to defend, indemnify or hold harmless Landlord or Landlord Indemnitees with respect to any Hazardous Substance, Environmental Laws or HS Activity, (ii) to engage any environmental engineer or appropriate consultant with respect to any Hazardous Substance, Environmental Laws or HS Activity, (iii) to conduct any audit or inspection of the Premises with respect to any Hazardous Substance, Environmental Laws or HS Activity, (iv) to comply or cause compliance with any Environmental Laws, or (v) to perform or cause performance of any Remedial Work with respect to any Hazardous Substance, Environmental Laws or HS Activity.

5.3.                            Landlord Obligations.

(a)                                  Landlord represents and warrants to Tenant as follows:  (i) that no portion of the Premises has been used by Landlord, or, to the best knowledge of Landlord, by any other person or entity for any HS Activity in violation of Environmental Laws; (ii) that to the best knowledge of Landlord, no Hazardous Substance is now or ever has been on or under any portion of the Premises in violation of law; and (iii) that there is no action, claim, suit or proceeding relating to a violation or alleged violation of any Environmental Laws pending against Landlord or any portion of the Premises and, to the best knowledge of Landlord, none is threatened.

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(b)                                 Landlord covenants and agrees with Tenant that except for Tenant’s responsibility with respect to the Premises set forth in Section 5.2(a) above, (i) Landlord shall comply with all Environmental Laws applicable to the Premises for which Landlord is responsible, (ii) Landlord shall not conduct or knowingly permit any HS Activity on or about the Premises, and (iii) Landlord shall promptly give notice to Tenant if Landlord becomes aware of any action, claim, suit or proceeding relating to a violation or alleged violation of any Environmental Laws filed or threatened against Landlord or the Premises or if Landlord has received notice or has actual knowledge of any HS Activity on the Premises caused by a person other than Tenant or any Tenant Party.

(c)                                  Landlord agrees to indemnify, defend and hold harmless Tenant, any TE Lender, Tenant Lender and its and their respective managers, partners, members, officers, directors, shareholders, employees and agents (“Tenant Indemnitees”) from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs and expenses, including remediation, clean-up and detoxification costs and reasonable attorneys’ fees, arising from or related to any breach or violation by Landlord of its warranties, representations or obligations set forth in Section 5.3(a) and (b) above.  The provisions of Section 5.3 shall survive the expiration or earlier termination of this Lease.

6.                                      COMPLIANCE WITH REQUIREMENTS

6.1.                            Compliance With Law.  During the Term, Tenant shall comply and shall cause the Premises to comply, in all material respects with and shall correct any violation of any laws, statutes, ordinances and other legal and insurance requirements, whether now or hereafter in force, applicable to the Premises or Tenant’s use or occupancy of the Premises, including without limitation, the Occupational Safety and Health Act, as amended (“OSHA”), the Americans with Disabilities Act of 1990, as amended (“ADA”), and, subject to Article 5, all Environmental Laws, except to the extent that such compliance is required or such violation exists as a result of any act or omission of any Landlord Indemnitees, relates to any condition existing as of the Commencement Date or relates to or is caused by the activity of any third party who is not a Tenant Party.  Tenant shall procure, maintain and comply, and shall cause the Premises to comply, with any and all permits, approvals, licenses and other governmental authorizations required for the lawful use, operation, maintenance and any “Alteration” (hereinafter defined) of the Premises.  Notwithstanding the foregoing, Tenant shall be required to comply with any change or amendment to the ADA which is made or adopted after the Commencement Date and is applicable to the Premises or Tenant’s use of the Premises.

6.2.                            Compliance With Permitted Encumbrances.  Tenant agrees that with respect to all easements, conditions, covenants, restrictions, encumbrances or agreements now affecting the Premises or which are hereafter created by or consented to by Tenant (collectively, the “Permitted Encumbrances”), Tenant shall observe, perform and comply with, and cause the Premises to comply with, and carry out and perform all of the obligations therein which are to be observed and performed by the owner or any occupant of the Premises thereunder, and shall pay

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all assessments, fees, costs and expenses required to be paid by the owner or any occupant of the Premises thereunder.

7.                                      COVENANT AGAINST LIENS

7.1.                            Liens.  Tenant shall not cause, suffer or permit any mechanic’s, materialmen’s, judgment or other lien (“Lien”) to be filed against the Premises (other than any Lien arising due to any act or omission of Landlord or its agents); provided that nothing herein shall be deemed to limit the rights of Tenant Lender under Section 20.2 hereof.  If any Lien shall be filed against all or any portion of the Premises (other than any Lien arising due to any act or omission of Landlord or its agents), (i) Tenant shall give notice thereof to Landlord within ten (10) business days after the date on which Tenant first becomes aware of the filing of any such Lien, and (ii) within forty-five (45) days after first becoming aware of such filing, (but in any event before any enforcement action to foreclose is taken with respect to such Lien), Tenant, at its sole cost and expense, shall cause the Lien to be discharged of record or bonded over by any statutory bonding procedure sufficient to prevent foreclosure or other enforcement of such Lien, and shall deliver notice thereof to Landlord, failing which Landlord shall have the right, but shall not be obligated, to discharge the Lien without investigating the validity or amount thereof.  Tenant shall reimburse Landlord on demand for any reasonable amounts so paid or incurred by Landlord, including reasonable expenses and attorneys’ fees incurred in connection therewith, and Tenant’s obligation under this sentence shall survive expiration or termination of this Lease.

8.                                      USE AND ENJOYMENT

8.1.                            Use.

(a)                                  The Premises may be used for the operation of a restaurant (including an Applebee’s restaurant) including, without limitation, ancillary carry out food service and the sale of beer, wine and other alcoholic beverages, and for such other use as approved by Landlord, which approval shall not be unreasonably withheld.  The Premises shall be attractive in appearance and Tenant shall conduct its business in a lawful and reputable manner.  Tenant shall not commit waste on the Premises and shall not occupy or use the Premises or permit the same to be used or occupied for any purpose or in any manner that violates any applicable legal or governmental requirement.

(b)                                 All garbage, trash and refuse generated from the operation of the business conducted on the Premises shall be placed in appropriate garbage receptacles and, at Tenant’s sole cost and expense, removed from the Premises with sufficient frequency so as to avoid any accumulation thereof outside of such receptacles.

8.2.                            Exterior Signs, Awnings and Canopies.  Tenant, at its sole cost and expense, may at any time and from time to time during the Term install, alter, and/or replace any and all exterior signs, awnings and/or canopies as Tenant may determine, so long as they are in

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compliance with all applicable laws and all Permitted Encumbrances.  Tenant, at its sole cost and expense, shall obtain all necessary permits for all signs, awnings and canopies on the Premises and shall maintain the same in good condition and repair.

8.3.                            Utilities.  Tenant shall arrange and contract, in its name, for and pay when due all charges for water, gas, electricity, cable and satellite TV, telephone, trash removal, scavenger service and other utility services required by law or used or consumed on the Premises by Tenant or its agents during the Term, all of which shall be separately metered and billed to Tenant.

8.4.                            Quiet Enjoyment.  Landlord covenants with Tenant that Tenant, upon paying Rent to Landlord and performing Tenant’s other covenants in this Lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Premises during the Term without any interference from Landlord or anyone claiming by, through or under Landlord.

8.5.                            Signage Rights, Parking, Access, Easements.  Landlord covenants with Tenant that Landlord shall not engage in any action, or grant any rights which affect parking at the Premises, access to the Premises, means of ingress and egress to and from the Premises, visibility to or from the Premises, Tenant’s signage at the Premises or rights to the roof of the Premises, any telecommunications equipment or utilities which service the Premises, Tenant’s air rights and any other rights to which Tenant may be entitled pursuant to any easement agreements or similar agreements affecting the Premises without Tenant’s prior written consent, which may be granted or withheld in Tenant’s sole discretion, but shall not be unreasonably withheld if such action will not materially adversely affect the conduct of Tenant’s business at the Premises.  Landlord agrees to deliver to Tenant copies of any notices Landlord receives with respect to the aforementioned rights.  Landlord agrees that so long as no Event of Default shall have occurred and be continuing, upon request by Tenant (and only after all documentation reasonably required to consummate the relevant transaction shall have been provided to Landlord), Landlord shall (i) enter into, modify or grant such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as Tenant may desire for the operation of the Premises (including, without limitation, consenting to site and common area changes affecting access, parking, tenant mix and the like and approving uses or users of the other properties in the vicinity of the Premises which Tenant reasonably believes will have a positive impact on its business at the Premises) (collectively, “Easements”), or (ii) dedicate or transfer, minor non-essential unimproved portions of the Premises for road, highway or other public purposes to the extent such dedications or transfers are consistent with commercially reasonable development or operation of the Premises or, in Tenant’s reasonable judgment, will have a positive impact on its business at the Premises (the “Dedications”); provided, that Landlord shall be obligated to take such action only if (A) any such Easements or Dedications do not adversely affect the value of the Premises (other than to a de minimus extent), do not unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property, and do not adversely affect (other than to a de minimis extent) the use, or visibility of, or access to, the Premises, (B) any such Easements or Dedications do not conflict with or violate any Permitted Encumbrances, (C)Tenant advises Landlord of the amount of the consideration, if any, being paid for such Easements or

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Dedications and that Tenant considers such consideration, if any, to be fair under the circumstance and that such consideration, if any, shall be paid to Landlord, (D) Tenant acknowledges in writing that for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Landlord under the applicable instrument and Tenant will remain obligated under this Lease in accordance with its terms, and (E) Tenant pays all out-of-pocket costs and expenses incurred by Landlord in connection with said Easements or Dedications including, without limitation reasonable attorneys’ fees.  Subject to the foregoing clauses (A) through (E), Landlord shall cooperate with Tenant’s efforts to enter into any Dedications or Easements.

If Tenant shall submit a request to Landlord for Landlord’s cooperation, together with all documentation required above, in connection with any such Easement or Dedication which requires Landlord’s approval or execution of any document, Landlord shall (x) approve such Easement or Dedication, and execute and deliver to Tenant all documents required in connection therewith, within ten (10) days of receiving Tenant’s request for approval, or (y) disapprove Tenant’s request in a written notice with a detailed explanation of its objections delivered to Tenant within ten (10) days of receiving Tenant’s request for approval.  If Landlord fails to respond within such ten (10) day period, Tenant’s request with respect to such Easement or Dedication shall be deemed to be approved by Landlord hereunder and Tenant is hereby authorized and empowered to execute and deliver on behalf of Landlord, as Landlord’s attorney-in-fact, all instruments and documents required in connection therewith.

If Landlord timely disapproves of a Tenant request under this Section 8.5, then Tenant may elect, by delivering written notice to Landlord, to resolve the matter by expedited arbitration in accordance with this paragraph.  Landlord and Tenant shall mutually select a single arbitrator within ten (10) days after delivery of Tenant’s notice of arbitration hereunder.  If the parties cannot agree upon an arbitrator within such period, then either party may request that a qualified arbitrator be appointed by the office of the American Arbitration Association located nearest to the Premises.  Following selection or appointment, the arbitrator shall meet jointly with representatives of Landlord and Tenant within twenty (20) days to consider the parties’ positions on the disputed issue and the arbitrator shall render a written decision within two (2) business days following such meeting.  The decision of the arbitrator shall be final, binding on the parties and nonappealable.  The arbitration shall otherwise be conducted in accordance with the American Arbitration Association’s rules for expedited dispute resolution in effect at the time.  The non-prevailing party in any such arbitration shall pay the arbitrator’s fee and expenses; each party will bear their own attorney’s fees and expenses, if any.

8.6.                            Warranties, Guaranties and Indemnities.  Landlord assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder with respect to the Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the “guaranties”).  Such assignment shall remain in effect during the Term. Landlord hereby agrees to execute and deliver at Tenant’s expense such further documents, including powers of attorney (which shall contain indemnity agreements from Tenant to Landlord which shall be in form reasonably satisfactory to Landlord), as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment of guaranties effected or intended to be effected by this

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Section 8.6.  Upon the expiration or occurrence of a termination of this Lease, the guaranties shall automatically revert to Landlord.

9.                                      TENANT’S PROPERTY; LIEN WAIVER

9.1.                            Tenant’s Property.  Landlord agrees that all (i) fixtures, furniture, furnishings, equipment (other than floor and wall coverings, fixtures which are “built-ins” or constitute an integral part of the Building, any walk-in cooler, heat, air conditioning and ventilation systems, electrical, mechanical and plumbing systems, all of which are owned by and are the property of Landlord), Kitchen Equipment (as hereinafter defined), inventory, merchandise, goods, chattels, trade fixtures, signage, appliances, display cases, supplies, tools, machinery, security systems, computer software or other personal property of Tenant (including, without limitation, trade fixtures in, on, around or affixed to the Premises), (ii)  fixtures, furniture, furnishings, equipment, supplies, tools, machinery, security systems, computer software, signage and other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Premises) which display the name, trade name, trademark, service mark, logo, insignia, slogan, emblem or symbol of Applebee’s Franchising LLC (“Franchisor”)  or of Tenant (“Distinctive Property”), and (iii) all licenses, permits, approvals and authorizations, if any, which are required in connection with the operation of Tenant’s business, including, without limitation, all liquor licenses, at any time located on the Premises (collectively, “Tenant’s Property”), shall be and at all times remain the property of Tenant regardless of whether the same (x) is affixed to the Improvements on the Land or the manner in which the same is affixed (unless permanently affixed) or (y) may now or hereafter be regarded as a fixture or as property of Landlord by operation of law or otherwise, unless, however, such fixtures and equipment cannot be removed without substantial damage to any Improvements which cannot be easily repaired.  As used herein the term “Kitchen Equipment” shall include, without limitation, kitchen fixtures (except for sanitary plumbing fixtures), counters, stainless steel equipment, ranges, ovens, display cases and refrigeration equipment (excluding the walk-in cooler).  Tenant shall have the right at any time and from time to time during the Term and the obligation, subject to the provisions of Section 16.2 below, within fifteen (15) days after the end of the Term to remove any Tenant’s Property from the Premises.

9.2.                            Waiver of Landlord’s Lien.  Tenant contemplates financing from time to time some or all of Tenant’s Property with a lender or vendor (“TE Lender”) who will require a security interest therein (those items of Tenant’s Property which are subject to such security interest being referred to collectively as “Financed Personalty”).  Landlord hereby disclaims and waives any and all liens or right which Landlord may have to claim a lien against the Tenant’s Property for nonpayment of Rent or otherwise and agrees to execute and deliver promptly upon request a waiver with respect thereto in form reasonably acceptable to Landlord.

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10.                               ALTERATIONS; MAINTENANCE AND REPAIR

10.1.                     Alterations.

(a)                                  Alterations.  For purposes of this Lease, any physical improvement, addition, enhancement or change with respect to all or any portion of the Premises is referred to as an “Alteration.”  Tenant or Franchisor shall have the right at any time and from time to time during the Term to make or cause to be made any Alteration in or to the Premises (i) without Landlord’s consent, if such Alteration consists of the demolition of the Building and reconstruction of a new prototypical building so long as the new building is constructed in compliance with applicable codes and Permitted Exceptions and Tenant continues to pay Rent; (ii) without Landlord’s consent, if such Alteration is performed in order to comply with any of Tenant’s agreements with Franchisor or to maintain the building as set forth in Section 10.2 and such Alteration does not adversely affect any structural component of the Building, and (iii) in the case of any Alteration other than those permitted under clauses (i) and (ii) above, with Landlord’s prior consent, which consent shall not be unreasonably withheld provided that such Alteration does not (A) diminish the value of the Premises (including, by way of example only, but without limitation, by diminishing the utility of the Improvements or diminishing the useful life of the Improvements), except to a de minimis extent, or (B) adversely affect any structural component of the Building.  Every Alteration shall be made in accordance with all applicable laws, legal requirements and the Permitted Encumbrances.  If Tenant shall submit a request to Landlord for Landlord’s approval of an Alteration which requires Landlord’s approval, Landlord shall (x) approve such Alteration proposed by Tenant within fourteen (14) days of receiving Tenant’s proposal and request for approval or (y) disapprove Tenant’s proposal in writing with a detailed explanation of its objections within fourteen (14) days of receiving Tenant’s proposal and request for approval.  If Tenant submits a proposal to Landlord and Landlord disapproves such proposal within the fourteen (14) day time period, Tenant may submit another proposal with modifications thereto made in response to Landlord’s objections and Landlord shall so approve or disapprove same within seven (7) days after submission of such modified proposal.  If Landlord does not approve or disapprove any proposal or modified proposal in writing with a detailed explanation of its objections within the applicable seven (7) or fourteen (14) day period, Tenant may submit to Landlord a reminder notice, which shall state that Landlord’s failure to disapprove the applicable proposal within five (5) days after receipt of such reminder notice shall be deemed to constitute Landlord’s approval thereof.  If Landlord does not disapprove such proposal or modified proposal in writing with a detailed explanation of Landlord’s objections to Tenant’s modifications within five (5) days after receipt of Tenant’s reminder notice, Landlord shall be deemed to have approved the Alterations proposed by Tenant.

(b)                                 In connection with any Alteration:  (i) the Alterations to be made will be constructed using materials of a quality and workmanship at least as good as the original work; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be performed diligently in a commercially reasonable time period subject to Force Majeure in compliance with all laws, legal requirements and the terms of all Permitted

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Encumbrances; (iii) all work done in connection with any such Alteration shall comply in all material respects with all requirements of any insurance policies in effect with respect to the Premises (the “Insurance Requirements”); (iv) Tenant shall pay when due all costs and expenses of any such Alteration, and shall discharge all liens filed against any of the Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vi) all such Alterations shall be the property of Landlord and shall be subject to this Lease (except for any Alteration which constitutes Tenant’s Property); and (vii) all Alterations shall be made under the supervision of an architect or engineer selected by Tenant and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations; provided, however, Landlord shall have no right to approve such architect, engineer, plans or specifications, except as expressly set forth in Section 10.1(a).

10.2.                     Maintenance and Repair.  During the Term, Tenant at its sole cost and expense, agrees to make all necessary repairs and replacements to the Improvements as often as required to keep and maintain the Premises in good and safe condition and repair.  Notwithstanding any provision to the contrary, Tenant’s obligations under this Section shall not include making any repair or improvement necessitated by the act of Landlord, its agents, employees or servants.  If Tenant shall default in its obligations under this Section 10.2, Landlord may, after thirty (30) days written notice to Tenant and failure by Tenant to perform any necessary repairs and replacements to the Improvements within such thirty (30) day period, enter the Premises to commence such repairs or replacement.  All reasonable sums incurred by Landlord in connection with any such repair or replacement shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) days of Tenant’s receipt of a detailed invoice for such charges.

11.                               CONDEMNATION AND CASUALTY DAMAGE

11.1.                     Substantial Taking.  If all or substantially all of the Premises is taken or appropriated for any public or quasi-public use or purpose by any lawful power or authority by the exercise of the right of eminent domain or by virtue of condemnation or other similar proceedings, including a deed given in lieu thereof (“Taking”), other than a temporary Taking for a period of one (1) year or less, this Lease shall terminate as of the date possession is required by the condemning authority and Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination.

11.2.                     Other Taking.

(a)                                  If there shall be a Taking, other than a temporary Taking for a period of one (1) year or less, of (i) a portion of the Building, (ii) twenty percent (20%) or more of the parking area of the Premises, (iii) any material part of a driveway or roadway necessary for access to the Premises, or (iv) a material part of Tenant’s signage, and in Tenant’s reasonable judgment such Taking under clauses (i), (ii), (iii) or (iv) would

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render the Premises (or the remainder thereof) unsuitable for the conduct of Tenant’s business, Tenant shall have the right to terminate this Lease as of the date possession is required by the condemning authority by giving notice to that effect to Landlord within sixty (60) days after notice to Tenant of the date such possession is required.  In such event, Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination.

(b)                                 If only a portion of the Premises is subject to a Taking and Tenant is not entitled to or shall not exercise its right to terminate this Lease pursuant to Section 11.2(a), this Lease shall continue in full force and effect, and there shall be no abatement or reduction of Rent payable hereunder except that Rent shall be equitably reduced for the remainder of the Term so that Tenant shall pay only such portion of Rent as the rental value of the part remaining after such Taking bears to the rental value of the entire Premises immediately prior to such Taking.  Tenant shall make any and all repairs and restorations to the remainder of the Premises to the extent necessary to render the same a complete architectural unit suitable for Tenant’s use.

11.3.                     Compensation.  In the event that all or any portion of the Premises is subject to a Taking, Landlord and Tenant shall cooperate to maximize the amount of the recovery from the condemning authority. If the recovery from the condemning authority is paid into a common fund or paid only to Landlord, such recovery shall be allocated as follows and in the following priority:  (i) so long as no Event of Default shall have occurred and be continuing, to Tenant for the cost of any repairs required pursuant to Section 11.2(b); (ii) to Landlord, that portion allocable to Land which is taken; (iii) to Landlord, that portion allocable to Improvements which are taken; (iv) to Tenant, that portion allocable to Tenant’s Property or Tenant’s relocation and moving expenses; and (v) to Landlord, the balance.  Notwithstanding the foregoing, all proceeds from a temporary Taking shall be (A) paid to Tenant if this Lease is not terminated and (B) equitably allocated between Landlord and Tenant as of the date of termination if this Lease is terminated.  The provisions of this Section shall survive any termination of this Lease pursuant to Sections 11.1 or 11.2(a).

11.4.                     Casualty Damage.

(a)                                  If the Improvements or any portion thereof are damaged or destroyed by fire or other casualty (“Casualty”), and this Lease is not terminated pursuant to Section 11.4(b) below, Tenant shall, at its sole cost and expense, promptly and diligently repair such damage and restore the Improvements as nearly as possible to the condition which existed prior to the occurrence of such Casualty or to any comparable or improved condition consistent with Tenant’s or Franchisor’s then-current store design and this Lease shall remain in full force and effect and Tenant shall continue to pay Rent.  Tenant promptly shall commence and diligently pursue to completion the repair, restoration and

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replacement of the damaged or destroyed Improvements, due allowance being made for time needed to obtain permits, adjust insurance and for delay on account of events of Force Majeure.  Such repair, restoration and replacement shall be performed in accordance with the requirements set out in Section 10.1(b) and in compliance with all applicable laws, legal requirements and Permitted Encumbrances.  Tenant shall be responsible for the repair or replacement of any Tenant’s Property damaged by such Casualty.  As used in this Lease the word “destroyed” shall mean completely destroyed above the foundation, or so substantially damaged as to require demolition to the foundation, or such other severity of damage as may be established or imposed by applicable governmental law or ordinance which, if suffered, would constitute total destruction or require demolition before repair or reconstruction may commence.

(b)                                 If the Improvements or any portion thereof is damaged or destroyed (i) during the last five (5) Lease Years of the Term (or the Term as then extended) to the extent of twenty-five percent (25%) or more of the replacement value thereof (exclusive of the foundation) immediately prior to such Casualty; or (ii) by a cause or peril which is not covered by the property insurance required to be carried pursuant to Section 12.1(b), then Tenant shall have the right to terminate this Lease by giving notice to that effect (“Termination Notice”) to Landlord within sixty (60) days after the occurrence of the Casualty, in which event termination shall be effective as of the date of such Casualty if the Building is destroyed and otherwise as of the date Tenant vacates the Premises following such Casualty.

(c)                                  If this Lease is terminated pursuant to this Section 11.4, Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination, and all proceeds of any property insurance with respect to the Premises (exclusive of Tenant’s Property, which shall be paid to Tenant) shall be paid to Landlord.

12.                               INSURANCE

12.1.                     By Tenant.  Tenant, at its sole cost and expense, shall obtain and maintain (or cause to be obtained and maintained, as the case may be) the following insurance during the Term:

(a)                                  Commercial general public liability insurance with limits of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence, with a commercially reasonable deductible.

(b)                                 All-risk property insurance covering all Improvements constituting part of the Premises, including the Building, all Alterations and other improvements (excluding Tenant’s Property), in an amount not less than one hundred percent (100%) of the replacement cost thereof, including (i) ordinance or law coverage including any amounts necessary to replace the undamaged portion of the Building, to cover cost increases

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arising from changes in building codes or other ordinances or laws and to cover costs of debris removal, and (ii) boiler and machinery coverage, with a commercially reasonable deductible;

(c)                                  Property insurance covering Tenant’s Property in such amounts as Tenant deems necessary or desirable;

(d)                                 A liquor liability policy with limits of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence and Five Million and No/100 Dollars ($5,000,000.00) in the aggregate, with a commercially reasonable deductible;

(e)                                  Workers’ compensation and employer’s liability insurance as required by applicable law;

(f)                                    Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and equipment located within the Improvements;

(g)                                 If any portion of the improvements is located in an area designated by the Federal Emergency Management Association as having special flood and mud slide hazards, flood insurance in the maximum available amount; and

(h)                                 Business interruption insurance which includes amounts sufficient to pay all Base Rent, Additional Rent and other amounts payable hereunder for a period of not less than twelve (12) months.

12.2.                     General Requirements.  All insurance (and renewals thereof) required by this Article shall be issued by responsible insurance carriers authorized to do business in the State in which the Premises is located and having a claims paying ability rating of not less than “A-” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.  Each policy (and any renewal thereof) shall expressly provide that it shall not be cancelled or changed without at least thirty (30) days’ prior written notice to all parties insured or named therein.  The insurance described in Sections 12.1(a) and (d) shall include Landlord and Landlord’s Lender, if any, as additional insureds.  The insurance provided under Sections 12.1(b), (f) and (g) shall name Landlord and each Landlord Lender as a loss payee with respect to any losses, and any proceeds paid to Landlord thereunder shall be held and disbursed by Landlord to fund the repairs performed by Tenant in accordance with the terms of Section 11.4. In the event of any Tenant financing, the interest of Landlord and Landlord’s Lender, if any, under the property insurance described in Sections 12.1(b), (f) and (g) shall be senior to the interest of any Tenant Lender.  Tenant and Tenant’s Lender are entitled to receive the property insurance proceeds allocable to

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Tenant’s Property. All of the insurance required by this Article shall be primary and noncontributing with any insurance which may be carried by the Landlord, shall afford coverage for all claims based on any act, omission, event or condition which occurs or arises during the policy period, and may be obtained by endorsement on blanket policy(ies) of insurance carried and maintained by Tenant.  Upon issuance and each renewal thereof, Tenant shall deliver to Landlord a certificate thereof and reasonable evidence of paid premium, failing which Landlord shall have the right from time to time after no less than ten (10) days’ notice (except that if any insurance required under Section 12.1 has lapsed, no prior notice shall be necessary) to effect such insurance for no more than one (1) year and all premiums paid by Landlord shall be reimbursed by Tenant upon written demand.  Landlord shall have no interest in any insurance proceeds Tenant receives for Tenant’s Property and Landlord shall sign all documents which are necessary or appropriate in connection with the settlement of any claim or loss by Tenant with respect to Tenant’s Property.

12.3.       Mutual Waiver of Subrogation.  Tenant agrees to have all policies of fire and extended coverage insurance now or hereafter carried by it with respect to the Improvements endorsed with a clause substantially as follows:  “This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for loss occurring to the property described herein.”  The obligation to obtain such an endorsement shall be subject to the availability thereof at commercially reasonable rates.  Landlord and Tenant hereby waive all claims for recovery from each other for any loss or damage to it or any of its property insured under valid and collectible insurance policies to the extent of the proceeds collected under such insurance policies.

13.          ASSIGNMENT AND SUBLETTING

13.1.       Consent Required.  Except as provided in Section 13.2 below and Tenant financing pursuant to Article 20 below, Tenant shall not sell, encumber, assign or transfer this Lease or any interest herein, whether directly or by operation of law, nor sublet all or any part of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed so long as, in Landlord’s reasonable determination, such proposed assignee or subtenant is a capable operator of a restaurant facility similar in quality to the Premises and has a financial condition and creditworthiness sufficient to meet the financial obligations of Tenant under this Lease.  With respect to an assignment or subletting for which Landlord’s consent is required, the following provisions shall apply:

(i)               there shall be submitted to Landlord current financial information and information regarding the business reputation and experience regarding the proposed assignee/sublessee;

(ii)              the business reputation and experience of the proposed assignee or sublessee (or the principals or owners thereof) shall meet or exceed generally acceptable commercial standards for like properties;

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(iii)             in the case of an assignment, the proposed assignee shall agree in writing to assume and abide by all terms and provisions of this Lease from and after the date of such assignment; and

(iv)            no Event of Default shall have occurred and be continuing.

Landlord agrees to respond within twenty (20) days after receipt of Tenant’s written request for Landlord’s consent (together with the information specified above and other information reasonably requested by Landlord) to a proposed assignment or sublet and submission of the financial information and business qualifications of the proposed assignee/sublessee pursuant to clauses (i) and (ii) above.  Any disapproval shall be explained in writing.  If Landlord fails to respond or responds with a disapproval without an explanation by the expiration of said twenty (20) day period, Tenant may give to Landlord a reminder notice stating that Landlord’s failure to respond within five (5) days after receipt of such reminder notice shall be deemed to constitute Landlord’s approval of the transaction in question, and if Landlord shall fail to respond or explain its disapproval within five (5) days after receipt of such reminder notice, the transaction which is the subject of Tenant’s notice to Landlord shall be deemed approved.  Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting for which Landlord’s consent is required by this Section.

13.2.       Permitted Transfer.  Tenant shall have the right, without any cost, fee or payment to Landlord (other than as set forth in Section 13.4 below), to sublet any portion of the Premises, or to transfer and assign Tenant’s right, title and interest in this Lease, without Landlord’s prior written consent, to the following persons and entities in the following events (each, a “Permitted Transfer”):  (i) to Franchisor or Franchisor’s affiliate; (ii) a person or entity who is an approved franchisee of Franchisor; (iii) to a parent, subsidiary, affiliate or division of Tenant, Apple American Group LLC (“AAG”) or their respective investors; (iv) to any entity that acquires, by merger, consolidation or otherwise, all or substantially all of the ownership interests in and control of, Tenant or AAG (provided that no Event of Default shall have occurred and be continuing) or of Franchisor; or (v) to any entity that acquires all or substantially all of Tenant’s assets (excluding the Distinctive Property) or AAG’s assets (provided that no Event of Default shall have occurred and be continuing).  A direct or indirect transfer of all or any interest in AAG shall not be deemed a sale, encumbrance, assignment or transfer of this Lease or any interest herein.  A direct or indirect transfer by AAG of all or any interest in Tenant shall not be deemed a sale, encumbrance, assignment or transfer of this Lease or any interest therein.  For purposes of this Section 13.2, references to Tenant, Franchisor and AAG shall be deemed to include their respective successors and assigns.

13.3.       General Provisions.  In the case of any sublease or assignment of this Lease, Tenant shall submit an executed copy of the sublease or assignment instrument to Landlord.  Notwithstanding anything to the contrary which may be provided in this Lease, (a) the Tenant making any assignment shall be released from any and all liability under this Lease as of the effective date of any assignment made pursuant to Section 13.1, and (b) the Tenant making any

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assignment (and any predecessor Tenant that has not theretofore been released) shall be released as of the effective date of any assignment described in subsections (i), (ii), (iv) and (v) of Section 13.2, provided that the assignee of an assignment or transfer described in subsections (i), (ii) and (v) of Section 13.2 assumes, in writing, all obligations under this Lease from and after the effective date of such assignment.  Landlord shall not be entitled to any monetary consideration in connection with any assignment or sublet, except for reimbursement of reasonable attorneys’ fees and disbursements if and as provided in Section 13.4 below.

13.4.       Costs and Fees.  Tenant shall not be obligated to reimburse Landlord for any cost, fee or payment incurred by Landlord or Landlord’s Lender in connection with any requests for approval of an assignment of this Lease or any sublease of the Premises other than reasonable costs and expenses incurred by Landlord and Landlord Lender (including, without limitation, reasonable attorneys’ fees and disbursements); provided, however, that if the assigning Tenant is Franchisor, a Franchisor affiliate or an authorized franchisee of Franchisor (other than the originally named Tenant hereunder), no such cost, fee or payment shall be due or payable by such entity.

14.          INDEMNIFICATION

14.1.       Indemnification of Landlord.

(a)           Tenant agrees to indemnify, defend and hold Landlord Indemnitees harmless from and against any and all claims, demands, actions, liabilities, damages, losses, penalties, fines, costs and expenses, excluding lost profits and consequential damages, but including reasonable attorneys’ fees and disbursements, for any injury to person, or damage to, loss or theft of property on the Premises, or which relates to the use or occupancy thereof by Tenant, or arising from or due to the negligent acts or omissions, willful misconduct, or fraudulent conduct of any Tenant Indemnitees, except if and to the extent due to the negligent act or omission or willful misconduct of any Landlord Indemnitees.

(b)           The obligations of Tenant under this Section 14.1 shall survive the termination or expiration of this Lease.

14.2.       Indemnification of Tenant.

(a)           Landlord agrees to indemnify, defend and hold Tenant Indemnitees harmless from and against any and all claims, demands, actions, liabilities, damages, losses, penalties, fines, costs and expenses, excluding lost profits and consequential damages, but including reasonable attorneys’ fees and disbursements, for any injury to person or damage to, loss or theft of property arising from or due to the negligent acts or omissions, willful misconduct, or fraudulent conduct of any Landlord Indemnitees,

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except if and to the extent due to the negligent act or omission or willful misconduct of any Tenant Indemmitees.

(b)           The obligations of Landlord under this Section 14.2 shall survive the termination or expiration of this Lease.

15.          DEFAULT; REMEDIES

15.1.       Default By Tenant.  Each of the following shall constitute an Event of Default (herein so called) by Tenant under this Lease:

(i)               Tenant fails to pay any installment of Rent in full under this Lease within ten (10) days after notice from Landlord that such payment was not received when due;

(ii)              Tenant fails to observe or perform any other provision of this Lease required to be observed or performed by Tenant and does not cure such failure within thirty (30) days after notice thereof from Landlord; provided, that if such default is not capable of being cured within thirty (30) days and Tenant promptly commences such cure, said thirty (30) day period shall be extended so long as Tenant diligently and continuously pursues such cure;

(iii)             Tenant makes a general assignment for the benefit of creditors;

(iv)            A receiver or trustee of Tenant or any of their respective assets is appointed by entry of an order by a court of competent jurisdiction and the same is not vacated, discharged or dismissed within sixty (60) days thereafter;

(v)             A petition for relief is filed by Tenant under any bankruptcy or insolvency law seeking a plan of reorganization or arrangement under any law relating to bankruptcy, or any such petition is filed against Tenant and same is not dismissed, discharged or vacated within sixty (60) days thereafter; or

(vi)            The interest of Tenant in the Premises is sold under execution or other legal process;

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15.2.       Landlord’s Remedies.

(a)           Upon the occurrence of an Event of Default under Section 15.1, Landlord shall have the following rights and remedies, subject to the rights of Franchisor or Tenant Lender under the provisions of Section 15.3 and Section 20.2:

(i)               To terminate this Lease and Tenant’s right of possession of the Premises by giving notice of such election to Tenant, in which event, on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice), Tenant’s right to possession shall terminate and this Lease shall terminate.  Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord may recover from Tenant:  (a) the worth at the time of award of the unpaid Rent which had been earned after termination until the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus (e) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.  The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the prime rate (as defined in Section 23.6).  The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point;

(ii)              To terminate Tenant’s right of possession of the Premises without terminating this Lease by giving notice of such election to Tenant, in which event (A) Tenant shall immediately surrender possession thereof to Landlord, failing which Landlord may expel or remove Tenant and any other occupant(s) thereof in accordance with applicable law (“Reentry”), and (B) Landlord shall have the right to occupy the Premises for and on account of Tenant and to collect any unpaid rentals and other charges which have or may thereafter become due and payable;

(iii)             To exercise the rights described in clause (ii) above and thereafter elect to terminate this Lease and all of Tenant’s rights in or to the Premises by giving notice of such election to Tenant; or

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(iv)            To exercise any other right or remedy now or hereafter existing by law or in equity.

(b)           If Landlord reenters the Premises under subsection (a)(ii) above, such reentry or any action, in unlawful detainer or otherwise, to obtain possession of the Premises shall not be deemed to be an election by Landlord to terminate this Lease, or Tenant’s liability to pay Rent or other charges thereafter accruing, or Tenant’s liability for damages under any provisions hereof, unless Landlord elects to terminate this Lease by written notice to that effect given to Tenant.  Tenant covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State in which the Premises is located and the surrender of possession pursuant to such notice shall not be deemed to be a termination of this Lease, unless Landlord elects to the contrary by written notice to that effect given to Tenant at the time of or after the service of any such statutory notice.  If Landlord reenters or takes possession of the Premises as aforesaid, Landlord shall have the right, subject to the provisions of this Lease, including without limitation, the provisions of Section 16.2, to remove therefrom all or any part of the personal property located therein and may dispose of or place the same in storage at a public warehouse at the expense and risk of Tenant; provided, however, that Landlord shall not be obligated to remove and/or dispose of any such personal property.

(c)           If Landlord elects to reenter the Premises under subsection (a)(ii) above and takes possession of the Premises, Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages and to relet the Premises for a term, rate and upon such other provisions as Landlord deems appropriate.  If Landlord so reenters and takes possession of the Premises, Landlord may decorate, repair and alter the Premises to the extent Landlord deems appropriate for purposes of such reletting.  If Landlord is unable to so relet the Premises, then Tenant shall pay to Landlord monthly on the first day of each month during the period that Tenant’s right to possession is terminated, a sum equal to the Rent due under this Lease for that month.  If the Premises are relet, Landlord shall apply the rents therefrom first to payment of Landlord’s expenses incurred by reason of Tenant’s default, second, to payment of Landlord’s expenses of reletting, including without limitation, brokerage fees and reasonable attorneys’ fees, and third, to payment of Rent due from Tenant under this Lease.  All sums expended and concessions granted to any new tenant shall be amortized on a straight -line basis over the term of the new lease and Tenant’s liability therefor shall be limited to that portion attributable to the unexpired term of this Lease.  If the sums received from such reletting are insufficient to satisfy the payment of Rent due from Tenant under this Lease for any month, Tenant shall remain liable for the deficiency.  If the sums received from such reletting exceed the Rent otherwise due from Tenant for any month, Tenant shall have no rights thereto except that such excess amounts shall be applied against Rent subsequently due under this Lease.  No such reletting by Landlord shall be considered to be (A) for Landlord’s own account unless and until Landlord notifies Tenant that this Lease has been terminated, and (B) an acceptance of Tenant’s surrender of the Premises unless and until Landlord so notifies Tenant.

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(d)           At any time after such termination of this Lease pursuant to Section 15.2(a)(i) or pursuant to law, whether or not Landlord shall have recovered any amounts under Section 15.2(a)(i) or 15.2(c), Landlord, at its option, shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, all reasonable legal fees and other costs and expenses incurred by Landlord as a result of Tenant’s default under this Lease and the exercise of any rights and remedies hereunder.

(e)           Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.  No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease.  No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof.  Tenant waives any rights of redemption granted by any laws if Tenant is evicted or dispossessed, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms of this Lease.

15.3.       Franchisor Rights.

(a)           Landlord agrees to send a copy of any notice of default required or permitted to be given to Tenant under this Lease simultaneously to Franchisor at the last address for Franchisor furnished to Landlord by Franchisor in writing; provided, that the failure to send such notice shall not limit Tenant’s default or Landlord’s remedies with respect thereto, or make Landlord liable for any damages. If Franchisor has received timely notice of such default, (provided, that the failure to send such notice shall not limit Tenant’s default or Landlord’s remedies with respect thereto or impose any liability upon Landlord therefor), Landlord agrees and consents to the curing of any default of Tenant hereunder by Franchisor, provided that such cure is made by Franchisor within the time set forth in Section 15.1 for Tenant’s cure (provided, that Franchisor shall have an additional fifteen (15) days to cure a default under Sections 15.1(i)), so long as Franchisor notifies Landlord within the cure periods set forth in such Sections that Franchisor will cure such defaults).  If Franchisor elects to cure any Tenant default hereunder, Franchisor shall give notice to that effect to Landlord and Tenant simultaneously with such cure.

(b)           Notwithstanding anything to the contrary stated herein, if an Event of Default has occurred (including the expiration of any applicable cure period) and Landlord intends to terminate the Lease on account thereof, Landlord agrees to give notice thereof to Franchisor (“Termination Notice”), in which event Landlord agrees not to terminate the Lease (as otherwise permitted hereunder) for a period of thirty (30) days, during which time Franchisor shall have the right to lease the Premises upon the same terms and conditions as this Lease, such election to be made by notice to that effect (“Franchisor Notice”) from Franchisor to Landlord prior to the end of said 30-day period.  If Franchisor exercises such right by giving the Franchisor Notice to Landlord by

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the time and in the manner set forth in the immediately preceding sentence, then (i) Franchisor and Landlord shall promptly execute and deliver a written instrument to that effect; (ii) Franchisor shall become the tenant under this Lease with all of the rights and obligations of tenant commencing upon, first accruing and effective only from and after the date of the Franchisor Notice; provided, that Tenant shall not dispute such action by Franchisor and shall acknowledge its approval of such action by Franchisor; (iii) Franchisor shall have no liability, responsibility or obligation to pay or otherwise cure any default of Tenant existing prior the effective date of exercise by Franchisor of its rights in this subsection; provided, that if Franchisor has received notice from Landlord of any Event of Default of Tenant under Sections 15.1(i) Franchisor shall pay any Rent due and payable by Tenant first accruing only after the date Franchisor receives notice of any such Event of Default; and (iv) nothing contained herein shall restrict, limit, terminate, waive or otherwise affect Landlord’s rights against Tenant on account of Tenant’s default.  If Franchisor fails to exercise such right on or before the expiration of said thirty (30) day period, Landlord may pursue any rights and remedies that it may have against Tenant on account of Tenant’s Event of Default hereunder.  Nothing contained in this Section shall be deemed to obligate Franchisor to assume this Lease, to become the tenant hereunder or to take possession of the Premises.

(c)           In the event that Franchisor becomes the tenant under this Lease pursuant to the provisions of subsection (b) or an assignment under Section 13.2 above, Franchisor shall have the right at any time thereafter upon prior notice to, but without the prior consent of Landlord, to assign this Lease and all of its right, title and interest as Tenant hereunder to an authorized franchisee of Franchisor.  In the event of such an assignment, Franchisor shall be released from all liabilities and obligations of Tenant first accruing from and after the effective date of said assignment provided that such assignee franchisee assumes in writing the obligations of Tenant under this Lease and a copy thereof is furnished to Landlord.

16.          SURRENDER OF PREMISES

16.1.       Condition.  Upon the expiration or earlier termination of this Lease or the termination of Tenant’s right of possession of the Premises only, Tenant shall surrender the Premises to Landlord in a clean, safe, good and tenantable condition, free of debris and with all “grease traps” and similar devices cleaned and in good working condition, ordinary wear and tear and, if this Lease is terminated pursuant to Section 11.4(b), damage by Casualty excepted.  All building apparatus and equipment (other than Tenant’s Property) then located on the Premises and all Alterations and other improvements to the Premises made during the Term, whether by Tenant or others, shall remain on the Premises and shall be considered part of the Premises.  Tenant shall deliver all keys therefor to Landlord at the place then fixed for the payment of Rent and shall make known to Landlord the combination for all locks on safes, cabinets and vaults in the Premises.

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16.2.       Removal of Tenant’s Property.  Upon the expiration or earlier termination of this Lease or the termination of Tenant’s right of possession of the Premises only, Tenant shall, at its sole cost and expense, for a period of fifteen (15) days thereafter to remove Tenant’s Property, Distinctive Property and the Financed Personalty, respectively, from the Premises, provided that Tenant shall pay to Landlord Rent due under Article 3 hereof for the actual number of days which elapse during such fifteen (15) day period until the Tenant’s Property, Distinctive Property and the Financed Personalty, as applicable, are removed from the Premises.  If and to the extent that Tenant fails to remove any of such property by the expiration of said fifteen (15) day period, Landlord agrees that Tenant Lender, TE Lender and Franchisor each shall have the right for a period of thirty (30) days thereafter to remove the same from the Premises, provided, that Tenant shall pay to Landlord Rent due hereunder for the actual number of days which elapse until Tenant Lender, TE Lender or Franchisor remove the same from the Premises during such thirty (30) day period.  If and to the extent that any such property remains on the Premises on the forty-fifth (45th) day after such termination, the same shall be deemed abandoned, and at Landlord’s option shall become the property of Landlord and may be sold or disposed of as Landlord may determine; provided, however, that Landlord shall not use, suffer or permit the use of any Distinctive Property unless the attributes or features thereof associated with Tenant or Franchisor are removed or obliterated.  Any and all damage to the Building caused by or resulting from the removal of Tenant’s Property, Distinctive Property or Financed Personalty shall promptly be repaired at no cost or expense to Landlord and Tenant shall be liable for such cost and expense unless such repairs are made by Tenant, Franchisor or TE Lender, as the case may be.

17.          SUBORDINATION AND ATTORNMENT

17.1.       Subordination.  This Lease and the rights of Tenant hereunder are expressly subject and subordinate to the lien of any mortgage or deed of trust constituting a lien on Landlord’s fee interest in the Premises (“Landlord Mortgage”) and any renewals, extensions, modifications, consolidations and replacements thereof, which now or hereafter affect all or any portion of the Premises (except to the extent that any such instrument expressly provides that this Lease is superior to it); provided that the holder of the Landlord Mortgage (“Landlord Lender”) agrees in writing not to disturb Tenant, Tenant’s right to possession and use of the Premises and Tenant’s rights under this Lease so long as there shall be no Event of Default on behalf of Tenant hereunder.  Tenant agrees to execute and deliver to Landlord and any Landlord Lender at any time and from time to time all such documents reasonably requested by Landlord or Landlord’s Lender, which are reasonably acceptable to Tenant and Tenant’s Lender, to confirm or effect such subordination, including, without limitation, an SNDA substantially in the form attached as Exhibit D or in such other form as reasonably requested by Landlord or Landlord’s Lender; provided that such Landlord Lender agrees to recognize this Lease and the rights of Tenant set forth herein for so long as there shall be no Event of Default on behalf of Tenant hereunder.  Notwithstanding any foreclosure or sale under any Landlord Mortgage (or transfer by deed in lieu thereof), this Lease shall remain in full force and effect in accordance with its terms.  Landlord and any Landlord Lender shall execute within ten (10) days after request any documentation reasonably required by any TE Lender or Tenant Lender, which are reasonably acceptable to Landlord and any Landlord Lender, to confirm the priority of such lender’s interests.  Notwithstanding the provisions of this Section 17.1, the holder of any Landlord Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to

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subordinate and subject the Landlord Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.  Tenant hereby agrees that any Landlord Lender shall not be bound to the terms of any material modification or amendment of this Lease entered into after the date of such Landlord Mortgage, unless such Landlord Lender has consented to such material modification or amendment.  Tenant hereby agrees that after the date of such Landlord Mortgage, Tenant shall not pay to Landlord any installment of Base Rent more than one (1) month in advance of the due date thereof, unless Landlord Lender shall consent to such prepayment.

17.2.       Attornment.  In the event of the foreclosure of any Landlord Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant will become the tenant of and attorn to and recognize such Landlord Lender or purchaser in foreclosure as Tenant’s landlord under this Lease without change in the provisions of this Lease.  Upon request by such successor in interest, Tenant will execute and deliver an instrument confirming such attornment, which will recognize this Lease and the rights of Tenant set forth herein and shall provide that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease unless there is an Event of Default continuing hereunder and such successor in interest would be entitled to exercise such remedy under Section 15.2 hereof.

18.          ESTOPPEL CERTIFICATES

18.1.       Estoppel Certificates.  Within fifteen (15) days after written request from Landlord or Tenant to the other, such other party shall execute and deliver an estoppel certificate signed by an officer of such party and certifying: the Commencement Date and expiration date of the Term; the date to which Rent has been paid; the amount of Rent then being paid; that this Lease is in full force and effect and has not been modified, amended or assigned (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); that to such party’s knowledge there are no defaults by the other party under this Lease, nor to such party’s knowledge any existing condition upon which the giving of notice or lapse of time or both would constitute a default (or, if such exist, stating the nature thereof); that such party has received no notice from any insurance company of any defects or inadequacies of the Premises; that such party has no options or rights other than as set forth in this Lease; and such other factual matters as the requesting party may reasonably request.  Failure to deliver such statement within said fifteen (15) day period shall be conclusive upon the party to whom the request was directed that this Lease is in full force and effect, without modification except as may be represented by the requesting party in the draft estoppel presented, that to such party’s knowledge there are no uncured defaults in the requesting party’s performance, and that all other statements required to be made in the estoppel letter are conclusively made.

19.          NOTICES

19.1.       Notices.  All notices required or permitted to be given under this Lease shall be in writing, may be given by a party or its attorney and shall be deemed given on the date when

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personally delivered or, if earlier, the next business day if sent by recognized overnight air courier, or two (2) business days (or, if earlier, when actually received) after being deposited in the United States Mail, postage prepaid, properly addressed, certified mail, return receipt requested, as follows:

TO LANDLORD:	At the address set forth in Section 1.2,

With a copy to:

Telephone: ( ) -
Telefax: ( ) -

TO TENANT	At the address set forth in Section 1.3,
Attention: Chief Financial Officer

With a copy to:	Peter B. Loughman, Esq.
155 North Michigan Avenue, Suite 636
Chicago, Illinois 60601

TO FRANCHISOR:	[Applebee’s Services, Inc.
11201 Renner Boulevard
Lenexa, Kansas 66219
Attention: General Counsel]

Each entity or person entitled to receive notice or a copy thereof pursuant to this Lease (“Addressee”) at any time and from time to time may change its address for notice purposes by giving notice of such change to all other Addressees in any manner specified above at least fifteen (15) days before such change of address is to become effective.

20.          LEASEHOLD FINANCING

20.1.       Leasehold Financing.  Tenant shall have the right at any time and from time to time during the Term with notice to, but without the consent or approval of Landlord, to grant a mortgage or other security interest (“Leasehold Mortgage”) in Tenant’s interest in this Lease (the leasehold estate created hereby), and all of Tenant’s Property, all upon the condition that all rights acquired under any such Leasehold Mortgage shall be subject to each and all of the covenants, conditions, terms and restrictions set forth in this Lease. Tenant Lender’s foreclosure on the Leasehold Mortgage shall not terminate this Lease or affect any of the covenants, conditions, terms and restrictions set forth in this Lease as obligations of Tenant.

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20.2.       Tenant Lender.  If Landlord is provided written notice of a Leasehold Mortgage and the name and address for notice of the holder of a Leasehold Mortgage (the “Tenant Lender”), then the rights of such Tenant Lender shall include the following, which shall be binding on Landlord (and any Landlord Lender).  Upon recordation of the Leasehold Mortgage and for so long thereafter as the Leasehold Mortgage remains unsatisfied:  (i) Landlord agrees to deliver a copy of any notice of default given to Tenant under this Lease simultaneously to Tenant Lender at its last address furnished to Landlord in writing; (ii) Landlord agrees that Tenant Lender shall have the right, but shall not be obligated, to cure any default of Tenant hereunder, provided that such cure is made by Tenant Lender within the time provided to Tenant pursuant to Section 15.1 (provided, that such Tenant Lender shall have an additional fifteen (15) days to cure a default under Sections 15.1(i), so long as Tenant Lender notifies Landlord within the cure periods set forth in such Sections that it will cure such defaults); (iii) if Tenant Lender elects to cure any default of Tenant hereunder, (A) Tenant Lender shall give notice to that effect to Landlord and Tenant simultaneously with such cure, and (B) Landlord consents to and shall accept such cure with the same force and effect as if made by Tenant; (iv) Landlord and Tenant each agree not to cancel or surrender this Lease (other than due to a default by a party which was not cured within the applicable cure period after notice was given to Tenant and Tenant Lender) or materially amend the provisions of this Lease without the prior written consent of Tenant Lender, which consent shall not be unreasonably withheld or delayed; and (v) if Landlord terminates the Lease due to an Event of Default which Tenant Lender is unable to cure (e.g., Tenant bankruptcy), and Tenant Lender elects by written notice to Landlord within forty-five (45) days thereafter to continue this Lease, Landlord agrees to enter into a new lease with Tenant Lender on the same terms and conditions as set forth in this Lease for the balance of the original Term, including any remaining extension options, provided, that the Tenant Lender shall pay to Landlord at the time of the execution and delivery of the new lease all sums which would at the time of the execution and delivery of the new lease be due pursuant to this Lease but for such termination, and shall agree in writing to cure and shall cure all other defaults of Tenant capable of being cured by Tenant Lender then existing under this Lease within a reasonable period of time after entering into such new Lease.  Landlord agrees promptly to execute and deliver such documents as Tenant Lender reasonably may request which are reasonably acceptable to Landlord and any Landlord Lender to evidence the provisions of this Section 20.2, including the Landlord Agreement substantially in the form attached hereto as Exhibit B.

[Insert Restrictive Covenant if Landlord owns additional property surrounding Premises]

21.          RIGHT OF FIRST REFUSAL TO PURCHASE

If at any time during the Term, Landlord shall receive a bona fide written offer to purchase the Premises or any portion thereof or interest therein from a third party which is not affiliated with Landlord, which offer Landlord is willing to accept (“Outside Contract”), Landlord shall give written notice (“Sale Notice”) thereof, together with a copy of such Outside Contract, to Tenant.  Tenant shall have a right of first refusal (“Refusal Right”) to purchase the Premises or portion thereof or interest therein that is the subject of the Outside Contract in accordance with the terms and provisions thereof.  If Tenant desires to exercise the Refusal Right, Tenant shall deliver written notice to that effect to Landlord within five (5) business days after receipt of the Sale Notice (“Refusal Period”).  If Tenant exercises the Refusal Right by the

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time and in the manner set forth in this subsection, Landlord and Tenant shall promptly execute a contract which includes the same material terms and conditions as the Outside Contract (“Sale Contract”) and Tenant shall deposit when due any earnest money deposit required thereunder.  If Tenant does not execute a Sale Contract within fifteen (15) days after Tenant’s receipt of such Sale Contract from Landlord, signed on behalf of Landlord, or if Tenant defaults in its obligations under such Sale Contract, then Landlord shall be free to consummate the sale pursuant to the Outside Contract (or another contract on substantially similar terms and conditions).

If Tenant does not exercise the Refusal Right by the time and in the manner set forth in subsection (a) above, then (i) the Refusal Right shall remain in full force and effect, but not with respect to the proposed sale pursuant to the Outside Contract, and (ii) Landlord shall be free to consummate the sale pursuant to the Outside Contract.  If within one hundred eighty (180) days after the expiration of the Refusal Period Landlord does not consummate the sale pursuant to the Outside Contract, the Refusal Right shall again be applicable, and Landlord shall not thereafter sell the Premises pursuant to the Outside Contract without first offering Tenant the Refusal Right pursuant to this Section 21.

The rights granted to Tenant under this Section 21 shall not survive the expiration or termination of this Lease.

The provisions of this Section 21 shall not apply and Tenant shall not have any Refusal Right (i) with respect to the sale, conveyance, assignment or other transfer (A) to any person controlling, controlled by, or under common control with Landlord or any of its direct or indirect owners, (B) by gift, descent or devise, or (C) to any sale (or conveyance in lieu thereof) by foreclosure or enforcement of a lien or security interest, or (ii) at any time that an Event of Default has occurred and is continuing.  Any conveyance of the Premises to Tenant pursuant to this Section 21 shall be “as-is” with respect to the physical condition of the Premises.

22.          BOOKS AND RECORDS; FINANCIAL INFORMATION

Tenant shall keep accurate books and records of account of the Premises sufficient to permit the preparation of financial statements in accordance with generally accepted accounting principles as in effect in the United States of America from time to time (“GAAP”), or if Tenant’s books are not kept in accordance with GAAP in accordance with sound accounting principles consistently applied.  Tenant shall provide, or cause to be provided, to Landlord, in addition to any other financial statements required under this Lease, the following financial statements and information:

(a)           At the request of Landlord, Tenant will provide internally prepared annual financial statements,  including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows for such calendar year, which statements shall be duly certified by an officer of Tenant to fairly represent the financial condition of Tenant, as of the date thereof, prepared by Tenant, which are in general conformity with GAAP, or in accordance with sound accounting principles consistently applied.

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(b)           At the request of Landlord and no more than twice per year, Tenant shall provide total sales figures in respect of the Premises for the trailing twelve (12) month period compiled on a monthly basis, certified by an officer of Tenant to be true, correct and complete in all material respects; and

(c)           such other information with respect to the Premises or Tenant that may be reasonably requested from time to time by Landlord, within a reasonable time after the applicable request, provided that such information is readily available in Tenant’s normal course of business.

23.          MISCELLANEOUS

23.1.       Landlord’s Interests.

(a)           The term “Landlord” as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises.  In the event of an assignment or transfer of this Lease by Landlord for other than security purposes, Landlord shall cause its assignee or transferee to assume the provisions of this Lease and Landlord shall deliver notice of such assignment or transfer and a copy of the effective instrument of transfer to Tenant.  Tenant shall be entitled to continue to pay Rent and give all notices to Landlord until Tenant has received the foregoing from Landlord.  From and after a sale of the Premises, Landlord shall be released from all liability toward Tenant arising from this Lease because of any act, occurrence or omission of Landlord’s successors occurring after the transfer of Landlord’s interest in this Lease, provided Landlord’s purchaser or assignee expressly assumes Landlord’s duties and covenants under this Lease.  Nothing herein shall be deemed to relieve Landlord of any liability for its acts, omissions or obligations occurring or accruing up to and including the date of such transfer.

(b)           Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against Landlord’s interest in the Premises and shall not be enforced against Landlord individually or personally.

(c)           Landlord shall have the right to sell, assign or transfer its interest in the Premises without any prior notice to or consent of Tenant, subject to compliance with the provisions of Section 21 of this Lease, if applicable.

23.2.       Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder or any other provision of this

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Lease, nor shall it affect the application of any provision of this Lease to other persons or circumstances.

23.3.       Entire Agreement.  This Lease and the Exhibits attached hereto set forth the entire agreement between Landlord and Tenant concerning the Premises and there is no other agreement, oral or written, between them other than this Lease.  This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals and information conveyed, whether orally or in writing, between the parties or their respective representatives.

23.4.       Time.  Time is of the essence of this Lease and the performance of all obligations under this Lease.

23.5.       Binding Effect.  This Lease shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and assigns.

23.6.       Default Rate.  All amounts owing to one party from the other party under this Lease for which a date of payment is not expressly fixed shall be paid within ten (10) days after the date the party to whom such amount is payable delivers to the other party appropriate statements of account.  As used in this Lease, the words “Default Rate” shall mean interest at the rate of four percent (4%) per annum in excess of the “prime rate” from time to time announced in The Wall Street Journal or if such publication ceases to publish a prime rate then as announced by a comparable publication.  The Default Rate of interest shall be computed from the date on which any payment is due from either party to the other through and including the date paid.

23.7.       Force Majeure.  Neither Landlord nor Tenant shall be considered in default of any of the terms, covenants and conditions of this Lease on its part to be performed, if it fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, restrictive governmental laws and regulations, riots, insurrections, war, accidents, casualties, acts of God, acts caused directly or indirectly by the other party hereto (or such party’s agent, employees or invitees) or any other cause beyond its control.  A party shall be entitled to an extension of time equal to one (1) day for each day of delay due to force majeure.  The foregoing shall not apply to, excuse or be invoked to justify any delay in the payment of Rent or any other sum of money due from one party payable to the other party.

23.8.       No Waiver.  No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by such party.

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23.9.       Captions.  The captions and headings in this Lease are inserted only as a matter of convenience and do not define, limit, expand or describe the scope or intent of such provisions.

23.10.     Survival.  The following obligations of Landlord and Tenant shall survive the expiration or earlier termination of this Lease:  (a) any obligation permitted in this Lease to be performed after the end of the Term; (b) any obligation not reasonably susceptible of performance prior to the end of the Term; and (c) any other obligation expressly stated to survive termination.

23.11.     Applicable Law.  This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed by and construed in accordance with the laws and judicial decisions in effect in the State in which the Premises are located.

23.12.     Amendment.  No amendment to the provisions of this Lease shall be effective or enforceable unless made in writing and signed by Landlord and Tenant.

23.13.     Approvals; Consents.  Every approval and consent provided for in this Lease shall be made in writing.

23.14.     Rights and Remedies.  All rights and remedies granted or referred to in this Lease shall be distinct, separate and cumulative and none shall exclude any other right or remedy of either party set forth in this Lease or available at law or in equity.

23.15.     Holdover.  If Tenant retains possession of the Premises after the expiration of the Term with or without the express written consent of Landlord, Tenant shall be deemed to be occupying the Premises on a month-to-month basis and the monthly Base Rent payable by Tenant for each month of the period of such holding over shall be an amount equal to one hundred fifty percent (150%) of the monthly Base Rent in effect immediately preceding such holdover period; provided, however, that no payment of such increased monthly Rent by Tenant shall be deemed to extend or renew the Term.  In the event that Landlord gives written consent to Tenant to remain in occupancy beyond the expiration of the Term, such occupancy shall be construed to be a renewal of this Lease for a month-to-month tenancy upon all of the terms and conditions set forth in this Lease, except that, unless otherwise provided in Landlord’s consent, monthly Base Rent payable by Tenant for any such period of holdover tenancy shall be at the rate equal to one hundred seven and one-half percent (107.5%) of the monthly Base Rent in effect immediately preceding such holdover period.

23.16.     Memorandum.  Landlord and Tenant agree to complete, execute, deliver and record in the county in which the Premises are located a short form memorandum of this Lease

34

substantially in the form and substance attached hereto as Exhibit C (“Memorandum”).  Tenant shall pay all fees, taxes, costs and expenses to record the Memorandum.

23.17.     No Third-Party Rights.  The terms and provisions of this Lease shall not be deemed to confer any rights upon, nor obligate Landlord or Tenant to, any person or entity other than the parties hereto, except for any Landlord Lender, Tenant Lender, TE Lender and Franchisor if and to the extent specifically provided herein.

23.18.     Landlord and Franchisor Access.  Upon not less than twenty-four (24) hours’ prior notice (except in the case of an emergency), Landlord may enter upon the Premises during Tenant’s non-peak business hours for purposes of inspection and showing the Premises to prospective purchasers or lenders.  When entering the Premises, Landlord, its agents, employees and/or contractors (a) shall identify themselves to Tenant’s personnel immediately upon entering the Premises, and (b) shall not, in any way, materially or unreasonably affect, interrupt or interfere with Tenant’s use, business or operations on the Premises or obstruct the visibility of or access to the Premises.  Landlord and Tenant (i) acknowledge that Franchisor, its personnel and agents have the right to enter upon the Premises for certain purposes under the Franchise Agreement, and (ii) agree not to interfere with or prevent such entry by Franchisor, its personnel and agents.

23.19.     Due Authority.

(a)           Landlord represents and warrants to Tenant as follows:  (i) that Landlord is a limited liability company created, validly existing and in good standing under Delaware law; (ii) that Landlord has full right, power and authority to enter into and to perform its obligations under this Lease and that no consent or approval of any third parties is necessary in order to do so or that all such consents and approvals have been obtained; and (iii) that this Lease, when signed by Landlord, is a legal, valid and binding obligation of Landlord enforceable in accordance with its terms.

(b)           Tenant represents and warrants to Landlord as follows:  (i) that Tenant is a limited liability company created, validly existing and in good standing under Delaware law; (ii) that Tenant has full right, power and authority to enter into and to perform its obligations under this Lease and that, except as otherwise specifically provided herein, no consent or approval of any third parties is necessary in order to do so; and (iii) that this Lease, when signed by Tenant, is a legal, valid and binding obligation of Tenant enforceable in accordance with its terms.

23.20.     Relationship of Parties.  Nothing contained in this Lease shall be deemed to constitute a partnership or joint venture between Landlord and Tenant.  The relationship of Landlord and Tenant shall only be deemed to be one of landlord and tenant.

35

23.21.     Preparation and Signing of Lease.  This Lease has been negotiated and reviewed by Landlord, Tenant and their respective attorneys and/or professional advisors, all of whom intend and believe this Lease to be the product of all of their joint efforts, that it contains the entire agreement between Landlord and Tenant and as such should not and shall not be interpreted or construed in favor of or against either Landlord or Tenant merely because of the efforts of one party or the other in preparing this Lease.  The submission of this Lease for review or execution does not constitute a reservation of or option for the rights conferred herein.  This Lease shall become effective only if and when executed and delivered by both Landlord and Tenant.

23.22.     Broker.  Landlord and Tenant each warrant and represent to the other that it has not dealt with any real estate broker, salesperson or finder in connection with this Lease.  Landlord and Tenant each agree to indemnify, defend and hold the other party harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of its representation and warranty set forth herein.  The terms of this Section 23.22 shall survive the expiration or termination of this Lease.

23.23.     Separability.  Each and every covenant and agreement of Tenant contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same.

23.24.     Multiple Counterparts.  To facilitate execution, this Lease may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Lease to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto.  Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

23.25.     Business Days.  All references to “business days” contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.  In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or such time period shall expire on the next succeeding business day.

23.26.     Interpretation.  When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

36

Further, references to “person” or “persons” in this Lease shall mean and include any natural person and any corporation, partnership, joint venture, limited liability company, trust or other entity whatsoever.  As used herein, the term “including” shall mean “including, but not limited to”.

23.27.     No Merger of Title.  There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Premises or any interest in such fee estate or ownership.  No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

23.28      Multiple Persons or Entities.  In the event that either party shall consist of more than one person or entity, (i) the obligations of such multiple persons or entities shall be joint and several, and (ii) the first notice with respect to a particular matter received by the other party from any one of the multiple persons or entities shall be final and binding on both parties, unless the party with multiple persons or entities previously has designated one among them as the representative of all, in which event only a notice from such representative shall be final and binding on both parties.

23.28.     Franchisee Lease Rider.   The parties agree to comply with, and be bound by, the terms and provisions of the Franchisee Lease Rider attached hereto as Exhibit E, which terms and provisions are hereby incorporated into this Lease and made a part hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:	APPLEBEE’S RESTAURANTS NORTH LLC

Date: , 2010	By:
Its:

TENANT:	APPLE LLC, a Delaware limited liability company

Date: , 2010	By:
Lorin M. Cortina,
Executive Vice President

38

STATE OF	)
) ss.
COUNTY OF	)

On this        day of           , 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared                         , known or identified to me to be the                            of Applebee’s Restaurants North LLC, a Delaware limited liability company (“Company”), the Company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Company for the uses and purposes therein mentioned, and on oath stated that Jeff Greene is authorized to executed said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public in and for said State

Print Name:

My Commission Expires:

STATE OF	)
) ss.
COUNTY OF	)

I,                                           , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Lorin M. Cortina, personally known to me to be the Executive Vice President of Apple                  LLC, a Delaware limited liability company (“Company”), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Executive Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this          day of                     , 2010.

Notary Public

39

EXHIBIT A

Land Legal Description

Tax Parcel #:

                           Street

                  County

A-1

EXHIBIT A-1

PREMISES SITE PLAN

A-2

EXHIBIT B

LANDLORD AGREEMENT

To:                            Bank of America, N.A., as Agent

Agency Management

Mail Code NC1-001-15-14

101 N. Tryon Street

Charlotte, NC 28255

Attention:  Randy Pino

                                                    , a                                          (the “Tenant”), is the tenant under that certain lease dated                     ,             , as amended from time to time (“Lease”), with                                               , a                                          (the “Landlord”), covering certain premises (the “Premises”), as legally described on attached Exhibit A .  The Landlord is the sole owner of the fee simple interest in the Premises.  The Tenant has certain of its assets located on the Premises.

The Tenant and certain of its affiliates (collectively, the “Borrowers”) have entered into certain financing arrangements with Bank of America, N.A., in its capacity as Agent (in such capacity and together with any successor acting in such capacity under the Credit Agreement, the “Agent”), and the lenders (the “Lenders”) party to the Second Amended and Restated Loan and Security Agreement among the Borrowers, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the “Credit Agreement”).  As a condition to the Lenders’ agreeing to make loans and other financial accommodations and extensions of credit to the Borrowers, the Agent, acting on behalf of the Lenders, requires, among other things, first priority liens on all of the Tenant’s personal property located on the Premises (collectively, the “Collateral”) and that the Tenant grant [a leasehold mortgage] [a leasehold deed of trust] [an assignment of tenant’s interest in the Lease] to the Agent for the benefit of the Lenders and other parties (the “Secured Parties”) covering the leasehold estate created by and under the Lease and Tenant’s interest in the Lease.

In order to induce the Agent and the Lenders (together with their successors and assigns) to enter into said financing arrangements and to make the loans under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             The Landlord hereby consents to the execution, delivery, performance and recordation of [an assignment of lessee’s interest in lease (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment of Lessee’s Interest”)] [a leasehold mortgage] [a leasehold deed of trust] conveying the leasehold estate created by and under the Lease [(as the same may be amended, supplemented or otherwise modified from time to time, the “Leasehold Mortgage”)], and Landlord agrees that the execution, delivery,

B-1

performance and recordation of [the Assignment of Lessee’s Interest] [the Leasehold Mortgage] will not constitute a breach of or default under the Lease;

2.             The Landlord agrees that the Lease represents the full and complete agreement between the Tenant and the Landlord concerning the Premises and the Landlord hereby agrees not to (i) modify or amend the Lease, (ii) terminate the Lease, or (iii) tender or accept surrender of the Lease, in each case without the prior written consent of Agent;

3.             The Landlord hereby certifies and agrees that:

(a)           The Lease is in full force and effect, all conditions to the commencement of the term of the Lease have been satisfied, and, except as set forth on Exhibit A, there are no amendments, modifications, or supplements, whether oral or written, thereto;

(b)           The Tenant is not in default under the Lease, nor are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by the Tenant;

(c)           The Landlord is not aware of any dispute, action, suit, condemnation proceeding, claim or right of setoff pending or threatened with respect to the Lease or the Premises;

(d)           None of the Collateral shall be deemed to be fixtures;

(e)           The Landlord will not assert against any of the Collateral any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which the Landlord hereby waives.  Without limiting the foregoing, any liens or claims against the Collateral that the Agent or any of the Secured Parties have or may hereafter have pursuant to the Loan Documents are and shall remain superior to any liens or security interests on or claims against the Collateral which the Landlord now has or may hereafter have by virtue of any statute, agreement or otherwise, all of which liens, interests and claims of the Landlord are hereby unconditionally subordinated to the rights of the Agent or any of the Secured Parties with respect to the Collateral (regardless of the existence of or time of filing of any financing statements);

(f)            The Landlord will notify the Agent if the Tenant defaults on its Lease obligations to the Landlord and allow the Agent on behalf of the Secured Parties thirty (30) days from its receipt of notice in which to cure or cause the Tenant to cure any such default under the Lease.  Landlord agrees that in the event such default is of a nature as cannot be cured by Agent within the cure period described above, so long as all delinquent rents have been paid and current rents continue to be paid, Agent shall have an additional period of time as is reasonably necessary to (i) effect the cure of the default, or (ii) exercise its rights and remedies pursuant to [the Assignment of Lessee’s Interest] [the Leasehold Mortgage] and/or to foreclose the security interests in the Lease and the leasehold estates created under the Lease.  Cure of the default by the Agent shall be at Agent’s option and shall have the same effect as if made or performed by Tenant, shall preclude Landlord’s right to terminate the Lease or seek any other remedial action available thereto, pursuant to the Lease or applicable law, and shall keep the

B-2

Lease in full force and effect.  Any non-curable default, including without limitation a default arising as a result of the bankruptcy or insolvency of the Tenant [or a breach of the continuous operation covenant, if any, contained in the Lease], shall be cured by Agent exercising its rights to acquire the Tenant’s interest in the Lease pursuant to [the Assignment of Tenant’s Interest] [the Leasehold Mortgage] and assumption of Tenant’s obligations under the Lease.  Furthermore, if the Lease terminates before the natural expiration of its term (including any renewal periods exercised by Tenant or Agent), so long as delinquent rents have been paid and current rents continue to be paid, the Landlord shall enter into a new lease of the Premises with the Agent or a Permitted Assignee (as defined in Subsection (l) below) for the unexpired term, including options to renew, on the same terms and conditions set forth in the Lease;

(g)           If, for any reason whatsoever, the Landlord deems itself entitled either to terminate or cancel the Lease or to redeem or take possession of the Premises during the term of the Lease, the Landlord will notify the Agent at least thirty (30) days before taking any such action;

(h)           If the Agent, on behalf of the Secured Parties, undertakes to enforce its security interest in the Collateral and/or to enforce its rights in the Lease and/or to foreclose on the Tenant’s leasehold estate pursuant to [the Assignment of Lessee’s Interest] [the Leasehold Mortgage], the Agent, on behalf of the Secured Parties, may, at its option and by written notice to the Landlord, (i) lease the Premises from the Landlord on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein, and/or (ii) assign its interests in the Lease to, or enter into a sublease with, a Permitted Assignee (and the Agent and the Secured Parties shall be released from all obligations under the Lease upon assignment to a Permitted Assignee, other than for liabilities incurred by Agent or the Secured Parties during any period the Agent was the tenant); and the Landlord shall cooperate with any such enforcement action or foreclosure and shall consent to the assumption of the Lease, the sublet of the Premises and/or the foreclosure sale of the leasehold estate to a Permitted Assignee;

(i)            If any of the Borrowers default on any of their obligations to the Agent or the Secured Parties (including but not limited to a default under the Lease) and the Agent, on behalf of the Secured Parties, undertakes to enforce its security interest in the Collateral, but chooses not to exercise its rights under clause (h) above, the Landlord will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises, will permit the Agent to remain on the Premises for ninety (90) days after the Agent declares the default and/or, at the Agent’s option, will permit the Agent to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after the Agent on behalf of the Secured Parties declares the default, and Landlord will not hinder the Agent’s actions in enforcing its liens on the Collateral provided that in the event Agent chooses to exercise its rights under this Section 3(i), Agent agrees to pay base rent (to the extent not paid by Tenant) until the last day of the month in which Agent completes the removal of Collateral from the Premises;

(j)            In the event that the Tenant shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, the Tenant shall reject the Lease as an executory contract, then upon the request by the Agent, on behalf of the Secured Parties, made within thirty (30) days following such rejection, the Landlord shall enter into a new lease of the Premises with the Agent or a Permitted Assignee, which new lease shall be for the remaining

B-3

term of the Lease and shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease);

(k)           The Agent, on behalf of the Secured Parties, shall be entitled to payment of insurance proceeds arising from a casualty up to the value of the leasehold improvements in the event the Premises are not restored or the Lease is terminated prior to the scheduled expiration date of the Lease; and

(l)            For purposes of this Agreement, a “Permitted Assignee” is defined to be one of the following:

(i)            a third party purchaser assignee approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned;

(ii)           a person or entity permitted under Section        of the Lease without the necessity of Landlord’s approval; or

(iii)          a franchisor or franchisee of a nationally recognized casual dining restaurant concept similar to Applebee’s, without the necessity of Landlord’s approval [examples of such restaurant concepts being TGI Fridays, Chili’s, Olive Garden, Macaroni Grill, Ruby Tuesday and O’Charleys].

4.             The Landlord hereby represents and warrants that it has obtained all necessary consents to the execution, delivery, performance and recordation of this agreement.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

The agreements contained herein shall continue in force until the date on which all of the Borrowers’ obligations and liabilities to the Agent and the Secured Parties are paid and satisfied in full and all financing arrangements between the Agent, the Secured Parties and the Borrowers have been terminated.

The Landlord will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement.  This agreement may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Landlord, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Landlord.  The Landlord consents to the recordation of this Agreement.

THE LANDLORD AGREES THAT NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ASSUMPTION BY THE AGENT OR THE SECURED PARTIES OF ANY OBLIGATIONS OF THE TENANT CONTAINED IN THE LEASE.

B-4

IF, AT ANY TIME, THERE IS A CONFLICT BETWEEN ANY PROVISION OF THIS AGREEMENT AND ANY PROVISION OR PROVISIONS OF THE LEASE, THEN SUCH PROVISION OF THIS AGREEMENT SHALL CONTROL AND GOVERN.

THIS AGREEMENT SHALL NOT IMPAIR OR OTHERWISE AFFECT THE TENANT’S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY THE TENANT OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LANDLORD PURSUANT TO THE TERMS OF THE LEASE.

Executed and delivered this          day of                             , 2010.

LANDLORD:

[insert name of Landlord]

By:

Name:

Title:

Address:

TENANT:

[insert name of Tenant]

By:

Name:

Title:

Address:

B-5

AGENT:

BANK OF AMERICA, N.A., as Agent

By:

Name:

Title:

Address:
Bank of America, N.A., as Agent
Agency Management
Mail Code NC1-001-15-14
101 N. Tryon Street
Charlotte, NC 28255
Attention: Randy Pino

B-6

ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On this            day of                               , 2010, before me, a Notary Public in and for said County and State, personally appeared                                , known to me to be the                              of                                    the                                           that executed the within instrument and known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within Instrument on behalf of the trust therein named.

IN TESTIMONY WHEREOF, I have hereunto sent my hand and affixed by official seal in the County and State aforesaid, the day and year first above written.

Notary Public, State of
My Commission expires:

STATE OF	)
) ss.
COUNTY OF	)

On this            day of                               , 2010, before me, a Notary Public in and for said County and State, personally appeared                                , known to me to be the                                of                                the                                          that executed the within instrument and known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within Instrument on behalf of the                    therein named.

IN TESTIMONY WHEREOF, I have hereunto sent my hand and affixed by official seal in the County and State aforesaid, the day and year first above written.

Notary Public, State of
My Commission expires:

B-7

STATE OF	)
) ss.
COUNTY OF	)

On this            day of                               , 2010, before me, a Notary Public in and for said County and State, personally appeared                               , known to me to be a                                  of BANK OF AMERICA, N.A., the                               that executed the within instrument and known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within Instrument on behalf of the trust therein named.

IN TESTIMONY WHEREOF, I have hereunto sent my hand and affixed by official seal in the County and State aforesaid, the day and year first above written.

Notary Public, State of
My Commission expires:

B-8

Exhibit A

Premises Legal Description

B-9

EXHIBIT C

Memorandum of Lease

THIS MEMORANDUM OF LEASE dated                                 , 2010 is made by and between                                     , a                                          (“Landlord”), and APPLE                  LLC, a Delaware limited liability company (“Tenant”).

Recitals:

A.  Landlord entered into a certain lease dated                   , 2010 (the “Lease”) with Tenant covering certain premises located in                       ,                County,        as legally described in attached Exhibit A (“Premises”), for the term and upon and subject to the provisions and conditions set forth therein, including options to extend the term, a right of first refusal to purchase the Premises in certain circumstances.

B.  Landlord and Tenant desire to give notice of the Lease and of the terms, conditions and provisions thereof, including the options to extend the term and right of first refusal to purchase.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the provisions of Section 23.16 of the Lease, Landlord and Tenant agree as follows:

1.  Lease Agreement..  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, together with certain rights and appurtenances thereto, upon and subject to the terms and provisions set forth in the Lease.

2.  Term.  The Term of the Lease commenced                                   , 2010 and, unless sooner terminated or extended pursuant to the provisions thereof, expires on                                   , 2030.

3.  Extension Options.  The Lease grants to Tenant the right and option, subject to certain conditions, to extend the initial Term for two additional periods of five (5) Lease Years each and one additional period of four (4) Lease Years and eleven (11) months.

4.  Right of First Refusal to Purchase.  The Lease grants to Tenant the right of first refusal to purchase the Premises under certain terms and conditions as more fully set forth therein.

[Include express reference to any easements if Premises does not have direct access to public street]

5.  Notice.  The purpose of this Memorandum is to give notice of the Lease and of all the provisions thereof, including the extension options and rights to purchase the premises, to the

C-1

same extent as if fully set forth herein.  If and to the extent of any conflict between the provisions of the Lease and those set forth in this Memorandum, the provisions of the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this instrument as of the day and year first above written.

LANDLORD:	,
a

By:
Name:
Title:

TENANT:	APPLE LLC,
a Delaware limited liability company

By:
Lorin M. Cortina
Executive Vice President

C-2

ACKNOWLEDGMENTS

STATE OF	)
) ss.
COUNTY OF	)

On this        day of                           , 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared                           , known or identified to me to be the                                      of                                     , a                                                  (“Company”), the Company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Company for the uses and purposes therein mentioned, and on oath stated that                                  is authorized to executed said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public in and for said State
Print Name:
My Commission Expires:

STATE OF	)
) ss.
COUNTY OF	)

I,                                         , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Lorin M. Cortina, personally known to me to be the Executive Vice President of Apple                LLC, a Delaware limited liability company (“Company”), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Executive Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this          day of                           , 2010.

Notary Public

C-3

EXHIBIT A

Premises Legal Description

C-4

EXHIBIT D

Subordination, Non-disturbance and

Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), is made as of                                 , 200 , by and among APPLE                                LLC, a Delaware limited liability company (“Tenant”),                                            (“Landlord”),                                             , a                                          (“Lender”) and BANK OF AMERICA, N.A., a national banking association, acting in its capacity as agent as described below (in such agency capacity, together with its successors, the “Agent”).

PRELIMINARY STATEMENT

Landlord (or Landlord’s predecessor-in-interest) and Tenant are parties to a Lease, dated as of                                 , 2010 (as the same has been or hereafter may be amended from time to time, the “Lease”), pursuant to which Tenant leases from Landlord certain real property legally described on the attached Exhibit A and certain improvements located thereon (the “Premises”).  The Premises are or will be encumbered by that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing from Landlord in favor of Lender (the “Mortgage”) securing that certain Promissory Note dated on or about the date of this Agreement payable to the order of Lender with respect to the Premises (the “Note”) evidencing the loan by Lender to Landlord (the “Loan”).  Tenant has agreed to recognize the rights of Lender in accordance with the terms and provisions of this Agreement.  Agent is the agent on behalf of certain lenders with respect to financing to be provided by such lenders to Tenant and its affiliates (the “Leasehold Loans”).

AGREEMENT

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

1.             Subordination.  The Lease and the leasehold estate created thereby are hereby declared to be, and hereafter shall continue at all times to be, junior, subject and subordinate, in each and every respect, to the Mortgage, including, without limitation, (i) any and all increases, renewals, modifications, extensions, substitutions, replacements and or consolidations of the Note or the Mortgage and (ii) any future mortgage or encumbrance affecting the Premises held by or made for the benefit of Lender and/or its successors and assigns.  The foregoing subordination is effective and self-operative without the necessity for execution of any further instruments.  At any time at the election of Lender, Lender shall have the right to declare the Lease superior to the lien, provisions, operation and effect of the Mortgage.

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2.             Attornment; Nondisturbance.  (a) Notwithstanding the foregoing subordination, if the interest of Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings (judicial or non-judicial) for enforcement of the Mortgage or by reason of a deed in lieu of foreclosure, Tenant shall be bound to the transferee and its successors and assigns (the “Purchaser”) acquiring said interests pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the original landlord under the Lease, and Tenant does hereby attorn to and agree to attorn to the Purchaser, as its landlord, said attornment to be effective and self-operative without the necessity for execution of any further instruments, upon Purchaser succeeding to the interest of the Landlord under the Lease.

(b)  Notwithstanding the provisions of Section 1 and provided that no “Event of Default” under the Lease (“Lease Event of Default”) by Tenant has occurred and is continuing, Purchaser shall be bound to Tenant and its successors and assigns pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option set forth in the Lease, with the same force and effect as if Purchaser were the original landlord under the Lease, and provided that no Lease Event of Default has occurred and is continuing, the Lease shall not be terminated, nor shall Tenant’s use, possession or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with the Mortgage.

3.             Further Acts.  Notwithstanding any provisions contained in Sections 1 and 2 above which state that the attornment and subordination by Tenant to Purchaser are effective and self-operative without the execution of any further instrument, Tenant agrees that, upon reasonable request of Lender and/or Purchaser, it will execute such written agreement as is necessary to evidence and affirm any and all of Tenant’s obligations under this Agreement, and further, Tenant agrees that it will execute from time to time such further assurances and estoppel certificates as may reasonably be requested by Lender and Purchaser, provided that such assurances and estoppel certificates are consistent with the Lease and do not modify or amend the Lease.  Without limiting the generality of the foregoing, if and to the extent that Landlord rejects the Lease in any federal or state proceeding, Tenant will, upon the request of Lender or Purchaser, immediately enter into a new lease directly with the Purchaser on the same terms as the Lease, provided execution of such new lease does not violate any bankruptcy law or related court order.

4.             Limitation.  Neither Lender nor any Purchaser shall be: (a) liable for any act or omission of Landlord or any prior landlord (including the loss or misappropriation of any rental payments or security deposits) except that if such act or omission results in a breach or default of Landlord’s obligations under the Lease that is still outstanding at the time Lender or Purchaser succeeds to title and Lender or Purchaser have received notice of such breach or default, then Lender or Purchaser shall be liable only for such breach or default occurring during the period in which Lender or Purchaser is in title or possession of the Property; (b) subject to

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any credits, claims, setoffs, offsets or defenses which Tenant may have against Landlord or any prior landlord except as permitted under the Lease and provided Lender or Purchaser has received notice of such credit, claim, setoff, claim, offset or defense; (c) bound by (or responsible for) any advance payment of rent or any other monetary obligations under the Lease to Landlord in excess of one month’s prepayment thereof in the case of rent, or in excess of one periodic payment in advance in the case of any other monetary obligations under the Lease except to the extent that Tenant is required to prepay such sums under the terms of the Lease; (d) bound or liable for any indemnity obligation set forth in the Lease to the extent arising prior to the time Lender or Purchaser succeeds to title; (e) bound by any material amendment or modification of the Lease to which Lender or Purchaser has not consented in writing (which consent shall not be unreasonably withheld, delayed or conditioned), and any attempted material amendment or modification of the Lease without said consent shall be null and void and of no force and effect as between Lender (or Purchaser) and Tenant, and Tenant shall not surrender the Premises without the consent of Lender or Purchaser in writing, and any attempted surrender of the Premises without said consent shall be null and void and of no force and effect; (f) liable for latent and/or patent defects in the construction of the Premises; (g) liable for any breach of any warranty in the Lease by Landlord or a prior landlord; (h) bound by any obligation to repair, replace, rebuild or restore the Premises, or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration except as may be required of the landlord under the Lease; (i) required to remove any person occupying the Premises or any part thereof; or (j) bound by the right of first refusal set forth in the Lease solely in connection with any foreclosure or enforcement of a lien or security interest.  Neither Lender nor any Purchaser shall be liable for any reason for amounts in excess of the value of its interest in the Premises, or for consequential or punitive damages of any kind.

5.             Notice; Cure; Waivers.  Tenant agrees to give prompt written notice to Lender (and to any successor in interest to Lender of which Tenant has been notified) of any default of the Landlord under the Lease if such default is of such a nature as to give Tenant a right to terminate the Lease, reduce rent or to credit or offset any amounts against future rents.  If, within thirty (30) days after receipt of such written notice from Tenant, Lender, at Lender’s sole option, commences to cure a default of Landlord under the Lease that is capable of being cured by Lender, or commences to pursue any other of its remedies under the Mortgage which is deemed by Lender to be a condition precedent to Lender’s ability to cure such default, and thereafter diligently pursues such cure or enforcement of its remedies under the Mortgage as aforesaid to completion, Tenant agrees not to terminate the Lease, reduce rent, credit or offset against future rents, for a period of thirty (30) days or such additional period of time as is reasonably necessary for Lender or Purchaser to cure the default to completion.  As against Lender and its successors in interest, Tenant hereby waives any default by Landlord which is not capable of being cured by Lender.

6.             Payments of Rent to Lender.  Landlord absolutely assigns to Lender all payments of rent as the same are due under the Lease (the “Rent”) and Tenant agrees that, from and after receipt of thirty (30) days prior written notice from Lender (which notice shall not be given unless an Event of Default has and is continuing under the Note or Mortgage), Tenant will

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pay the Rent directly to Lender until such time as Tenant receives a contrary notice from Lender or, if earlier, until the obligations under the Note have been fully satisfied by Landlord.  All such rental payments received by Lender shall be credited against Landlord’s obligations to Lender.  Landlord, by its execution hereof, agrees that this Agreement does not constitute a waiver by Lender of any of Lender’s rights under the Mortgage and any assignment of leases or rents contained therein, or in a separate instrument or in any way release the Landlord from any of the terms, conditions, obligations, covenants and agreements of the Mortgage.

7.             Certification.  Tenant hereby certifies to and agrees with Lender as follows, with the understanding that Lender is relying on such certifications and agreements in the making of the loan evidenced by the Note and secured by the Mortgage: (a) the Lease is in full force and effect; (b) to the current, actual knowledge of the undersigned, all requirements for the commencement and validity of the Lease have been satisfied; (c) to the current, actual knowledge of the undersigned, Tenant is not in default under the Lease; to the best of Tenant’s knowledge, information and belief, the Landlord is not in default under the Lease; no act, event or condition has occurred, which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; no claim by Tenant of any nature exists against Landlord under the Lease; and all obligations of Landlord have been fully performed; (d) to the current, actual knowledge of the undersigned, there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease; (e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one month in advance except as required by the terms of the Lease; (f) except as set forth in Section 21.1 in the Lease, Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Premises; and (g) the Lease has not been terminated, modified or amended.

8.             Leasehold Loan Provisions.

(a)  Lender hereby consents to the execution, delivery, performance and recordation by Tenant of a leasehold mortgage conveying a lien on Tenant’s leasehold interest in the Lease for the benefit of Agent, acting on behalf of itself and the lenders providing the Leasehold Loans.

(b)  Notwithstanding anything to the contrary contained in this Agreement, in all instances, including, without limitation, in the event of a Lease Event of Default by Tenant under the terms of the Lease, Lender agrees, on behalf of itself and its successors and assigns, including, without limitation, any Purchaser, (i) to be bound by the covenants and agreements of the Landlord set forth in Article 20 of the Lease and the Landlord Agreement between Landlord, Tenant and Agent executed and delivered in relation to the Lease on or about the date hereof, and (ii) to provide such notices and opportunity to cure as set forth in the Lease, to Agent as more particularly set forth therein in the event that Lender has commenced to exercise certain of its rights under the Mortgage, has foreclosed on the Premises or has otherwise taken possession of the Premises.

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(c)  If for any reason Lender takes possession of the Premises during the term of the Lease, terminates or cancels the Lease, commences a foreclosure or accepts a deed in lieu of foreclosure, Lender agrees to notify Agent within fifteen (15) days before taking such action.

(d)  Lender further agrees, on behalf of itself and its successors and assigns (including Purchaser), with the Agent, that if a monetary Lease Event of Default under the Lease has occurred, as long as the Agent has cured such monetary Lease Event of Default in accordance with Article 20 of the Lease and the Landlord Agreement, and no monetary Lease Event of Default is continuing as of the date Lender commences foreclosure proceedings or accepts a deed in lieu of foreclosure, or at any time thereafter, no “Event of Default” under the Note or Mortgage, and no proceeding to foreclose the same will disturb the Tenant’s, Agent’s or subsequent assignee’s possession under the Lease, and the Lease will not be affected or cut off thereby.  In such event, the Tenant and/or the Agent (if it has exercised its rights to become the tenant under the Lease), shall attorn to Lender (or Purchaser) and shall be deemed to have assumed all rights and obligations of Tenant under the Lease, and the Lease will be recognized as a direct lease from Lender or Purchaser.

(e)  Lender, on behalf of itself and its successors and assigns, including, without limitation, any Purchaser, hereby waives all rights it may have in and to the “Tenant’s Property” as defined in the Lease; provided that this shall not limit Lender’s right or ability to obtain and enforce a judgment or similar lien against Tenant or any of its other assets.

9.             Governing Law.  For purposes of any action or proceeding arising out of this Agreement, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of                   , and Landlord, Tenant and Lender consent that they may be served with any process or paper by registered mail or by personal service at their respective principal place of business in accordance with applicable law.  Furthermore, Landlord and Tenant waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.  It is the intent of the parties hereto that this Agreement, the subordination of the Lease and the rights and remedies set forth in this Agreement shall be governed by the laws of the State in which the Premises are located.  Nothing contained in this paragraph shall limit or restrict the right of any party to commence any proceeding in the federal or state courts located in the State in which the Premises are located to the extent such party deems such proceeding necessary or advisable to exercise remedies available under this Agreement.

10.           Notices.  All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) express overnight delivery service or (iii) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day, if delivered by express overnight delivery service, or (c) the

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third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested.  Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Landlord:

Attention:
Telecopy:

If to Tenant:	Apple LLC
6200 Oak Tree Boulevard, Suite 250
Independence, Ohio 44131
	Attention:	Chief Financial Officer
	Telecopy:	(216) 328-1868

If to Lender:

Attention:
	Telecopy:	( ) -

If to Agent:	Bank of America, N.A.
Mail Code NC1-001-15-14
101 N. Tyron Street
Charlotte, NC 28255
Attention: Randi Pino

or to such other address or such other person as any party may from time to time hereafter specify to the other parties hereto in a notice delivered in the manner provided above.

11.           Waiver and Amendment; Captions; Severability.  No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought.  Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.  Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.  The provisions of this Agreement shall be deemed severable.  If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

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12.           Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages.  LANDLORD, TENANT, AGENT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY HERETO OR ITS RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.  THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.  FURTHERMORE, LANDLORD, TENANT, AGENT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHERS OR ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OF THE OTHERS OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.  THE WAIVER BY LANDLORD, TENANT, AGENT AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

13.           Authority; Successors.  Tenant, Landlord, Agent and Lender covenant and agree that the persons signing on their behalf have full power, authority and authorization to execute this Agreement, without the necessity of any consents, authorizations or approvals, or if such consents, authorizations or approvals are required they have been obtained prior to the execution hereof.  All provisions, covenants and agreements contained in this Agreement shall bind, inure to the benefit of, and equally relate to, Tenant, and its successors and assigns, Landlord, and its successors and assigns, jointly and severally, Agent, its successors and assigns, and Lender, and its successors and assigns, or other holder or holders of the Note, including an endorsee, assignee or pledgee of the Note receiving title thereto by or through Lender, or its successors or assigns.

14.           No Other Agreements; Counterparts.  This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

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15.           Lease Provisions  Notwithstanding anything to the contrary contained herein, Lender (and any Purchaser) acknowledge and agree that the provisions of this Agreement are specifically subject to the provisions of Articles 17, 20 and 21 of the Lease and the Landlord Agreement (in the form attached to the Lease).

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.

TENANT:

APPLE LLC, a Delaware limited liability company

By:
Printed Name: Lorin M. Cortina
Title: Executive Vice President

LANDLORD:

By:
Printed Name:
Title:

LENDER:

,
a

By:
Printed Name:
Title:

AGENT:

BANK OF AMERICA, N.A., as Agent, a national banking association

By:
Printed Name:
Title:

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EXHIBIT E

APPLEBEE’S RESTAURANTS

FRANCHISEE LEASE RIDER

This Lease Rider (this “Rider”) is executed as of the        day of                     , 2010, by and between                                               , as landlord (“Landlord”) and                       , as tenant (“Franchisee”), as a Rider to that certain lease for the premises located at                                                                                                                      (the “Premises”), dated as of                              (“the Lease”).  This Rider is hereby incorporated into, and made a part of, the Lease.

WHEREAS, Franchisee has executed or intends to execute a Franchise Agreement (the “Franchise Agreement”) with Applebee’s Franchising LLC, a Delaware limited liability operation of an Applebee’s restaurant (“Restaurant”) at the Premises, and as a requirement thereof, the Lease must include the provisions contained in this Rider; and

WHEREAS, Landlord and Franchisee agree that the terms contained here shall supersede any terms to the contrary set forth in the Lease;

NOW THEREFORE, in consideration of mutual covenants set forth herein, the execution and delivery of the Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Franchisee hereby agree as follows:

1.             The Premises may be used, in addition to any other uses permitted under the Lease, for the operation of an Applebee’s Restaurant, with the sale and service of alcoholic beverages for on premises consumption, and ancillary carry-out food service.  Franchisee may operate Applebee’s Restaurants at any other location without Landlord’s approval.

2.             Franchisor, its personnel or agents, for a period of up to thirty (30) days after the expiration or sooner termination of the Lease or the Franchise Agreement, may enter the Premises for itself or on behalf of Franchisee to de-identify the Premises as a Restaurant, which may include the removal of signs, décor and materials displaying any marks, designs or logos owned by Franchisor, provided Franchisor shall bear the expense of repairing any and all damage to the Premises as a result thereof.

3.             If Franchisee has an obligation to continuously operate its business at the Premises, Franchisee may cease operating for up to sixty (60) days, from time to time, to perform repairs, enchancements or renovations, as required by the Franchise Agreement.

4.             Notwithstanding any provision herein to the contrary, Franchisee shall have the absolute right, whether or not the Franchisee is in default under the Lease, upon ten (10) days prior written notice to Landlord, to sublet, assign or otherwise transfer its interest in the Lease to Franchisor or Franchisor’s affiliate, to any entity with which Franchisor may merge or consolidate, or to any person or entity which is an authorized franchisee or Franchisor operating a minimum of five (5) restaurants (each, a “Permitted Assignee”), without landlord’s consent.  Following such an assignment, a Permitted Assignee also may sublet, assign or otherwise

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transfer its interest in the Lease to another Permitted Assignee without the consent of Landlord.  There will be no fee or expense charged in connection with such transfer.

Landlord and Franchisee acknowledge and agree that a Permitted Assignee will assume all of Franchisee’s obligations under the Lease arising as a result of events, acts or omissions occurring from and after the date of assignment.  In the event that Franchisee is in default of its obligations under the Lease as of the effective date of the assignment to a Permitted Assignee: a) the Permitted Assignee shall be obligated to cure such default, but only to the extent such default accrued not more than thirty (30) days prior to the date Franchisor received notice of such default from Landlord; and b) Landlord may pursue, or continue to pursue, a claim for damages under the Lease against Franchisee, but will have no rights to terminate the lease or to disturb the quiet possession of the Leased Premises by the Permitted Assignee.

5.             Landlord hereby agrees to obtain a non-disturbance agreement for the benefit of Franchisee: a) from the holder of any mortgage/deed of trust as fo the date of this Lease; and b) as a condition to Franchisee’s subordination to any mortgage/deed fo trust granted after the date of the Lease.

6.             Copies of all notices required or permitted by the Lease shall also be sent to Franchisor at 11201 Renner Boulevard, Lenexa, Kansas  66219, Attn: General Counsel, or such other address as Franchisor may locate its Restaurant Support Center, at the same time notice is provided to Franchisee.  Franchisor shall have the right, but not the obligation, upon giving written notice to Franchisee and Landlord, to cure any breach of the Lease.

7.             The parties acknowledge that Franchisor is an intended third party beneficiary of this Rider and has the right to enforce the terms of this Rider as if it was a party hereto.

8.             In the event of any conflict between this Rider and the Lease, the terms of this Rider shall control, and the Lease may not be modified or amended in any manner inconsistent with the terms of this Rider.

LANDLORD:	FRANCHISEE:

By:	By:

Name:	Name:

Title:	Title:

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LEASE

BETWEEN

APPLEBEE’S RESTAURANTS NORTH LLC

as Landlord,

and APPLE                     LLC, a Delaware limited liability company

as Tenant

Dated as of                  , 2010

i

LEASE

THIS LEASE (“Lease”) dated                  , 2010, is made and entered into by and between APPLEBEE’S RESTAURANTS NORTH LLC (Landlord”), and APPLE               LLC, a Delaware limited liability company (“Tenant”).

1.                                      BASIC PROVISIONS

1.1.	Premises Address:

1.2.	Landlord Name and Address:	Applebee’s Restaurants North LLC
c/o Applebee’s Services, Inc.
11201 Renner Blvd
Lenexa, Kansas 66219

1.3.	Tenant Name and Address:	Apple LLC
6200 Oak Tree Boulevard, Suite 250
Independence, OH 44131
Attn: Chief Financial Officer

1.4.	Lease Date:	, 2010

1.5.	Term:	Twenty (20) Lease Years

1.6.	Options to Extend:	Two (2) periods of five (5) Lease Years each and one (1) period of four (4) Lease Years and eleven (11) months

1.7.	Exhibits:	Exhibit A - Land Legal Description
Exhibit A-1 — Site Plan
Exhibit B - Landlord Agreement
Exhibit C - Memorandum of Lease
Exhibit D — Subordination, Non-disturbance and Attornment Agreement
Exhibit E - Franchisee Lease Rider

2.                                      LEASING AGREEMENT; TERM

2.1.                            Leasing Agreement.  Landlord leases to Tenant and Tenant leases from Landlord upon and subject to the terms and conditions set forth in this Lease a restaurant containing approximately                     square feet and other related improvements (“Improvements”) now or hereafter located on certain real estate consisting of approximately                  square feet of land, as legally described in attached Exhibit A, together with all easements, rights and appurtenances thereto (including, but not limited to all of Landlord’s rights, if any, to use any common areas, parking, access drives and sidewalks in any center of which the Improvements may be a part) commonly known as                      ,                      (“City”),                   County,                    (the “Premises”).  The Premises are shown on the site plan attached hereto as Exhibit A-1.  The Premises are leased subject to all restrictions, covenants, encumbrances and other matters of record on the date of this Lease. [Include specific reference to easements if Premises does not have direct access to public roadway]

2.2.                            Term.  The term of this Lease (“Term”) shall commence (“Commencement Date”) on the later of the dates set forth opposite the signatures of the parties on the signature page of this Lease and, unless extended or earlier terminated as provided herein, shall expire (“Expiration Date”) at midnight on the last day of the twentieth (20th) “Lease Year” thereafter.  “Lease Year” shall mean and refer to that period of twelve (12) full consecutive calendar months beginning with the first full calendar month of the Term and each subsequent period of twelve (12) consecutive calendar months during the Term, provided that if the Term commences on other than the first day of a calendar month, then the initial fractional month of the Term plus the next succeeding twelve (12) full calendar months shall constitute the first Lease Year of the Term and provided, further, that if this Lease is terminated prior to the Expiration Date, the last Lease Year may contain less than twelve (12) full calendar months.

2.3.                            Extension of the Term.  Provided that this Lease is in full force and effect and no Event of Default has occurred and is continuing, Tenant shall have the option to extend the Term for up to two (2) successive periods of five (5) Lease Years each and one (1) period of four (4) Lease Years and eleven (11) months upon all of the provisions of this Lease, which extension options shall automatically be deemed exercised one hundred eighty (180) days prior to the then current Expiration Date without the requirement for any further notice; provided, however, that Tenant shall have the right to terminate this Lease (and void any such automatic extension and all remaining extension options) effective as of any then current Expiration Date by giving written notice thereof to Landlord not less than one hundred eighty (180) days before such then current Expiration Date; and provided, further, that this Lease shall not be automatically extended (and Tenant shall be deemed to have given written notice of non-renewal) if on the date which is one hundred eighty (180) days prior to the then current Expiration Date an Event of Default has occurred and is continuing, and in such event this Lease shall terminate on the then current Expiration Date.  If and each time this Lease is so extended, the word “Term” shall be deemed to include each extension period with respect to which the option has been exercised and the term “Expiration Date” shall mean the last day of such extension period.

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3.                                      RENT

3.1.                            Base Rent.  Tenant shall pay to Landlord as annual base rent (“Base Rent”) the amount set forth in column (b) below for the corresponding Lease Years set forth in column (a) below:

[For Rogers, Minnesota (#61059)

(a) Lease Year	(b) Annual Base Rent	(c) Monthly Base Rent
1-5	$109,239	$9,103
6-10	$117,432	$9,786
11-15	$126,239	$10,520
16-20	$135,707	$11,309
21-25*	$145,885	$12,157
26-30**	$156,827	$13,069
31-35***	$168,589	$14,049	]

[For Albert Lea, Minnesota (#61048)

(a) Lease Year	(b) Annual Base Rent	(c) Monthly Base Rent
1-5	$196,555	$16,380
6-10	$211,297	$17,608
11-15	$227,144	$18,929
16-20	$244,180	$20,348
21-25*	$262,493	$21,874
26-30**	$282,180	$23,515
31-35***	$303,344	$25,279	]

[For Cloquet, Minnesota (#61066)

(a) Lease Year	(b) Annual Base Rent	(c) Monthly Base Rent
1-5	$143,260	$11,938
6-10	$154,004	$12,834
11-15	$165,555	$13,796
16-20	$177,971	$14,831
21-25*	$191,319	$15,943
26-30**	$205,668	$17,139
31-35***	$221,093	$18,424	]

[an asterisk (*) indicates an extension period; the number of asterisks corresponds to the respective extension period.]

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Base Rent shall be paid to Landlord in monthly installments (“Monthly Base Rent”) in the respective amounts set forth in column (c) above in advance on the first day of each month for which the same is due during the Term.  Rent for any partial month shall be prorated on a per diem basis with the daily rent calculated based upon the actual number of days in such month.

3.2.                            Payment.  All charges and costs payable by Tenant to Landlord or any other third party pursuant to this Lease in addition to Base Rent shall be considered “Additional Rent”.  Base Rent and Additional Rent are sometimes referred to collectively as “Rent.”  Except as otherwise specifically provided in this Lease, all Rent shall be paid by Tenant to Landlord without notice, demand, offset, abatement, reduction or deduction by check payable to Landlord and sent to Landlord at the address indicated in Section 1.2 or to such other person, entity or place as Landlord may from time to time designate by not less than ten (10) business days prior notice to Tenant.  Monthly Base Rent for the period from and including the Commencement Date through and including the last day of the first full calendar month of the Term shall be paid in advance on the Commencement Date.

3.3.                            Late Payments.  If Tenant shall fail to make payment of any installment of Base Rent or Additional Rent payable to Landlord (rather than a third party) within ten (10) days after the date when such payment is due, Tenant shall pay a late charge (“Late Charge”) equal to five percent (5%) of such overdue installment of Base Rent or Additional Rent.  If any installment of Rent is not paid within fifteen (15) days after the date when due, Tenant also shall pay interest at the “Default Rate” (defined in Section 23.6) on the amount unpaid computed from the date such payment of Base Rent or Additional Rent was due to and including the date of payment thereof (but only with respect to amounts payable directly to Landlord or that are not otherwise subject to an interest or similar charge that will be treated as Base Rent or Additional Rent hereunder).

3.4.                            Net Lease.  It is understood and agreed by Tenant that this Lease is a triple net Lease and that Base Rent, Additional Rent and, except as otherwise expressly set forth herein, all other sums payable hereunder by Tenant shall be absolutely net to Landlord and paid without defense (other than defense of prior payment), notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction or reduction.  During the Term of this Lease, Tenant shall be obligated to pay and shall be liable for all costs and expenses associated with or arising from the use, operation, maintenance, repair or improvements of the Premises (regardless of whether such costs and expenses are charged or imposed against Landlord or Tenant), including without limitation, Premises Taxes (as defined below), utility charges, liens, insurance, maintenance, repair and replacement costs.

4.                                      TAXES

4.1.                            As used in this Lease, the term “Premises Taxes” shall mean all real estate taxes and assessments, general and special, and all other governmental charges levied, assessed or imposed on or with respect to the Premises.  Premises Taxes shall not include (i) any taxes or assessments imposed on or with respect to Tenant’s trade fixtures, inventory, or other items of Tenant’s Property (as defined in Section 9.1), or (ii) any income, gift, estate, franchise or other

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taxes imposed on Landlord or measured by Rent or Landlord’s income or profit from the Premises (including business and occupation tax if it is hereafter applied to rental income), except as provided below.  If at any time during the Term, the method of taxation shall be changed such that a new tax, assessment, levy, or other governmental charge shall be imposed (y) in full or partial substitution of any Premises Tax, or (z) on or measured by the Rent payable to Landlord by Tenant (other than an income or franchise tax), then such tax, assessment, levy or charge shall be included as part of Premises Tax.

4.2.                            Payment.

(a)                                  Tenant shall pay all taxes and assessments on Tenant’s Property before delinquency.

(b)                                 Tenant shall pay Premises Taxes to the appropriate governmental authority before delinquency and before any interest, penalties or fines may be charged with respect thereto and shall deliver a copy of all paid tax bills to Landlord promptly upon request.

(c)                                  If any Premises Taxes relate to a fiscal period which is partly within and partly outside of the period for which Tenant is responsible, the amount thereof shall be prorated so that Tenant will be responsible for that portion which relates to the period after the Commencement Date and through the Expiration Date and Landlord will be responsible for the portion which relates to the period prior to the Commencement Date and after the Expiration Date.

(d)                                 Any refunds (including any accrued interest) of Premises Taxes applicable to the Term shall be the property of Tenant and to the extent received by Landlord shall be paid over to Tenant promptly after receipt thereof.  Any such refund of Premises Taxes shall be deemed a reduction of Additional Rent hereunder.  Any refunds (including any accrued interest) of Premises Taxes applicable to the period of time prior to the Commencement Date or following the Expiration Date shall be the property of Landlord and to the extent received by Tenant shall be paid over to Landlord promptly after receipt thereof.

4.3.                            Contest.  Subject to the provisions hereof, Tenant, at its own expense, may contest Premises Taxes in any manner permitted by law, in Tenant’s name, and, whenever necessary, in Landlord’s name and Landlord will cooperate at Tenant’s sole cost and expense with Tenant and execute any documents reasonably required for such purpose.  Any such contest shall be conducted by Tenant in good faith and at its sole cost and expense, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Premises Taxes so contested, (ii) the sale, forfeiture or loss of the Premises, any Base Rent or any Additional Rent to satisfy the same, (iii) any interference with

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the use or occupancy of any of the Premises, and (iv) any interference with the payment of any Base Rent or the portion of any Additional Rent that does not represent the Premises Taxes being contested under this Section 4.3.  In no event shall Tenant pursue any contest with respect to any Premises Taxes in any manner that exposes Landlord to (a) criminal liability, penalty or sanction, (b) any civil liability, penalty or sanction for which Tenant has not made provisions acceptable to Landlord, or (c) defeasance of its interest in the Premises.  Tenant agrees that each such contest shall be diligently prosecuted to a final conclusion.  Tenant shall pay, indemnify and save Landlord harmless from and against any and all losses, judgments, decrees and costs (including, without limitation, attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and Tenant’s obligation under this sentence shall survive the expiration or termination of this Lease.

5.                                      ENVIRONMENTAL MATTERS

5.1.                            Definitions.  For purposes of this Lease the following terms shall have the following meanings:

(a)                                  “Environmental Laws” - all present and future laws, statutes, rules, regulations, orders and other requirements of any federal, state, local or other governmental authority relating to the environment, environmental protection or regulation, the emission, disposal or discharge or the actual or threatened release into the environment of pollutants or contaminants or to any Hazardous Substance or HS Activity.  Without limitation of the foregoing, Environmental Laws include each of the following, as enacted as of the date hereof or as hereafter amended:  the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq.; the Resource Conversation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601, et seq.; the Water Pollution Control Act (also knows as the Clean Water Act), 33 U.S.C. § 1251, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. § 5101, et seq., and any similar state laws.

(b)                                 “Hazardous Substance” - any substance defined or classified in any Environmental Laws as a toxic or hazardous chemical, waste, material or substance, or as a pollutant or contaminant (including, without limitation, petroleum or any by-product or fractions thereof, lead, asbestos and asbestos containing materials, polychlorinated biphenals and radioactive or explosive materials); and any substance which if present requires investigation or remediation under any Environmental Law or results in liability thereunder for exposure thereto or discharge thereof.

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(c)                                  “HS Activity” - the generation, manufacture, handling, transportation, usage, treatment, release, discharge, removal, storage, disposal or presence of any Hazardous Substance.

5.2.                            Tenant Obligations.

(a)                                  On or after the Commencement Date, Tenant (i) shall not conduct or knowingly permit any HS Activity in, on or from the Premises or knowingly allow any Hazardous Substances on the Premises, in each case, in violation of any Environmental Laws, and (ii) shall comply or cause compliance with all Environmental Laws applicable to Tenant’s use or occupancy of the Premises, and shall cause the Premises to comply with all Environmental Laws; in each case except to the extent that a violation results from, or compliance is required as a result of, any act or omission of any “Landlord Indemnitees” (defined below) or any person or entity other than Tenant and its members, managers, affiliates, officers, directors, employees, contractors, representatives, agents or subtenants (collectively, “Tenant Parties”) or relates to any condition existing as of the Commencement Date (the obligations of Tenant under the preceding clauses (i) and (ii) are called “Tenant’s Compliance Obligation”).  Tenant shall promptly give notice to Landlord if Tenant becomes aware of any action, claim, suit or proceeding relating to a violation or alleged violation of any Environmental Laws filed or threatened against the Premises or Tenant with respect to Tenant’s use or occupancy of the Premises.  If, at any time during the Term, Hazardous Substances shall exist in or on the Premises to which Tenant’s Compliance Obligation applies, then Tenant shall, or shall cause responsible third parties to, promptly commence and diligently implement all investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, “Remedial Work”) to the extent required by Environmental Laws, and in compliance with all Environmental Laws, all at Tenant’s sole cost and expense.

(b)                                 Tenant agrees to indemnify, defend and hold harmless Landlord, any Landlord Lender and their respective managers, partners, members, officers, directors, shareholders, employees and agents (“Landlord Indemnitees”) from and against any and all claims, demands, actions, liabilities, damages, assessments, losses, fines, penalties, costs and expenses, including remediation, clean-up and detoxification costs and reasonable attorneys’ fees, arising from or related to any breach or violation by Tenant of its obligations set forth in Section 5.2(a).  The provisions of Section 5.2 shall survive the expiration or termination of this Lease.

(c)                                  Upon Landlord’s request, at any time after the occurrence and during the continuance of an Event of Default or at such other time as Landlord has reasonable grounds to believe that Tenant is in violation of Tenant’s Compliance Obligation, Tenant shall cause an inspection or audit of the Premises by an environmental engineer or other appropriate consultant reasonably approved by Landlord to determine the presence or

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absence of Hazardous Substances on the Premises.  If Tenant fails to effectuate the commencement of such inspection or audit within thirty (30) days after such request or fails to deliver a written report of such inspection or audit to Landlord within sixty (60) days after such request, Landlord may order the same, and Tenant hereby grants to Landlord and its respective employees, contractors and agents access to the Premises upon prior reasonable notice to undertake such inspection or audit, provided that such inspection or audit does not interfere with the conduct of Tenant’s business on the Premises, Landlord provides Tenant certificates of insurance naming Tenant as an additional insured and containing such types of insurance and limits as Tenant reasonably requires, Landlord promptly repairs any damage caused by such testing and restores the Premises to the condition in which it existed immediately prior to such damage at Landlord’s sole cost and expense, and Landlord shall indemnify Tenant if and to the extent required under Section 14.2 hereof for all loss, cost, damage, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements, but excluding the cost of Remedial Work) incurred by Tenant arising from or by reason of such inspection or audit.  The cost of such inspection or audit shall be paid (i) by Tenant if such inspection or audit shall confirm a violation of Tenant’s Compliance Obligation or (ii) by Landlord if such inspection or audit does not confirm a violation of Tenant’s Compliance Obligation.

(d)                                 Landlord and Tenant expressly agree that, notwithstanding anything to the contrary set forth in this Lease (including, but not limited to, the provisions of Section 14.1 hereof), except in the case of Tenant’s obligations expressly set forth under Sections 5.2(a), (b) and (c) hereof, Tenant shall have no obligation under this Lease (i) to defend, indemnify or hold harmless Landlord or Landlord Indemnitees with respect to any Hazardous Substance, Environmental Laws or HS Activity, (ii) to engage any environmental engineer or appropriate consultant with respect to any Hazardous Substance, Environmental Laws or HS Activity, (iii) to conduct any audit or inspection of the Premises with respect to any Hazardous Substance, Environmental Laws or HS Activity, (iv) to comply or cause compliance with any Environmental Laws, or (v) to perform or cause performance of any Remedial Work with respect to any Hazardous Substance, Environmental Laws or HS Activity.

5.3.                            Landlord Obligations.

(a)                                  Landlord represents and warrants to Tenant as follows:  (i) that no portion of the Premises has been used by Landlord, or, to the best knowledge of Landlord, by any other person or entity for any HS Activity in violation of Environmental Laws; (ii) that to the best knowledge of Landlord, no Hazardous Substance is now or ever has been on or under any portion of the Premises in violation of law; and (iii) that there is no action, claim, suit or proceeding relating to a violation or alleged violation of any Environmental Laws pending against Landlord or any portion of the Premises and, to the best knowledge of Landlord, none is threatened.

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(b)                                 Landlord covenants and agrees with Tenant that except for Tenant’s responsibility with respect to the Premises set forth in Section 5.2(a) above, (i) Landlord shall comply with all Environmental Laws applicable to the Premises for which Landlord is responsible, (ii) Landlord shall not conduct or knowingly permit any HS Activity on or about the Premises, and (iii) Landlord shall promptly give notice to Tenant if Landlord becomes aware of any action, claim, suit or proceeding relating to a violation or alleged violation of any Environmental Laws filed or threatened against Landlord or the Premises or if Landlord has received notice or has actual knowledge of any HS Activity on the Premises caused by a person other than Tenant or any Tenant Party.

(c)                                  Landlord agrees to indemnify, defend and hold harmless Tenant, any TE Lender, Tenant Lender and its and their respective managers, partners, members, officers, directors, shareholders, employees and agents (“Tenant Indemnitees”) from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs and expenses, including remediation, clean-up and detoxification costs and reasonable attorneys’ fees, arising from or related to any breach or violation by Landlord of its warranties, representations or obligations set forth in Section 5.3(a) and (b) above.  The provisions of Section 5.3 shall survive the expiration or earlier termination of this Lease.

6.                                      COMPLIANCE WITH REQUIREMENTS

6.1.                            Compliance With Law.  During the Term, Tenant shall comply and shall cause the Premises to comply, in all material respects with and shall correct any violation of any laws, statutes, ordinances and other legal and insurance requirements, whether now or hereafter in force, applicable to the Premises or Tenant’s use or occupancy of the Premises, including without limitation, the Occupational Safety and Health Act, as amended (“OSHA”), the Americans with Disabilities Act of 1990, as amended (“ADA”), and, subject to Article 5, all Environmental Laws, except to the extent that such compliance is required or such violation exists as a result of any act or omission of any Landlord Indemnitees, relates to any condition existing as of the Commencement Date or relates to or is caused by the activity of any third party who is not a Tenant Party.  Tenant shall procure, maintain and comply, and shall cause the Premises to comply, with any and all permits, approvals, licenses and other governmental authorizations required for the lawful use, operation, maintenance and any “Alteration” (hereinafter defined) of the Premises.  Notwithstanding the foregoing, Tenant shall be required to comply with any change or amendment to the ADA which is made or adopted after the Commencement Date and is applicable to the Premises or Tenant’s use of the Premises.

6.2.                            Compliance With Permitted Encumbrances.  Tenant agrees that with respect to all easements, conditions, covenants, restrictions, encumbrances or agreements now affecting the Premises or which are hereafter created by or consented to by Tenant (collectively, the “Permitted Encumbrances”), Tenant shall observe, perform and comply with, and cause the Premises to comply with, and carry out and perform all of the obligations therein which are to be observed and performed by the owner or any occupant of the Premises thereunder, and shall pay

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all assessments, fees, costs and expenses required to be paid by the owner or any occupant of the Premises thereunder.

7.                                      COVENANT AGAINST LIENS

7.1.                            Liens.  Tenant shall not cause, suffer or permit any mechanic’s, materialmen’s, judgment or other lien (“Lien”) to be filed against the Premises (other than any Lien arising due to any act or omission of Landlord or its agents); provided that nothing herein shall be deemed to limit the rights of Tenant Lender under Section 20.2 hereof.  If any Lien shall be filed against all or any portion of the Premises (other than any Lien arising due to any act or omission of Landlord or its agents), (i) Tenant shall give notice thereof to Landlord within ten (10) business days after the date on which Tenant first becomes aware of the filing of any such Lien, and (ii) within forty-five (45) days after first becoming aware of such filing, (but in any event before any enforcement action to foreclose is taken with respect to such Lien), Tenant, at its sole cost and expense, shall cause the Lien to be discharged of record or bonded over by any statutory bonding procedure sufficient to prevent foreclosure or other enforcement of such Lien, and shall deliver notice thereof to Landlord, failing which Landlord shall have the right, but shall not be obligated, to discharge the Lien without investigating the validity or amount thereof.  Tenant shall reimburse Landlord on demand for any reasonable amounts so paid or incurred by Landlord, including reasonable expenses and attorneys’ fees incurred in connection therewith, and Tenant’s obligation under this sentence shall survive expiration or termination of this Lease.

8.                                      USE AND ENJOYMENT

8.1.                            Use.

(a)                                  The Premises may be used for the operation of a restaurant (including an Applebee’s restaurant) including, without limitation, ancillary carry out food service and the sale of beer, wine and other alcoholic beverages, and for such other use as approved by Landlord, which approval shall not be unreasonably withheld.  The Premises shall be attractive in appearance and Tenant shall conduct its business in a lawful and reputable manner.  Tenant shall not commit waste on the Premises and shall not occupy or use the Premises or permit the same to be used or occupied for any purpose or in any manner that violates any applicable legal or governmental requirement.

(b)                                 All garbage, trash and refuse generated from the operation of the business conducted on the Premises shall be placed in appropriate garbage receptacles and, at Tenant’s sole cost and expense, removed from the Premises with sufficient frequency so as to avoid any accumulation thereof outside of such receptacles.

8.2.                            Exterior Signs, Awnings and Canopies.  Tenant, at its sole cost and expense, may at any time and from time to time during the Term install, alter, and/or replace any and all exterior signs, awnings and/or canopies as Tenant may determine, so long as they are in

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compliance with all applicable laws and all Permitted Encumbrances.  Tenant, at its sole cost and expense, shall obtain all necessary permits for all signs, awnings and canopies on the Premises and shall maintain the same in good condition and repair.

8.3.                            Utilities.  Tenant shall arrange and contract, in its name, for and pay when due all charges for water, gas, electricity, cable and satellite TV, telephone, trash removal, scavenger service and other utility services required by law or used or consumed on the Premises by Tenant or its agents during the Term, all of which shall be separately metered and billed to Tenant.

8.4.                            Quiet Enjoyment.  Landlord covenants with Tenant that Tenant, upon paying Rent to Landlord and performing Tenant’s other covenants in this Lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Premises during the Term without any interference from Landlord or anyone claiming by, through or under Landlord.

8.5.                            Signage Rights, Parking, Access, Easements.  Landlord covenants with Tenant that Landlord shall not engage in any action, or grant any rights which affect parking at the Premises, access to the Premises, means of ingress and egress to and from the Premises, visibility to or from the Premises, Tenant’s signage at the Premises or rights to the roof of the Premises, any telecommunications equipment or utilities which service the Premises, Tenant’s air rights and any other rights to which Tenant may be entitled pursuant to any easement agreements or similar agreements affecting the Premises without Tenant’s prior written consent, which may be granted or withheld in Tenant’s sole discretion, but shall not be unreasonably withheld if such action will not materially adversely affect the conduct of Tenant’s business at the Premises.  Landlord agrees to deliver to Tenant copies of any notices Landlord receives with respect to the aforementioned rights.  Landlord agrees that so long as no Event of Default shall have occurred and be continuing, upon request by Tenant (and only after all documentation reasonably required to consummate the relevant transaction shall have been provided to Landlord), Landlord shall (i) enter into, modify or grant such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as Tenant may desire for the operation of the Premises (including, without limitation, consenting to site and common area changes affecting access, parking, tenant mix and the like and approving uses or users of the other properties in the vicinity of the Premises which Tenant reasonably believes will have a positive impact on its business at the Premises) (collectively, “Easements”), or (ii) dedicate or transfer, minor non-essential unimproved portions of the Premises for road, highway or other public purposes to the extent such dedications or transfers are consistent with commercially reasonable development or operation of the Premises or, in Tenant’s reasonable judgment, will have a positive impact on its business at the Premises (the “Dedications”); provided, that Landlord shall be obligated to take such action only if (A) any such Easements or Dedications do not adversely affect the value of the Premises (other than to a de minimus extent), do not unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property, and do not adversely affect (other than to a de minimis extent) the use, or visibility of, or access to, the Premises, (B) any such Easements or Dedications do not conflict with or violate any Permitted Encumbrances, (C)Tenant advises Landlord of the amount of the consideration, if any, being paid for such Easements or

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Dedications and that Tenant considers such consideration, if any, to be fair under the circumstance and that such consideration, if any, shall be paid to Landlord, (D) Tenant acknowledges in writing that for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Landlord under the applicable instrument and Tenant will remain obligated under this Lease in accordance with its terms, and (E) Tenant pays all out-of-pocket costs and expenses incurred by Landlord in connection with said Easements or Dedications including, without limitation reasonable attorneys’ fees.  Subject to the foregoing clauses (A) through (E), Landlord shall cooperate with Tenant’s efforts to enter into any Dedications or Easements.

If Tenant shall submit a request to Landlord for Landlord’s cooperation, together with all documentation required above, in connection with any such Easement or Dedication which requires Landlord’s approval or execution of any document, Landlord shall (x) approve such Easement or Dedication, and execute and deliver to Tenant all documents required in connection therewith, within ten (10) days of receiving Tenant’s request for approval, or (y) disapprove Tenant’s request in a written notice with a detailed explanation of its objections delivered to Tenant within ten (10) days of receiving Tenant’s request for approval.  If Landlord fails to respond within such ten (10) day period, Tenant’s request with respect to such Easement or Dedication shall be deemed to be approved by Landlord hereunder and Tenant is hereby authorized and empowered to execute and deliver on behalf of Landlord, as Landlord’s attorney-in-fact, all instruments and documents required in connection therewith.

If Landlord timely disapproves of a Tenant request under this Section 8.5, then Tenant may elect, by delivering written notice to Landlord, to resolve the matter by expedited arbitration in accordance with this paragraph.  Landlord and Tenant shall mutually select a single arbitrator within ten (10) days after delivery of Tenant’s notice of arbitration hereunder.  If the parties cannot agree upon an arbitrator within such period, then either party may request that a qualified arbitrator be appointed by the office of the American Arbitration Association located nearest to the Premises.  Following selection or appointment, the arbitrator shall meet jointly with representatives of Landlord and Tenant within twenty (20) days to consider the parties’ positions on the disputed issue and the arbitrator shall render a written decision within two (2) business days following such meeting.  The decision of the arbitrator shall be final, binding on the parties and nonappealable.  The arbitration shall otherwise be conducted in accordance with the American Arbitration Association’s rules for expedited dispute resolution in effect at the time.  The non-prevailing party in any such arbitration shall pay the arbitrator’s fee and expenses; each party will bear their own attorney’s fees and expenses, if any.

8.6.                            Warranties, Guaranties and Indemnities.  Landlord assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder with respect to the Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the “guaranties”).  Such assignment shall remain in effect during the Term. Landlord hereby agrees to execute and deliver at Tenant’s expense such further documents, including powers of attorney (which shall contain indemnity agreements from Tenant to Landlord which shall be in form reasonably satisfactory to Landlord), as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment of guaranties effected or intended to be effected by this

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Section 8.6.  Upon the expiration or occurrence of a termination of this Lease, the guaranties shall automatically revert to Landlord.

9.                                      TENANT’S PROPERTY; LIEN WAIVER

9.1.                            Tenant’s Property.  Landlord agrees that all (i) fixtures, furniture, furnishings, equipment (other than floor and wall coverings, fixtures which are “built-ins” or constitute an integral part of the Building, any walk-in cooler, heat, air conditioning and ventilation systems, electrical, mechanical and plumbing systems, all of which are owned by and are the property of Landlord), Kitchen Equipment (as hereinafter defined), inventory, merchandise, goods, chattels, trade fixtures, signage, appliances, display cases, supplies, tools, machinery, security systems, computer software or other personal property of Tenant (including, without limitation, trade fixtures in, on, around or affixed to the Premises), (ii)  fixtures, furniture, furnishings, equipment, supplies, tools, machinery, security systems, computer software, signage and other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Premises) which display the name, trade name, trademark, service mark, logo, insignia, slogan, emblem or symbol of Applebee’s Franchising LLC (“Franchisor”)  or of Tenant (“Distinctive Property”), and (iii) all licenses, permits, approvals and authorizations, if any, which are required in connection with the operation of Tenant’s business, including, without limitation, all liquor licenses, at any time located on the Premises (collectively, “Tenant’s Property”), shall be and at all times remain the property of Tenant regardless of whether the same (x) is affixed to the Improvements on the Land or the manner in which the same is affixed (unless permanently affixed) or (y) may now or hereafter be regarded as a fixture or as property of Landlord by operation of law or otherwise, unless, however, such fixtures and equipment cannot be removed without substantial damage to any Improvements which cannot be easily repaired.  As used herein the term “Kitchen Equipment” shall include, without limitation, kitchen fixtures (except for sanitary plumbing fixtures), counters, stainless steel equipment, ranges, ovens, display cases and refrigeration equipment (excluding the walk-in cooler).  Tenant shall have the right at any time and from time to time during the Term and the obligation, subject to the provisions of Section 16.2 below, within fifteen (15) days after the end of the Term to remove any Tenant’s Property from the Premises.

9.2.                            Waiver of Landlord’s Lien.  Tenant contemplates financing from time to time some or all of Tenant’s Property with a lender or vendor (“TE Lender”) who will require a security interest therein (those items of Tenant’s Property which are subject to such security interest being referred to collectively as “Financed Personalty”).  Landlord hereby disclaims and waives any and all liens or right which Landlord may have to claim a lien against the Tenant’s Property for nonpayment of Rent or otherwise and agrees to execute and deliver promptly upon request a waiver with respect thereto in form reasonably acceptable to Landlord.

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10.                               ALTERATIONS; MAINTENANCE AND REPAIR

10.1.                     Alterations.

(a)                                  Alterations.  For purposes of this Lease, any physical improvement, addition, enhancement or change with respect to all or any portion of the Premises is referred to as an “Alteration.”  Tenant or Franchisor shall have the right at any time and from time to time during the Term to make or cause to be made any Alteration in or to the Premises (i) without Landlord’s consent, if such Alteration consists of the demolition of the Building and reconstruction of a new prototypical building so long as the new building is constructed in compliance with applicable codes and Permitted Exceptions and Tenant continues to pay Rent; (ii) without Landlord’s consent, if such Alteration is performed in order to comply with any of Tenant’s agreements with Franchisor or to maintain the building as set forth in Section 10.2 and such Alteration does not adversely affect any structural component of the Building, and (iii) in the case of any Alteration other than those permitted under clauses (i) and (ii) above, with Landlord’s prior consent, which consent shall not be unreasonably withheld provided that such Alteration does not (A) diminish the value of the Premises (including, by way of example only, but without limitation, by diminishing the utility of the Improvements or diminishing the useful life of the Improvements), except to a de minimis extent, or (B) adversely affect any structural component of the Building.  Every Alteration shall be made in accordance with all applicable laws, legal requirements and the Permitted Encumbrances.  If Tenant shall submit a request to Landlord for Landlord’s approval of an Alteration which requires Landlord’s approval, Landlord shall (x) approve such Alteration proposed by Tenant within fourteen (14) days of receiving Tenant’s proposal and request for approval or (y) disapprove Tenant’s proposal in writing with a detailed explanation of its objections within fourteen (14) days of receiving Tenant’s proposal and request for approval.  If Tenant submits a proposal to Landlord and Landlord disapproves such proposal within the fourteen (14) day time period, Tenant may submit another proposal with modifications thereto made in response to Landlord’s objections and Landlord shall so approve or disapprove same within seven (7) days after submission of such modified proposal.  If Landlord does not approve or disapprove any proposal or modified proposal in writing with a detailed explanation of its objections within the applicable seven (7) or fourteen (14) day period, Tenant may submit to Landlord a reminder notice, which shall state that Landlord’s failure to disapprove the applicable proposal within five (5) days after receipt of such reminder notice shall be deemed to constitute Landlord’s approval thereof.  If Landlord does not disapprove such proposal or modified proposal in writing with a detailed explanation of Landlord’s objections to Tenant’s modifications within five (5) days after receipt of Tenant’s reminder notice, Landlord shall be deemed to have approved the Alterations proposed by Tenant.

(b)                                 In connection with any Alteration:  (i) the Alterations to be made will be constructed using materials of a quality and workmanship at least as good as the original work; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be performed diligently in a commercially reasonable time period subject to Force Majeure in compliance with all laws, legal requirements and the terms of all Permitted

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Encumbrances; (iii) all work done in connection with any such Alteration shall comply in all material respects with all requirements of any insurance policies in effect with respect to the Premises (the “Insurance Requirements”); (iv) Tenant shall pay when due all costs and expenses of any such Alteration, and shall discharge all liens filed against any of the Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vi) all such Alterations shall be the property of Landlord and shall be subject to this Lease (except for any Alteration which constitutes Tenant’s Property); and (vii) all Alterations shall be made under the supervision of an architect or engineer selected by Tenant and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations; provided, however, Landlord shall have no right to approve such architect, engineer, plans or specifications, except as expressly set forth in Section 10.1(a).

10.2.                     Maintenance and Repair.  During the Term, Tenant at its sole cost and expense, agrees to make all necessary repairs and replacements to the Improvements as often as required to keep and maintain the Premises in good and safe condition and repair.  Notwithstanding any provision to the contrary, Tenant’s obligations under this Section shall not include making any repair or improvement necessitated by the act of Landlord, its agents, employees or servants.  If Tenant shall default in its obligations under this Section 10.2, Landlord may, after thirty (30) days written notice to Tenant and failure by Tenant to perform any necessary repairs and replacements to the Improvements within such thirty (30) day period, enter the Premises to commence such repairs or replacement.  All reasonable sums incurred by Landlord in connection with any such repair or replacement shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) days of Tenant’s receipt of a detailed invoice for such charges.

11.                               CONDEMNATION AND CASUALTY DAMAGE

11.1.                     Substantial Taking.  If all or substantially all of the Premises is taken or appropriated for any public or quasi-public use or purpose by any lawful power or authority by the exercise of the right of eminent domain or by virtue of condemnation or other similar proceedings, including a deed given in lieu thereof (“Taking”), other than a temporary Taking for a period of one (1) year or less, this Lease shall terminate as of the date possession is required by the condemning authority and Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination.

11.2.                     Other Taking.

(a)                                  If there shall be a Taking, other than a temporary Taking for a period of one (1) year or less, of (i) a portion of the Building, (ii) twenty percent (20%) or more of the parking area of the Premises, (iii) any material part of a driveway or roadway necessary for access to the Premises, or (iv) a material part of Tenant’s signage, and in Tenant’s reasonable judgment such Taking under clauses (i), (ii), (iii) or (iv) would

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render the Premises (or the remainder thereof) unsuitable for the conduct of Tenant’s business, Tenant shall have the right to terminate this Lease as of the date possession is required by the condemning authority by giving notice to that effect to Landlord within sixty (60) days after notice to Tenant of the date such possession is required.  In such event, Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination.

(b)                                 If only a portion of the Premises is subject to a Taking and Tenant is not entitled to or shall not exercise its right to terminate this Lease pursuant to Section 11.2(a), this Lease shall continue in full force and effect, and there shall be no abatement or reduction of Rent payable hereunder except that Rent shall be equitably reduced for the remainder of the Term so that Tenant shall pay only such portion of Rent as the rental value of the part remaining after such Taking bears to the rental value of the entire Premises immediately prior to such Taking.  Tenant shall make any and all repairs and restorations to the remainder of the Premises to the extent necessary to render the same a complete architectural unit suitable for Tenant’s use.

11.3.                     Compensation.  In the event that all or any portion of the Premises is subject to a Taking, Landlord and Tenant shall cooperate to maximize the amount of the recovery from the condemning authority. If the recovery from the condemning authority is paid into a common fund or paid only to Landlord, such recovery shall be allocated as follows and in the following priority:  (i) so long as no Event of Default shall have occurred and be continuing, to Tenant for the cost of any repairs required pursuant to Section 11.2(b); (ii) to Landlord, that portion allocable to Land which is taken; (iii) to Landlord, that portion allocable to Improvements which are taken; (iv) to Tenant, that portion allocable to Tenant’s Property or Tenant’s relocation and moving expenses; and (v) to Landlord, the balance.  Notwithstanding the foregoing, all proceeds from a temporary Taking shall be (A) paid to Tenant if this Lease is not terminated and (B) equitably allocated between Landlord and Tenant as of the date of termination if this Lease is terminated.  The provisions of this Section shall survive any termination of this Lease pursuant to Sections 11.1 or 11.2(a).

11.4.                     Casualty Damage.

(a)                                  If the Improvements or any portion thereof are damaged or destroyed by fire or other casualty (“Casualty”), and this Lease is not terminated pursuant to Section 11.4(b) below, Tenant shall, at its sole cost and expense, promptly and diligently repair such damage and restore the Improvements as nearly as possible to the condition which existed prior to the occurrence of such Casualty or to any comparable or improved condition consistent with Tenant’s or Franchisor’s then-current store design and this Lease shall remain in full force and effect and Tenant shall continue to pay Rent.  Tenant promptly shall commence and diligently pursue to completion the repair, restoration and replacement of the damaged or destroyed Improvements, due allowance being made for time needed to obtain permits, adjust insurance and for delay on account of events of Force Majeure.  Such repair, restoration and

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replacement shall be performed in accordance with the requirements set out in Section 10.1(b) and in compliance with all applicable laws, legal requirements and Permitted Encumbrances.  Tenant shall be responsible for the repair or replacement of any Tenant’s Property damaged by such Casualty.  As used in this Lease the word “destroyed” shall mean completely destroyed above the foundation, or so substantially damaged as to require demolition to the foundation, or such other severity of damage as may be established or imposed by applicable governmental law or ordinance which, if suffered, would constitute total destruction or require demolition before repair or reconstruction may commence.

(b)                                 If the Improvements or any portion thereof is damaged or destroyed (i) during the last five (5) Lease Years of the Term (or the Term as then extended) to the extent of twenty-five percent (25%) or more of the replacement value thereof (exclusive of the foundation) immediately prior to such Casualty; or (ii) by a cause or peril which is not covered by the property insurance required to be carried pursuant to Section 12.1(b), then Tenant shall have the right to terminate this Lease by giving notice to that effect (“Termination Notice”) to Landlord within sixty (60) days after the occurrence of the Casualty, in which event termination shall be effective as of the date of such Casualty if the Building is destroyed and otherwise as of the date Tenant vacates the Premises following such Casualty.

(c)                                  If this Lease is terminated pursuant to this Section 11.4, Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination, and all proceeds of any property insurance with respect to the Premises (exclusive of Tenant’s Property, which shall be paid to Tenant) shall be paid to Landlord.

12.                               INSURANCE

12.1.                     By Tenant.  Tenant, at its sole cost and expense, shall obtain and maintain (or cause to be obtained and maintained, as the case may be) the following insurance during the Term:

(a)                                  Commercial general public liability insurance with limits of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence, with a commercially reasonable deductible.

(b)                                 All-risk property insurance covering all Improvements constituting part of the Premises, including the Building, all Alterations and other improvements (excluding Tenant’s Property), in an amount not less than one hundred percent (100%) of the replacement cost thereof, including (i) ordinance or law coverage including any amounts necessary to replace the undamaged portion of the Building, to cover cost increases

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arising from changes in building codes or other ordinances or laws and to cover costs of debris removal, and (ii) boiler and machinery coverage, with a commercially reasonable deductible;

(c)                                  Property insurance covering Tenant’s Property in such amounts as Tenant deems necessary or desirable;

(d)                                 A liquor liability policy with limits of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence and Five Million and No/100 Dollars ($5,000,000.00) in the aggregate, with a commercially reasonable deductible;

(e)                                  Workers’ compensation and employer’s liability insurance as required by applicable law;

(f)                                    Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and equipment located within the Improvements;

(g)                                 If any portion of the improvements is located in an area designated by the Federal Emergency Management Association as having special flood and mud slide hazards, flood insurance in the maximum available amount; and

(h)                                 Business interruption insurance which includes amounts sufficient to pay all Base Rent, Additional Rent and other amounts payable hereunder for a period of not less than twelve (12) months.

12.2.                     General Requirements.  All insurance (and renewals thereof) required by this Article shall be issued by responsible insurance carriers authorized to do business in the State in which the Premises is located and having a claims paying ability rating of not less than “A-” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.  Each policy (and any renewal thereof) shall expressly provide that it shall not be cancelled or changed without at least thirty (30) days’ prior written notice to all parties insured or named therein.  The insurance described in Sections 12.1(a) and (d) shall include Landlord and Landlord’s Lender, if any, as additional insureds.  The insurance provided under Sections 12.1(b), (f) and (g) shall name Landlord and each Landlord Lender as a loss payee with respect to any losses, and any proceeds paid to Landlord thereunder shall be held and disbursed by Landlord to fund the repairs performed by Tenant in accordance with the terms of Section 11.4. In the event of any Tenant financing, the interest of Landlord and Landlord’s Lender, if any, under the property insurance described in Sections 12.1(b), (f) and (g) shall be senior to the interest of any Tenant Lender.  Tenant and Tenant’s Lender are entitled to receive the property insurance proceeds allocable to

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Tenant’s Property. All of the insurance required by this Article shall be primary and noncontributing with any insurance which may be carried by the Landlord, shall afford coverage for all claims based on any act, omission, event or condition which occurs or arises during the policy period, and may be obtained by endorsement on blanket policy(ies) of insurance carried and maintained by Tenant.  Upon issuance and each renewal thereof, Tenant shall deliver to Landlord a certificate thereof and reasonable evidence of paid premium, failing which Landlord shall have the right from time to time after no less than ten (10) days’ notice (except that if any insurance required under Section 12.1 has lapsed, no prior notice shall be necessary) to effect such insurance for no more than one (1) year and all premiums paid by Landlord shall be reimbursed by Tenant upon written demand.  Landlord shall have no interest in any insurance proceeds Tenant receives for Tenant’s Property and Landlord shall sign all documents which are necessary or appropriate in connection with the settlement of any claim or loss by Tenant with respect to Tenant’s Property.

12.3.                     Mutual Waiver of Subrogation.  Tenant agrees to have all policies of fire and extended coverage insurance now or hereafter carried by it with respect to the Improvements endorsed with a clause substantially as follows:  “This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for loss occurring to the property described herein.”  The obligation to obtain such an endorsement shall be subject to the availability thereof at commercially reasonable rates.  Landlord and Tenant hereby waive all claims for recovery from each other for any loss or damage to it or any of its property insured under valid and collectible insurance policies to the extent of the proceeds collected under such insurance policies.

13.                               ASSIGNMENT AND SUBLETTING

13.1.                     Consent Required.  Except as provided in Section 13.2 below and Tenant financing pursuant to Article 20 below, Tenant shall not sell, encumber, assign or transfer this Lease or any interest herein, whether directly or by operation of law, nor sublet all or any part of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed so long as, in Landlord’s reasonable determination, such proposed assignee or subtenant is a capable operator of a restaurant facility similar in quality to the Premises and has a financial condition and creditworthiness sufficient to meet the financial obligations of Tenant under this Lease.  With respect to an assignment or subletting for which Landlord’s consent is required, the following provisions shall apply:

(i)                                            there shall be submitted to Landlord current financial information and information regarding the business reputation and experience regarding the proposed assignee/sublessee;

(ii)                                         the business reputation and experience of the proposed assignee or sublessee (or the principals or owners thereof) shall meet or exceed generally acceptable commercial standards for like properties;

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(iii)                                      in the case of an assignment, the proposed assignee shall agree in writing to assume and abide by all terms and provisions of this Lease from and after the date of such assignment; and

(iv)                                     no Event of Default shall have occurred and be continuing.

Landlord agrees to respond within twenty (20) days after receipt of Tenant’s written request for Landlord’s consent (together with the information specified above and other information reasonably requested by Landlord) to a proposed assignment or sublet and submission of the financial information and business qualifications of the proposed assignee/sublessee pursuant to clauses (i) and (ii) above.  Any disapproval shall be explained in writing.  If Landlord fails to respond or responds with a disapproval without an explanation by the expiration of said twenty (20) day period, Tenant may give to Landlord a reminder notice stating that Landlord’s failure to respond within five (5) days after receipt of such reminder notice shall be deemed to constitute Landlord’s approval of the transaction in question, and if Landlord shall fail to respond or explain its disapproval within five (5) days after receipt of such reminder notice, the transaction which is the subject of Tenant’s notice to Landlord shall be deemed approved.  Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting for which Landlord’s consent is required by this Section.

13.2.                     Permitted Transfer.  Tenant shall have the right, without any cost, fee or payment to Landlord (other than as set forth in Section 13.4 below), to sublet any portion of the Premises, or to transfer and assign Tenant’s right, title and interest in this Lease, without Landlord’s prior written consent, to the following persons and entities in the following events (each, a “Permitted Transfer”):  (i) to Franchisor or Franchisor’s affiliate; (ii) a person or entity who is an approved franchisee of Franchisor; (iii) to a parent, subsidiary, affiliate or division of Tenant, Apple American Group LLC (“AAG”) or their respective investors; (iv) to any entity that acquires, by merger, consolidation or otherwise, all or substantially all of the ownership interests in and control of, Tenant or AAG (provided that no Event of Default shall have occurred and be continuing) or of Franchisor; or (v) to any entity that acquires all or substantially all of Tenant’s assets (excluding the Distinctive Property) or AAG’s assets (provided that no Event of Default shall have occurred and be continuing).  A direct or indirect transfer of all or any interest in AAG shall not be deemed a sale, encumbrance, assignment or transfer of this Lease or any interest herein.  A direct or indirect transfer by AAG of all or any interest in Tenant shall not be deemed a sale, encumbrance, assignment or transfer of this Lease or any interest therein.  For purposes of this Section 13.2, references to Tenant, Franchisor and AAG shall be deemed to include their respective successors and assigns.

13.3.                     General Provisions.  In the case of any sublease or assignment of this Lease, Tenant shall submit an executed copy of the sublease or assignment instrument to Landlord.  Notwithstanding anything to the contrary which may be provided in this Lease, (a) the Tenant making any assignment shall be released from any and all liability under this Lease as of the

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effective date of any assignment made pursuant to Section 13.1, and (b) the Tenant making any assignment (and any predecessor Tenant that has not theretofore been released) shall be released as of the effective date of any assignment described in subsections (i), (ii), (iv) and (v) of Section 13.2, provided that the assignee of an assignment or transfer described in subsections (i), (ii) and (v) of Section 13.2 assumes, in writing, all obligations under this Lease from and after the effective date of such assignment.  Landlord shall not be entitled to any monetary consideration in connection with any assignment or sublet, except for reimbursement of reasonable attorneys’ fees and disbursements if and as provided in Section 13.4 below.

13.4.                     Costs and Fees.  Tenant shall not be obligated to reimburse Landlord for any cost, fee or payment incurred by Landlord or Landlord’s Lender in connection with any requests for approval of an assignment of this Lease or any sublease of the Premises other than reasonable costs and expenses incurred by Landlord and Landlord Lender (including, without limitation, reasonable attorneys’ fees and disbursements); provided, however, that if the assigning Tenant is Franchisor, a Franchisor affiliate or an authorized franchisee of Franchisor (other than the originally named Tenant hereunder), no such cost, fee or payment shall be due or payable by such entity.

14.                               INDEMNIFICATION

14.1.                     Indemnification of Landlord.

(a)                                  Tenant agrees to indemnify, defend and hold Landlord Indemnitees harmless from and against any and all claims, demands, actions, liabilities, damages, losses, penalties, fines, costs and expenses, excluding lost profits and consequential damages, but including reasonable attorneys’ fees and disbursements, for any injury to person, or damage to, loss or theft of property on the Premises, or which relates to the use or occupancy thereof by Tenant, or arising from or due to the negligent acts or omissions, willful misconduct, or fraudulent conduct of any Tenant Indemnitees, except if and to the extent due to the negligent act or omission or willful misconduct of any Landlord Indemnitees.

(b)                                 The obligations of Tenant under this Section 14.1 shall survive the termination or expiration of this Lease.

14.2.                     Indemnification of Tenant.

(a)                                  Landlord agrees to indemnify, defend and hold Tenant Indemnitees harmless from and against any and all claims, demands, actions, liabilities, damages, losses, penalties, fines, costs and expenses, excluding lost profits and consequential damages, but including reasonable attorneys’ fees and disbursements, for any injury to person or damage to, loss or theft of property arising from or due to the negligent acts or

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omissions, willful misconduct, or fraudulent conduct of any Landlord Indemnitees, except if and to the extent due to the negligent act or omission or willful misconduct of any Tenant Indemmitees.

(b)                                 The obligations of Landlord under this Section 14.2 shall survive the termination or expiration of this Lease.

15.                               DEFAULT; REMEDIES

15.1.                     Default By Tenant.  Each of the following shall constitute an Event of Default (herein so called) by Tenant under this Lease:

(i)                                            Tenant fails to pay any installment of Rent in full under this Lease within ten (10) days after notice from Landlord that such payment was not received when due;

(ii)                                         Tenant fails to observe or perform any other provision of this Lease required to be observed or performed by Tenant and does not cure such failure within thirty (30) days after notice thereof from Landlord; provided, that if such default is not capable of being cured within thirty (30) days and Tenant promptly commences such cure, said thirty (30) day period shall be extended so long as Tenant diligently and continuously pursues such cure;

(iii)                                      Tenant makes a general assignment for the benefit of creditors;

(iv)                                     A receiver or trustee of Tenant or any of their respective assets is appointed by entry of an order by a court of competent jurisdiction and the same is not vacated, discharged or dismissed within sixty (60) days thereafter;

(v)                                        A petition for relief is filed by Tenant under any bankruptcy or insolvency law seeking a plan of reorganization or arrangement under any law relating to bankruptcy, or any such petition is filed against Tenant and same is not dismissed, discharged or vacated within sixty (60) days thereafter; or

(vi)                                     The interest of Tenant in the Premises is sold under execution or other legal process;

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15.2.                     Landlord’s Remedies.

(a)                                  Upon the occurrence of an Event of Default under Section 15.1, Landlord shall have the following rights and remedies, subject to the rights of Franchisor or Tenant Lender under the provisions of Section 15.3 and Section 20.2:

(i)                                            To terminate this Lease and Tenant’s right of possession of the Premises by giving notice of such election to Tenant, in which event, on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice), Tenant’s right to possession shall terminate and this Lease shall terminate.  Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord may recover from Tenant:  (a) the worth at the time of award of the unpaid Rent which had been earned after termination until the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus (e) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.  The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the prime rate (as defined in Section 23.6).  The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point;

(ii)                                         To terminate Tenant’s right of possession of the Premises without terminating this Lease by giving notice of such election to Tenant, in which event (A) Tenant shall immediately surrender possession thereof to Landlord, failing which Landlord may expel or remove Tenant and any other occupant(s) thereof in accordance with applicable law (“Reentry”), and (B) Landlord shall have the right to occupy the Premises for and on account of Tenant and to collect any unpaid rentals and other charges which have or may thereafter become due and payable;

(iii)                                      To exercise the rights described in clause (ii) above and thereafter elect to terminate this Lease and all of Tenant’s rights in or to the Premises by giving notice of such election to Tenant; or

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(iv)                                     To exercise any other right or remedy now or hereafter existing by law or in equity.

(b)                                 If Landlord reenters the Premises under subsection (a)(ii) above, such reentry or any action, in unlawful detainer or otherwise, to obtain possession of the Premises shall not be deemed to be an election by Landlord to terminate this Lease, or Tenant’s liability to pay Rent or other charges thereafter accruing, or Tenant’s liability for damages under any provisions hereof, unless Landlord elects to terminate this Lease by written notice to that effect given to Tenant.  Tenant covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State in which the Premises is located and the surrender of possession pursuant to such notice shall not be deemed to be a termination of this Lease, unless Landlord elects to the contrary by written notice to that effect given to Tenant at the time of or after the service of any such statutory notice.  If Landlord reenters or takes possession of the Premises as aforesaid, Landlord shall have the right, subject to the provisions of this Lease, including without limitation, the provisions of Section 16.2, to remove therefrom all or any part of the personal property located therein and may dispose of or place the same in storage at a public warehouse at the expense and risk of Tenant; provided, however, that Landlord shall not be obligated to remove and/or dispose of any such personal property.

(c)                                  If Landlord elects to reenter the Premises under subsection (a)(ii) above and takes possession of the Premises, Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages and to relet the Premises for a term, rate and upon such other provisions as Landlord deems appropriate.  If Landlord so reenters and takes possession of the Premises, Landlord may decorate, repair and alter the Premises to the extent Landlord deems appropriate for purposes of such reletting.  If Landlord is unable to so relet the Premises, then Tenant shall pay to Landlord monthly on the first day of each month during the period that Tenant’s right to possession is terminated, a sum equal to the Rent due under this Lease for that month.  If the Premises are relet, Landlord shall apply the rents therefrom first to payment of Landlord’s expenses incurred by reason of Tenant’s default, second, to payment of Landlord’s expenses of reletting, including without limitation, brokerage fees and reasonable attorneys’ fees, and third, to payment of Rent due from Tenant under this Lease.  All sums expended and concessions granted to any new tenant shall be amortized on a straight -line basis over the term of the new lease and Tenant’s liability therefor shall be limited to that portion attributable to the unexpired term of this Lease.  If the sums received from such reletting are insufficient to satisfy the payment of Rent due from Tenant under this Lease for any month, Tenant shall remain liable for the deficiency.  If the sums received from such reletting exceed the Rent otherwise due from Tenant for any month, Tenant shall have no rights thereto except that such excess amounts shall be applied against Rent subsequently due under this Lease.  No such reletting by Landlord shall be considered to be (A) for Landlord’s own account unless and until Landlord notifies Tenant that this Lease has been terminated, and (B) an acceptance of Tenant’s surrender of the Premises unless and until Landlord so notifies Tenant.

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(d)                                 At any time after such termination of this Lease pursuant to Section 15.2(a)(i) or pursuant to law, whether or not Landlord shall have recovered any amounts under Section 15.2(a)(i) or 15.2(c), Landlord, at its option, shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, all reasonable legal fees and other costs and expenses incurred by Landlord as a result of Tenant’s default under this Lease and the exercise of any rights and remedies hereunder.

(e)                                  Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.  No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease.  No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof.  Tenant waives any rights of redemption granted by any laws if Tenant is evicted or dispossessed, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms of this Lease.

15.3.                     Franchisor Rights.

(a)                                  Landlord agrees to send a copy of any notice of default required or permitted to be given to Tenant under this Lease simultaneously to Franchisor at the last address for Franchisor furnished to Landlord by Franchisor in writing; provided, that the failure to send such notice shall not limit Tenant’s default or Landlord’s remedies with respect thereto, or make Landlord liable for any damages. If Franchisor has received timely notice of such default, (provided, that the failure to send such notice shall not limit Tenant’s default or Landlord’s remedies with respect thereto or impose any liability upon Landlord therefor), Landlord agrees and consents to the curing of any default of Tenant hereunder by Franchisor, provided that such cure is made by Franchisor within the time set forth in Section 15.1 for Tenant’s cure (provided, that Franchisor shall have an additional fifteen (15) days to cure a default under Sections 15.1(i)), so long as Franchisor notifies Landlord within the cure periods set forth in such Sections that Franchisor will cure such defaults).  If Franchisor elects to cure any Tenant default hereunder, Franchisor shall give notice to that effect to Landlord and Tenant simultaneously with such cure.

(b)                                 Notwithstanding anything to the contrary stated herein, if an Event of Default has occurred (including the expiration of any applicable cure period) and Landlord intends to terminate the Lease on account thereof, Landlord agrees to give notice thereof to Franchisor (“Termination Notice”), in which event Landlord agrees not to terminate the Lease (as otherwise permitted hereunder) for a period of thirty (30) days, during which time Franchisor shall have the right to lease the Premises upon the same terms and conditions as this Lease, such election to be made by notice to that effect (“Franchisor Notice”) from Franchisor to Landlord prior to the end of said 30-day

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period.  If Franchisor exercises such right by giving the Franchisor Notice to Landlord by the time and in the manner set forth in the immediately preceding sentence, then (i) Franchisor and Landlord shall promptly execute and deliver a written instrument to that effect; (ii) Franchisor shall become the tenant under this Lease with all of the rights and obligations of tenant commencing upon, first accruing and effective only from and after the date of the Franchisor Notice; provided, that Tenant shall not dispute such action by Franchisor and shall acknowledge its approval of such action by Franchisor; (iii) Franchisor shall have no liability, responsibility or obligation to pay or otherwise cure any default of Tenant existing prior the effective date of exercise by Franchisor of its rights in this subsection; provided, that if Franchisor has received notice from Landlord of any Event of Default of Tenant under Sections 15.1(i) Franchisor shall pay any Rent due and payable by Tenant first accruing only after the date Franchisor receives notice of any such Event of Default; and (iv) nothing contained herein shall restrict, limit, terminate, waive or otherwise affect Landlord’s rights against Tenant on account of Tenant’s default.  If Franchisor fails to exercise such right on or before the expiration of said thirty (30) day period, Landlord may pursue any rights and remedies that it may have against Tenant on account of Tenant’s Event of Default hereunder.  Nothing contained in this Section shall be deemed to obligate Franchisor to assume this Lease, to become the tenant hereunder or to take possession of the Premises.

(c)                                  In the event that Franchisor becomes the tenant under this Lease pursuant to the provisions of subsection (b) or an assignment under Section 13.2 above, Franchisor shall have the right at any time thereafter upon prior notice to, but without the prior consent of Landlord, to assign this Lease and all of its right, title and interest as Tenant hereunder to an authorized franchisee of Franchisor.  In the event of such an assignment, Franchisor shall be released from all liabilities and obligations of Tenant first accruing from and after the effective date of said assignment provided that such assignee franchisee assumes in writing the obligations of Tenant under this Lease and a copy thereof is furnished to Landlord.

16.                               SURRENDER OF PREMISES

16.1.                     Condition.  Upon the expiration or earlier termination of this Lease or the termination of Tenant’s right of possession of the Premises only, Tenant shall surrender the Premises to Landlord in a clean, safe, good and tenantable condition, free of debris and with all “grease traps” and similar devices cleaned and in good working condition, ordinary wear and tear and, if this Lease is terminated pursuant to Section 11.4(b), damage by Casualty excepted.  All building apparatus and equipment (other than Tenant’s Property) then located on the Premises and all Alterations and other improvements to the Premises made during the Term, whether by Tenant or others, shall remain on the Premises and shall be considered part of the Premises.  Tenant shall deliver all keys therefor to Landlord at the place then fixed for the payment of Rent and shall make known to Landlord the combination for all locks on safes, cabinets and vaults in the Premises.

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16.2.                     Removal of Tenant’s Property.  Upon the expiration or earlier termination of this Lease or the termination of Tenant’s right of possession of the Premises only, Tenant shall, at its sole cost and expense, for a period of fifteen (15) days thereafter to remove Tenant’s Property, Distinctive Property and the Financed Personalty, respectively, from the Premises, provided that Tenant shall pay to Landlord Rent due under Article 3 hereof for the actual number of days which elapse during such fifteen (15) day period until the Tenant’s Property, Distinctive Property and the Financed Personalty, as applicable, are removed from the Premises.  If and to the extent that Tenant fails to remove any of such property by the expiration of said fifteen (15) day period, Landlord agrees that Tenant Lender, TE Lender and Franchisor each shall have the right for a period of thirty (30) days thereafter to remove the same from the Premises, provided, that Tenant shall pay to Landlord Rent due hereunder for the actual number of days which elapse until Tenant Lender, TE Lender or Franchisor remove the same from the Premises during such thirty (30) day period.  If and to the extent that any such property remains on the Premises on the forty-fifth (45th) day after such termination, the same shall be deemed abandoned, and at Landlord’s option shall become the property of Landlord and may be sold or disposed of as Landlord may determine; provided, however, that Landlord shall not use, suffer or permit the use of any Distinctive Property unless the attributes or features thereof associated with Tenant or Franchisor are removed or obliterated.  Any and all damage to the Building caused by or resulting from the removal of Tenant’s Property, Distinctive Property or Financed Personalty shall promptly be repaired at no cost or expense to Landlord and Tenant shall be liable for such cost and expense unless such repairs are made by Tenant, Franchisor or TE Lender, as the case may be.

17.                               SUBORDINATION AND ATTORNMENT

17.1.                     Subordination.  This Lease and the rights of Tenant hereunder are expressly subject and subordinate to the lien of any mortgage or deed of trust constituting a lien on Landlord’s fee interest in the Premises (“Landlord Mortgage”) and any renewals, extensions, modifications, consolidations and replacements thereof, which now or hereafter affect all or any portion of the Premises (except to the extent that any such instrument expressly provides that this Lease is superior to it); provided that the holder of the Landlord Mortgage (“Landlord Lender”) agrees in writing not to disturb Tenant, Tenant’s right to possession and use of the Premises and Tenant’s rights under this Lease so long as there shall be no Event of Default on behalf of Tenant hereunder.  Tenant agrees to execute and deliver to Landlord and any Landlord Lender at any time and from time to time all such documents reasonably requested by Landlord or Landlord’s Lender, which are reasonably acceptable to Tenant and Tenant’s Lender, to confirm or effect such subordination, including, without limitation, an SNDA substantially in the form attached as Exhibit D or in such other form as reasonably requested by Landlord or Landlord’s Lender; provided that such Landlord Lender agrees to recognize this Lease and the rights of Tenant set forth herein for so long as there shall be no Event of Default on behalf of Tenant hereunder.  Notwithstanding any foreclosure or sale under any Landlord Mortgage (or transfer by deed in lieu thereof), this Lease shall remain in full force and effect in accordance with its terms.  Landlord and any Landlord Lender shall execute within ten (10) days after request any documentation reasonably required by any TE Lender or Tenant Lender, which are reasonably acceptable to Landlord and any Landlord Lender, to confirm the priority of such lender’s interests.  Notwithstanding the provisions of this Section 17.1, the holder of any Landlord Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to

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subordinate and subject the Landlord Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.  Tenant hereby agrees that any Landlord Lender shall not be bound to the terms of any material modification or amendment of this Lease entered into after the date of such Landlord Mortgage, unless such Landlord Lender has consented to such material modification or amendment.  Tenant hereby agrees that after the date of such Landlord Mortgage, Tenant shall not pay to Landlord any installment of Base Rent more than one (1) month in advance of the due date thereof, unless Landlord Lender shall consent to such prepayment.

17.2.                     Attornment.  In the event of the foreclosure of any Landlord Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant will become the tenant of and attorn to and recognize such Landlord Lender or purchaser in foreclosure as Tenant’s landlord under this Lease without change in the provisions of this Lease.  Upon request by such successor in interest, Tenant will execute and deliver an instrument confirming such attornment, which will recognize this Lease and the rights of Tenant set forth herein and shall provide that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease unless there is an Event of Default continuing hereunder and such successor in interest would be entitled to exercise such remedy under Section 15.2 hereof.

18.                               ESTOPPEL CERTIFICATES

18.1.                     Estoppel Certificates.  Within fifteen (15) days after written request from Landlord or Tenant to the other, such other party shall execute and deliver an estoppel certificate signed by an officer of such party and certifying: the Commencement Date and expiration date of the Term; the date to which Rent has been paid; the amount of Rent then being paid; that this Lease is in full force and effect and has not been modified, amended or assigned (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); that to such party’s knowledge there are no defaults by the other party under this Lease, nor to such party’s knowledge any existing condition upon which the giving of notice or lapse of time or both would constitute a default (or, if such exist, stating the nature thereof); that such party has received no notice from any insurance company of any defects or inadequacies of the Premises; that such party has no options or rights other than as set forth in this Lease; and such other factual matters as the requesting party may reasonably request.  Failure to deliver such statement within said fifteen (15) day period shall be conclusive upon the party to whom the request was directed that this Lease is in full force and effect, without modification except as may be represented by the requesting party in the draft estoppel presented, that to such party’s knowledge there are no uncured defaults in the requesting party’s performance, and that all other statements required to be made in the estoppel letter are conclusively made.

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19.                               NOTICES

19.1.                     Notices.  All notices required or permitted to be given under this Lease shall be in writing, may be given by a party or its attorney and shall be deemed given on the date when personally delivered or, if earlier, the next business day if sent by recognized overnight air courier, or two (2) business days (or, if earlier, when actually received) after being deposited in the United States Mail, postage prepaid, properly addressed, certified mail, return receipt requested, as follows:

TO LANDLORD:	At the address set forth in Section 1.2,

With a copy to:	Telephone: ( ) - Telefax: ( ) -

TO TENANT	At the address set forth in Section 1.3, Attention: Chief Financial Officer

With a copy to:	Peter B. Loughman, Esq. 155 North Michigan Avenue, Suite 636 Chicago, Illinois 60601

TO FRANCHISOR:	[Applebee’s Services, Inc. 11201 Renner Boulevard Lenexa, Kansas 66219 Attention: General Counsel]

Each entity or person entitled to receive notice or a copy thereof pursuant to this Lease (“Addressee”) at any time and from time to time may change its address for notice purposes by giving notice of such change to all other Addressees in any manner specified above at least fifteen (15) days before such change of address is to become effective.

20.                               LEASEHOLD FINANCING

20.1.                     Leasehold Financing.  Tenant shall have the right at any time and from time to time during the Term with notice to, but without the consent or approval of Landlord, to grant a mortgage or other security interest (“Leasehold Mortgage”) in Tenant’s interest in this Lease (the leasehold estate created hereby), and all of Tenant’s Property, all upon the condition that all rights acquired under any such Leasehold Mortgage shall be subject to each and all of the covenants, conditions, terms and restrictions set forth in this Lease. Tenant Lender’s foreclosure

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on the Leasehold Mortgage shall not terminate this Lease or affect any of the covenants, conditions, terms and restrictions set forth in this Lease as obligations of Tenant.

20.2.                     Tenant Lender.  If Landlord is provided written notice of a Leasehold Mortgage and the name and address for notice of the holder of a Leasehold Mortgage (the “Tenant Lender”), then the rights of such Tenant Lender shall include the following, which shall be binding on Landlord (and any Landlord Lender).  Upon recordation of the Leasehold Mortgage and for so long thereafter as the Leasehold Mortgage remains unsatisfied:  (i) Landlord agrees to deliver a copy of any notice of default given to Tenant under this Lease simultaneously to Tenant Lender at its last address furnished to Landlord in writing; (ii) Landlord agrees that Tenant Lender shall have the right, but shall not be obligated, to cure any default of Tenant hereunder, provided that such cure is made by Tenant Lender within the time provided to Tenant pursuant to Section 15.1 (provided, that such Tenant Lender shall have an additional fifteen (15) days to cure a default under Sections 15.1(i), so long as Tenant Lender notifies Landlord within the cure periods set forth in such Sections that it will cure such defaults); (iii) if Tenant Lender elects to cure any default of Tenant hereunder, (A) Tenant Lender shall give notice to that effect to Landlord and Tenant simultaneously with such cure, and (B) Landlord consents to and shall accept such cure with the same force and effect as if made by Tenant; (iv) Landlord and Tenant each agree not to cancel or surrender this Lease (other than due to a default by a party which was not cured within the applicable cure period after notice was given to Tenant and Tenant Lender) or materially amend the provisions of this Lease without the prior written consent of Tenant Lender, which consent shall not be unreasonably withheld or delayed; and (v) if Landlord terminates the Lease due to an Event of Default which Tenant Lender is unable to cure (e.g., Tenant bankruptcy), and Tenant Lender elects by written notice to Landlord within forty-five (45) days thereafter to continue this Lease, Landlord agrees to enter into a new lease with Tenant Lender on the same terms and conditions as set forth in this Lease for the balance of the original Term, including any remaining extension options, provided, that the Tenant Lender shall pay to Landlord at the time of the execution and delivery of the new lease all sums which would at the time of the execution and delivery of the new lease be due pursuant to this Lease but for such termination, and shall agree in writing to cure and shall cure all other defaults of Tenant capable of being cured by Tenant Lender then existing under this Lease within a reasonable period of time after entering into such new Lease.  Landlord agrees promptly to execute and deliver such documents as Tenant Lender reasonably may request which are reasonably acceptable to Landlord and any Landlord Lender to evidence the provisions of this Section 20.2, including the Landlord Agreement substantially in the form attached hereto as Exhibit B.

[Insert Restrictive Covenant if Landlord owns additional property surrounding Premises]

21.                               RIGHT OF FIRST REFUSAL TO PURCHASE

If at any time during the Term, Landlord shall receive a bona fide written offer to purchase the Premises or any portion thereof or interest therein from a third party which is not affiliated with Landlord, which offer Landlord is willing to accept (“Outside Contract”), Landlord shall give written notice (“Sale Notice”) thereof, together with a copy of such Outside Contract, to Tenant.  Tenant shall have a right of first refusal (“Refusal Right”) to purchase the

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Premises or portion thereof or interest therein that is the subject of the Outside Contract in accordance with the terms and provisions thereof.  If Tenant desires to exercise the Refusal Right, Tenant shall deliver written notice to that effect to Landlord within five (5) business days after receipt of the Sale Notice (“Refusal Period”).  If Tenant exercises the Refusal Right by the time and in the manner set forth in this subsection, Landlord and Tenant shall promptly execute a contract which includes the same material terms and conditions as the Outside Contract (“Sale Contract”) and Tenant shall deposit when due any earnest money deposit required thereunder.  If Tenant does not execute a Sale Contract within fifteen (15) days after Tenant’s receipt of such Sale Contract from Landlord, signed on behalf of Landlord, or if Tenant defaults in its obligations under such Sale Contract, then Landlord shall be free to consummate the sale pursuant to the Outside Contract (or another contract on substantially similar terms and conditions).

If Tenant does not exercise the Refusal Right by the time and in the manner set forth in subsection (a) above, then (i) the Refusal Right shall remain in full force and effect, but not with respect to the proposed sale pursuant to the Outside Contract, and (ii) Landlord shall be free to consummate the sale pursuant to the Outside Contract.  If within one hundred eighty (180) days after the expiration of the Refusal Period Landlord does not consummate the sale pursuant to the Outside Contract, the Refusal Right shall again be applicable, and Landlord shall not thereafter sell the Premises pursuant to the Outside Contract without first offering Tenant the Refusal Right pursuant to this Section 21.

The rights granted to Tenant under this Section 21 shall not survive the expiration or termination of this Lease.

The provisions of this Section 21 shall not apply and Tenant shall not have any Refusal Right (i) with respect to the sale, conveyance, assignment or other transfer (A) to any person controlling, controlled by, or under common control with Landlord or any of its direct or indirect owners, (B) by gift, descent or devise, or (C) to any sale (or conveyance in lieu thereof) by foreclosure or enforcement of a lien or security interest, or (ii) at any time that an Event of Default has occurred and is continuing.  Any conveyance of the Premises to Tenant pursuant to this Section 21 shall be “as-is” with respect to the physical condition of the Premises.

22.                               INTENTIONALLY OMITTED

23.                               MISCELLANEOUS

23.1.                     Landlord’s Interests.

(a)                                  The term “Landlord” as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises.  In the event of an

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assignment or transfer of this Lease by Landlord for other than security purposes, Landlord shall cause its assignee or transferee to assume the provisions of this Lease and Landlord shall deliver notice of such assignment or transfer and a copy of the effective instrument of transfer to Tenant.  Tenant shall be entitled to continue to pay Rent and give all notices to Landlord until Tenant has received the foregoing from Landlord.  From and after a sale of the Premises, Landlord shall be released from all liability toward Tenant arising from this Lease because of any act, occurrence or omission of Landlord’s successors occurring after the transfer of Landlord’s interest in this Lease, provided Landlord’s purchaser or assignee expressly assumes Landlord’s duties and covenants under this Lease.  Nothing herein shall be deemed to relieve Landlord of any liability for its acts, omissions or obligations occurring or accruing up to and including the date of such transfer.

(b)                                 Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against Landlord’s interest in the Premises and shall not be enforced against Landlord individually or personally.

(c)                                  Landlord shall have the right to sell, assign or transfer its interest in the Premises without any prior notice to or consent of Tenant, subject to compliance with the provisions of Section 21 of this Lease, if applicable.

23.2.                     Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder or any other provision of this Lease, nor shall it affect the application of any provision of this Lease to other persons or circumstances.

23.3.                     Entire Agreement.  This Lease and the Exhibits attached hereto set forth the entire agreement between Landlord and Tenant concerning the Premises and there is no other agreement, oral or written, between them other than this Lease.  This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals and information conveyed, whether orally or in writing, between the parties or their respective representatives.

23.4.                     Time.  Time is of the essence of this Lease and the performance of all obligations under this Lease.

23.5.                     Binding Effect.  This Lease shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and assigns.

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23.6.                     Default Rate.  All amounts owing to one party from the other party under this Lease for which a date of payment is not expressly fixed shall be paid within ten (10) days after the date the party to whom such amount is payable delivers to the other party appropriate statements of account.  As used in this Lease, the words “Default Rate” shall mean interest at the rate of four percent (4%) per annum in excess of the “prime rate” from time to time announced in The Wall Street Journal or if such publication ceases to publish a prime rate then as announced by a comparable publication.  The Default Rate of interest shall be computed from the date on which any payment is due from either party to the other through and including the date paid.

23.7.                     Force Majeure.  Neither Landlord nor Tenant shall be considered in default of any of the terms, covenants and conditions of this Lease on its part to be performed, if it fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, restrictive governmental laws and regulations, riots, insurrections, war, accidents, casualties, acts of God, acts caused directly or indirectly by the other party hereto (or such party’s agent, employees or invitees) or any other cause beyond its control.  A party shall be entitled to an extension of time equal to one (1) day for each day of delay due to force majeure.  The foregoing shall not apply to, excuse or be invoked to justify any delay in the payment of Rent or any other sum of money due from one party payable to the other party.

23.8.                     No Waiver.  No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by such party.

23.9.                     Captions.  The captions and headings in this Lease are inserted only as a matter of convenience and do not define, limit, expand or describe the scope or intent of such provisions.

23.10.              Survival.  The following obligations of Landlord and Tenant shall survive the expiration or earlier termination of this Lease:  (a) any obligation permitted in this Lease to be performed after the end of the Term; (b) any obligation not reasonably susceptible of performance prior to the end of the Term; and (c) any other obligation expressly stated to survive termination.

23.11.              Applicable Law.  This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed by and construed in accordance with the laws and judicial decisions in effect in the State in which the Premises are located.

23.12.              Amendment.  No amendment to the provisions of this Lease shall be effective or enforceable unless made in writing and signed by Landlord and Tenant.

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23.13.              Approvals; Consents.  Every approval and consent provided for in this Lease shall be made in writing.

23.14.              Rights and Remedies.  All rights and remedies granted or referred to in this Lease shall be distinct, separate and cumulative and none shall exclude any other right or remedy of either party set forth in this Lease or available at law or in equity.

23.15.              Holdover.  If Tenant retains possession of the Premises after the expiration of the Term with or without the express written consent of Landlord, Tenant shall be deemed to be occupying the Premises on a month-to-month basis and the monthly Base Rent payable by Tenant for each month of the period of such holding over shall be an amount equal to one hundred fifty percent (150%) of the monthly Base Rent in effect immediately preceding such holdover period; provided, however, that no payment of such increased monthly Rent by Tenant shall be deemed to extend or renew the Term.  In the event that Landlord gives written consent to Tenant to remain in occupancy beyond the expiration of the Term, such occupancy shall be construed to be a renewal of this Lease for a month-to-month tenancy upon all of the terms and conditions set forth in this Lease, except that, unless otherwise provided in Landlord’s consent, monthly Base Rent payable by Tenant for any such period of holdover tenancy shall be at the rate equal to one hundred seven and one-half percent (107.5%) of the monthly Base Rent in effect immediately preceding such holdover period.

23.16.              Memorandum.  Landlord and Tenant agree to complete, execute, deliver and record in the county in which the Premises are located a short form memorandum of this Lease substantially in the form and substance attached hereto as Exhibit C (“Memorandum”).  Tenant shall pay all fees, taxes, costs and expenses to record the Memorandum.

23.17.              No Third-Party Rights.  The terms and provisions of this Lease shall not be deemed to confer any rights upon, nor obligate Landlord or Tenant to, any person or entity other than the parties hereto, except for any Landlord Lender, Tenant Lender, TE Lender and Franchisor if and to the extent specifically provided herein.

23.18.              Landlord and Franchisor Access.  Upon not less than twenty-four (24) hours’ prior notice (except in the case of an emergency), Landlord may enter upon the Premises during Tenant’s non-peak business hours for purposes of inspection and showing the Premises to prospective purchasers or lenders.  When entering the Premises, Landlord, its agents, employees and/or contractors (a) shall identify themselves to Tenant’s personnel immediately upon entering the Premises, and (b) shall not, in any way, materially or unreasonably affect, interrupt or interfere with Tenant’s use, business or operations on the Premises or obstruct the visibility of or access to the Premises.  Landlord and Tenant (i) acknowledge that Franchisor, its personnel and agents have the right to enter upon the Premises for certain purposes under the Franchise Agreement, and (ii) agree not to interfere with or prevent such entry by Franchisor, its personnel and agents.

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23.19.              Due Authority.

(a)                                  Landlord represents and warrants to Tenant as follows:  (i) that Landlord is a limited liability company created, validly existing and in good standing under Delaware law; (ii) that Landlord has full right, power and authority to enter into and to perform its obligations under this Lease and that no consent or approval of any third parties is necessary in order to do so or that all such consents and approvals have been obtained; and (iii) that this Lease, when signed by Landlord, is a legal, valid and binding obligation of Landlord enforceable in accordance with its terms.

(b)                                 Tenant represents and warrants to Landlord as follows:  (i) that Tenant is a limited liability company created, validly existing and in good standing under Delaware law; (ii) that Tenant has full right, power and authority to enter into and to perform its obligations under this Lease and that, except as otherwise specifically provided herein, no consent or approval of any third parties is necessary in order to do so; and (iii) that this Lease, when signed by Tenant, is a legal, valid and binding obligation of Tenant enforceable in accordance with its terms.

23.20.              Relationship of Parties.  Nothing contained in this Lease shall be deemed to constitute a partnership or joint venture between Landlord and Tenant.  The relationship of Landlord and Tenant shall only be deemed to be one of landlord and tenant.

23.21.              Preparation and Signing of Lease.  This Lease has been negotiated and reviewed by Landlord, Tenant and their respective attorneys and/or professional advisors, all of whom intend and believe this Lease to be the product of all of their joint efforts, that it contains the entire agreement between Landlord and Tenant and as such should not and shall not be interpreted or construed in favor of or against either Landlord or Tenant merely because of the efforts of one party or the other in preparing this Lease.  The submission of this Lease for review or execution does not constitute a reservation of or option for the rights conferred herein.  This Lease shall become effective only if and when executed and delivered by both Landlord and Tenant.

23.22.              Broker.  Landlord and Tenant each warrant and represent to the other that it has not dealt with any real estate broker, salesperson or finder in connection with this Lease.  Landlord and Tenant each agree to indemnify, defend and hold the other party harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of its representation and warranty set forth herein.  The terms of this Section 23.22 shall survive the expiration or termination of this Lease.

23.23.              Separability.  Each and every covenant and agreement of Tenant contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement,

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and the breach of any covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same.

23.24.              Multiple Counterparts.  To facilitate execution, this Lease may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Lease to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto.  Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

23.25.              Business Days.  All references to “business days” contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.  In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or such time period shall expire on the next succeeding business day.

23.26.              Interpretation.  When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.  Further, references to “person” or “persons” in this Lease shall mean and include any natural person and any corporation, partnership, joint venture, limited liability company, trust or other entity whatsoever.  As used herein, the term “including” shall mean “including, but not limited to”.

23.27.              No Merger of Title.  There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Premises or any interest in such fee estate or ownership.  No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

23.28                 Multiple Persons or Entities.  In the event that either party shall consist of more than one person or entity, (i) the obligations of such multiple persons or entities shall be joint and several, and (ii) the first notice with respect to a particular matter received by the other party

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from any one of the multiple persons or entities shall be final and binding on both parties, unless the party with multiple persons or entities previously has designated one among them as the representative of all, in which event only a notice from such representative shall be final and binding on both parties.

23.28.              Franchisee Lease Rider.   The parties agree to comply with, and be bound by, the terms and provisions of the Franchisee Lease Rider attached hereto as Exhibit E, which terms and provisions are hereby incorporated into this Lease and made a part hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:	APPLEBEE’S RESTAURANTS NORTH LLC

Date: , 2010	By:
Its:

TENANT:	APPLE LLC, a Delaware limited liability company

Date: , 2010	By:
Lorin M. Cortina,
Executive Vice President

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STATE OF	)
) ss.
COUNTY OF	)

On this       day of       , 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared              , known or identified to me to be the                  of Applebee’s Restaurants North LLC, a Delaware limited liability company (“Company”), the Company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Company for the uses and purposes therein mentioned, and on oath stated that Jeff Greene is authorized to executed said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public in and for said State

Print Name:

My Commission Expires:

STATE OF	)
) ss.
COUNTY OF	)

I,                      , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Lorin M. Cortina, personally known to me to be the Executive Vice President of Apple                 LLC, a Delaware limited liability company (“Company”), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Executive Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this         day of            , 2010.

Notary Public

39

EXHIBIT A

Land Legal Description

Tax Parcel #:

                            Street

                   County

A-1

EXHIBIT A-1

PREMISES SITE PLAN

A-2

EXHIBIT B

LANDLORD AGREEMENT

To:                             Bank of America, N.A., as Agent

Agency Management

Mail Code NC1-001-15-14

101 N. Tryon Street

Charlotte, NC 28255

Attention:  Randy Pino

                               , a                                       (the “Tenant”), is the tenant under that certain lease dated                  ,              , as amended from time to time (“Lease”), with                             , a                            (the “Landlord”), covering certain premises (the “Premises”), as legally described on attached Exhibit A ..  The Landlord is the sole owner of the fee simple interest in the Premises.  The Tenant has certain of its assets located on the Premises.

The Tenant and certain of its affiliates (collectively, the “Borrowers”) have entered into certain financing arrangements with Bank of America, N.A., in its capacity as Agent (in such capacity and together with any successor acting in such capacity under the Credit Agreement, the “Agent”), and the lenders (the “Lenders”) party to the Second Amended and Restated Loan and Security Agreement among the Borrowers, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the “Credit Agreement”).  As a condition to the Lenders’ agreeing to make loans and other financial accommodations and extensions of credit to the Borrowers, the Agent, acting on behalf of the Lenders, requires, among other things, first priority liens on all of the Tenant’s personal property located on the Premises (collectively, the “Collateral”) and that the Tenant grant [a leasehold mortgage] [a leasehold deed of trust] [an assignment of tenant’s interest in the Lease] to the Agent for the benefit of the Lenders and other parties (the “Secured Parties”) covering the leasehold estate created by and under the Lease and Tenant’s interest in the Lease.

In order to induce the Agent and the Lenders (together with their successors and assigns) to enter into said financing arrangements and to make the loans under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             The Landlord hereby consents to the execution, delivery, performance and recordation of [an assignment of lessee’s interest in lease (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment of Lessee’s Interest”)] [a leasehold mortgage] [a leasehold deed of trust] conveying the leasehold estate created by and under the Lease [(as the same may be amended, supplemented or otherwise modified from time to time, the “Leasehold Mortgage”)], and Landlord agrees that the execution, delivery, performance and recordation of [the Assignment of Lessee’s Interest] [the Leasehold Mortgage] will not constitute a breach of or default under the Lease;

2.             The Landlord agrees that the Lease represents the full and complete agreement between the Tenant and the Landlord concerning the Premises and the Landlord hereby agrees not to (i) modify or amend the Lease, (ii) terminate the Lease, or (iii) tender or accept surrender of the Lease, in each case without the prior written consent of Agent;

3.             The Landlord hereby certifies and agrees that:

(a)           The Lease is in full force and effect, all conditions to the commencement of the term of the Lease have been satisfied, and, except as set forth on Exhibit A, there are no amendments, modifications, or supplements, whether oral or written, thereto;

(b)           The Tenant is not in default under the Lease, nor are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by the Tenant;

(c)           The Landlord is not aware of any dispute, action, suit, condemnation proceeding, claim or right of setoff pending or threatened with respect to the Lease or the Premises;

(d)           None of the Collateral shall be deemed to be fixtures;

(e)           The Landlord will not assert against any of the Collateral any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which the Landlord hereby waives.  Without limiting the foregoing, any liens or claims against the Collateral that the Agent or any of the Secured Parties have or may hereafter have pursuant to the Loan Documents are and shall remain superior to any liens or security interests on or claims against the Collateral which the Landlord now has or may hereafter have by virtue of any statute, agreement or otherwise, all of which liens, interests and claims of the Landlord are hereby unconditionally subordinated to the rights of the Agent or any of the Secured Parties with respect to the Collateral (regardless of the existence of or time of filing of any financing statements);

(f)            The Landlord will notify the Agent if the Tenant defaults on its Lease obligations to the Landlord and allow the Agent on behalf of the Secured Parties thirty (30) days from its receipt of notice in which to cure or cause the Tenant to cure any such default under the Lease.  Landlord agrees that in the event such default is of a nature as cannot be cured by Agent within the cure period described above, so long as all delinquent rents have been paid and current rents continue to be paid, Agent shall have an additional period of time as is reasonably necessary to (i) effect the cure of the default, or (ii) exercise its rights and remedies pursuant to [the Assignment of Lessee’s Interest] [the Leasehold Mortgage] and/or to foreclose the security interests in the Lease and the leasehold estates created under the Lease.  Cure of the default by the Agent shall be at Agent’s option and shall have the same effect as if made or performed by Tenant, shall preclude Landlord’s right to terminate the Lease or seek any other remedial action available thereto, pursuant to the Lease or applicable law, and shall keep the Lease in full force and effect.  Any non-curable default, including without limitation a default arising as a result of the bankruptcy or insolvency of the Tenant [or a breach of the continuous operation covenant, if any, contained in the Lease], shall be cured by Agent exercising its rights to acquire the Tenant’s interest in the Lease pursuant to [the Assignment of Tenant’s Interest] [the Leasehold Mortgage] and assumption of Tenant’s obligations under the Lease.  Furthermore, if the Lease terminates before the natural expiration of its term (including any renewal periods exercised by Tenant or Agent), so long as delinquent rents have been paid and current rents continue to be paid, the Landlord shall enter into a new lease of the Premises with the Agent or a Permitted Assignee (as defined in Subsection (l) below) for the unexpired term, including options to renew, on the same terms and conditions set forth in the Lease;

(g)           If, for any reason whatsoever, the Landlord deems itself entitled either to terminate or cancel the Lease or to redeem or take possession of the Premises during the term of the Lease, the Landlord will notify the Agent at least thirty (30) days before taking any such action;

(h)           If the Agent, on behalf of the Secured Parties, undertakes to enforce its security interest in the Collateral and/or to enforce its rights in the Lease and/or to foreclose on the Tenant’s leasehold estate pursuant to [the Assignment of Lessee’s Interest] [the Leasehold Mortgage], the Agent, on behalf of the Secured Parties, may, at its option and by written notice to the Landlord, (i) lease the Premises from the Landlord on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein, and/or (ii) assign its interests in the Lease to, or enter into a sublease with, a Permitted Assignee (and the Agent and the Secured Parties shall be released from all obligations under the Lease upon assignment to a Permitted Assignee, other than for liabilities incurred by Agent or the Secured Parties during any period the Agent was the tenant); and the Landlord shall cooperate with any such enforcement action or foreclosure and shall consent to the assumption of the Lease, the sublet of the Premises and/or the foreclosure sale of the leasehold estate to a Permitted Assignee;

(i)            If any of the Borrowers default on any of their obligations to the Agent or the Secured Parties (including but not limited to a default under the Lease) and the Agent, on behalf of the Secured Parties, undertakes to enforce its security interest in the Collateral, but chooses not to exercise its rights under clause (h) above, the Landlord will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises, will permit the Agent to remain on the Premises for ninety (90) days after the Agent declares the default and/or, at the Agent’s option, will permit the Agent to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after the Agent on behalf of the Secured Parties declares the default, and Landlord will not hinder the Agent’s actions in enforcing its liens on the Collateral provided that in the event Agent chooses to exercise its rights under this Section 3(i), Agent agrees to pay base rent (to the extent not paid by Tenant) until the last day of the month in which Agent completes the removal of Collateral from the Premises;

(j)            In the event that the Tenant shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, the Tenant shall reject the Lease as an executory contract, then upon the request by the Agent, on behalf of the Secured Parties, made within thirty (30) days following such rejection, the Landlord shall enter into a new lease of the

Premises with the Agent or a Permitted Assignee, which new lease shall be for the remaining term of the Lease and shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease);

(k)           The Agent, on behalf of the Secured Parties, shall be entitled to payment of insurance proceeds arising from a casualty up to the value of the leasehold improvements in the event the Premises are not restored or the Lease is terminated prior to the scheduled expiration date of the Lease; and

(l)            For purposes of this Agreement, a “Permitted Assignee” is defined to be one of the following:

(i)            a third party purchaser assignee approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned;

(ii)           a person or entity permitted under Section       of the Lease without the necessity of Landlord’s approval; or

(iii)          a franchisor or franchisee of a nationally recognized casual dining restaurant concept similar to Applebee’s, without the necessity of Landlord’s approval [examples of such restaurant concepts being TGI Fridays, Chili’s, Olive Garden, Macaroni Grill, Ruby Tuesday and O’Charleys].

4.             The Landlord hereby represents and warrants that it has obtained all necessary consents to the execution, delivery, performance and recordation of this agreement.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

The agreements contained herein shall continue in force until the date on which all of the Borrowers’ obligations and liabilities to the Agent and the Secured Parties are paid and satisfied in full and all financing arrangements between the Agent, the Secured Parties and the Borrowers have been terminated.

The Landlord will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement.  This agreement may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Landlord, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Landlord.  The Landlord consents to the recordation of this Agreement.

THE LANDLORD AGREES THAT NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ASSUMPTION BY THE AGENT OR THE

SECURED PARTIES OF ANY OBLIGATIONS OF THE TENANT CONTAINED IN THE LEASE.

IF, AT ANY TIME, THERE IS A CONFLICT BETWEEN ANY PROVISION OF THIS AGREEMENT AND ANY PROVISION OR PROVISIONS OF THE LEASE, THEN SUCH PROVISION OF THIS AGREEMENT SHALL CONTROL AND GOVERN.

THIS AGREEMENT SHALL NOT IMPAIR OR OTHERWISE AFFECT THE TENANT’S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY THE TENANT OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LANDLORD PURSUANT TO THE TERMS OF THE LEASE.

Executed and delivered this          day of                   , 2010.

LANDLORD:

[insert name of Landlord]

By:

Name:

Title:

Address:

TENANT:

[insert name of Tenant]

By:

Name:

Title:

Address:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:

Name:

Title:

Address:
Bank of America, N.A., as Agent
Agency Management
Mail Code NC1-001-15-14
101 N. Tryon Street
Charlotte, NC 28255
Attention: Randy Pino

ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On this              day of                   , 2010, before me, a Notary Public in and for said County and State, personally appeared                   , known to me to be the                  of                  the                  that executed the within instrument and known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within Instrument on behalf of the trust therein named.

IN TESTIMONY WHEREOF, I have hereunto sent my hand and affixed by official seal in the County and State aforesaid, the day and year first above written.

Notary Public, State of
My Commission expires:

STATE OF	)
) ss.
COUNTY OF	)

On this                day of                     , 2010, before me, a Notary Public in and for said County and State, personally appeared                         , known to me to be the                          of                      the                      that executed the within instrument and known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within Instrument on behalf of the                   therein named.

IN TESTIMONY WHEREOF, I have hereunto sent my hand and affixed by official seal in the County and State aforesaid, the day and year first above written.

Notary Public, State of
My Commission expires:

STATE OF	)
) ss.
COUNTY OF	)

On this                   day of                     , 2010, before me, a Notary Public in and for said County and State, personally appeared                     , known to me to be a                 of BANK OF AMERICA, N.A., the                      that executed the within instrument and known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within Instrument on behalf of the trust therein named.

IN TESTIMONY WHEREOF, I have hereunto sent my hand and affixed by official seal in the County and State aforesaid, the day and year first above written.

Notary Public, State of
My Commission expires:

Exhibit A

Premises Legal Description

EXHIBIT C

Memorandum of Lease

THIS MEMORANDUM OF LEASE dated                       , 2010 is made by and between                       , a                     (“Landlord”), and APPLE                 LLC, a Delaware limited liability company (“Tenant”).

Recitals:

A.  Landlord entered into a certain lease dated          , 2010 (the “Lease”) with Tenant covering certain premises located in            ,         County,     as legally described in attached Exhibit A (“Premises”), for the term and upon and subject to the provisions and conditions set forth therein, including options to extend the term, a right of first refusal to purchase the Premises in certain circumstances.

B.  Landlord and Tenant desire to give notice of the Lease and of the terms, conditions and provisions thereof, including the options to extend the term and right of first refusal to purchase.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the provisions of Section 23.16 of the Lease, Landlord and Tenant agree as follows:

1.  Lease Agreement..  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, together with certain rights and appurtenances thereto, upon and subject to the terms and provisions set forth in the Lease.

2.  Term.  The Term of the Lease commenced                  , 2010 and, unless sooner terminated or extended pursuant to the provisions thereof, expires on                  , 2030.

3.  Extension Options.  The Lease grants to Tenant the right and option, subject to certain conditions, to extend the initial Term for two additional periods of five (5) Lease Years each and one additional period of four (4) Lease Years and eleven (11) months.

4.  Right of First Refusal to Purchase.  The Lease grants to Tenant the right of first refusal to purchase the Premises under certain terms and conditions as more fully set forth therein.

[Include express reference to any easements if Premises does not have direct access to public street]

5.  Notice.  The purpose of this Memorandum is to give notice of the Lease and of all the provisions thereof, including the extension options and rights to purchase the premises, to the same extent as if fully set forth herein.  If and to the extent of any conflict between the provisions of the Lease and those set forth in this Memorandum, the provisions of the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this instrument as of the day and year first above written.

LANDLORD:                                     ,

a

By:
Name:
Title:

TENANT:	APPLE LLC,
a Delaware limited liability company

By:
Lorin M. Cortina
Executive Vice President

ACKNOWLEDGMENTS

STATE OF	)
) SS.
COUNTY OF	)

On this     day of              , 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared              , known or identified to me to be the                    of                   , a                          (“Company”), the Company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Company for the uses and purposes therein mentioned, and on oath stated that                  is authorized to executed said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public in and for said State
Print Name:
My Commission Expires:

STATE OF	)
) SS.
COUNTY OF	)

I,                     , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Lorin M. Cortina, personally known to me to be the Executive Vice President of Apple         LLC, a Delaware limited liability company (“Company”), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Executive Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this      day of              , 2010.

Notary Public

EXHIBIT A

Premises Legal Description

EXHIBIT D

Subordination, Non-disturbance and

Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), is made as of                 , 200 , by and among APPLE                 LLC, a Delaware limited liability company (“Tenant”),                       (“Landlord”),                       , a                      (“Lender”) and BANK OF AMERICA, N.A., a national banking association, acting in its capacity as agent as described below (in such agency capacity, together with its successors, the “Agent”).

PRELIMINARY STATEMENT

Landlord (or Landlord’s predecessor-in-interest) and Tenant are parties to a Lease, dated as of                 , 2010 (as the same has been or hereafter may be amended from time to time, the “Lease”), pursuant to which Tenant leases from Landlord certain real property legally described on the attached Exhibit A and certain improvements located thereon (the “Premises”).  The Premises are or will be encumbered by that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing from Landlord in favor of Lender (the “Mortgage”) securing that certain Promissory Note dated on or about the date of this Agreement payable to the order of Lender with respect to the Premises (the “Note”) evidencing the loan by Lender to Landlord (the “Loan”).  Tenant has agreed to recognize the rights of Lender in accordance with the terms and provisions of this Agreement.  Agent is the agent on behalf of certain lenders with respect to financing to be provided by such lenders to Tenant and its affiliates (the “Leasehold Loans”).

AGREEMENT

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

1.             Subordination.  The Lease and the leasehold estate created thereby are hereby declared to be, and hereafter shall continue at all times to be, junior, subject and subordinate, in each and every respect, to the Mortgage, including, without limitation, (i) any and all increases, renewals, modifications, extensions, substitutions, replacements and or consolidations of the Note or the Mortgage and (ii) any future mortgage or encumbrance affecting the Premises held by or made for the benefit of Lender and/or its successors and assigns.  The foregoing subordination is effective and self-operative without the necessity for execution of any further instruments.  At any time at the election of Lender, Lender shall have the right to declare the Lease superior to the lien, provisions, operation and effect of the Mortgage.

2.             Attornment; Nondisturbance.  (a) Notwithstanding the foregoing subordination, if the interest of Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings (judicial or non-judicial) for enforcement of the Mortgage or by reason of a deed in lieu of foreclosure, Tenant shall be bound to the transferee and its successors and assigns (the “Purchaser”) acquiring said interests pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the original landlord under the Lease, and Tenant does hereby attorn to and agree to attorn to the Purchaser, as its landlord, said attornment to be effective and self-operative without the necessity for execution of any further instruments, upon Purchaser succeeding to the interest of the Landlord under the Lease.

(b)  Notwithstanding the provisions of Section 1 and provided that no “Event of Default” under the Lease (“Lease Event of Default”) by Tenant has occurred and is continuing, Purchaser shall be bound to Tenant and its successors and assigns pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option set forth in the Lease, with the same force and effect as if Purchaser were the original landlord under the Lease, and provided that no Lease Event of Default has occurred and is continuing, the Lease shall not be terminated, nor shall Tenant’s use, possession or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with the Mortgage.

3.             Further Acts.  Notwithstanding any provisions contained in Sections 1 and 2 above which state that the attornment and subordination by Tenant to Purchaser are effective and self-operative without the execution of any further instrument, Tenant agrees that, upon reasonable request of Lender and/or Purchaser, it will execute such written agreement as is necessary to evidence and affirm any and all of Tenant’s obligations under this Agreement, and further, Tenant agrees that it will execute from time to time such further assurances and estoppel certificates as may reasonably be requested by Lender and Purchaser, provided that such assurances and estoppel certificates are consistent with the Lease and do not modify or amend the Lease.  Without limiting the generality of the foregoing, if and to the extent that Landlord rejects the Lease in any federal or state proceeding, Tenant will, upon the request of Lender or Purchaser, immediately enter into a new lease directly with the Purchaser on the same terms as the Lease, provided execution of such new lease does not violate any bankruptcy law or related court order.

4.             Limitation.  Neither Lender nor any Purchaser shall be: (a) liable for any act or omission of Landlord or any prior landlord (including the loss or misappropriation of any rental payments or security deposits) except that if such act or omission results in a breach or default of Landlord’s obligations under the Lease that is still outstanding at the time Lender or Purchaser succeeds to title and Lender or Purchaser have received notice of such breach or default, then Lender or Purchaser shall be liable only for such breach or default occurring during the period in which Lender or Purchaser is in title or possession of the Property; (b) subject to any credits, claims, setoffs, offsets or defenses which Tenant may have against Landlord or any prior landlord except as permitted under the Lease and provided Lender or Purchaser has received notice of such credit, claim, setoff, claim, offset or defense; (c) bound by (or responsible for) any advance payment of rent or any other monetary obligations under the Lease to Landlord in excess of one month’s prepayment thereof in the case of rent, or in excess of one periodic payment in advance in the case of any other monetary obligations under the Lease except to the extent that Tenant is required to prepay such sums under the terms of the Lease; (d) bound or liable for any indemnity obligation set forth in the Lease to the extent arising prior to the time Lender or Purchaser succeeds to title; (e) bound by any material amendment or modification of the Lease to which Lender or Purchaser has not consented in writing (which consent shall not be unreasonably withheld, delayed or conditioned), and any attempted material amendment or modification of the Lease without said consent shall be null and void and of no force and effect as between Lender (or Purchaser) and Tenant, and Tenant shall not surrender the Premises without the consent of Lender or Purchaser in writing, and any attempted surrender of the Premises without said consent shall be null and void and of no force and effect; (f) liable for latent and/or patent defects in the construction of the Premises; (g) liable for any breach of any warranty in the Lease by Landlord or a prior landlord; (h) bound by any obligation to repair, replace, rebuild or restore the Premises, or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration except as may be required of the landlord under the Lease; (i) required to remove any person occupying the Premises or any part thereof; or (j) bound by the right of first refusal set forth in the Lease solely in connection with any foreclosure or enforcement of a lien or security interest.  Neither Lender nor any Purchaser shall be liable for any reason for amounts in excess of the value of its interest in the Premises, or for consequential or punitive damages of any kind.

5.             Notice; Cure; Waivers.  Tenant agrees to give prompt written notice to Lender (and to any successor in interest to Lender of which Tenant has been notified) of any default of the Landlord under the Lease if such default is of such a nature as to give Tenant a right to terminate the Lease, reduce rent or to credit or offset any amounts against future rents.  If, within thirty (30) days after receipt of such written notice from Tenant, Lender, at Lender’s sole option, commences to cure a default of Landlord under the Lease that is capable of being cured by Lender, or commences to pursue any other of its remedies under the Mortgage which is deemed by Lender to be a condition precedent to Lender’s ability to cure such default, and thereafter diligently pursues such cure or enforcement of its remedies under the Mortgage as aforesaid to completion, Tenant agrees not to terminate the Lease, reduce rent, credit or offset against future rents, for a period of thirty (30) days or such additional period of time as is reasonably necessary for Lender or Purchaser to cure the default to completion.  As against Lender and its successors in interest, Tenant hereby waives any default by Landlord which is not capable of being cured by Lender.

6.             Payments of Rent to Lender.  Landlord absolutely assigns to Lender all payments of rent as the same are due under the Lease (the “Rent”) and Tenant agrees that, from and after receipt of thirty (30) days prior written notice from Lender (which notice shall not be given unless an Event of Default has and is continuing under the Note or Mortgage), Tenant will pay the Rent directly to Lender until such time as Tenant receives a contrary notice from Lender or, if earlier, until the obligations under the Note have been fully satisfied by Landlord.  All such rental payments received by Lender shall be credited against Landlord’s obligations to Lender.  Landlord, by its execution hereof, agrees that this Agreement does not constitute a waiver by Lender of any of Lender’s rights under the Mortgage and any assignment of leases or rents contained therein, or in a separate instrument or in any way release the Landlord from any of the terms, conditions, obligations, covenants and agreements of the Mortgage.

7.             Certification.  Tenant hereby certifies to and agrees with Lender as follows, with the understanding that Lender is relying on such certifications and agreements in the making of the loan evidenced by the Note and secured by the Mortgage: (a) the Lease is in full force and effect; (b) to the current, actual knowledge of the undersigned, all requirements for the commencement and validity of the Lease have been satisfied; (c) to the current, actual knowledge of the undersigned, Tenant is not in default under the Lease; to the best of Tenant’s knowledge, information and belief, the Landlord is not in default under the Lease; no act, event or condition has occurred, which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; no claim by Tenant of any nature exists against Landlord under the Lease; and all obligations of Landlord have been fully performed; (d) to the current, actual knowledge of the undersigned, there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease; (e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one month in advance except as required by the terms of the Lease; (f) except as set forth in Section 21.1 in the Lease, Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Premises; and (g) the Lease has not been terminated, modified or amended.

8.             Leasehold Loan Provisions.

(a)  Lender hereby consents to the execution, delivery, performance and recordation by Tenant of a leasehold mortgage conveying a lien on Tenant’s leasehold interest in the Lease for the benefit of Agent, acting on behalf of itself and the lenders providing the Leasehold Loans.

(b)  Notwithstanding anything to the contrary contained in this Agreement, in all instances, including, without limitation, in the event of a Lease Event of Default by Tenant under the terms of the Lease, Lender agrees, on behalf of itself and its successors and assigns, including, without limitation, any Purchaser, (i) to be bound by the covenants and agreements of the Landlord set forth in Article 20 of the Lease and the Landlord Agreement between Landlord, Tenant and Agent executed and delivered in relation to the Lease on or about the date hereof, and (ii) to provide such notices and opportunity to cure as set forth in the Lease, to Agent as more particularly set forth therein in the event that Lender has commenced to exercise certain of its rights under the Mortgage, has foreclosed on the Premises or has otherwise taken possession of the Premises.

(c)  If for any reason Lender takes possession of the Premises during the term of the Lease, terminates or cancels the Lease, commences a foreclosure or accepts a deed in lieu of foreclosure, Lender agrees to notify Agent within fifteen (15) days before taking such action.

(d)  Lender further agrees, on behalf of itself and its successors and assigns (including Purchaser), with the Agent, that if a monetary Lease Event of Default under the Lease has occurred, as long as the Agent has cured such monetary Lease Event of Default in accordance with Article 20 of the Lease and the Landlord Agreement, and no monetary Lease Event of Default is continuing as of the date Lender commences foreclosure proceedings or accepts a deed in lieu of foreclosure, or at any time thereafter, no “Event of Default” under the Note or Mortgage, and no proceeding to foreclose the same will disturb the Tenant’s, Agent’s or subsequent assignee’s possession under the Lease, and the Lease will not be affected or cut off thereby.  In such event, the Tenant and/or the Agent (if it has exercised its rights to become the tenant under the Lease), shall attorn to Lender (or Purchaser) and shall be deemed to have assumed all rights and obligations of Tenant under the Lease, and the Lease will be recognized as a direct lease from Lender or Purchaser.

(e)  Lender, on behalf of itself and its successors and assigns, including, without limitation, any Purchaser, hereby waives all rights it may have in and to the “Tenant’s Property” as defined in the Lease; provided that this shall not limit Lender’s right or ability to obtain and enforce a judgment or similar lien against Tenant or any of its other assets.

9.             Governing Law.  For purposes of any action or proceeding arising out of this Agreement, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of                   , and Landlord, Tenant and Lender consent that they may be served with any process or paper by registered mail or by personal service at their respective principal place of business in accordance with applicable law.  Furthermore, Landlord and Tenant waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.  It is the intent of the parties hereto that this Agreement, the subordination of the Lease and the rights and remedies set forth in this Agreement shall be governed by the laws of the State in which the Premises are located.  Nothing contained in this paragraph shall limit or restrict the right of any party to commence any proceeding in the federal or state courts located in the State in which the Premises are located to the extent such party deems such proceeding necessary or advisable to exercise remedies available under this Agreement.

10.           Notices.  All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) express overnight delivery service or (iii) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day, if delivered by express overnight delivery service, or (c) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested.  Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Landlord:

Attention:
Telecopy:

If to Tenant:	Apple LLC
6200 Oak Tree Boulevard, Suite 250
Independence, Ohio 44131
Attention: Chief Financial Officer
Telecopy: (216) 328-1868

If to Lender:

Attention:
Telecopy: ( ) -

If to Agent:	Bank of America, N.A.
Mail Code NC1-001-15-14
101 N. Tyron Street
Charlotte, NC 28255
Attention: Randi Pino

or to such other address or such other person as any party may from time to time hereafter specify to the other parties hereto in a notice delivered in the manner provided above.

11.           Waiver and Amendment; Captions; Severability.  No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought.  Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.  Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.  The provisions of this Agreement shall be deemed severable.  If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

12.           Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages.  LANDLORD, TENANT, AGENT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY HERETO OR ITS RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.  THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.  FURTHERMORE, LANDLORD, TENANT, AGENT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHERS OR ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OF THE OTHERS OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.  THE WAIVER BY LANDLORD, TENANT, AGENT AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

13.           Authority; Successors.  Tenant, Landlord, Agent and Lender covenant and agree that the persons signing on their behalf have full power, authority and authorization to execute this Agreement, without the necessity of any consents, authorizations or approvals, or if such consents, authorizations or approvals are required they have been obtained prior to the execution hereof.  All provisions, covenants and agreements contained in this Agreement shall bind, inure to the benefit of, and equally relate to, Tenant, and its successors and assigns, Landlord, and its successors and assigns, jointly and severally, Agent, its successors and assigns, and Lender, and its successors and assigns, or other holder or holders of the Note, including an endorsee, assignee or pledgee of the Note receiving title thereto by or through Lender, or its successors or assigns.

14.           No Other Agreements; Counterparts.  This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

15.           Lease Provisions  Notwithstanding anything to the contrary contained herein, Lender (and any Purchaser) acknowledge and agree that the provisions of this Agreement are specifically subject to the provisions of Articles 17, 20 and 21 of the Lease and the Landlord Agreement (in the form attached to the Lease).

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.

TENANT:

APPLE LLC, a Delaware limited liability company

By:
Printed Name: Lorin M. Cortina
Title: Executive Vice President

LANDLORD:

By:
Printed Name:
Title:

LENDER:

,
a

By:
Printed Name:
Title:

AGENT:

BANK OF AMERICA, N.A., as Agent, a national banking association

By:
Printed Name:
Title:

EXHIBIT E

APPLEBEE’S RESTAURANTS

FRANCHISEE LEASE RIDER

This Lease Rider (this “Rider”) is executed as of the        day of                     , 2010, by and between                                                  , as landlord (“Landlord”) and                       , as tenant (“Franchisee”), as a Rider to that certain lease for the premises located at                                                                                                                           (the “Premises”), dated as of                                (“the Lease”).  This Rider is hereby incorporated into, and made a part of, the Lease.

WHEREAS, Franchisee has executed or intends to execute a Franchise Agreement (the “Franchise Agreement”) with Applebee’s Franchising LLC, a Delaware limited liability operation of an Applebee’s restaurant (“Restaurant”) at the Premises, and as a requirement thereof, the Lease must include the provisions contained in this Rider; and

WHEREAS, Landlord and Franchisee agree that the terms contained here shall supersede any terms to the contrary set forth in the Lease;

NOW THEREFORE, in consideration of mutual covenants set forth herein, the execution and delivery of the Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Franchisee hereby agree as follows:

1.             The Premises may be used, in addition to any other uses permitted under the Lease, for the operation of an Applebee’s Restaurant, with the sale and service of alcoholic beverages for on premises consumption, and ancillary carry-out food service.  Franchisee may operate Applebee’s Restaurants at any other location without Landlord’s approval.

2.             Franchisor, its personnel or agents, for a period of up to thirty (30) days after the expiration or sooner termination of the Lease or the Franchise Agreement, may enter the Premises for itself or on behalf of Franchisee to de-identify the Premises as a Restaurant, which may include the removal of signs, décor and materials displaying any marks, designs or logos owned by Franchisor, provided Franchisor shall bear the expense of repairing any and all damage to the Premises as a result thereof.

3.             If Franchisee has an obligation to continuously operate its business at the Premises, Franchisee may cease operating for up to sixty (60) days, from time to time, to perform repairs, enchancements or renovations, as required by the Franchise Agreement.

4.             Notwithstanding any provision herein to the contrary, Franchisee shall have the absolute right, whether or not the Franchisee is in default under the Lease, upon ten (10) days prior written notice to Landlord, to sublet, assign or otherwise transfer its interest in the Lease to Franchisor or Franchisor’s affiliate, to any entity with which Franchisor may merge or consolidate, or to any person or entity which is an authorized franchisee or Franchisor operating a minimum of five (5) restaurants (each, a “Permitted Assignee”), without landlord’s consent.  Following such an assignment, a Permitted Assignee also may sublet, assign or otherwise

D-1

transfer its interest in the Lease to another Permitted Assignee without the consent of Landlord.  There will be no fee or expense charged in connection with such transfer.

Landlord and Franchisee acknowledge and agree that a Permitted Assignee will assume all of Franchisee’s obligations under the Lease arising as a result of events, acts or omissions occurring from and after the date of assignment.  In the event that Franchisee is in default of its obligations under the Lease as of the effective date of the assignment to a Permitted Assignee: a) the Permitted Assignee shall be obligated to cure such default, but only to the extent such default accrued not more than thirty (30) days prior to the date Franchisor received notice of such default from Landlord; and b) Landlord may pursue, or continue to pursue, a claim for damages under the Lease against Franchisee, but will have no rights to terminate the lease or to disturb the quiet possession of the Leased Premises by the Permitted Assignee.

5.             Landlord hereby agrees to obtain a non-disturbance agreement for the benefit of Franchisee: a) from the holder of any mortgage/deed of trust as fo the date of this Lease; and b) as a condition to Franchisee’s subordination to any mortgage/deed fo trust granted after the date of the Lease.

6.             Copies of all notices required or permitted by the Lease shall also be sent to Franchisor at 11201 Renner Boulevard, Lenexa, Kansas  66219, Attn: General Counsel, or such other address as Franchisor may locate its Restaurant Support Center, at the same time notice is provided to Franchisee.  Franchisor shall have the right, but not the obligation, upon giving written notice to Franchisee and Landlord, to cure any breach of the Lease.

7.             The parties acknowledge that Franchisor is an intended third party beneficiary of this Rider and has the right to enforce the terms of this Rider as if it was a party hereto.

8.             In the event of any conflict between this Rider and the Lease, the terms of this Rider shall control, and the Lease may not be modified or amended in any manner inconsistent with the terms of this Rider.

LANDLORD:	FRANCHISEE:

By:	By:

Name:	Name:

Title:	Title:

D-2

 General Growth Properties, Inc.

Lease Renewal Proposal

Trade Name (DBA):	Applebee’s	Date: 09/17/10
Location:	Apache Mall
Rochester, MN

Submitted to:	Submitted by:
Susan Archer	Jim Majzan
11 heron Circle	110 N Wacker Drive
Mashpee, MA 02649	Chicago, IL 60606
(508)539-0738	(312) 960-5744
(508)539-6602	(312) 960-5466
jim.majzan@generalgrowth.com

Space Number:	0320
Size of space:	5,148 s.f. (approx.)
Term:	11 yrs, 0 mths commencing January 01, 2011 and ending December 31, 2021

Base Minimum / Percentage Rent:	Dates:	PSF	Annually	Pct	In excess of
	01/01/11 through 12/31/11	$48.00	$247,104.00	5.0%	$3,300,000.00
	01/01/12 through 12/31/12	$48.96	$252,046.08	5.0%	$3,366,000.00
	01/01/13 through 12/31/13	$49.94	$257,087.00	5.0%	$3,433,320.00
	01/01/14 through 12/31/14	$50.94	$262,228.74	5.0%	$3,501,986.00
	01/01/15 through 12/31/15	$51.96	$267,473.31	5.0%	$3,572,025.00
	01/01/16 through 12/31/16	$53.00	$272,822.78	5.0%	$3,643,465.00
	01/01/17 through 12/31/17	$54.06	$278,279.24	5.0%	$3,716,334.00
	01/01/18 through 12/31/18	$55.14	$283,844.82	5.0%	$3,790,660.00
	01/01/19 through 12/31/19	$56.24	$289,521.72	5.0%	$3,866,473.00
	01/01/20 through 12/31/20	$57.36	$295,312.15	5.0%	$3,943,802.00
	01/01/21 through 12/31/21	$58.51	$301,218.39	5.0%	$4,022,678.00

	Real Estate Taxes:	Pro-rata share per existing lease
Utilities -	Electric:	Paid by Tenant
	Trash:	Paid by Tenant
	Water:	Paid by Tenant
HVAC:
	Radius Clause:	Per existing lease
	Permitted Use:	Per existing lease
	Tenant’s Work:	Tenant provide a major remodel to bring the restaurant up to Applebee’s current prototype. Remodel to be completed by the end of the third quarter 2012.
	Term Notes:	Rent for 1/1/2022-6/30/22 grows by 2% ($59.68/sf); breakpoint grows by 2%, 5% pay lease ending
	Exclusive / Rent Reduction:	per attached provision
	Kiosk Restrictions:	N/A
	Other Provisions:	Parking Spaces: Tenant will continue to pay $4995 annually for the four (4) parking spots it controls for carry out parking.

Assignment: Landlord will consent to the assignment of this lease, the license agreement for the 4 parking spaces, the [ILLEGIBLE] mall lease and the knoilwood mall lease to Apple Minnesota LLC if all 63 Minnesota restaurants are sold.

	Tenant Legal Name:	Applebee’s Restaurants north, LLC
	Tenant Entity Status:	L.L.C.
	Tenant Entity State:	Delaware

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Rent Reduction: Notwithstanding anything contained in this Lease to the contrary, so long as Tenant is not in default, beyond any applicable notice and cure period, and is open, operating and engaging in the Exclusive Use (as defined herein), then if Landlord shall lease space in the Shopping Center to a Competing Business (defined below) for the Exclusive Use (as defined below) during the Term, then Tenant’s sole and exclusive remedy shall be the right to reduce its Fixed Minimum Rent, retroactive to the end of the sixty day period by twenty=fie percent (25%) for the period of time the Competing Business engages in the Exclusive Use. In addition, during such time, Percentage Rent shall continue to be payable in the amount by which five percent (5%) of Tenant’s Net Sales exceed the applicable Sales Base multiplied by 75%. This right shall be exercised upon sixty days prior written notice given to Landlord by Tenant. “Exclusive Use” shall mean a sit- down, family themed restaurant serving traditional “American” food ( by way of example Bennigan’s, TGI Fridays, Chili’s)offering a full menu and serves hard liquor. “Competing Business” shall mean a business not affiliated with Tenant which uses its premises in the Shopping Center primarily for the Exclusive Use, excluding:

(a)          any business occupying its premises directly or (as an assignee, sublessee, licensee or concessionaire) indirectly under a lease that was executed prior to the execution of this Lease but is in effect as of the date of this Lease (a “Prior Lease”), a renewal or extension of a Prior Lease, or a new lease that is executed by a business which leased or occupied premises in the Shopping Center directly or indirectly under a Prior Lease whose lease permits such use without amendment or Landlord’s consent;

(b)         a formal, or ‘white tablecloth’ restaurant

(c)          any anchor;

(d)         any business (i) that occupies less than 1,200 square feet of floor area or is a ‘fast food’ or quick service restaurant.

(e)          any restaurant concept which specializes in and primarily serves a single ethnic or regional cuisine such as Thai, Japanese, Chinese, Italian, German, Spanish, Cuban, Portuguese, Middle Eastern, Canadian, Mexican, or any restaurant which specializes in steaks or seafood, or which specializes in ice cream

This Reference Provision 1.28 shall automatically become null and void if:

Tenant is in default under this Lease beyond the expiration of any applicable notice and cure periods; Tenant assigns its rights under this Lease in whole or in part or sublets all or any portion of the Leased Premises other than to an assignee permitted without Landlord’s permission pursuant to ARTICLE 21 of this Lease; or the Leased Premises cease to be used primarily for the Exclusive Use by Tenant.

ENTERPRISE SERVICE ORDER FORM
MegaPath Network Connect	Proposal Date: 9/30/2010
Applebee’s	Expiration Date: 10/30/2010
Minnesota Store Speed Upgrades - Apple American Transistions v.2

Contract Term: 24 months

				NRC			MRC			Totals
					Ethernet			VoIP	VPN-DBU-
Access Solution*	Store # - City, State	Hardware	Qty	Activation	CPE	Pro-Install	Base Fee	CPE Rental	Whitelist	Total NRC	Total MRC
DDSL Up to 1.5/.768 Mb	#61020 - Oak Park Heights, MN	Netopia 3346 + (Existing) Netopia 4686XL	1	$225.00	$199.00	$250.00	$79.20	n/a	$22.00	$674.00	$101.20
DDSL Up to 1.5/.768 Mb	#61023 - Saint Luois Park, MN	Netopia 3346 + (Existing) Netopia 4686XL	1	$225.00	$199.00	$250.00	$79.20	n/a	$22.00	$674.00	$101.20
Business Cable 12.0Mb / 2.0Mb Static	#61003 - Minnetoka, MN	Cable modem + (Existing) Netopia 4686XL	1	$100.00	n/a	$250.00	$118.15	Included	$22.00	$350.00	$140.15
Business Cable 12.0Mb / 2.0Mb Static	#61046 - Blaine, MN	Cable modem + (Existing) Netopia 4686XL	1	$100.00	n/a	$250.00	$118.15	Included	$22.00	$350.00	$140.15
Business Cable 12.0Mb / 2.0Mb Static	#61065 - Woodbury,MN	Cable modem + (Existing) Netopia 4686XL	1	$100.00	n/a	$250.00	$118.15	Included	$22.00	$350.00	$140.15

								Grand Totals:		$2,398.00	$622.85

In the event of a conflict between the terms of this Service Order Form and the Master Services Agreement, the terms, conditions or prices of the Master Service Agreement shall prevail.

MegaPath Inc	Applebee’s
Jason Ricker	John McDermott
Title: Account Manager	Director, Information Technology and Services
Phone: (714) 327-2264	Phone: (913) 890-0403
Fax: (714) 262-4080	Fax: (913) 890-9403
Email: jason.ricker@megapath. com	Email: John.McDermott@dineequity. com

Notes

•                  All hardware costs are taxable.

•                  Quote does not reflect local, state, or federally mandated usage fees and/or taxes.

•                  An average price is used in the pricing table above for any Clear Channel T1 or Expanded Service Area 3 Services. Actual price per circuit is listed in the T1 Charges table attached.

•                  Pre-qualification information contained in this document is based on best available information and is subject to change. Pre-qualification results do not guarantee service availability. If the stipulated access technology is not available, another type of access will be substituted which may result in changes to the quoted MRCs and NRCs. MegaPath commits to making reasonable efforts to find the least expensive access available that meets the customer’s requirements. However, if a change to the access technology results in higher fees, Subscriber understands and agrees that the additional cost will be invoiced accordingly.

•                  Actual shipping costs may vary and will be assessed at the time of shipping.

•                  Regarding DUET service: Early Termination Fee (ETF) is equal to the Monthly Recurring Charge (MRC) times the number of months remaining in the intial circuit term.

BY ACKNOWLEDGING BELOW, OR USING THE SERVICES, CUSTOMER AGREES TO BE BOUND BY THE APPLICABLE TERMS AND CONDITIONS GOVERNING THE SERVICES AS DEFINED IN CUSTOMER’S MASTER SERVICES AGREEMENT.

Customer Signature	MegaPath Signature

Name	Name

Title	Title

Date	Date

1